As filed with the Securities and Exchange Commission on March 15, 2012

Registration No. 333-172353

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Florida	2834	04-3639490
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(813) 864-2554

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samuel S. Duffey, Esq.

Chief Executive Officer, President and General Counsel

Accentia Biopharmaceuticals, Inc.

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

Phone: (813) 864-2554

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

(813) 229-2300

(813) 221-4210—Fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

    Large accelerated filer   ☐     Accelerated filer   ☐

    Non-accelerated filer   ☐     Smaller reporting company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.001 per share, and a Warrant to purchase 0.5 shares of Common Stock	$5,000,000	$573(4)

Common Stock underlying the Units		(3)

Warrants underlying the Units		(3)

Common Stock issuable upon exercise of the Warrants underlying the Units(2)

Placement Agent Warrants

Common Stock issuable upon exercise of the Placement Agent Warrants(2)		(3)

Total	$5,000,000	$573(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable upon the exercise of the warrants registered hereunder and as a result of stock splits, stock dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g).

(4)	A registration fee of $581 was previously paid in connection with the original filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 15, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            Units, Each Consisting of

One Share of Common Stock and

0.5 of a Warrant to Purchase One Share of Common Stock

We are offering up to                  units, each unit consisting of one share of our common stock, par value $0.001 per share, and 0.5 of a warrant to purchase one share of our common stock. Each full warrant entitles its holder to purchase one share of our common stock at an exercise price of $             per share. The units will separate immediately, the common stock and the warrants will be issued separately, and the common stock will trade separately. For a more detailed description of our units, our common stock, and our warrants, see the section entitled “DESCRIPTION OF SECURITIES” beginning on page 150 of this prospectus.

We are not required to sell any specific dollar amount or number of units, but we will use our best efforts to sell all of the units being offered.

Our common stock is currently quoted on the OTCQB under the symbol “ABPI”. We do not intend to apply to list the warrants on any securities exchange or market. On March 14, 2012, the last reported sale price of our common stock on the OTCQB was $0.43 per share.

Investing in the offered securities involves risks. See “RISK FACTORS” beginning on page 8 of this prospectus.

	Per Unit	Total
Price to Public		$5,000,000
Placement Agent’s Fees
Proceeds, Before Expenses, to Accentia Biopharmaceuticals, Inc.

                     has agreed to act as our exclusive placement agent in connection with this offering.              may engage one or more sub placement agents or selected dealers. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of units, but will assist us in this offering on a “best efforts” basis. We have agreed to pay the placement agent a cash fee equal to     % of the gross proceeds of the offering of units by us, as well as “Placement Agent Warrants” to purchase shares of our common stock equal to __% of the aggregate number of units sold in the offering. The Placement Agent Warrants will be substantially on the same terms as the warrants offered hereby, except as required by the Financial Industry Regulatory Authority, Inc. We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $            . Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “PLAN OF DISTRIBUTION” beginning on page 155 of this prospectus for more information regarding this offering and the placement agent arrangements. All costs associated with the offering will be borne by us.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Brokers or dealers effecting transactions in these securities should confirm that the securities are registered under the applicable state law or that an exemption from registration is available.

The date of this prospectus is             , 2012.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. We are not making an offer to sell securities in any state where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.

FOR INVESTORS OUTSIDE THE UNITED STATES: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus and does not contain all of the information you should consider before investing in our securities. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and our consolidated financial statements and related notes.

Overview

Unless the context requires otherwise, as used in this prospectus, the terms “Accentia,” “we,” “us,” “our,” “the Company,” “our company,” and similar references refer to Accentia Biopharmaceuticals, Inc. and its subsidiaries.

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. is a biotechnology company that is developing Cyrevia™ (formerly named, Revimmune™) as a comprehensive system of care for the treatment of autoimmune diseases. We are also developing the SinuNasal™ Lavage System as a medical device for the treatment of chronic sinusitis. Additionally, through our majority-owned subsidiary, Biovest International, Inc. (“Biovest”), we are developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically, follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers, and AutovaxID®, an instrument for the production of a broad range of patient-specific medicines, such as BiovaxID, and potentially for various vaccines, including vaccines for influenza and other contagious diseases.

CYREVIATM (formerly named REVIMMUNETM)

We are developing Cyrevia as a comprehensive system of care for the treatment of various autoimmune diseases. Cyrevia consists of an active drug, Cytoxan® (cyclophosphamide), administered as part of an integrated risk-management system designed to assure its consistent use and minimize the risks of treatment.

As used in Cyrevia, Cytoxan is planned to be administered at a dose of 50 mg/kg, which is a unit of measurement where drug dosage is measured in milligrams based on the patient’s body weight measured in kilograms, delivered in a series of four daily infusions (which is generally referred to as “Pulsed”) corresponding to a total dose of 200 mg/kg. This dose represents an ultra-high dose of Cytoxan, which is generally administered to cancer patients in total doses ranging from approximately 40 to 50 mg/kg or less over a period of two to five days. We refer to the dosing schedule of Cytoxan, as used in Cyrevia, as “High-Dose Pulsed Cytoxan.”

Cyrevia includes a comprehensive risk-management system to restrict the use of High-Dose Pulsed Cytoxan to those patients anticipated to benefit most from the drug and to exclude patients for whom the drug is contraindicated. The risk-management system includes pre- and post-treatment drugs combined with careful monitoring during and after administration of Cytoxan to avoid or minimize infections and other adverse side effects which may result from the therapy. This computerized central risk-management system, which we refer to as “Cyrevia Bolstering Outcomes Of Therapy” or “REBOOTSM”, is intended to assist physicians and other Cyrevia care providers to maintain a consistent risk management approach when administering Cyrevia.

Because Cyrevia represents the repurposing of a drug which is off-patent, we have developed a multi-faceted strategy to seek to maintain and protect our proprietary interests consisting of a combination of patents and non-patent based protection such as exclusive commercial agreements.

We hold the exclusive world-wide rights to commercialize High-Dose Pulsed Cytoxan to treat multiple sclerosis (“MS”) and certain other autoimmune diseases through a sublicense (the “Cyrevia Sublicense”) from Revimmune, LLC, which obtained its rights by license from Johns Hopkins University (“JHU”).

Additionally, we have filed patent applications for our REBOOTSM risk management system and certain screening protocols that maximize the safety and effectiveness of High-Dose Pulsed Cytoxan treatment regimens. Further, we anticipate that our computer software program being developed to implement our REBOOTSM system will be proprietary and protected through trademark and copyright filings.

To further extend our proprietary rights to Cyrevia, we have entered into an agreement with Baxter Healthcare Corporation (“Baxter”), which we believe is the only FDA approved cGMP (“current Good Manufacturing Practice”) manufacturer of injectable cyclophosphamide in the U.S. The agreement gives us the exclusive right to use Baxter’s Drug Master File for Cytoxan, which we believe will facilitate our planned clinical trials and anticipated dealings with the FDA. Additionally, the agreement gives us the exclusive right to purchase Cytoxan from Baxter for the treatment of various autoimmune diseases, including the prevention of graft-versus-host disease (“GVHD”) following bone marrow transplant, MS, systemic sclerosis, and autoimmune hemolytic anemia (“AIHA”).

Additionally, we have been granted Orphan Drug designation by the FDA for Cyrevia for a number of autoumminue diseases providing seven years of market exclusivity in the U.S for those diseases.

BIOVAXID

Through a collaboration with the National Cancer Institute (“NCI”), Biovest has developed a patient-specific cancer vaccine, BiovaxID®, which has demonstrated statistically significant Phase 3 clinical benefit by prolonging disease-free survival in follicular non-Hodgkin’s lymphoma (“FL”) patients treated with BiovaxID.

BiovaxID is characterized as an “active immunotherapy.” Active immunotherapies attempt to stimulate the patient’s immune system to respond to a disease. “Specific active immunotherapies” such as BiovaxID specifically seek to induce cellular and/or humoral immune responses focused on specific antigens present on a diseased cell (such as a tumor cell). As a specific, active immunotherapy, BiovaxID targets only the cancerous B-cells while sparing healthy B-cells. Accordingly, BiovaxID is highly targeted. BiovaxID is manufactured specifically and entirely for each patient and is considered to be a highly “personalized therapy.” If approved, BiovaxID will represent the only specific active immunotherapeutic approved for the treatment of FL and therefore will represent a new class of drugs that provide a new therapeutic option for patients with lymphoma.

INSTRUMENTS AND DISPOSABLES

Biovest sells hollow-fiber perfusion instruments used for the production of significant quantities of cell culture products. This product line includes: (a) AutovaxID®, a fully automated, reusable instrument that employs a fully disposable, closed-system cell-growth chamber incorporating a hollow-fiber cell-growth cartridge, (b) the Primer HF®, a low cost hollow-fiber cell culture system capable of producing small quantities of monoclonal antibody, (c) the miniMax®, an automated cell culture system that provides the flexibility and technology needed to support optimization studies and research scale production of mammalian cell secreted proteins, (d) the Maximizer®, an automated cell culture system that provides maximum flexibility to support optimization studies and pilot scale production of mammalian cell secreted proteins, (e) the Xcellerator™, a self-standing floor system containing an incubator and refrigerator section, control fixtures and pump panel, and (f) the Multi-6™, a low-cost cell culture system capable of simultaneously producing six monoclonal antibodies (or other secreted proteins) at up to 1 gm/month each or a single mAb at up to 6 gm/month.

CELL CULTURE PRODUCTS AND SERVICES

Biovest also manufactures mammalian cell culture products, such as whole cells, recombinant and secreted proteins, and monoclonal antibodies. Additionally, Biovest provides related services as a contract resource to assist customers in developing cell production process protocols, cell line optimization, cell culture production optimization, media evaluation and other related services. This component of Biovest’s business represented approximately $1.3 million (approximately 33%) and $1.2 million (approximately 22%) in revenues for the fiscal years ended September 30, 2011, and 2010 respectively.

SINUNASAL™ LAVAGE SYSTEM

The SinuNasal™ Lavage System (“SinuNasal”) is being developed by us as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis, also sometimes referred to as chronic rhinosinusitis, and upon clearance or approval with the FDA, we intend to market this device under the name SinuNasal. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pendng) to mechanically flush the nasal passages to improve the symptoms of refractory chronic sinusitis patients post-surgery.

CONSULTING SERVICES

On December 15, 2011, we closed on the sale of substantially all of the assets and business of our wholly owned subsidiary, Analytica International, Inc. (“Analytica”), to a third-party for up to $10 million, to be paid in a combination of $4 million in fixed payments and $6 million in contingent payments. Because the sale included the name “Analytica International, Inc.”, we changed the name of our subsidiary from Analytica International, Inc. to Accentia Biotech, Inc. following the sale. From 1997 until December 15, 2011, Analytica provided a broad range of consulting services through its offices in New York and Germany to companies and institutions in the pharmaceutical, biotechnology, and medical markets, including some of the world’s largest pharmaceutical companies. Analytica provided these services to clients throughout the world, and we also utilized these services for our own product development efforts in order to, among other things, evaluate and analyze the market and potential pricing of our product candidates. Analytica’s development and commercialization services included outcomes research on the economic profiles of pharmaceuticals and biologics, pricing and market assessment on these products, and various services designed to expedite clinical trials. We also used these services to evaluate the payor reimbursement prospects of our products and to develop reimbursement strategies.

Chapter 11 Reorganization

On November 10, 2008, we, along with all of our subsidiaries, filed a voluntary petition for reorganization under Chapter 11 in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (Case No. 8:08-bk-17795-KRM). On August 16, 2010, we filed our First Amended Joint Plan of Reorganization, and, on October 25, 2010, we filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On October 27, 2010, the Bankruptcy Court held a confirmation hearing and confirmed the Plan, and, on November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Plan, as modified by the Confirmation Order. We emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010.

Corporate Information

Our principal executive offices are located at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, and our telephone number is (813) 864-2554. Our website is www.accentia.net. Information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

The Offering
Securities Offered	Up to units. Each unit will consist of one share of our common stock and 0.5 of a warrant to purchase one share of our common stock.
Offering Price	$ per unit.
Description of Warrants

The warrants will be exercisable at any time during the period commencing on the date of closing and ending on the fifth anniversary of the closing date at an exercise price of $             per share. See “DESCRIPTION OF SECURITIES” for additional information.

Common Stock Outstanding Prior to the Offering	80,667,286 shares.
Common Stock Outstanding After the Offering	shares.
OTCQB Symbol	“ABPI”
Use of Proceeds

We expect to use the net proceeds of this offering for working capital and other general corporate purposes and to reduce the principal and interest on our indebtedness to our senior lender by $             (which represents 30% of the net proceeds of the offering). See “USE OF PROCEEDS” for additional information.

Risk Factors	See “RISK FACTORS” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the units offered by this prospectus.

The number of shares of our common stock outstanding after the offering is based on 80,667,286 shares outstanding as of February 29, 2012 and excludes:

•	17,030,673 shares of common stock issuable upon the exercise of warrants outstanding as of February 29, 2012, at a weighted average exercise price of $1.18 per share;

•	27,832,431 shares of common stock issuable upon the exercise of options outstanding as of February 29, 2012 at a weighted average exercise price of $0.77 per share;

•	10,411,099 shares of common stock reserved for future grant or issuance as of February 29, 2012 under our 2010 Equity Incentive Plan;

•	shares of common stock underlying the warrants sold in this offering; and

•	shares of common stock underlying the warrants issued to the placement agent in connection with this offering.

Unless otherwise indicated, all information in this prospectus assumes:

•	no person will exercise any outstanding options; and

•	the sale of units at an assumed offering price of $ per unit.

RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below together with the other information included in this prospectus before purchasing our securities in this offering. If any of the possibilities described as risks below actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to Our Business

We have a history of operating losses and expect to incur further losses.

We have never been profitable and have incurred significant losses and cash flow deficits. For the fiscal years ended September 30, 2011 and 2010, we reported net losses of $15.7 million and $48.2 million, respectively, and negative cash flow from operating activities of $6.1 million and $0.4 million, respectively. As of September 30, 2011, we had an aggregate accumulated deficit of $333.9 million. We anticipate that operations may continue to show losses and negative cash flow, particularly with the anticipated expenses associated with the initial clinical trial of Cyrevia™ and Biovest’s efforts to seek regulatory approval for BiovaxID®. There is no assurance that the additional required funds can be obtained on terms acceptable or favorable to us, if at all. The audit opinion issued by our independent auditors with respect to our consolidated financial statements for the 2011 fiscal year indicates that there is substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to receive a similar audit opinion from our independent auditors with respect to our consolidated financial statements for the 2012 fiscal year.

Our ability to achieve and sustain profitability is to a large degree dependent on the success of our development efforts with regard to Cyrevia and the development and commercialization efforts of Biovest with regard to BiovaxID. We may not be successful in our efforts and even if successful, we may not be able to profitably commercialize any of our drug products candidates.

Our independent registered public accountants have expressed substantial doubt as to our ability to continue as a going concern.

As of September 30, 2011, we had a working capital deficit of $28.4 million. The working capital deficit at December 31, 2011 was $56.5 million. We expect to continue to incur substantial net operating losses for the foreseeable future. Continued operating losses would impair our ability to continue operations. We may not be able to generate sufficient product revenue to become profitable on a sustained basis, or at all. We have operating and liquidity concerns due to our significant net losses and negative cash flows from operations. As a result of these and other factors, our independent registered certified public accountants, Cherry, Bekaert, and Holland, L.L.P., have indicated, in their report to our 2011 consolidated financial statements, that there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon generating sufficient cash flow to conduct operations and obtaining additional capital and financing. Any financing activity is likely to result in significant dilution to current shareholders.

Our consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. We incurred net losses of $15.7 million and $48.2 million in 2011 and 2010, respectively. We have also experienced negative cash flows from operations for the past three fiscal years. In addition, our projected cash receipts from operations for fiscal 2012 are anticipated to be insufficient to finance operations without funding from other sources. Historically, we have had difficulty in meeting our cash requirements. There can be no assurances that we will obtain the necessary funding, reduce the level of historical losses and achieve successful commercialization of any of our drug product candidates. Continuation as a going concern is ultimately dependent upon achieving profitable operations and positive operating cash flows sufficient to pay all obligations as they come due.

We will need substantial additional financing but our access to capital funding is uncertain.

We have limited cash or other liquid assets on hand. During prior years, we met our cash requirements through the use of cash on hand, revenue, the sale of common stock, and loans. We have significant outstanding indebtedness which as of December 31, 2011 aggregated approximately $48.1 million of which $32.9 million will be automatically converted into stock at various intervals and approximately $8.7 million that is voluntarily convertible into stock. Some of our debt is secured by our assets and may make procuring additional debt or equity financing more difficult or uncertain. Furthermore, our secured creditors may be able to foreclose on our assets if we are unable to meet our obligations as they become due. We are required by certain loan covenants to allocate 30% of the net proceeds from the sale of our capital stock under certain circumstances to re-pay certain indebtedness which may make future capital raises more difficult.

Our ability to continue present operations is dependent upon our ability to obtain significant external funding when required. Additional sources of funding have not been established; however, we anticipate that in the future we will seek additional financing from a number of sources, including, but not limited to, the sale of equity or debt securities, strategic collaborations, recognized research funding programs and domestic and/or foreign licensing. There can be no assurance that we will be successful in securing needed financing at acceptable terms, if at all. If adequate funds are not available, or if we determine it to otherwise be in our best interests, we may consider additional strategic financing options, including sales of assets or business units that are non-essential to the ongoing development or future commercialization of our drug candidates in development or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts.

If we are successful in procuring additional financing when required it will most likely result in our issuing additional shares and/or rights to acquire shares of our capital stock or in the alternative it may result in our selling shares of our majority-owned subsidiary, Biovest, which we currently own. Accordingly, our access to additional financing when needed is anticipated to be dilutive to existing shareholders.

We are largely dependent on the success of Cyrevia™ and BiovaxID® and we may not be able to successfully commercialize these therapies.

We have expended and will continue to expend significant time, money, and effort on the development of Cyrevia and/or BiovaxID which is owned by our majority owned subsidiary. We will incur significant costs and may never generate significant revenues from commercial sales of these products, if approved. None of these products is approved for marketing in any jurisdiction, and they may never be commercialized. Before we can market and sell these products, we will need to demonstrate in clinical trials that these products are safe and effective and will also need to obtain necessary approvals from the FDA, and similar foreign regulatory agencies.

If we fail to successfully commercialize any or all of these product candidates, we may be unable to generate sufficient revenue to sustain and grow our business, and our business, financial condition, and results of operations will be adversely affected.

If we fail to obtain FDA approval of Cyrevia™, BiovaxID®, SinuNasal™ or any of our future product candidates, we will be unable to commercialize these products.

Development, testing, manufacturing and marketing of pharmaceutical products are subject to extensive regulation by numerous governmental authorities in the U.S. and other countries. The process of obtaining FDA approval of pharmaceutical products is costly and time consuming. Any new pharmaceutical product must undergo rigorous preclinical and clinical testing and an extensive regulatory approval process mandated by the FDA. Such regulatory review includes the determination of manufacturing capability and product performance.

In addition to seeking approval from the FDA for Cyrevia and BiovaxID, we intend to seek the governmental approval required to market our products in the EU, and potentially additional countries and territories. We anticipate commencing the applications required in some or all of these countries simultaneously with or following application for approval by the FDA; however, we may determine to file applications in advance of the FDA approval if we determine such filings to be both time and cost effective. Marketing of our products in these countries, and in most other countries, is not permitted until we have obtained required approvals or exemptions in each individual country.

In addition, patient-specific active immunotherapies such as BiovaxID are complex, and regulatory agencies have limited experience with them. To date, the FDA has only approved for marketing two active immunotherapies for treating cancer. This limited precedent and experience may lengthen the regulatory review process and impede our ability to obtain timely FDA approval for BiovaxID, if at all. Even if BiovaxID is approved by the FDA, the FDA’s limited precedent and experience with respect to a patient-specific active idiotype vaccine may increase our development costs and otherwise delay or prevent commercialization.

Further, we have not commenced any clinical trials in Cyrevia and the development of our product candidates based on Cyrevia should be considered to be in an early stage. The structure, size, design, cost and/or length of future clinical trials in Cyrevia have not been established and remain uncertain.

FDA has ruled that it will regulate SinuNasal™ as a combination product with a drug primary mode of action rather than as a medical device. In the event the company elects to pursue litigation to overturn the FDA’s determination, the outcome is uncertain. If we choose not to litigate, or if we litigate and do not prevail, the FDA’s decision will significantly increase the cost and time needed to bring SinuNasal to market. We may choose to discontinue the effort to market SinuNasal rather than acquiesce in regulation of this product as a drug.

There can be no assurance that the products currently in development, or those products acquired or in-licensed by us, will be approved by the FDA. In addition, there can be no assurance that all necessary approvals will be granted for future products or that FDA review or actions will not involve delays caused by the FDA’s request for additional information or testing that could adversely affect the time to market and sale of the products.

Any delay in any approval or any failure to obtain approval of a product could delay or impair our ability to commercialize that product and to generate revenue, as well as increase costs for that product.

Before regulatory approval can be sought for Cyrevia™ or BiovaxID® we may need to successfully complete clinical trials, outcomes of which are uncertain.

Conducting clinical trials is a lengthy, time-consuming, and expensive process, and the results of these trials are inherently uncertain. The time required to complete necessary clinical trials is often difficult, if not impossible, to predict. Our commencement and rate of completion of clinical trials may be delayed by many factors, including:

•	ineffectiveness of our product candidate or perceptions by physicians that the product candidate is not safe or effective for a particular indication;

•	inability to manufacture sufficient quantities of the product candidate for use in clinical trials;

•	delay or failure in obtaining approval of our clinical trial protocols from the FDA or institutional review boards;

•	slower than expected rate of patient recruitment and enrollment;

•	inability to adequately follow and monitor patients after treatment;

•	difficulty in managing multiple clinical sites;

•	unforeseen safety issues;

•	government or regulatory delays; and

•	clinical trial costs that are greater than we currently anticipate.

Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. Negative or inconclusive results or adverse medical events during a clinical trial could cause us to repeat or terminate a clinical trial or require us to conduct additional trials. We do not know whether our existing or any future clinical trials will demonstrate safety and efficacy sufficiently to result in marketable products. Our clinical trials may be suspended at any time for a variety of reasons, including if the FDA or we believe the patients participating in our trials are exposed to unacceptable health risks or if the FDA finds deficiencies in the conduct of these trials.

Failures or perceived failures in our clinical trials will directly delay our product development and regulatory approval process, damage our business prospects, make it difficult for us to establish collaboration and partnership relationships, and negatively affect our reputation and competitive position in the pharmaceutical community.

We have incurred significant costs in our development efforts to date and may never generate significant revenue from commercial sales of our product candidates, if approved.

We expended significant time and funds to conduct a Phase 3 clinical trial in SinuNase™, a drug candidate to treat a sinus condition. The clinical trial was not considered to be successful, and we are not continuing to develop this drug, although this trial spawned a potential new medical device called SinuNasal™ which could become a marketed product. Nevertheless, we expended significant time and funds in the development of SinuNase. In addition, we will continue to expend significant sums in the development efforts for Cyrevia™ and BiovaxID® . We expect to continue to incur significant operating expenses and capital expenditures as we:

•	conduct clinical trials;

•	conduct research and development on existing and new product candidates;

•	seek regulatory approvals for our product candidates;

•	commercialize our product candidates, if approved;

•	hire additional clinical, scientific, sales and marketing and management personnel; and

•	identify and license additional product candidates.

If product candidates fail in clinical trials or do not gain regulatory approval or gain regulatory approval for more restricted indications than we have anticipated, we may not generate significant revenues from any of our product candidates. In addition, we may continue to experience net losses for the foreseeable future, in which case our accumulated deficit will continue to increase, and we may exhaust our resources and be unable to complete the development of our product candidates. If we are unable to fund the continuing development of our product candidates or if we fail to generate significant revenues from any of our product candidates, you could lose all or part of your investment.

We anticipate that we will need substantial additional funding in the future, and if we are unable to raise capital when needed, we would be forced to delay, reduce, or eliminate our product development programs or commercialization efforts.

Developing biopharmaceutical products, conducting clinical trials, establishing manufacturing capabilities, and marketing developed products is expensive. We anticipate that we will need to raise substantial additional capital in the future in order to complete the commercialization of our product candidates, to continue to pursue the submission of NDAs for our product candidates and to fund the development and commercialization of our specialty pharmaceutical product candidates. Further, we anticipate that Biovest will need to raise substantial additional capital from other sources in order to continue the clinical trials for BiovaxID®. Additional sources of funding have not been established by us or Biovest; however, additional financing is currently being sought from a number of sources, including the sale of Biovest equity or debt securities, strategic collaborations, recognized research funding programs, as well as domestic and/or foreign licensing of BiovaxID.

Based on our current operating plans, we expect that our existing capital and cash flow from operations, together with proceeds of one or more anticipated equity financing transactions, will be sufficient to fund our operations and development activities for a limited period, assuming Biovest receives its own funding. We have received a report from our independent auditors on our consolidated financial statements for our fiscal years ended September 30, 2011 and 2010, in which our auditors have included explanatory paragraphs indicating that our significant net losses and working capital deficiency cause substantial doubt about our ability to continue as a going concern.

We expect to seek additional financing from a number of sources, including but not limited to public or private equity offerings, debt financings, or corporate collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants. If we sell shares of Biovest stock which are currently owned by us, we will reduce our ownership interest in Biovest. As part of prior financings and our Plan of Reorganization, we have granted warrants to purchase an aggregate of up to 14.4 million common stock shares of Biovest owned by us which if fully exercised would provide an aggregate of approximately $21.6 million in additional financing for us. If our Biovest subsidiary raises funds through the issuance of equity securities, our equity interest in Biovest could be substantially diminished. If Biovest raises additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our technologies or our product candidates or grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets or business units that are non-essential to the ongoing development or future commercialization of Cyrevia or BiovaxID, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at this time.

There is a high risk of failure because we are trying to develop both a novel autoimmune disease treatment and a new anti-cancer vaccine.

We are pursuing novel therapeutic treatments, including a new autoimmune disease treatment approach and a patient specific cancer therapy. Commercialization requires governmental approval, establishment of cost effective production capability, distribution capability and market acceptance. Our Cyrevia™ treatment and our BiovaxID® vaccine are subject to all of the risks of failure that are inherent in developing products based on new technologies and the risks associated with drug development generally. These risks include the possibility that:

•	our technology or the product based on our technology will be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals;

•	future products based on our technology will be difficult to manufacture on a large scale or at all or will prove to be uneconomical to produce or market;

•	proprietary rights of third parties will prevent us or our collaborators from marketing products;

•	third parties will market superior or equivalent products;

•	technology advances which render our technology or product outdate or less attractive; and

•	the products will not attain market acceptance.

Drug development, including clinical trials required for governmental approval, is expensive and new drugs have a high risk of failure. Based on results at any stage of development, including later-stage clinical trials and our inability to bear the related costs associated with product development or product production or marketing, we may decide to discontinue development or clinical trial at any time.

Conducting a clinical trial for Cyrevia and preparing for and processing the Biologics License Application (“BLA”) for BiovaxID will be expensive and time consuming. The FDA response to any application is uncertain and the FDA may reject or deny the application, or may impose additional requirements. Such additional requirements may be expensive and/or time consuming, and meeting these additional requirements may be difficult or impossible.

We might be unable to manufacture our drug candidates on a commercial scale even if approved.

Assuming approval of Cyrevia™ and/or BiovaxID®, manufacturing, supply and quality control problems could arise as we, either alone or with subcontractors, attempt to scale-up manufacturing capabilities for products under development. We might be unable to scale-up in a timely manner or at a commercially reasonable cost. Problems could lead to delays or pose a threat to the ultimate commercialization of our product and cause us to fail.

Manufacturing facilities, and those of any future contract manufacturers, are or will be subject to periodic regulatory inspections by the FDA and other federal and state regulatory agencies, and these facilities are subject to Quality System Regulation (“QSR”) requirements of the FDA. If we or our third-party manufacturers fail to maintain facilities in accordance with QSR regulations, other international quality standards, or other regulatory requirements, then the manufacture process could be suspended or terminated, which would harm us.

Because the product development and the regulatory approval process for Cyrevia™ and BiovaxID® will be expensive and its outcome is uncertain, we must incur substantial expenses that might not result in any viable product and the process could take longer than expected.

Regulatory approval of a pharmaceutical product is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of either Cyrevia and/or the BiovaxID vaccine, we must demonstrate to the satisfaction of applicable regulatory agencies that Cyrevia and/or BiovaxID are safe and effective for use in humans. This is expected to result in substantial expense and require significant time.

Historically, the results from pre-clinical testing and early clinical trials often have not been predictive of results obtained in later clinical trials. A number of new drugs have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. In addition, regulatory delays or rejections could be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

Clinical trials conducted by us or by third parties on our behalf might not demonstrate sufficient safety, efficacy or statistical significance to obtain the requisite regulatory approval for our products. Regulatory authorities might not permit us to undertake any additional clinical trials for our product candidates.

We may experience difficulties in manufacturing Cyrevia™ and/or BiovaxID® or in obtaining approval of the change in manufacturing site or process from the FDA or international regulatory agencies, which could prevent or delay us in the commercialization.

Manufacturing an approved drug is complex and requires coordination internally among our employees, as well as, externally with physicians, hospitals and third-party suppliers and carriers. This process involves several risks that may lead to failures or delays in manufacturing Cyrevia and/or BiovaxID, including:

•	difficulties in obtaining adequate tumor samples from physicians;

•

difficulties in timely shipping of tumor samples to us or in the shipping of Cyrevia and/or BiovaxID to the treating physicians due to errors by third-party carriers, transportation restrictions or other reasons;

•	destruction of, or damage to, tumor samples or Cyrevia and/or BiovaxID during the shipping process due to the improper handling by third-party carriers, hospitals, physicians or us;

•	destruction of, or damage to, tumor samples or Cyrevia and/or BiovaxID during storage at our facility; and

•	difficulties in ensuring the availability, quality, and consistency of materials provided by our suppliers.

If we experience any difficulties in manufacturing Cyrevia and/or BiovaxID, commercialization may be delayed, resulting in delays in generating revenue and increased costs.

In addition, because Biovest has relocated the site of the manufacturing process for BiovaxID to Biovest’s Minneapolis (Coon Rapids) facility following the clinical trials, we are required to demonstrate to the FDA that the product developed under new conditions is comparable to the product that was the subject of earlier clinical testing. This requirement applies to the relocation at the Minneapolis (Coon Rapids) facility, as well as future expansion of the manufacturing facility, such as the possible expansion to additional facilities that may be required for successful regulatory approvals or commercialization of the vaccine, resulting in increased costs. There is also a requirement for validation of the manufacturing process for BiovaxID utilizing our AutovaxID® instrument.

A showing of comparability requires data demonstrating that the product is consistent with that produced for the clinical trial and continues to be safe, pure, and potent and may be based on chemical, physical, and biological assays and, in some cases, other non-clinical data. If we demonstrate comparability, additional clinical safety and/or efficacy trials with the new product may not be needed. The FDA will determine if comparability data are sufficient to demonstrate that additional clinical studies are unnecessary. If the FDA requires additional clinical safety or efficacy trials to demonstrate comparability, our clinical trials or FDA approval of Cyrevia and/or BiovaxID may be delayed, which would cause delays in generating revenue and increased costs.

Because we have limited experience, we might be unsuccessful in our efforts to develop, obtain approval for, commercially produce or successfully market Cyrevia™ and/or BiovaxID®.

The extent to which we develop and commercialize Cyrevia and BiovaxID will depend on our ability to:

•	complete required clinical trials;

•	obtain necessary regulatory approvals;

•	establish, or contract for, required manufacturing capacity; and

•	establish, or contract for, sales and marketing resources.

We have limited experience with these activities and might not be successful in the trials, product development or commercialization.

FDA’s determination that SinuNasal™ is to be regulated as a combination product with a drug primary mode of action rather than as a medical device will, if not overturned, adversely affect our ability to commercialize SinuNasal, and may cause us to discontinue the project.

FDA has ruled that it will regulate SinuNasal™ as a combination product with a drug primary mode of action rather than as a medical device. In the event we elect to pursue litigation to overturn the FDA’s determination, the outcome is uncertain. If we choose not to litigate, or if we litigate and do not prevail, the FDA’s decision will significantly increase the cost and time needed to bring SinuNasal to market. We may choose to discontinue the effort to market SinuNasal rather than acquiesce in regulation of this product as a drug.

Competing technologies may adversely affect us.

Biotechnology has experienced, and is expected to continue to experience, rapid and significant change. The use of monoclonal antibodies as initial or induction cancer therapy, and increasingly for maintenance therapy, has become well-established and generally accepted. Products that are well-established or accepted, including monoclonal antibodies such as Rituxan®, including its anticipated pending expanded approval as a NHL maintenance therapy, may constitute significant barriers to market penetration and regulatory approval which may be expensive, difficult or even impossible to overcome. New developments in biotechnological processes are expected to continue at a rapid pace in both industry and academia, and these developments are likely to result in commercial applications competitive with our proposed vaccine. We expect to encounter intense competition from a number of companies that offer products in our targeted application area. We anticipate that our competitors in these areas will consist of both well-established and development-stage companies and will include:

•	healthcare companies;

•	chemical and biotechnology companies;

•	biopharmaceutical companies; and

•	companies developing drug discovery technologies.

The cell culture production and technology business is also intensely competitive and is, in many areas, dominated by large service providers. In many instances, our competitors have substantially greater financial, technical, research and other resources and larger, more established marketing, sales, distribution and service organizations than us. Moreover, these competitors may offer broader product lines and have greater name recognition than us and may offer discounts as a competitive tactic.

Competitors might succeed in developing, marketing, or obtaining FDA approval for technologies, products, or services that are more effective or commercially attractive than those we offer or are developing, or that render our products or services obsolete. As these companies develop their technologies, they might develop proprietary positions, which might prevent us from successfully commercializing products. Also, we might not have the financial resources, technical expertise or marketing, distribution or support capabilities to compete successfully in the future.

Risks related to BiovaxID® (which is being developed by our majority owned subsidiary, Biovest)

Biovest’s clinical trials for BiovaxID® may not be regarded by the FDA or other regulatory authorities as conclusive, and Biovest may decide, or regulators may require Biovest, to conduct additional clinical testing for this product candidate or cease its trials.

In April 2008, Biovest closed its only Phase 3 clinical trial of BiovaxID® with 234 patients enrolled instead of the 563 patients anticipated to be enrolled pursuant to Biovest’s clinical trial protocol. Biovest announced clinical results based upon a relatively smaller number of patients. Additionally, Biovest’s only Phase 3 clinical trial enrolled or randomized patients before their treatment with BiovaxID or control resulting in a significant number of patients being randomized but not treated with either BiovaxID or control because of failure to maintain compliance with protocol requirements including maintenance of complete remission. Biovest does not know if the size or design of its Phase 3 clinical trial or an evaluation, which is limited to only patients that received at least one dose of BiovaxID or control, will be acceptable to the FDA for demonstrating sufficient safety and efficacy required to obtain marketing approval.

While the Phase 3 clinical trial reported clinical benefit for all patients treated with BiovaxID or control that was statistically significant (p-value of 0.045) in patients receiving at least one dose of BiovaxID or control, the results did not achieve “high” statistical significance, which is generally considered to be a p-value of 0.01 or better. While it is not required, it is not uncommon for the FDA to require a second confirming Phase 3 clinical trial when “high” statistical significance has not been demonstrated. The statistical significance of the reported clinical benefit for patients whose tumor and vaccine had an IgM isotype as opposed to an IgG isotype was “highly significant (p-value of 0.002); however, we do not know how this analysis will impact the FDA’s overall review process. Biovest does not know whether its existing or future clinical trials will be considered by the FDA and/or other regulatory authorities to sufficiently demonstrate safety and efficacy to result in marketing approval. Because Biovest’s clinical trials for BiovaxID may be considered to be inconclusive, Biovest may decide, or regulators may require it, to conduct additional clinical and/or preclinical testing for this product candidate or cease Biovest’s clinical trials. If this happens, Biovest may not be able to obtain approval for this product or the anticipated time to market for this product may be substantially delayed, and Biovest may also experience significant additional development costs. Biovest may also be required to undertake additional clinical testing if Biovest changes or expands the indications for its product candidate.

The ongoing detailed analysis being performed in Biovest’s clinical trials for BiovaxID® may produce negative or inconclusive results and may delay Biovest’s efforts to obtain approval for this product.

Biovest is currently engaged in performing detailed analyses of the safety and efficacy data generated by Biovest’s Phase 3 clinical trial of BiovaxID in FL and Biovest’s Phase 2 clinical trial in MCL. Biovest cannot predict with certainty the results of the analyses, and if the results are negative or inconclusive Biovest may decide, or regulators may require it, to conduct additional clinical and/or preclinical testing for this product candidate or cease Biovest’s clinical trials. If this happens, Biovest may not be able to obtain approval for BiovaxID for FL, MCL or both, or the anticipated time to market for this product may be substantially delayed, and Biovest may also experience significant additional development costs.

The clinical trials for BiovaxID® have demonstrated that certain side effects may be associated with this treatment and ongoing or future clinical trials may reveal additional unexpected or unanticipated side effects.

Biovest cannot guarantee that its current or future trials for BiovaxID will not demonstrate additional adverse side effects that may delay or even preclude regulatory approval. Even if BiovaxID receives regulatory approval, if Biovest or others identify previously unknown side effects following approval, regulatory approval could be withdrawn and sales of BiovaxID could be significantly reduced.

Inability to obtain regulatory approval for Biovest’s BiovaxID® manufacturing facility or to manufacture on a commercial scale may delay or disrupt our commercialization efforts.

Before Biovest can obtain FDA approval for any new drug, the manufacturing facility for the drug must be inspected and approved by the FDA. Biovest plans to establish a dedicated BiovaxID manufacturing facility within our existing Minnesota (Coon Rapids) leasehold space. Therefore, before Biovest can obtain the FDA approval necessary to allow it to begin commercially manufacturing BiovaxID, Biovest must pass a pre-approval inspection of its BiovaxID manufacturing facility by the FDA. In order to obtain approval, Biovest will need to ensure that all of its processes, methods, and equipment are compliant with the cGMP, and perform extensive audits of vendors, contract laboratories, and suppliers. The cGMP requirements govern quality control of the manufacturing process and documentation policies and procedures. Biovest has undertaken steps towards achieving compliance with these regulatory requirements required for commercialization. In complying with cGMP, Biovest will be obligated to expend time, money, and effort in production, record keeping, and quality control to assure that the product meets applicable specifications and other requirements. If Biovest fails to comply with these requirements, Biovest could experience product liability claims from patients receiving its vaccines, Biovest might be subject to possible regulatory action and Biovest may be limited in the jurisdictions in which Biovest are permitted to sell BiovaxID.

In order to commercialize BiovaxID, Biovest will need to develop and qualify one or more additional manufacturing facilities. Preparing a facility for commercial manufacturing may involve unanticipated delays, and the costs of complying with state, local, and FDA regulations may be higher than Biovest anticipated. In addition, any material changes Biovest makes to the manufacturing process may require approval by the FDA and state or foreign regulatory authorities. Obtaining these approvals is a lengthy, involved process, and Biovest may experience delays. Such delays could increase costs and adversely affect its business. In general, the FDA views cGMP standards as being more rigorously applied as products move forward in development and commercialization. In seeking to comply with these standards, Biovest may encounter problems with, among other things, controlling costs and quality control and assurance. It may be difficult to maintain compliance with cGMP standards as the development and commercialization of BiovaxID progresses, if it progresses.

Biovest and its products are subject to comprehensive regulation by the FDA in the U.S. and by comparable authorities in other countries. These national agencies and other federal, state and local entities regulate, among other things, the preclinical and clinical testing, safety, approval, manufacture, labeling, marketing, export, storage, record keeping, advertising and promotion of Biovest’s products. If Biovest violates regulatory requirements at any stage, whether before or after marketing approval is obtained, Biovest may be subject to forced removal of a product from the market, product seizure, civil and criminal penalties and other adverse consequences.

The NCI is not precluded from working with other companies on developing products that are competitive with BiovaxID®.

Biovest’s BiovaxID vaccine is based on research and studies conducted at Stanford University (“Stanford”) and the NCI. The concept of producing a patient-specific anti-cancer vaccine through the hybridoma method from a patient’s own cancer cells has been discussed in a variety of publications over a period of many years, and, accordingly, the general method and concept of such a vaccine is not eligible to be patented by us, the NCI, or any other party. Until November 2006, Biovest was a party to CRADA, with the NCI for the development of a hybridoma-based patient-specific idiotypic vaccine for the treatment of indolent FL. Biovest gave notice of termination of the CRADA in September 2006. Although the NCI transferred sponsorship of the IND for BiovaxID to Biovest in 2004, and although there are certain confidentiality protections for information generated pursuant to the CRADA, the CRADA does not prevent the NCI from working with other companies on other hybridoma-based idiotypic vaccines for indolent FL or other forms of cancer, and the NCI or its future partners may be able to utilize certain technology developed under Biovest’s prior CRADA. If the NCI chooses to work with other companies in connection with the development of such a vaccine, such other companies may also develop technology and know-how that may ultimately enable such companies to develop products that compete with BiovaxID. Additionally, through their partnership with the NCI, these companies could develop immunotherapies for other forms of cancer that may serve as barriers to any future products that we may develop for such indications.

Biovest is not able to prevent third parties, including potential competitors, from developing and selling an anti-cancer vaccine for NHL having the same composition of matter as BiovaxID®.

Biovest’s BiovaxID vaccine is based on research and studies conducted at Stanford and the NCI. As a result of published studies, the concept of the vaccine and its composition of matter are in the public domain and cannot be patented by Biovest, the NCI, or any other party. Biovest has filed a PCT patent application on the type of cell media that is used to grow cell cultures in the production of our vaccine, and Biovest has filed a PCT patent application on certain features of the integrated production and purification system used to produce and purify the vaccine in an automated closed system. Biovest has obtained an exclusive world-wide license for use of a proprietary cell line which it uses to manufacture BiovaxID, but Biovest cannot be certain that it will be successful in preventing others from utilizing this cell line or will be able to maintain and enforce the exclusive license in all jurisdictions. Biovest cannot prevent other companies using different manufacturing processes from developing active immunotherapies that directly compete with BiovaxID.

Several companies, such as Genentech, Inc., Corixa Corporation, Biogen Idec, and Immunomedics, Inc., are involved in the development of passive immunotherapies for NHL. These passive immunotherapies include Rituxan®, a monoclonal antibody, and Zevalin® and Bexxar®, which are passive radioimmunotherapy products. Passive immunotherapies, particularly the monoclonal antibody Rituxan, are well accepted and established in the treatment of NHL and as such will impact both regulatory considerations and market penetration.

Risks Related to Our Industry

If we acquire other complementary technologies or companies, our financial performance could suffer, and such acquisitions involve a number of risks.

We may from time to time actively seek to identify and acquire companies, technologies, or pharmaceutical products with attributes complementary to our products and services. Acquisitions that we make may involve numerous risks, including:

•	diverting management’s attention from other business concerns;

•	being unable to maintain uniform standards, controls, procedures, and policies;

•	entering markets in which we have no direct prior experience;

•	improperly evaluating new services and technologies or otherwise being unable to fully exploit the anticipated opportunity; and

•	being unable to successfully integrate the acquisition.

Any of the factors listed above would adversely affect our results of operations.

Our proprietary rights may not adequately protect our technologies and product candidates.

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our technologies and product candidates as well as successfully defending these patents against third-party challenges. We will only be able to protect our technologies and product candidates from unauthorized use by third parties to the extent that valid and enforceable patents or trade secrets cover them. Furthermore, the degree of future protection of our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage.

For Cyrevia™, we have published patent applications, as well as additional patent protection. For BiovaxID®, Biovest holds the patent relating to the method of producing BiovaxID and Biovest has filed additional patent applications for BiovaxID. There are filed patent applications for AutovaxID® as well.

The patent positions of life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the U.S. The patent situation outside the U.S. is even more uncertain. Changes in either the patent laws or in interpretations of patent laws in the U.S. or other countries may diminish the value of our intellectual property. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. For example:

•	we or our licensors might not have been the first to make the inventions covered by each of our pending patent applications and issued patents;

•	we or our licensors might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative technologies or duplicate any of our technologies;

•	it is possible that none of our pending patent applications or the pending patent applications of our licensors will result in issued patents;

•

our issued patents and issued patents of our licensors may not provide a basis for commercially viable products, or may not provide us with any competitive advantages, or may be challenged and invalidated by third parties;

•	we may not develop additional proprietary technologies or product candidates that are patentable; or

•	the patents of others may have an adverse effect on our business.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our or our strategic partners’ employees, consultants, contractors, or scientific and other advisors may unintentionally or willfully disclose our information to competitors. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. In addition, courts outside the U.S. are sometimes less willing to protect trade secrets. Moreover, if our competitors independently develop equivalent knowledge, methods, and know-how, it will be more difficult for us to enforce our patent rights and our business could be harmed.

If we are not able to defend the patent or trade secret protection position of our technologies and product candidates, then we will not be able to exclude competitors from developing or marketing competing products, and we may not generate enough revenue from product sales to justify the cost of development of our products and to achieve or maintain profitability.

If we are sued for infringing intellectual property rights of third parties, such litigation will be costly and time consuming, and an unfavorable outcome would have a significant adverse effect on our business.

Our ability to commercialize our products depends on our ability to sell such products without infringing the patents or other proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending applications, which are owned by third parties, exist in the various areas in which we have products or are seeking to create products, including patents relating to specific antifungal formulations and methods of using the formulations to treat infections, as well as patents relating to serum-based vaccines and methods for detection of lymphoma. The interpretation of patent claims is complex and uncertain. The legal standards governing claim interpretations are evolving and changing. Thus, any significant changes in the legal standards would impact the way that we interpret the claims of third-party patents in our product areas. In addition, because patent applications can take several years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our product candidates may infringe. There could also be existing patents of which we are not aware that our product candidates may inadvertently infringe.

If a third party claims that we infringe on their patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•

infringement and other intellectual property claims which, with or without merit, can be costly and time consuming to litigate and can delay the regulatory approval process and divert management’s attention from our core business strategy;

•	substantial damages for past infringement which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights;

•	a court prohibiting us from selling or licensing our products or technologies unless the holder licenses the patent or other proprietary rights to us, which it is not required to do;

•	if a license is available from a holder, we may have to pay substantial royalties or grant cross licenses to our patents or other proprietary rights; and

•	redesigning our process so that it does not infringe, which may not be possible or may require substantial time and expense.

Such actions could harm our competitive position and our ability to generate revenue and could result in increased costs.

We currently depend on sole-source suppliers for cyclophosphamide, the primary agent utilized in Cyrevia™ treatment, and for KLH, a critical raw material used in the manufacture of BiovaxID®, and physicians who administer BiovaxID depend on a sole-source supplier for GM-CSF, an immune system stimulant administered with BiovaxID.

We currently depend on single source suppliers for critical raw materials used in Cyrevia, BiovaxID and other components used in the manufacturing process and required for the administration of BiovaxID. In particular, the Cyrevia treatment consists of high-dose pulsed cyclophosphamide. Baxter is the exclusive supplier of injectable cyclophosphamide in the U.S. Therefore, we have entered into an agreement with Baxter, which we believe is the only cGMP enforced in the U.S. by the FDA manufacturer of injectable/infusion cyclophosphamide (under the brand name Cytoxan®) used in the U.S. as referenced in the FDA Orange Book. The Baxter agreement grants our Company the exclusive right to use Baxter’s Drug Master File for Cytoxan, which we believe will advance our planned clinical trials and anticipated communications with the FDA. Additionally, the Baxter agreement grants to our Company the exclusive right to purchase Cytoxan from Baxter for the treatment of various autoimmune diseases including autoimmune hemolytic anemia, multiple sclerosis, systemic sclerosis and the prevention of graft-versus-host disease following bone marrow transplant.

In addition, the manufacturing of BiovaxID requires KLH, a foreign carrier protein. Biovest purchases KLH from BioSyn Arzneimittel GmbH (“BioSyn”). Biovest has entered into a supply agreement with BioSyn, pursuant to which BioSyn has agreed to supply Biovest with KLH. The supply agreement has an initial term of three years and is renewable for indefinite additional terms of five years each at our discretion, so long as we are not in default of our obligations pursuant to this agreement. Either party may terminate the supply agreement earlier upon a breach that is not cured within 60 days or other events relating to insolvency or bankruptcy. Under this agreement, BioSyn is not contractually obligated to supply Biovest with the amounts of KLH required for commercialization. Biovest has become aware of additional suppliers who now market KLH, but Biovest has not yet established a relationship with these suppliers and has not performed testing to insure that the KLH supplied by them is suitable for use in the BiovaxID production process.

When BiovaxID is administered, the administering physician uses a cytokine to enhance the patient’s immune response, and this cytokine is administered concurrently with BiovaxID. The cytokine used by physicians for this purpose is Leukine® sargramostim, a commercially available recombinant human granulocyte-macrophage colony stimulating factor known as GM-CSF. GM-CSF is a substance that is purchased by the administering physician and is administered with an antigen to enhance or increase the immune response to that antigen. The physicians who administer BiovaxID will rely on Berlex Inc. (“Berlex”) as a supplier of GM-CSF, and these physicians will generally not have the benefit of a long-term supply contract with Berlex. GM-CSF is not commercially available from other sources in the U.S. or Canada.

Establishing additional or replacement suppliers for these materials or components may take a substantial amount of time. In addition, we may have difficulty obtaining similar components from other suppliers that are acceptable to the FDA. If we have to switch to different replacement suppliers, we may face additional regulatory delays and the manufacture and delivery of Cyrevia™ and/or BiovaxID, or any other immunotherapies that we may develop, could be interrupted for an extended period of time, which may delay completion of our commercialization of Cyrevia and/or BiovaxID. If we are unable to obtain adequate amounts of these components, our commercialization will be delayed. In addition, we will be required to obtain regulatory clearance from the FDA to use different components that may not be as safe or as effective. As a result, regulatory approval of BiovaxID may not be received at all. All these delays could cause delays in commercialization of BiovaxID, delays in our ability to generate revenue from Cyrevia and/or BiovaxID, and increased costs.

The market may not be receptive to our products upon their introduction.

The biopharmaceutical products that we may develop may not achieve market acceptance among physicians, patients, health care payors, and the medical community. The degree of market acceptance will depend upon a number of factors, including

•	the receipt of regulatory approvals;

•	limited indications of regulatory approvals;

•	the establishment and demonstration in the medical community of the clinical efficacy and safety of our products and their potential advantages over existing treatment methods;

•	the prices of such products;

•	reimbursement policies of government and third-party payors;

•	market acceptance of patient-specific active immunotherapies, in the case of BiovaxID®;

•	the prevalence and severity of any side effects;

•	potential advantages over alternative treatments;

•	ability to produce our products at a competitive price;

•	stocking and distribution;

•	relative convenience and ease of administration;

•	the strength of marketing and distribution support; and

•	sufficient third-party coverage or reimbursement.

The failure of our product pipeline to gain market acceptance could impair our ability to generate revenue, which could have a material adverse effect on our future business, financial condition and results of operations.

Our competitors may develop products that are less expensive, safer, or more effective, which may diminish or eliminate the commercial success of any future products that we may commercialize.

We compete with several biopharmaceutical companies, and our competitors may:

•	develop product candidates and market products that are less expensive or more effective than our future products;

•	commercialize competing products before we or our partners can launch any products developed from our product candidates;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled scientific workers from the limited pool of available talent;

•	more effectively negotiate third-party licenses and strategic relationships; and

•	take advantage of acquisition or other opportunities more readily than we can.

We will compete for market share against large pharmaceutical and biotechnology companies and smaller companies that are collaborating with larger pharmaceutical companies, new companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors, either alone or together with their partners, may develop new product candidates that will compete with ours, and these competitors may, and in certain cases do, operate larger research and development programs or have substantially greater financial resources than we do.

If our competitors market products that are less expensive, safer or more effective than our potential products, or that reach the market sooner than our potential products, we may not achieve commercial success. In addition, the life sciences industry is characterized by rapid technological change. Because our research approach integrates many technologies, it may be difficult for us to stay abreast of the rapid changes in each technology. If we fail to stay at the forefront of technological change, we may be unable to compete effectively. Our competitors may render our technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages in our drug discovery process that we believe we derive from our research approach and proprietary technologies.

If we fail to comply with extensive regulations enforced by the FDA, EMA, and other agencies, the sale of our product candidates would be prevented or delayed.

Research, pre-clinical development, clinical trials, manufacturing, and marketing of our products are subject to extensive regulation by various government authorities. We have not received marketing approval for Cyrevia™ and/or BiovaxID®. The process of obtaining FDA, EMA, and other required regulatory approvals is lengthy and expensive, and the time required for such approvals is uncertain. The approval process is affected by such factors as

•	the severity of the disease;

•	the quality of submission;

•	the clinical efficacy and safety;

•	the strength of the chemistry and manufacturing control of the process;

•	the manufacturing facility compliance;

•	the availability of alternative treatments;

•	the risks and benefits demonstrated in clinical trials; and

•	the patent status and marketing exclusivity rights of certain innovative products.

Any regulatory approvals that we or our partners receive for our product candidates may also be subject to limitations on the indicated uses for which the drug may be marketed or contain requirements for potentially costly post-marketing follow-up studies. The subsequent discovery of previously unknown problems with the drug, including adverse events of unanticipated severity or frequency, may result in restrictions on the marketing of the drug, and could include withdrawal of the drug from the market.

Our U.S. manufacturing, labeling, storage, and distribution activities also are subject to strict regulation and licensing by the FDA. Our biopharmaceutical manufacturing facilities are subject to periodic inspection by the FDA, the EMA, and other regulatory authorities and from time to time, we may receive notices of deficiencies from these agencies as a result of such inspections. Our failure or the failure of our biopharmaceutical manufacturing facilities, to continue to meet regulatory standards or to remedy any deficiencies could result in corrective action by the FDA or these other authorities, including the interruption or prevention of marketing, closure of our biopharmaceutical manufacturing facilities and fines or penalties.

Regulatory authorities also will require post-marketing surveillance to monitor and report to the FDA potential adverse effects of our products or product candidates. Congress or the FDA in specific situations can modify the regulatory process. Once approved, a product’s failure to comply with applicable regulatory requirements could, among other things, result in warning letters, fines, suspension or revocation of regulatory approvals, product recalls or seizures, operating restrictions, injunctions, and criminal prosecutions.

The FDA’s policies may change and additional government regulations may be enacted that could prevent or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the U.S. or abroad. If we are not able to maintain regulatory compliance, we might not be permitted to market our products and our business could suffer.

Distribution of our products outside the U.S. is subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, the time required for regulatory review and the sanctions imposed for violations, vary from country to country. There can be no assurance that we will obtain regulatory approvals in such countries or that we will not be required to incur significant costs in obtaining or maintaining these regulatory approvals. In addition, the export by us of certain of our products that have not yet been cleared for domestic commercial distribution may be subject to FDA export restrictions. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would impair our ability to generate revenue, increase our compliance costs, and have a material adverse effect on our future business, financial condition, and results of operations.

The insurance coverage and reimbursement status of newly approved products is uncertain and failure to obtain or maintain adequate coverage and reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. The commercial success of our potential products in both domestic and international markets is substantially dependent on whether third-party coverage and reimbursement is available for the ordering of our potential products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations, and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement of new products, and, as a result, they may not cover or provide adequate payment for our potential products. Our product candidates could, if approved face declining revenues if competitor products are perceived as providing a substantially equivalent therapeutic effect at a lower cost to the payor. They may not view our products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow our products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce healthcare costs or reform government healthcare programs could result in lower prices or rejection of our products. Changes in coverage and reimbursement policies or healthcare cost containment initiatives that limit or restrict reimbursement for our products may cause our revenue to decline.

We may not be able to maintain sufficient product liability insurance to cover claims against us.

Product liability insurance for the biopharmaceutical industry is generally expensive to the extent it is available at all. There can be no assurance that we will be able to maintain such insurance on acceptable terms or that we will be able to secure increased coverage if the commercialization of our products progresses, or that existing, or future claims against us will be covered by our product liability insurance. Moreover, there can be no assurance that the existing coverage of our insurance policy and/or any rights of indemnification and contribution that we may have will offset existing or future claims. We maintain product liability insurance of $1.0 million per occurrence and in the aggregate. We believe that this coverage is currently adequate based on current and projected business activities and the associated risk exposure, although we expect to increase this coverage as our business activities and associated risk grow. A successful claim against us with respect to uninsured liabilities or in excess of insurance coverage and not subject to any indemnification or contribution could have a material adverse effect on our future business, financial condition, and results of operations.

We could be negatively impacted by the application or enforcement of federal and state fraud and abuse laws, including anti-kickback laws and other federal and state anti-referral laws.

We are subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state healthcare programs, including the Medicare, Medicaid and Veterans Administration health programs. Because of the far-reaching nature of these laws, we may be required to alter or discontinue one or more of our practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. Any violations of these laws, or any action against us for violation of these laws, even if we successfully defend against it, could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change or discontinue our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we could become subject to false claims litigation under federal statutes, which can lead to treble damages based on the reimbursements by federal health care programs, civil money penalties (including penalties levied on a per false claim basis), restitution, criminal fines and imprisonment, and exclusion from participation in Medicare, Medicaid and other federal and state healthcare programs. These false claims statutes include the False Claims Act, which allows any person to bring suit on behalf of the federal government alleging the submission of false or fraudulent claims, or causing to present such false or fraudulent claims, under federal programs or contracts claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. These suits against biotechnology companies have increased significantly in recent years and have increased the risk that a healthcare company will have to defend a false claim action, pay fines or restitution, or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. We cannot assure you that we will not become subject to such litigation or, if we are not successful in defending against such actions, that such actions will not have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure you that the costs of defending claims or allegations under the False Claims Act will not have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Operations

The failure to attract and retain skilled personnel could impair our product development and commercialization efforts.

Our performance is substantially dependent on the performance of our senior management and key scientific and technical personnel. The loss of the services of any member of our senior management, scientific, or technical staff may significantly delay or prevent the achievement of product development and other business objectives by diverting management’s attention to transition matters and identification of suitable replacements, and could have a material adverse effect on our business, operating results, and financial condition. We do not maintain key man life insurance for any of our executive management personnel. We are not aware of any plans by our key personnel to retire or leave us in the near future.

We also rely on consultants and advisors to assist us in formulating our research and development strategy. All of our consultants and advisors are either self-employed or employed by other organizations, and they may have conflicts of interest or other commitments, such as consulting or advisory contracts with other organizations, that may affect their ability to contribute to us.

In addition, we believe that we will need to recruit additional executive management and scientific and technical personnel. There is currently intense competition for skilled executives and employees with relevant scientific and technical expertise, and this competition is likely to continue. The inability to attract and retain sufficient scientific, technical, and managerial personnel could limit or delay our product development efforts, which would adversely affect the development of our product candidates and commercialization of our potential products and growth of our business.

We expect to expand our development, clinical research, and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to have significant growth in expenditures, the number of our employees and the scope of our operations, in particular with respect to those product candidates that we elect to commercialize independently or together with a partner. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational, and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

The existence of minority shareholders in our Biovest subsidiary creates potential for conflicts of interest.

We own a majority of the outstanding shares of common stock of Biovest, and the remaining Biovest stock is owned by approximately 400 shareholders of record. To the extent that our officers and directors are also officers or directors of Biovest, matters may arise that place the fiduciary duties of these individuals in conflicting positions. We intend that such conflicts will be resolved by independent directors of Biovest; if this occurs, matters important to us could be delayed. Francis E. O’Donnell, Jr., M.D., our Executive Chairman, is also Executive Chairman of Biovest, Samuel S. Duffey, Esq., our Chief Executive Officer, President and General Counsel, is also Chief Executive Officer, President and General Counsel of Biovest, Douglas W. Calder, our Vice President of Strategic Planning and Capital Markets, is also Vice President of Strategic Planning and Capital Markets of Biovest, and Carlos F. Santos, Ph.D., our Chief Science Officer, is also Senior Vice President of Product Development and Regulatory Affairs of Biovest.

Shares of the Biovest stock held by us are transferable under debentures and warrants issued by us.

In September 2006, we entered into a private placement in which we issued to investors an aggregate of $25.0 million of the 8% secured convertible debentures together with common stock purchase warrants. In November 2010, these debentures and warrants were replaced by new notes and warrants issued pursuant to our Plan of Reorganization (the “Class 5 Debentures” and “Class 5 Warrants”). The Class 5 Debentures issued by us are convertible at the option of the holder into shares of our common stock or exchangeable for shares of Biovest common stock held by us, and the Class 5 Warrants are exercisable for our common stock or shares of Biovest common stock held by us. In connection with the Class 5 Debentures and Class 5 Warrants, we have pledged into an escrow account 14.4 million shares of the Biovest common stock held by us to be available to holders for exchange as well as to secure the repayment of the Class 5 Debentures. The total number of shares of Biovest common stock transferable by us to the investors in the Class 5 Debentures, whether pursuant to the exchange or exercise of the Class 5 Debentures and Class 5 Warrants or the exercise of rights under the pledge agreement may not exceed 14.4 million shares in the aggregate. Accordingly, it is possible that our ownership of Biovest common stock could decrease by up to 14.4 million shares as a result of the Class 5 Debentures and/or the Class 5 Warrants. We have also pledged a total of approximately 43.8 million shares of Biovest common stock owned by us to secure debts owed to four secured creditors. In addition, Biovest may issue shares of its common stock to third parties in connection with debt and/or equity financing transactions. In light of the foregoing, it is possible that we could cease to be the majority shareholder of Biovest.

We occasionally become subject to commercial disputes that could harm our business by distracting our management from the operation of our business, by increasing our expenses and, if we do not prevail, by subjecting us to potential monetary damages and other remedies.

From time to time we are engaged in disputes regarding our commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact our financial position or operations. Even if we prevail in these disputes, they may distract our management from operating our business and the cost of defending these disputes would reduce our operating results. If we do not prevail in these litigation matters or if we are required to expend a significant amount of resources defending such claims, our operating results, financial position, and cash flows could be adversely impacted.

Risks Related to Our Common Stock

Our common stock is quoted on the Over-the-Counter Market.

As opposed to a larger or better accepted market, our common stock is quoted on the OTCQB™, which is the middle tier of the Over-the Counter Market (the “OTC Market”), reserved for companies that are registered and reporting with the Securities and Exchange Commission (“SEC”) or a U.S. banking regulator. The OTCQB was launched in April 2010 by Pink OTC Markets, Inc. to better distinguish OTC securities. There are no financial or qualitative standards to be in this tier. Thus, an investor might find it more difficult than it would be on a national exchange to dispose of, or to obtain accurate quotations as to the market value of, our securities.

We cannot be certain that an active trading market will develop or, if developed, be sustained. We also cannot be certain that purchasers of our common stock will be able to resell their common stock at prices equal to or greater than their purchase price. The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time. We do not have any control over whether there will be sufficient numbers of buyers and sellers. Accordingly, we cannot be certain that an established and liquid market for our common stock will develop or be maintained. The market price of our common stock could experience significant fluctuations in response to our operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These fluctuations, and general economic and market conditions, may hurt the market price of our common stock.

We are also subject to a SEC rule that, if we fail to meet certain criteria set forth in such rule, the rule imposes various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell our securities and may affect the ability of our stockholders to buy and sell our securities in the secondary market. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in penny stocks, which could reduce the liquidity of our common stock and have a material adverse effect on the trading market for our securities.

We believe we are eligible to upgrade our common stock listing to the OTCQX™, which is the top tier of the OTC Market. The OTCQX is reserved exclusively for companies that meet the highest financial standards and undergo a qualitative review, as determined by the Pink OTC Markets, Inc. However, there can be no assurance that an OTCQX market application, if submitted, will be approved.

The price of our stock may be highly volatile.

The market price for our common stock is likely to fluctuate due to factors unique to us and along with the highly volatile market prices of securities of biotechnology companies. You may not be able to resell shares of our common stock following periods of volatility. In addition, you may not be able to resell shares at or above your purchase price.

Our stock price may be affected by many factors, many of which are outside of our control, which may include:

•	actual or anticipated variations in quarterly operating results;

•	the results of clinical trials and preclinical studies involving our products or those of our competitors;

•	changes in the status of any of our drug development programs, including delays in clinical trials or program terminations;

•	developments in our relationships with other collaborative partners;

•	developments in patent or other proprietary rights;

•	governmental regulation;

•	public concern as to the safety and efficacy of products developed by us, our collaborators or our competitors;

•	our ability to fund on-going operations;

•	announcements of technological innovations or new products or services by us or our competitors;

•	changes in financial estimates by securities analysts;

•	conditions or trends in the biotechnology industry; and

•	changes in the economic performance or market valuations of other biotechnology companies.

We may be unable to obtain necessary additional financing.

The capital requirements for our operations have been and will continue to be significant. Our ability to generate cash from operations is dependent upon, among other things, increased demand for our products and services and the successful development of direct marketing and product distribution capabilities. There can be no assurance that we will have sufficient capital resources to implement our business plan and we may need additional external debt and/or equity financing to fund our future operations.

There may not be a market for our common stock.

Our shares are quoted on the OTCQB. The OTCQB is the middle tier of the OTC Market. OTCQB companies are registered and reporting with the SEC or a U.S. banking regulator, making it easier for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. The OTCQB™ marketplace was launched in April 2010 by Pink OTC Markets, Inc. to better distinguish OTC securities that are registered and reporting with U.S. regulators. However, no assurance can be given that a holder of our common stock will be able to sell such securities in the future or as to the price at which such securities might trade. The liquidity of the market for such securities and the prices at which such securities trade will depend upon the number of holders thereof, the interest of securities dealers in maintaining a market in such securities and other factors beyond our control.

Penny stock regulations may impose certain restrictions on the marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1.0 million or annual income exceeding $0.2 million, or $0.3 million together with their spouse). For transactions covered by such rules, the broker dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker dealer must also disclose the commission payable to both the broker dealer and the registered representative, current quotations for the securities and, if the broker dealer is the sole market maker, the broker dealer must disclose this fact and the broker dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our common stock.

Stockholders should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not been the subject of an independent valuation.

No investment banker or underwriter has been retained to value our common stock. We have not attempted to make any estimate of the prices at which our common stock may trade in the market. Moreover, there can be no assurance given as to the market prices that will prevail.

Our shareholders could suffer significant dilution upon the issuance of additional shares.

It is possible that we will need to issue additional shares of common stock or securities or warrants convertible into such shares in order to raise additional equity. In such event, our shareholders could suffer significant dilution.

Risks Related to the Offering

We will have immediate and broad discretion over the use of most of the net proceeds from this offering.

There is no minimum offering amount required as a condition to closing this offering and, therefore, subject to the requirement that we use 30% of the net proceeds of the offering to reduce the principal and interest on our indebtedness to our senior lender, the net proceeds from this offering will be immediately available to us to use at our discretion. We intend to use the net proceeds for working capital and other general corporate purposes and to reduce the principal and interest on our indebtedness to our senior lender by $________ (which represents 30% of the net proceeds of the offering). Our judgment may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial, or other information upon which we base our decisions.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. Assuming the sale by us of the __________ units offered in this offering at an assumed offering price of $__________ per unit (based upon the last reported sale price of our common stock on __________, 2012), and after deducting the placement agent fees and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $_____ per share, assuming no exercise of the warrants. Investors exercising their warrants will experience additional dilution.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell some or all of their shares of our common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a six-month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by our stockholders that are non-affiliates that have satisfied a one-year holding period. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions, or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions. Examples of forward-looking statements include, without limitation:

•	statements regarding our strategies, results of operations or liquidity;

•	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

•	statements of management’s goals and objectives;

•	projections of revenue, earnings, capital structure and other financial items;

•	assumptions underlying statements regarding us or our business; and

•	other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, factors discussed under the headings “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” and “BUSINESS.”

Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail under the heading “RISK FACTORS” above:

•	our history of operating losses;

•	our ability to generate sufficient revenue to become profitable;

•	our ability to continue as a going concern;

•	our ability to obtain additional funding when required;

•	our dependence on the success of products that may not be successfully commercialized and for which we have not obtained FDA approval;

•	difficulties in manufacturing our products or in obtaining regulatory approval of our products;

•	competing technologies may adversely affect us;

•	our proprietary rights may not adequately protect our technologies and product candidates;

•	our dependence on certain sole source suppliers;

•	the market may not be receptive to our products;

•	our ability to comply with extensive regulations;

•	the potential negative impact associated with the application or enforcement of federal and state regulations;

•	the volatility of our stock price; and

•	the unpredictability of the market for our common stock.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive up to $__________ in net proceeds from the sale of units in this offering if all of the units offered hereby are sold, based on an assumed price of $_____ per unit (based upon the closing sale price of our common stock on the OTCQB on __________, 2012) and after deducting estimated placement agent fees and estimated offering expenses payable by us.

If a warrant holder elects to pay the exercise price, rather than exercising the warrants on a “cashless” basis, we may also receive proceeds from the exercise of warrants. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We intend to use the net proceeds of this offering for working capital and other general corporate purposes and to reduce the principal and interest on our indebtedness to our senior lender by $__________ (which represents 30% of the net proceeds of the offering). Our indebtedness to our senior lender currently accrues interest at a rate of 8.5% per annum and is due and payable in full on November 17, 2012.

Other than the 30% to be paid to our senior lender, we have not yet determined with certainty the manner in which we will allocate the net proceeds. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. The amount and timing of these expenditures will vary depending upon a number of factors, including FDA and foreign regulatory approval for our products, the success of our product development efforts, the timing and success of initiating the commercialization of our products, our future sales growth, the cash generated from future operations and actual expenses to operate our business.

Pending the uses described above, we intend to invest the net proceeds in United States government securities and other short-term, investment-grade, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends and do not anticipate paying cash dividends in the foreseeable future. We anticipate that all future earnings will be retained to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future financing instruments, and other factors.

MARKET PRICE OF COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for Our Common Stock

Prior to August 19, 2010, our common stock was quoted on the Pink Sheets under the symbol “ABPIQ”. On August 19, 2010, our common stock opened for trading on the OTCQB Market under the symbol “ABPIQ”. On November 18, 2010, our common stock opened for trading on the OTCQB Market under the symbol “ABPI”.

Number of Common Shareholders

As of February 29, 2012, we had approximately 80 million shares of common stock outstanding, which were held by approximately 150 stockholders of record.

Quarterly High/Low Bid Quotations – ABPIQ/ABPI

The following table sets forth the range of high and low bid quotations for our common stock for each of the quarterly periods indicated as reported by the Pink Sheets from October 1, 2008 to August 18, 2010 and thereafter, as reported by the OTCQB Market. Bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
Year Ended September 30, 2010:
First Quarter	$0.35	$0.15
Second Quarter	$1.10	$0.26
Third Quarter	$1.84	$0.77
Fourth Quarter	$1.30	$0.71

Year Ended September 30, 2011:
First Quarter	$1.55	$0.46
Second Quarter	$0.80	$0.43
Third Quarter	$0.63	$0.39
Fourth Quarter	$0.51	$0.32

Year Ending September 30, 2012:
First Quarter	$0.45	$0.29

As of February 29, 2012, the closing sale price for our common stock was $0.44.

Equity Compensation Plan Information

Securities authorized for issuance under equity compensation plans as of September 30, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by stockholders	25,156,998	$0.81	13,086,532

Total	25,156,998	$0.81	13,086,532

CAPITALIZATION

The following table sets forth our capitalization as of February 29, 2012:

•	on an actual basis, and

•

on an as adjusted basis to reflect our sale of              units offered by us at a price of $             per unit (based on the last reported sale price of our common stock on             , 2012), less the placement agent fees and estimated offering expenses payable by us.

You should read the information in this table together with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and our financial statements and the notes thereto.

	As of February 29, 2012

	Actual	As Adjusted

	(Unaudited)	(Unaudited)

Total common shares outstanding	80,667,286

Warrants	17,030,673

Options	27,832,431	27,832,431

Class 3 Plan Note – Ryll note(1)	1,120,821	1,120,821

Class 5 Plan Debentures – 2006 Debentures(2)	1,139,960	1,139,960

Class 6 Plan Debentures – 2008 Debentures(3)	6,235,989	6,235,989

Class 9 Plan Debentures – 2007 Debentures(4)	15,122,333	15,122,333

Class 13 Plan Notes – Preferred transaction(5)	1,924,003	1,924,003

Corp Real LLC Secured Promissory Note(6)	11,764,706	11,764,706

Options, warrants, and convertible debt	82,170,916

Fully Diluted	162,838,202

(1)

Effective as of November 17, 2010, the effective date of our Bankruptcy Plan (the “Effective Date”), we issued a new promissory note in favor of Dennis Ryll, the holder by assignment of our secured note to Southwest Bank, as payment of our obligation to Southwest Bank prior to the Effective Date of the Plan (the “Class 3 Plan Note”), in an original principal amount of $4,483,284. We are not obligated to pay the Class 3 Plan Note in cash, but rather through seven (7) quarterly conversions into shares of our common stock or, subject to certain conditions, by exchanging the Class 3 Plan Note into shares of Biovest common stock owned by us. The Class 3 Plan Note matures on November 17, 2012. On the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 3 Automatic Conversion Date”), provided that the average of the trading price of our common stock (as determined in accordance with the Class 3 Plan Note and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 3 Plan Note plus the Class 3 Interest as of the Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Amount”) will be automatically converted into shares of our common stock at a conversion rate equal to the Class 3 Automatic Conversion Price per share of our common stock. The Class 3 Plan Note is secured by a lien on 15 million shares of Biovest’s common stock owned by the Company (the “Class 3 Pledged Shares”), subject to the incremental release of a designated portion of such security upon each quarterly payment under the Class 3 Plan Note. If, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, Dr. Ryll, at his election, may convert the Class 3 Automatic Conversion Amount into shares of our common stock at a conversion rate equal to $1.00 per share of our common stock. If, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, and Mr. Ryll does not elect to convert the Class 3 Automatic Conversion Amount into shares of our common stock at a conversion rate equal to $1.00 per share of our common stock, then at our election and upon written notice to

Mr. Ryll, we may deliver the Class 3 Automatic Conversion Amount by one of the following four methods of payment or a combination thereof: (i) the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus after the payment, the difference between (a) the Class 3 Automatic Conversion Amount and (b) the product of the Class 3 Automatic Conversion Price on the Class 3 Automatic Conversion Date and the number of shares of our common stock issued (as determined above); (ii) the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus in order to pay the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above), that number of the Class 3 Pledged Shares that has a value equal to the remaining unpaid portion of the Class 3 Automatic Conversion Amount (as determined above), using a conversion rate equal to the average of the trading price of shares of Biovest common stock for the ten (10) consecutive trading days prior to the Class 3 Automatic Conversion Date (the “Biovest VWAP Price”); (iii) the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus cash in an amount equal to the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above); or (iv) the number of the Class 3 Pledged Shares that has a value equal to the Class 3 Automatic Conversion Amount, using a conversion rate equal to the Biovest VWAP Price., i.e., dividing the Automatic Conversion Amount by the Biovest VWAP Price.

(2)	On the Effective Date, we issued, in satisfaction of the debentures dated September 29, 2008 outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original principal amount of $3,109,880. We are not obligated to pay the Class 5 Plan Debentures in cash, but rather through the conversion by the holders into shares of our common stock or, subject to certain conditions, by exchanging the Class 5 Plan Debentures for shares of our Biovest common stock during the term of the Class 5 Plan Debentures which mature on May 17, 2012 (provided, however, in the event that the average of the trading price of Biovest’s common stock (as determined in accordance with the Class 5 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding such maturity date is below $0.75, then the maturity date will automatically be extended for an additional twelve (12) months), and the outstanding principal together with all accrued but unpaid interest is due on such maturity date. At the option of a holder of Class 5 Plan Debentures, all or any portion of the then outstanding balance of such holder’s Class 5 Plan Debentures may be converted into shares of our common stock or exchanged for shares of Biovest’s common stock at the applicable conversion or exchange rate set forth in such holder’s Class 5 Plan Debenture.

(3)	On the Effective Date, we issued, in satisfaction of the secured debentures dated June 18, 2008 outstanding prior to the Effective Date of the Plan, new debentures (the “Class 6 Plan Debentures”) in the original principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest is due in cash on such date. At the option of a holder of Class 6 Plan Debentures, such holder may elect to convert all of the then outstanding balance of its Class 6 Plan Debentures into shares of our common stock at a conversion rate equal to $1.10 per share of our common stock. Also, commencing on May 15, 2011, if the trading price of our common stock (as determined in accordance with the Class 6 Plan Debentures and the Plan) is at least 150% of $1.10 per share for any ten (10) consecutive trading days, we, at our option, may convert the then outstanding balance of all of the Class 6 Plan Debentures into shares of our common stock at a conversion rate equal to $1.10 per share of our common stock.

(4)	On the Effective Date, we issued, in satisfaction of the debentures dated February 28, 2007 outstanding prior to the Effective Date of the Plan, new debentures (the “Class 9 Plan Debentures”) in the original principal amount of $19,109,554. The Class 9 Plan Debentures mature on November 17, 2012 and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures. On the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 9 Automatic Conversion Date”), and provided that the average of the trading price of our common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 9 Automatic Conversion Date (the “Class 9 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 9 Plan Debentures (the “Class 9 Automatic Conversion Amount”) will be automatically converted into shares of our common stock at a conversion rate equal to the lesser of $1.25 per share or the Class 9 Automatic Conversion Price per share.

(5)	On the Effective Date, we issued, in satisfaction of the convertible Preferred Stock outstanding prior to the Effective Date of the Plan, new promissory notes (the “Class 13 Plan Notes”) in the original principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. On the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 13 Automatic Conversion Date”), and provided that the average of the trading price of our common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 13 Automatic Conversion Date (the “Class 13 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original balance of the Class 13 Plan Notes (the “Class 13 Automatic Conversion Amount”) will be automatically converted into shares of our common stock at a conversion rate equal to the Class 13 Automatic Conversion Price per share.

(6)	On June 13, 2011, we entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to our Company in the maximum amount of $4.0 million. Corps Real and the majority owner of Corps Real are both shareholders of our Company. Corps Real is a shareholder and the senior secured lender to Biovest. Corps Real and the majority owner of Corps Real are both managed by Ronald E. Osman, a shareholder of our Company, who is also a shareholder and director of Biovest. We executed a secured promissory note, payable to Corps Real, in the maximum principal amount of $4.0 million (the “Accentia Corp Real Note”), under which Corps Real advanced $1.0 million to our Company on each of June 13, 2011, August 1, 2011, November 15, 2011, and January 15, 2012. The Accentia Corps Real Note matures on June 13, 2016, at which time all indebtedness under the Accentia Corps Real Note will be due and payable. Interest on the outstanding principal amount of the Accentia Corps Real Note accrues and will be payable at a fixed rate of five percent (5%) per annum and will be payable on a quarterly basis in arrears (as to the principal amount then outstanding). Interest payments may be paid in cash or, at our election, may be paid in shares of our common stock based on the volume-weighted average trading price of our common stock during the last ten (10) trading days of the quarterly interest period. At Corps Real’s option, at any time prior to the earlier to occur of (a) the date of the prepayment of the Accentia Corps Real Note in full or (b) the maturity date of the Accentia Corps Real Note, Corps Real may convert all or a portion of the outstanding balance of the Accentia Corps Real Note (including any accrued and unpaid interest) into shares of our common stock at a conversion rate equal to $0.34 per share. If our common stock trades at $2.00 per share for ten (10) consecutive trading days, then we may, within three (3) trading days after the end of any such period, cause Corps Real to convert all or part of the then outstanding principal amount of the Accentia Corps Real Note at the then conversion price, plus accrued but unpaid interest. We may prepay the Accentia Corps Real Note, in full, at any time without penalty, provided that we must provide ten (10) days advance written notice to Corps Real of the date for any such prepayment, during which period Corps Real may exercise its right to convert into shares of our common stock. Corps Real may, among other things, declare the entire outstanding principal amount, together with all accrued interest and all other sums due under the Accentia Corps Real Note, to be immediately due and payable upon our failure to pay, when due, any amounts due under the Accentia Corps Real Note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

When you read this section of this prospectus, it is important that you also read our selected consolidated financial data, the consolidated financial statements and related notes included elsewhere in this prospectus. This section of this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons set forth herein, including the factors described below and in “RISK FACTORS.”

Overview

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. is a biotechnology company that is developing Cyrevia™ (formerly named, Revimmune™) as a comprehensive system of care for the treatment of autoimmune diseases. We are also developing the SinuNasal™ Lavage System as a medical device for the treatment of chronic sinusitis. Additionally, through our majority-owned subsidiary, Biovest International, Inc. (“Biovest”), we are developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically, follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers, and AutovaxID®, an instrument for the production of a broad range of patient-specific medicines, such as BiovaxID, and potentially for various vaccines, including vaccines for influenza and other contagious diseases.

Cyrevia™ is being developed to treat various autoimmune diseases. Cyrevia’s active ingredient is cyclophosphamide, which is already approved by the Food and Drug Administration (“FDA”) to treat disorders other than autoimmunity. We are seeking to repurpose cyclophosphamide to treat autoimmune disease as part of a comprehensive system of care.

BiovaxID® is being developed by our majority-owned subsidiary, Biovest, as an active immunotherapy to treat certain forms of lymphoma. BiovaxID has completed two Phase 2 clinical trials and one Phase 3 clinical trial.

AutovaxID® is an automated cell culture production instrument being developed and commercialized by our majority-owned subsidiary, Biovest, for the production of cancer vaccines and other personalized medicines and potentially for a wide range of other vaccines.

The SinuNasal™ Lavage System (“SinuNasal”) is being developed as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”), also sometimes referred to as chronic rhinosinusitis. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pending) to mechanically flush the nasal passages to improve the symptoms of refractory post-surgical CS patients.

From 1997 until December 15, 2011, our wholly-owned subsidiary, Analytica International, Inc. (“Analytica”), conducted a global research and strategy consulting business that provided services to the pharmaceutical and biotechnology industries. On December 15, 2011, we closed on the sale of substantially all of the assets and business of Analytica to a third-party, which included the name “Analytica International, Inc.” Accordingly, we changed the name of our subsidiary from Analytica International, Inc. to Accentia Biotech, Inc.

Corporate History and Structure

We were organized in 2002 to develop and commercialize biopharmaceutical products.

We commenced business in April 2002 with the acquisition of Analytica. We acquired Analytica in a merger transaction for $3.7 million in cash, $1.2 million of convertible promissory notes, and the issuance of 8.1 million shares of our Series B preferred stock. Analytica was founded in 1997 and had offices in New York and Germany. On December 15, 2011, we closed the sale of substantially all of the assets and business of Analytica for a combination of fixed and contingent payments aggregating up to $10 million.

In June 2003, we acquired an 81% interest in Biovest pursuant to an investment agreement for an initial investment of $20 million. Biovest is a biologics company that is developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of NHL, specifically, FL, MCL and potentially other B-cell blood cancers. As of February 29, 2012, we owned of record approximately 61% of Biovest’s issued and outstanding capital stock with the minority interest being held by approximately 400 shareholders of record. Biovest’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and Biovest therefore files periodic and other reports with the Securities and Exchange Commission (“SEC”).

On November 10, 2008, we, along with all of our subsidiaries, filed a voluntary petition for reorganization under Case No. 8:08-bk-17795-KRM. On August 16, 2010, we filed our First Amended Joint Plan of Reorganization, and, on October 25, 2010, we filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On October 27, 2010, the Bankruptcy Court held a Confirmation hearing and confirmed the Plan, and, on November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). We emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”).

Revenue Recognition

We recognize revenue as follows:

PRODUCTS

Net sales of cell culture instruments and disposables are recognized in the period in which the risk and rewards of ownership have passed (at point of shipment) to the buyer. We do not provide our customers with a right of return; however, deposits made by customers must be returned to customers in the event of non-performance by us.

Actual product returns, chargebacks, and other sales allowances incurred are dependent upon future events and may be different than our estimates. We continually monitor the factors that influence sales allowance estimates and make adjustments to these provisions when management believes that actual product returns, chargebacks, and other sales allowances may differ from established allowances.

SERVICES

Service revenue is generated primarily by fixed-price contracts for cell culture production and consulting services. Such revenue is recognized over the contract term in accordance with the percentage-of-completion method based on the percentage of service cost incurred during the period compared to the total estimated service cost to be incurred over the entire contract. The nature and scope of our contracts often require us to make judgments and estimates in recognizing revenues.

Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as each contract progresses. Such revisions may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified. Each month, we accumulate costs on each contract and compare them to the total current estimated costs to determine the percentage of completion. We then apply this percentage to the total contract value to determine the amount of revenue that can be recognized. Each month, we review the total current estimated costs on each contract to determine if these estimates are still accurate and, if necessary, we adjust the total estimated costs for each contract. As the work progresses, we might decide that original estimates were incorrect due to, among other things, revisions in the scope of work, and a contract modification might be negotiated with the customer to cover additional costs. If a contract modification is not agreed to, we could bear the risk of cost overruns. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Reimbursements of contract-related costs are included in revenues. An equivalent amount of these reimbursable costs is included in cost of sales. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Service costs related to cell culture production include all direct materials and subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, supplies, and tools. We believe that actual cost incurred in contract cell production services is the best indicator of the performance of the contractual obligations, because the costs relate primarily to the amount of labor incurred to perform such services. The deliverables inherent in each of our cell culture production contracts are not output driven, but rather driven by a pre-determined production run. The duration of our cell culture production contracts range typically from two to fourteen months.

Service costs relating to our consulting services, consists primarily of internal labor expended in the fulfillment of our consulting projects and, to a lesser extent, outsourced research services. Service costs on a specific project may also consist of a combination of both internal labor and outsourced research service. Our consulting projects are priced and performed in phases, and the projects are managed by phase. As part of the contract bidding process, we develop an estimate of the total number of hours of internal labor required to generate each phase of the customer deliverable (for example, a manuscript or database), and the labor cost is then computed by multiplying the hours dedicated to each phase by a standard hourly labor rate. We also determine whether we need services from an outside research or data collection firm and include those estimated outsourced costs in our total contract cost for the phase. At the end of each month, we collect the cumulative total hours worked on each contract and apply a standard labor cost rate to arrive at the total labor cost incurred to date. This amount is divided by the total estimated contract cost to arrive at the percentage of completion, which is then applied to the total estimated contract revenues to determine the revenue to be recognized through the end of the month. Accordingly, as hours are accumulated against a project and the related service costs are incurred, we concurrently fulfill our contract obligations. The duration of our consulting service contracts range typically from 1 to 12 months. Certain other professional service revenues, such as revenues from maintenance services on cell culture equipment, are recognized as the services are performed.

In our consolidated financial statements, unbilled receivables represents revenue that is recognizable under the percentage-of-completion method due to the performance of services for which billings have not been generated as of the balance sheet date. In general, amounts become billable pursuant to contractual milestones or in accordance with predetermined payment schedules. Under our consulting services contracts, the customer is required to pay for contract hours worked by us (based on the standard hourly rate used to calculate the contract price) even if the customer cancels the contract and elects not to proceed to completion of the project. Unearned revenues represent customer payments in excess of revenue earned under the percentage-of-completion method. Such payments are made in accordance with predetermined payment schedules set forth in the contract.

GRANT REVENUE

Grant revenue is the result of our Company and Biovest being awarded the Qualifying Therapeutic Discovery Program Grant from the federal government during 2011 and 2010. In accordance with the terms of the Qualifying Therapeutic Discovery Program Grant, grant revenue is recognized up to 50% of the reimbursable expenses incurred during 2011 and 2010 for our Company and 2010 for Biovest.

INVENTORIES

Inventories are recorded at the lower of cost or market. We periodically review inventory quantities of raw materials, instrumentation components and disposables on hand, and we record write-downs of inventories to market value based upon contractual provisions and obsolescence, as well as assumptions about future demand and market conditions. If assumptions about future demand change and/or actual market conditions are less favorable than those projected by management, additional write-downs of inventories may be required.

VALUATION OF GOODWILL AND INTANGIBLE ASSETS

Our intangible assets include goodwill, trademarks, product rights, non-compete agreements, technology rights, purchased customer relationships, and patents, all of which are accounted for based on Accounting Standard Codification (“ASC”) Topic 350 Intangibles-Goodwill and Other. As described below, goodwill and intangible assets that have indefinite useful lives are not amortized but are tested at least annually for impairment or more frequently if events or changes in circumstances indicate that the asset might be impaired. Intangible assets with limited useful lives are amortized using the straight-line method over their estimated period of benefit, ranging from two to eighteen and one-half years. Goodwill is tested for impairment by comparing the carrying amount to the estimated fair value, in accordance with generally accepted accounting principles. Impairment exists if the carrying amount is less than its estimated fair value, resulting in a write-down equal to the difference between the carrying amount and the estimated fair value. Our carrying value of goodwill at September 30, 2011 and 2010 was $0.9 million (included in noncurrent assets of discontinued operations at September 30, 2011). The values recorded for goodwill and other intangible assets represent fair values calculated by accepted valuation methods. Such valuations require critical estimates and assumptions derived from and which include, but are not limited to: (i) information included in our business plan, (ii) estimated cash flows, (iii) discount rates, (iv) patent expiration information, (vi) terms of license agreements, and (vii) expected timelines and costs to complete any in-process research and development projects to commercialize our products under development.

We capitalized goodwill in connection with our acquisition of Analytica in April 2002 and in connection with the IMOR acquisition in December 2003, based on the fair value of the acquired assets net of assumed liabilities.

We recorded amortization of intangible assets of $0.5 million and $0.3 million in the years ended September 30, 2011 and 2010, respectively. We amortize intangibles based on their expected useful lives and look to a number of factors for such estimations, including the longevity of our license agreements and the remaining life of patents on products currently being marketed. We recognized impairment losses of $0.1 million during the year ended September 30, 2010, in connection with certain intangible assets. Our carrying value of intangible assets at September 30, 2011 and 2010 is $0.6 million including intangibles from discontinued operations and $1.1 million, respectively net of accumulated amortization. We begin amortizing capitalized intangibles on their date of acquisition.

IMPAIRMENT TESTING

Our goodwill impairment testing is calculated at the reporting unit level. Our annual impairment test has two steps. The first identifies potential impairments by comparing the fair value of the reporting unit with its carrying value. If the fair value exceeds the carrying amount, goodwill is not impaired and the second step is not necessary. If the carrying value exceeds the fair value, the second step calculates the possible impairment loss by comparing the implied fair value of goodwill with the carrying amount. If the implied fair value of goodwill is less than the carrying amount, a write-down is recorded.

The impairment test for the other intangible assets is performed by comparing the carrying amount of the intangible assets to the sum of the undiscounted expected future cash flows. In accordance with generally accepted accounting principles, which relates to impairment of long-lived assets other than goodwill, impairment exists if the sum of the future undiscounted cash flows is less than the carrying amount of the intangible asset or to its related group of assets.

We predominately use a discounted cash flow model derived from internal budgets in assessing fair values for our impairment testing. Factors that could change the result of our impairment test include, but are not limited to, different assumptions used to forecast future net sales, expenses, capital expenditures, and working capital requirements used in our cash flow models. In addition, selection of a risk-adjusted discount rate on the estimated undiscounted cash flows is susceptible to future changes in market conditions, and when unfavorable, can adversely affect our original estimates of fair values. In the event that our management determines that the value of intangible assets have become impaired using this approach, we will record an accounting charge for the amount of the impairment.

SHARE-BASED COMPENSATION

We account for stock-based compensation based on ASC Topic 718-Stock Compensation which requires expensing of stock options and other share-based payments based on the fair value of each option awarded. The fair value of each option is estimated on the date of grant using the Black-Scholes valuation model. This model requires management to estimate the expected volatility, expected dividends, and expected term as inputs to the valuation model.

In applying the Black-Scholes options-pricing model during fiscal 2011, we assumed no dividend yield, risk-free interest rates ranging from 1.02% to 2.02%, expected option terms ranging from 5.0 to 6.0 years, volatility factors ranging from 132.5% to 140.6%, a share price ranging from of $0.39 to $0.98, and option exercise price ranging from $0.39 to $0.98.

We recorded stock-based compensation of approximately $16.3 million and $0.5 million in the year ended September 30, 2011 and 2010, respectively. For both periods, stock-based compensation is classified in general and administrative expense in the accompanying consolidated statements of operations.

DERIVATIVE INSTRUMENTS

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we and our consolidated subsidiaries have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either not afforded equity classification, embody risks not clearly and closely related to host contracts, or may be net-cash settled by the counterparty. Except as provided in ASC Topic 815 - Embedded Derivatives, these instruments are required to be carried as derivative liabilities, at fair value, in our consolidated financial statements. In instances, where we elect not to bifurcate, embedded derivative features, the entire hybrid instrument is carried at fair value in the consolidated financial statements.

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique(s), management considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we use the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, management projects and discounts future cash flows applying probability-weighted averages to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price which has high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

VARIABLE INTEREST ENTITIES

We evaluate all significant arrangements and relationships for indications of variable interest entities (“VIEs”) pursuant to generally accepted accounting principals (“GAAP”). During April 2006 and December 2006, we entered into financing arrangements with Biovest that involved entities that met the definition of VIEs. As a result, our Company and Biovest were required to consolidate these entities and reflect the non-controlling interest in the consolidated financial statements as of and for the years ended September 30, 2011 and 2010. The 2011 and 2010 consolidated financial statements include the VIEs as follows: Biovest Investment, LLC, Telesis CDE Two LLC, AutovaxID Investment LLC, St. Louis New Market Tax Credit Fund II LLC (collectively, the “Biovest VIEs”) and Revimmune, LLC. As a result of the Biovest’s Plan of Reorganization, all interests in the Biovest VIEs were liquidated as of the Biovest’s Plan of Reorganization’s effective date. Also as a result of the Plan, Biovax, Inc., AutovaxID, Inc., Biolender, LLC and Biolender II, LLC (collectively, the “Biovest Subsidiaries”) were also liquidated as of the Effective Date. Accordingly, the consolidated financial statements include the results of the Biovest VIEs and Biovest Subsidiaries through November 17, 2010.

Only Revimmune, LLC remains as a VIE in our condensed consolidated financial statements for the three months ended December 31, 2011. Although we do not have an equity interest in Revimmune, LLC, we have the controlling financial interest in Revimmune, LLC because of the sublicense agreement between the parties and are considered the primary beneficiary. Therefore, the financial statements of Revimmune, LLC have been consolidated with our financial statements as of February 27, 2007 and through December 31, 2011. As of December 31, 2011, Revimmune, LLC’s assets and equity were approximately $28,000. We have no non-controlling interest in earnings from Revimmune, LLC for the three months ended December 31, 2011 and the year ended September 30, 2011.

INCOME TAXES

We incurred net operating losses (“NOLs”) for the years ended September 30, 2011 and 2010, and the quarter ended December 31, 2011 and consequently did not or will not be required to pay federal or foreign income taxes, but we did pay nominal state taxes in several states where we have operations. We had a federal NOLs carryover of approximately $238.3 million as of September 30, 2011, which expires at various dates through 2027. Of this amount, approximately $51.1 million is attributable to Biovest and will no longer be available to offset income generated by the other members of the group. The Biovest NOLs will begin to expire in 2020.

Under Section 382 and 383 of the Internal Revenue Code, if an ownership change occurs with respect to a “loss corporation” as defined, there are annual limitations on the amount of the NOLs and other deductions which are available to us. Due to the acquisition transactions in which we have engaged in recent years, we believe that the use of these NOLs will be significantly limited. In addition, the utilization of our NOLs carryforwards may be further limited if we experience a change in ownership of more than 50% subsequent to the last change in ownership of September 30, 2003. Accordingly, our NOLs carryforward available to offset future federal taxable income arising before such ownership changes may be further limited.

At September 30, 2011, we had limitations on at least $30.0 million of the NOLs based upon ownership changes through September 30, 2003. Of those losses subject to the limitations, $11.3 million is expected to expire before the losses can be utilized. Of the remaining amounts, the limitation is approximately $1.8 million per year through approximately the year ending September 30, 2012. After that, the annual limitation will decrease to approximately $0.2 million through September 30, 2024.

Our ability to realize our deferred tax assets depends on our future taxable income as well as the limitations on usage discussed above. For financial reporting purposes, a deferred tax asset must be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized prior to its expiration. Because we believe the realization of our deferred tax assets is uncertain, we have recorded a valuation allowance to fully offset them.

Additionally, since Biovest is no longer part of the consolidated group for income tax purposes, we could, in the future, have a net loss but we or Biovest could be subject to tax on our income since the losses may not be available to offset the income of the other entity.

Results of Operations

THREE MONTHS ENDED DECEMBER 31, 2011 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2010

Consolidated Results of Operations

Net Sales. Our net sales for the three months ended December 31, 2011 were approximately $1.2 million compared to net sales of $0.9 million for the three months ended December 31, 2010, an increase of approximately 35%. Included in product revenue for the fiscal quarter ended December 31, 2011 is $0.1 million resulting from Biovest’s sharing agreement involving the data from Biovest’s Phase 3 clinical trial for BiovaxID®. Prior fiscal quarter’s results do not contain comparable revenue. Biovest has met all obligations required under the data sharing agreement and does not anticipate earning any further revenue under the contract.

Instrument sales in the quarter ended December 31, 2011 were approximately $0.75 million, representing an increase of $0.44 million over the same period in the prior year. Compared to the same period in the prior year, Biovest sold an additional seven instruments, accounting for an increase of approximately $0.24 million. Biovest also sold additional cultureware, tubing sets and other disposable products and supplies for use with our instrument product line which accounts for the remaining increase over the same period in the prior year.

Our grant revenue for the quarters ended December 31, 2011 and December 31, 2010 relating to the Qualifying Therapeutic Discovery Program was $0.2 million and $0.3 million, respectively.

Research and Development Expenses. Our research and development costs were approximately $1.0 million for the three months ended December 31, 2011 compared $0.3 million for the three months ended December 31, 2010. This is primarily attributable to an increase in wages and laboratory supplies as Biovest continues to analyze the available data from the clinical trials and plan to seek accelerated and/or conditional approval with the FDA and international regulatory agencies.

Biovest has also expanded its manufacturing facility in Minneapolis (Coon Rapids), Minnesota, financing over $1.5 million in facility improvements which will provide Biovest increased capacity in the manufacture of biologic products, including the manufacture of BiovaxID. As a result, facility lease costs have increased from the same period in the prior year.

General and Administrative Expenses. Our general and administrative expenses were approximately $1.0 million for the three months ended December 31, 2011; a decrease of $11.2 million over the three months ended December 31, 2010. This decrease is primarily due to a decrease in share-based compensation of $10.8 million which is attributable to the same period in the prior year expense related to options granted during our bankruptcy with vesting contingent upon our emergence from bankruptcy in addition to the market value of 1.5 million shares issued to executives on the Effective Date.

Derivative gain/loss. Derivative gain was approximately $0.4 million for the three months ended December 31, 2011 as compared to a loss of $4.1 million for the three months ended December 31, 2010. This difference is primarily related to the change in value of derivative instruments issued in conjunction with our various financings and settlements. The decrease in our common stock price and Biovest’s common stock price, on which the derivative liabilities are based, during the quarter ended December 31, 2011 created the gain for the three months ended December 31, 2011, compared to an increase in the common stock price for the same period in the prior year resulting in a derivative loss.

Discontinued operations. Income from discontinued operations was $3.4 million for the three months ended December 31, 2011 compared to $0.1 million for the three months ended December 31, 2010. The primary difference is the gain on sale of assets during the three months ended December 31, 2011. The gain on sale of assets was approximately $4.0 million for the three months ended December 31, 2011 as a result of the sale of substantially all the assets and business of our subsidiary, Analytica. The initial proceeds of $4.0 million along with the $1.5 million earnout expected to be received on March 31, 2012 were used to calculate the gain. There was no gain for the three months ended December 31, 2010. Accrued taxes of $0.4 million were recorded for estimated state and local taxes associated with the gain on this transaction.

YEAR ENDED SEPTEMBER 30, 2011 COMPARED TO THE YEAR ENDED SEPTEMBER 30, 2010

Consolidated Results of Operations

Net Sales. Our net sales for the year ended September 30, 2011 were $4.0 million compared to $5.4 million for the year ended September 30, 2010 excluding net sales of discontinued operations. Sales of Biovest’s instruments experienced a decrease of approximately $1.8 million year over year. In September 2009, Biovest entered into a $1.5 million contract with the U.S. Department of Defense Naval Health Research Center (“NHRC”) to supply AutovaxID® bioreactors and to evaluate the instrument’s suitability to produce cell-culture based anti-viral vaccines. As a result of this contract, Biovest recorded $1.2 million in instrumentation revenue in fiscal year 2010, with no comparable revenue in fiscal year 2011. Service revenue increased $0.1 million or 6% compared to the previous fiscal year.

On October 31, 2010, we along with Biovest received notice from the U.S. Internal Revenue Service (“IRS”) that our Company, along with Biovest were approved to receive a federal grant in the amount of approximately $0.24 million each under the Qualifying Therapeutic Discovery Project. The Qualifying Therapeutic Discovery Project tax credit is provided under new section 48D of the IRC, enacted as part of the Patient Protection and Affordable Care Act of 2010. The credit is a tax benefit targeted to therapeutic discovery projects that show a reasonable potential to result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce the long-term growth of health care costs in the U.S., or significantly advance the goal of curing cancer within 30 years. Allocation of the credit will also take into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. The funds were awarded to support the advancement of Cyrevia™ and BiovaxID®. A total of approximately $0.31 million of grant revenue was recognized in the year ended September 30, 2011. An additional $0.17 in grant revenue was received and recognized during the first quarter of fiscal year 2012.

Research and Development Expenses. Our research and development costs were $2.2 million for the year ended September 30, 2011 compared to $1.3 million for the year ended September 30, 2010, an increase of approximately $0.9 million. Biovest has begun to hire additional laboratory personnel and supplies as Biovest continues is analyses of the data from its Phase 2 and Phase 3 clinical trials and plans to seek approval, or accelerated and/or conditional approval, with the FDA, EMA and other regulatory agencies. Biovest has also expanded their manufacturing facility in Minneapolis (Coon Rapids), Minnesota, financing over $1.5 million in facility improvements which will provide increased capacity in the manufacture of biologic products, including the manufacture of BiovaxID®. As a result, the facility lease costs have increased from that of the prior year.

General and Administrative Expenses. Our general and administrative expenses were $20.2 million for the year ended September 30, 2011, an increase of approximately $16.0 million over the year ended September 30, 2010, due primarily to the increase in stock compensation to $16.3 million compared to $0.5 million during the year ended September 30, 2010.

Impairment of Intangible Assets. Impairment of intangible assets was $0.4 million for the year ended September 30, 2010 as compared to no impairment for the year ended September 30, 2011. The impairment in 2010 relates to the insolvency filing for IMOR, our German subsidiary of Analytica.

Interest Expense. In the year ended September 30, 2011, our interest expense was $8.1 million, a decrease of $8.6 million from the year ended September 30, 2010. The decrease is due primarily to the adjustment to fair market value of the September 2006 convertible debentures during the year ended September 30, 2010, which fluctuates with the market price of our common stock. Conditions set forth in the Plan regarding the September 2006 Debentures (Class 5) eliminated the need for further adjustments subsequent to the Effective Date.

Derivative gain (loss). Derivative gain was $1.1 million for the year ended September 30, 2011, as compared to a loss of $28.8 million for the year ended September 30, 2010. This difference of approximately $29.9 million is primarily related to the derivative instruments associated with convertible debt and warrants. The gain in the year ended September 30, 2011 was primarily due to the reclassification of derivative liabilities to equity due to the reorganization, as well as a decrease in our common stock price and Biovest’s common stock price during the year ended September 30, 2011.

Gain on Reorganization. We had recognized gains of $12.7 million and $0.1 million for the years ended September 30, 2011 and 2010, respectively, as a result of the settlement of our prepetition claims through our Chapter 11 proceedings. Pursuant to the Plan, holders of existing voting shares immediately before confirmation received more than 50 percent of the voting shares of the emerging entity, thus we did not adopt fresh-start reporting upon emergence from Chapter 11. We instead followed the guidance as described in ASC 852-45-29 for entities which do not qualify for fresh-start reporting. Liabilities compromised by our Plan were stated at present values of amounts to be paid, and forgiveness of debt has been reported as an extinguishment of debt resulting in the gain on reorganization.

Income (loss) from discontinued operations. Income from discontinued operations was approximately $0.2 million for the year ended September 30, 2011, compared to a loss of $0.8 million for the year ended September 30, 2010. The operations of Analytica for which we entered an agreement to sell its assets on October 31, 2011, are included in the income (loss) from discontinued operations. Revenue decreased from $5.1 million to $4.3 million from the year ended September 30, 2010 to the year ended September 30, 2011, while gross margin decreased $0.1 million to $1.0 million. The results for the year ended September 30, 2010 included a loss on the insolvency of Analytica’s German subsidiary of approximately $0.8 million.

Liquidity and Capital Resources

SOURCES OF LIQUIDITY

We have funded our operations primarily through public and private placements of our capital stock, debt financing, and financing transactions with our strategic partners.

We have historically had significant losses from operations. On December 31, 2011, we had an accumulated deficit of approximately $332.6 million and a working capital deficit of approximately $56.5 million. Cash and cash equivalents at December 31, 2011 was approximately $0.3 million.

Cash and cash equivalents at year end along with the additional $1.0 million borrowed from Corps Real under the Accentia Corps Real Note (discussed below) and the earnout of $1.5 million due from the sale of Analytica (as discussed below) are anticipated to provide sufficient capital to sustain us through June 2012.

We intend to attempt to meet our cash requirements through proceeds from the cell culture and instrument manufacturing activities of Biovest, the use of cash on hand, trade-vendor credit, and short-term borrowings. Additionally, we may seek public or private equity investment, short or long term debt financing or strategic relationships such as investments or licenses. Our ability to continue present operations and to continue our product development efforts are dependent upon our ability to successfully execute the obligations under our Plan and to obtain significant external funding, which raises substantial doubt about our ability to continue as a going concern. The need for funds is expected to grow as we continue our efforts to commercialize Cyrevia™, BiovaxID®, SinuNasal™ and AutovaxID®.

Capital Raised through Sale of Assets:

Analytica Asset Purchase Agreement

On December 15, 2011, we closed (the “Closing”), along with Analytica, LA-SER Alpha Group Sarl (“LA-SER”), and Analytica LA-SER International, Inc., a wholly-owned subsidiary of LA-SER (“Newcorp” and collectively with LA-SER, the “Purchaser”) on a definitive agreement (the “Analytica Asset Purchase Agreement”) relating to the sale of substantially all of Analytica’s assets and business to the Purchaser for a maximum aggregate purchase price of up to $10.0 million, consisting of fixed and contingent payments. As part of the maximum aggregate purchase price payable by the Purchaser to Analytica, the Purchaser agreed to grant to Analytica, at no additional consideration, up to $0.6 million worth of research services at our request to support our ongoing biotechnology activities.

In consideration for the sale of the assets and business, the Purchaser paid $4.0 million (the “Upfront Purchase Price”) for our benefit directly to Laurus/Valens for the pre-payment of the Laurus/Valens Term Notes (described below). In addition to the Upfront Purchase Price, the Purchaser will pay to Analytica additional earnout consideration (the “Earnout”) of up to $6.0 million, based on Newcorp’s operations following the Closing, to be paid as follows:

(1)

On March 31, 2012, the Purchaser will pay an amount, up to $1.5 million (the “1st Earnout Payment”), to Analytica, based upon a formula involving the aggregate gross revenue of Newcorp from December 15, 2011 through March 31, 2012, as well as the aggregate backlog of Newcorp’s business as of March 31, 2012;

(2)

The Purchaser will pay up to $4.5 million (the “2nd Earnout Payment”) to Analytica. The amount of the 2nd Earnout Payment will be calculated based upon a multiple of Newcorp’s EBITDA for specified periods, with certain adjustments for payments made previously (including the Upfront Purchase Price plus the 1st Earnout Payment plus the amount of research services actually acquired by Analytica pursuant to the Analytica Purchase Purchase Agreement (up to $0.6 million)). If the 1st Earnout Payment is less than $1.5 million, the maximum amount of the 2nd Earnout Payment will be increased by an amount equal to the difference between $1.5 million and the actual 1st Earnout Payment; and

(3)

The Purchaser may, on or before March 31, 2012, elect to reduce the maximum amount of the 2nd Earnout Payment from $4.5 million to $3 million by paying such amount in full on or before June 30, 2012. Upon such payment, the Purchaser will not be obligated to make any further earnout payments, including the 2nd Earnout Payment.

Pursuant to the Analytica Asset Purchase Agreement, we, along with Analytica, agreed that, for five (5) years following December 15, 2011, neither our Company, Analytica nor our subsidiaries or affiliates will engage, directly or indirectly, in the healthcare consulting business, nor will we employ any of Analytica’s pre-Closing employees or representatives. Also, pursuant to the Analytica Asset Purchase Agreement, we changed the name of our subsidiary from “Analytica International, Inc.” to “Accentia Biotech, Inc.”

Capital Raised through Debt and Equity Issuances:

We have received funding from our initial public offering, private placements of our common and preferred stock, the issuance of convertible debentures and the exercise of warrants and options to purchase capital stock.

January 2012 Equity Financing Transaction

On January 27, 2012, we sold 1,173,021 units (“Units”), with each Unit consisting of one share of the Company’s common stock and a warrant to purchase one-half of one share of the Company’s common stock, to REF Holdings, LLC for an aggregate purchase price of $400,000 (or $0.341 per Unit). This sale was made pursuant to a Subscription Agreement, dated January 27, 2012, between the Company and REF Holdings. Under the terms of the Subscription Agreement, the Company has agreed to use its best efforts to file, within thirty (30) calendar days following the closing of the purchase, a resale registration statement covering the shares of common stock underlying the Units and the shares of common stock issuable upon exercise of the warrants underlying the Units. The warrants give REF Holdings the right to purchase up to 586,511 shares of the Company’s common stock at an exercise price of $0.40 per share (subject to adjustment for stock splits, stock dividends, certain other distributions, and the like). The warrants are immediately exercisable and will expire on January 27, 2017.

Corps Real-Accentia

On June 13, 2011, we entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to us in the maximum amount of $4.0 million. We executed a secured promissory note, in the maximum principal amount of $4.0 million (the “Accentia Corps Real Note”), under which Corps Real advanced $1.0 million to us on each of June 13, 2011, August 1, 2011, November 15, 2011 and January 15, 2012. The Accentia Corps Real Note will mature on June 13, 2016, at which time all indebtedness under the Accentia Corps Real Note will be due and payable. Interest on the outstanding principal amount of the Accentia Corps Real Note accrues at a fixed rate of five percent (5%) per annum and is payable on a quarterly basis in arrears (as to the principal amount then outstanding). We also entered into a Security Agreement with Corps Real (the “Security Agreement”). Under the Security Agreement, the Accentia Corps Real Note is secured by a first security interest in: (a) 12 million shares of Biovest common stock owned by us, and (b) all of our contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of our December 30, 2009 settlement agreement with BioDelivery Sciences International, Inc. (“BDSI”). As part of the convertible debt financing transaction, we issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of our common stock with an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like) with an expiration date of June 13, 2016. The current principal balance on the Accentia Corps Real Note is $4.0 million.

Chapter 11 Plan of Reorganization

On November 17, 2010 (the “Effective Date”), we successfully completed our reorganization and formally exited Chapter 11 as a fully restructured organization. Through the provisions of the Plan, we were able to restructure the majority of our debt into a combination of long-term notes and equity, while preserving common shares held by existing shareholders.

The following is a summary of certain material provisions of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan.

•

Laurus/Valens (Class 2): On the Effective Date, we issued to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”) (collectively, “Valens”), and LV Administrative Services, Inc., as administrative and collateral agent for Laurus, PSource, and Valens (“LV” and together with Laurus, PSource, Valens, and each of their respective affiliates, “Laurus/Valens”) security agreements and term notes in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in satisfaction of allowed claims prior to the Effective Date. Interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate). The Laurus/Valens Term Notes (as amended on December 15, 2011) are secured by a lien on all of our assets, junior only to the liens granted under the Plan to holders of the Class 6 Plan Debentures (as defined below) and certain permitted liens. In addition, we pledged 20,115,818 shares of Biovest common stock owned by our Company. On December 15, 2011, we extended the maturity date of the Laurus/Valens Term Notes from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively, and modified the obligation set forth in the Laurus/Valens Term Notes that previously required us to pay thirty percent (30%) of any capital raised by us to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes.

•

McKesson Corporation (Class 4): On the Effective Date, we issued a new promissory note in the original amount of $4,342,771 (the “Class 4 Plan Note”) to McKesson Corporation (“McKesson”) in satisfaction of McKesson’s approved pre-Effective Date secured claims. The Class 4 Plan Note is payable in cash in one installment on March 17, 2014 (unless earlier accelerated), and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of five percent (5%) per annum (with a ten percent (10%) per annum default rate) is due on such date. The Class 4 Plan Note is secured by a lien on 6,102,408 shares of Biovest common stock owned by us.

•

Credit Facility with Southwest Bank of St. Louis f/k/a Missouri State Bank (Class 3): On the Effective Date, we issued a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, the holder by assignment of our previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), as payment of our obligation to Southwest Bank prior to the Effective Date. We are not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of our common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned us. The Class 3 Plan Note matures on August 17, 2012 and interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time (the “Class 3 Interest”) at a fixed rate of six percent (6%) per annum.

•

September 2006 Debentures and Warrants (Class 5): On the Effective Date, we issued, in satisfaction of the secured debentures dated September 29, 2006 outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original aggregate principal amount of $3,109,880. The Class 5 Plan Debentures mature on May 17, 2012. We may (but are not obligated to) pay the Class 5 Plan Debentures in cash, or we may elect to pay through the conversion of outstanding principal and accrued interest into shares of our common stock. Subject to certain conditions, the holder may elect to exchange amounts due pursuant to the Class 5 Plan Debentures for shares of Biovest common stock owned by us. Interest accrues and is payable on the outstanding principal amount under the Class 5 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum. On the Effective Date, we also executed and delivered warrants (the “Class 5 Plan Warrants”) to purchase up to 2,508,960 shares of our common stock or, subject to certain conditions, the holder may exercise by exchange the Class 5 Plan Warrants for shares of Biovest common stock owned by us. The Class 5 Plan Warrants (a) have an exercise price of $1.50 per share, (b) a term of three (3) years from November 17, 2010, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 5 Plan Warrants. In connection with the Class 5 Debentures and Class 5 Warrants, we have pledged into an escrow account 14.4 million shares of the Biovest common stock held by us to be available to holders (on a pro rata basis), to secure the repayment of the Class 5 Debentures and the exercise of the Class 5 Warrants. The pledge agreement provides that the total number of shares of Biovest common stock transferable by us to the investors in the Class 5 Debentures, whether pursuant to the exchange of the Class 5 Debentures or exercise of the Class 5 Warrants, may not exceed 14.4 million shares in the aggregate.

•

February 2007 Notes and Warrants (Class 9): On the Effective Date, we issued, in satisfaction of the debentures dated February 28, 2007 outstanding prior to the Effective Date, new debentures (the “Class 9 Plan Debentures”) in the original aggregate principal amount of $19,109,554. We are not obligated to pay the Class 9 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of our common stock. The Class 9 Plan Debentures mature on November 17, 2012 (the “Class 9 Plan Debenture Maturity Date”) and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures. On the Effective Date, we also executed and delivered warrants (the “Class 9 Plan Warrants”) to purchase up to 3,154,612 shares of our common stock. The Class 9 Plan Warrants (a) have an exercise price of $1.50 per share, (b) a term of three (3) years from the Effective Date, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 9 Plan Warrants and the Plan.

•

January 2008 Notes and Warrants (Class 13): On the Effective Date, we issued, in satisfaction of the convertible preferred stock outstanding prior to the Effective Date, new promissory notes (the “Class 13 Plan Notes”) in the original aggregate principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. We have the option, but have no obligation to pay the Class 13 Plan Notes in cash at maturity and instead may pay through the conversion by the holders into shares of our common stock. On the Effective Date, we also executed and delivered warrants (the “Class 13 Plan Warrants”) to purchase up to 1,072,840 shares of our common stock. The Class 13 Plan Warrants (a) have an exercise price of $1.50 per share, (b) a term of three (3) years from November 17, 2010, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 13 Plan Warrants and the Plan.

•

June 2008 Debentures and Warrants (Class 6): On the Effective Date, we issued, in satisfaction of the secured debentures dated June 17, 2008 outstanding prior to the Effective Date, new debentures (the “Class 6 Plan Debentures”) in the original aggregate principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of eight and one-half percent (8.50%) per annum, is due in cash on such date. Each of the Class 6 Plan Debentures is secured by a lien on certain of our assets. On the Effective Date, we also executed and delivered warrants (the “Class 6 Plan Warrants”) to purchase up to 2,979,496 shares of our common stock. The Class 6 Plan Warrants (a) have an exercise price of $1.50 per share, (b) an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 6 Plan Warrants and the Plan.

•

Accentia Class 10 Plan Distributions: On the Effective Date, we became obligated to pay our unsecured creditors approximately $2.4 million in cash to holders of Class 10 claims under the Plan (the “Class 10 Plan Distributions”). The Class 10 Plan Distributions mature on March 17, 2014, and the outstanding principal together with all accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 10 Plan Distributions at a fixed rate of five percent (5%) per annum. Unsecured creditors holding an aggregate of $3,287,695 in Class 10 claims under the Plan elected to convert those Class 10 claims into our common stock valued at the average market price for our common stock over the ten trading days preceding the Effective Date. On the Effective Date, we issued 2,417,431 shares of our common stock to these Class 10 unsecured creditors at a conversion price equal to $1.36 per share.

•	Termination of Warrants and Issuance of Shares:

On the Effective Date, all of the following warrants were terminated and cancelled pursuant to the Plan:

•	the common stock purchase warrant dated August 16, 2005, issued by us to Laurus, for the purchase of up to 1,000,000 shares of our common stock at an exercise price of $2.67 per share;

•	the common stock purchase warrant dated September 29, 2006, issued by us to Laurus, for the purchase of up to 627,240 shares of our common stock at an exercise price of $2.75 per share;

•	the common stock purchase warrant dated October 31, 2007, issued by us to Laurus, for the purchase of up to 4,024,398 shares of our common stock at an exercise price of $2.67 per share;

•	the common stock purchase warrant dated January 18, 2008, issued by us to Valens I, for the purchase of up to 365,169 shares of our common stock at an exercise price of $2.67 per share; and

•	the common stock purchase warrant dated January 18, 2008, issued by us to Valens U.S., for the purchase of up to 196,629 shares of our common stock at an exercise price of $2.67 per share.

On the Effective Date, all of the following documents were terminated pursuant to the Plan:

•	all documents evidencing or relating to loans made by Laurus/Valens to us prior to the Effective Date;

•

that certain revolving credit agreement between Southwest Bank and us, dated as of December 30, 2005, that certain stock pledge agreement by and between us and Southwest Bank dated as of June 16, 2008, and all other documents executed in connection therewith;

•	all documents evidencing or relating to loans made by McKesson us prior to the Effective Date (with certain exceptions set forth in the Plan);

•	all documents evidencing or relating to the 8% secured convertible debentures due September 29, 2010, issued by us in September 2006, in the original aggregate principal amount of $25 million;

•

all documents evidencing or relating to the 8% original issue discount secured convertible debentures due June 19, 2011, issued by us in June 2008, in the original aggregate principal amount of $8,906,098.00;

•	all documents evidencing or relating to the 8% convertible debentures due February 28, 2017, issued by us in February 2007, in the original aggregate principal amount of $24,940,000.00; and

•	all documents evidencing or relating to our Series A-1 convertible preferred stock, par value $1.00 per share.

•

Royalty Interest Termination: On the Effective Date, we entered into a royalty termination agreement with Biovest which was acknowledged by Laurus/Valens, and provides for the termination of that certain Royalty Agreement by and between us and Biovest, dated as of October 31, 2006, as amended by a letter agreement dated February 5, 2008, as further amended, modified or supplemented thereafter in accordance with its terms.

•

Amendments to Articles of Incorporation and Bylaws: On the Effective Date, we amended and restated our articles of incorporation and our bylaws to incorporate provisions required by the Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code. As of the Effective Date, our second amended and restated articles of incorporation authorized us to issue up to 50,000,000 shares of preferred stock and up to 300,000,000 shares of common stock, and each share of our common stock outstanding immediately before the Effective Date will, under the terms of the Plan, remain outstanding after the Effective Date. The amendments to the articles of incorporation also included an elimination of the “classified” board of directors and a provision establishing the quorum required for action to be taken at an Annual Meeting of Shareholders at one-third (33.33%) of the number of shares issued and outstanding.

Biovest’s Chapter 11 Plan of Reorganization

On November 17, 2010 (the “Biovest Effective Date”), Biovest emerged from Chapter 11 protection, and Biovest’s Plan of Reorganization (the “Biovest Plan”) became effective. In connection with the emergence from bankruptcy, Biovest entered into a $7.0 million exit financing with an accredited investor group. The exit financing provided Biovest with working capital for general corporate and research and development activities and provided Biovest with capital to meet its near-term obligations under the Biovest Plan.

The following is a summary of certain material provisions of the Biovest Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Biovest Plan.

•

Exit Financing: On the Biovest Effective Date, Biovest issued secured convertible notes in the aggregate principal amount of $7.04 million and two separate types of warrants, Series A Warrants and Series B Warrants, to twelve accredited investors (the “Buyers”). The Series A Warrants granted the Buyers the right to purchase an aggregate of 8,733,096 shares of Biovest common stock at $1.20 per share, and the Series B Warrants granted the Buyers the right to purchase 1,076,930 shares of Biovest common stock at $0.001 per share. On December 22, 2010, all of the Series B Warrants were exercised on a cashless basis and 1,075,622 shares of Biovest common stock were issued to the Buyers.

•

Corps Real-Biovest: On the Biovest Effective Date, Biovest executed and delivered in favor of Corps Real a secured convertible promissory note (the “Biovest Corps Real Note”) in an original principal amount equal to $2,291,560 which allows Biovest to draw up to an additional $0.9 million on the Biovest Corps Real Note. The Biovest Corps Real Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008. The Biovest Corps Real Note matures on November 17, 2012 and all principal and accrued but unpaid interest is due on such date. The Biovest Corps Real Note is secured by a first priority lien on all of Biovest’s assets.

•

Laurus/Valens Secured Claims: On the Biovest Effective Date, Biovest issued to Laurus/Valens two new term notes. One of the term notes was in the original aggregate principal amount of $24.9 million, and was issued in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term A Notes”). The Laurus/Valens Term A Notes mature on November 17, 2012. A second term note, in the original aggregate principal amount of $4.16 million, was issued in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term B Notes”). The Laurus/Valens Term B Notes mature on November 17, 2013. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will be secured by a lien on all of the Biovest’s assets, junior only to the priority lien to Corps Real and to certain permitted liens. On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received from the exit financing (discussed above).

•

Conversion of Our Secured Notes: On the Biovest Effective Date, the entire pre-petition claim including accrued interest (approximately $13.5 million) due from Biovest to us was converted into shares of Biovest common stock at a conversion rate equal to $0.75 per share, resulting in the issuance of 17,925,720 shares of Biovest common stock.

•

2008 Secured Debentures: On the Biovest Effective Date, two holders of Biovest’s 2008 secured debentures, including one of Biovest’s directors and an entity affiliated with the Company’s Executive Chairman, elected to convert their entire outstanding principal balance ($0.5 million) plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 331,456 shares of Biovest common stock. Another holder of Biovest’s 2008 secured debentures elected to convert their entire outstanding principal balance of $0.3 million plus accrued interest into 550,000 shares of Biovest common stock, issuable in eight quarterly installments of 68,750 shares, with the first installment issued on November 17, 2010. The final holder of Biovest’s 2008 secured debentures, Valens U.S., received consideration for their claim in accordance with the Laurus/Valens Term A and Term B Notes previously discussed.

•

Claims of Ronald E. Osman: On the Biovest Effective Date, the holder of Biovest’s May 9, 2008 promissory note, Ronald E. Osman, who is a Biovest director, elected to convert the entire outstanding principal balance under the promissory note (approximately $1.0 million) plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 608,224 shares of Biovest common stock.

•

Plan Distributions to Unsecured Creditors (Class 8): On the Biovest Effective Date, Biovest became obligated to pay to Biovest’s unsecured creditors approximately $2.7 million in cash together with interest at five percent (5%) per annum in one installment on March 27, 2014. These unsecured claims included the Pulaski Bank notes, the Southwest Bank note, and the related guarantor indemnities. This obligation has increased by $0.1 million due to an amendment made to Biovest’s listing of unsecured creditors, allowing a previously unfiled claim for professional services rendered with respect to Biovest’s clinical trial for BiovaxID®, as well as the addition and settlement of an unsecured claim by Biovest’s former landlord in St. Louis, Missouri.

Also on the Biovest Effective Date, Biovest issued to holders of approximately $3.5 million in principal amount of Class 8 unsecured claims who elected to receive payment in equity as provided in the Biovest Plan a total of 2.1 million shares of Biovest common stock, at an effective conversion rate equal to $1.66 per share.

•

Class 12 Equity Interests: Each of Biovest’s common stockholders on the Biovest Effective Date was deemed to receive one (1) share of reorganized Biovest common stock (the “Class 12 Plan Shares”) for each share of existing Biovest common stock held by such stockholder as of the Biovest Effective Date. Biovest’s Class 12 Plan Shares were deemed issued pursuant to Section 1145 of the Bankruptcy Code and do not have any legend restricting the sale thereof under federal securities laws.

•

April 2006 NMTC Transaction: Biovest and certain of its affiliates entered into an agreement in July 2010 (the “Worcester Restructuring Agreement”) with Telesis CDE Corporation and Telesis CDE Two, LLC (collectively, “Telesis”), contingent upon submission to and approval by the Bankruptcy Court. The Worcester Restructuring Agreement effectively terminates all agreements and obligations of all parties pursuant to the New Markets Tax Credit transaction originally closed on April 25, 2006 (the “April 2006 NMTC Transaction”). In consideration for the termination, Telesis retained an unsecured claim in Biovest’s Chapter 11 proceeding in the amount of $0.3 million along with a settlement payment in the amount of $85,000 to defray certain legal and administrative expenses incurred by Telesis. This Worcester Restructuring Agreement and the compromise of the outstanding claims against Biovest and its affiliates was approved by the Bankruptcy Court in an order entered on December 1, 2010. As a result, our guaranty, Biovest’s guaranty, and all of Biovest’s subsidiary guaranties and all other obligations to all parties to the April 2006 NMTC Transaction were terminated. Biovest has ceased all activities under the April 2006 NMTC Transaction and Biovest has liquidated the subsidiaries created specifically to conduct activities under the April 2006 NMTC Transaction.

•

December 2006 NMTC Transaction: Biovest and certain of its affiliates entered into an agreement in July 2010 (the “St. Louis Restructuring Agreement”) with St. Louis Development Corporation and Saint Louis New Markets Tax Credit Fund II, LLC (collectively “SLDC”), contingent upon submission to and approval by the Bankruptcy Court. The St. Louis Restructuring Agreement effectively terminates all agreements and obligations of all parties pursuant to the New Markets Tax Credit transaction originally closed on December 8, 2006 (the “December 2006 NMTC Transaction”). In consideration for the termination, SLDC retained an unsecured claim in Biovest’s Chapter 11 proceeding in the amount of $0.16 million along with a settlement payment in the amount of $62,000, to defray certain legal and administrative expenses incurred by SLDC. This St. Louis Restructuring Agreement and the compromise of the outstanding claims against Biovest was approved by the Bankruptcy Court in an order entered on December 1, 2010. As a result, our guaranty, Biovest’s guaranty, and all of Biovest’s subsidiary guaranties and all other obligations to all parties to the December 2006 NMTC Transaction were terminated. Biovest has ceased all activities under the December 2006 NMTC Transaction and Biovest has liquidated the subsidiaries created specifically to conduct activities under the December 2006 NMTC Transaction.

•	Termination of Warrants and Issuance of Shares: On the Biovest Effective Date, all of the following warrants (the “Laurus/Valens Warrants”) were terminated and cancelled:

•

the common stock purchase warrant dated March 31, 2006, issued by Biovest to Laurus, for the purchase of up to 18,087,889 shares of Biovest common stock at an exercise price of $0.01 per share. As of November 17, 2010, 13,371,358 remained outstanding and were thus terminated pursuant to the Plan; and

•

the common stock purchase warrant dated September 22, 2008, issued by Biovest to Valens U.S., for the purchase of up to 1,015,625 shares of Biovest common stock at an exercise price of $0.40 per share.

In consideration for the cancellation of the Laurus/Valens Warrants, on the Biovest Effective Date, Laurus/Valens received 14,834,782 shares of Biovest common stock (the “Laurus/Valens Plan Shares”). The Laurus/Valens Plan Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code and do not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof is subject to certain restrictions and conditions set forth in the Plan.

•

Cancellation and Reduction of Royalty Interests: On the Biovest Effective Date and pursuant to the Biovest Plan, we terminated and cancelled all of our royalty interest and Laurus/Valens reduced its royalty interest in BiovaxID® and Biovest’s other biologic products. As a result of the foregoing, the aggregate royalty obligation on BiovaxID and Biovest’s other biologic products was reduced from 35.25% to 6.30%. Additionally, Laurus/Valens’s royalty obligation on the AutovaxID® instrument was reduced from 3.0% to no obligation, including the elimination of the $7.5 million minimum royalty obligation.

•

Amendments to Articles of Incorporation or Bylaws: On the Biovest Effective Date, Biovest amended and restated its articles of incorporation and its bylaws to incorporate provisions required by the Biovest Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code. Pursuant to the Biovest Plan, Biovest granted Laurus/Valens the right, upon an event of default under Section 20(a) of that certain Term Loan and Security Agreement, executed on the Effective Date, by and among Laurus, the lenders party thereto, Biovest (after giving effect to any applicable grace period provided therein), to appoint and maintain one-third (1/3) of the total number of Biovest directors (thereafter, such right to appoint directors will continue notwithstanding Biovest’s cure of any such event of default until both the Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes have been paid in full).

The Qualifying Therapeutic Discovery Project

In November 2010 and October 2011, we received from the U.S. Internal Revenue Service, a federal grant award in the aggregate amount of approximately $0.24 million. In November 2010, Biovest received the same federal grant award in the amount of approximately $0.24 million. The federal grants were granted under the Qualifying Therapeutic Discovery Project, as tax credits under new section 48D of the Internal Revenue Code, enacted as part of the Patient Protection and Affordable Care Act of 2010. Under the Qualifying Therapeutic Discovery Project, the tax credits are awarded to therapeutic discovery projects that show a reasonable potential to: (a) result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, (b) reduce the long-term growth of health care costs in the United States, or (c) significantly advance the goal of curing cancer within 30 years. Allocation of the tax credits takes into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. We, along with Biovest, were awarded the federal grants to support the advancement of Cyrevia™ and BiovaxID®.

Minneapolis (Coon Rapids), Minnesota Facility Lease

On December 2, 2010, Biovest entered into a lease agreement (the “Lease”) with JMS Holdings, LLC (the “Landlord”) for continued use and occupancy of Biovest’s existing facility in Minneapolis (Coon Rapids), Minnesota. The Lease has an initial term of ten years, with provisions for extensions thereof, and will allow Biovest to continue and to expand its operations in the Minneapolis (Coon Rapids) facility which it has occupied for over 25 years. The Lease also contains provisions regarding a strategic collaboration whereby the Landlord, with cooperation in the form of government grant loans from the City of Coon Rapids and the State of Minnesota, has agreed to construct certain improvements to the leased premises to allow Biovest to perform good manufacturing practices (“GMP”) manufacturing of biologic products in the Minneapolis (Coon Rapids) facility, with the costs of the construction to be amortized over the term of the Lease. In connection with the Lease, Biovest issued to the Landlord a warrant (the “Warrant”) to purchase up to one million shares of Biovest common stock, vesting sixty days from the date of issuance, with an initial exercise price of $1.21 per share and a term of five years from the earlier to occur of (i) the date that the shares underlying the warrant become registered (Biovest has agreed to file a registration statement including the shares underlying the Warrant within one year of the date of issuance) or (ii) the date that the shares become otherwise freely-tradable pursuant to Rule 144. Resale of the underlying shares is subject to restrictions pursuant to Rule 144 and certain agreed lock-up provisions.

Minnesota Promissory Notes

On May 6, 2011, Biovest closed two financing transactions with the Economic Development Authority for the City of Coon Rapids and the Minnesota Investment Fund, which provide capital to help add workers and retain high-quality jobs in the State of Minnesota. Biovest issued two secured promissory notes (the “Minnesota Promissory Notes”) in the aggregate amount of $0.353 million, which amortize over 240 months, with a balloon payment of $0.199 million due on May 1, 2021. The Minnesota Promissory Notes bear interest as follows, yielding an effective interest rate of 4.1%:

•	Months 1-60 at 2.5% interest,

•	Months 61-80 at 5.0% interest,

•	Months 81-100 at 7.0% interest, and

•	Months 101-120 at 9.0% interest.

Biovest may prepay the Minnesota Promissory Notes at any time prior to maturity without penalty. Proceeds from the transaction in the amount of $0.353 million were used to fund capital improvements made to the Biovest’s existing manufacturing facility in Minneapolis (Coon Rapids), Minnesota.

Cash Resources

Cash Flows for the Three Months Ended December 31, 2011

For the three months ended December 31, 2011, our cash decreased by approximately $0.1 million. Net cash flow from operating activities was $1.3 million. The use for operating activities included net income of $0.7 million and additions of $0.1 million for share-based compensation and $0.7 million for accretion of debt discounts. Additional adjustments included reductions to net income of $4.0 million for the gain on sale of assets, discontinued operations and $0.4 million for derivative gain.

Net cash outflow from investing activities for the three months ended December 31, 2011 was approximately $0.1 million for the acquisition of property, plant and equipment. Net inflows were $4.0 million from the proceeds from the sale of Analytica’s assets.

We had net cash outflows from financing activities of $2.7 million for the three months ended December 31, 2011. Proceeds from notes payable, related party were approximately $1.0 million. Payments on notes payable of approximately $3.7 million include the payment to Laurus/Valens from the proceeds of the sale of Analytica’s assets.

Cash Flows for the Year Ended September 30, 2011

Net cash flows from operating activities

Our cash and cash equivalents were $0.4 million at September 30, 2011 compared with $0.6 million at September 30, 2010.

During the year ended September 30, 2011, we incurred a net loss of $15.7 million. Included in the net loss were several non-cash items as described below:

•

A charge in the amount of $16.3 million for employee share-based compensation. Upon confirmation of our Plan, a number of incentive stock options previously issued to our employees and directors became vested, resulting in this non-cash charge for the grant-date fair value of the options that became vested.

•	An increase in accrued expenses of $3.2 million, which is primarily a result of accrued interest on outstanding debt.

•	Accretion of debt discounts of $1.9 million.

•	Gain on reorganization of $12.7 million.

During the year ended September 30, 2010, we incurred a net loss of $48.2 million. Included in the net loss were several non-cash items as described below:

•	Accretion of capitalized finance costs of $6.2 million.

•	Derivative loss of $28.8 million.

•

An increase in accrued expenses of $6.0 million primarily due to an increase in accrued interest on outstanding debt. Although all interest payments on our prepetition debt have been stayed through our Chapter 11 proceedings, we continued to accrue interest at the contractual rate on our obligations. These amounts may be subject to compromise through our Plan.

Net cash flows from investing activities

For the year ended September 30, 2011, cash flows used in investing activities were approximately $0.8 million. Biovest made significant improvements to their leased facility in Minneapolis (Coon Rapids), Minnesota. While the majority of these improvements (approximately $1.0 million) were financed by the Landlord, Biovest did reimburse the Landlord for certain leasehold improvements. Additionally, Biovest purchased equipment to assist in the analyses of the data obtained from its Phase 2 and Phase 3 clinical trials as Biovest plans to seek accelerated and/or conditional approval from the FDA and other regulatory agencies.

For the year ended September 30, 2010, cash flows used in investing activities were $0.072 million for the acquisition of furniture, equipment, and leasehold improvements.

Net cash flows from financing activities

Financing activities for the year ended September 30, 2011 included the following:

•

Biovest’s issuance of long term debt resulting in proceeds of $7.4 million. The exit financing discussed above resulted in $7.0 million in proceeds, while the Minnesota Promissory Notes (also discussed above) resulted in $0.4 million in proceeds.

•	Biovest’s payment of deferred finance costs of $1.1 million.

•	Biovest’s prepayment of $1.4 million pursuant to the terms of the Laurus Term A Notes issued as part the Biovest Plan.

•	Our issuance of related party debt of $2.3 million, which includes the $2.0 million in principal from the Accentia Corps Real Note (discussed above) received by September 30, 2011.

There were no significant financing activities during the year ended September 30, 2010.

FUNDING REQUIREMENTS

We expect to devote substantial resources to further our commercialization efforts for our late-stage clinical products including regulatory approvals of Cyrevia™ , BiovaxID®, and SinuNasal™ and to further develop and commercialize AutovaxID®. Our future funding requirements and our ability to raise additional capital will depend on factors that include:

•	the timing and amount of expense incurred to complete our clinical trials;

•	the costs and timing of the regulatory process as we seek approval of our products in development;

•	the advancement of our products in development;

•	the timing, receipt and amounts of milestone payments to our existing development partners;

•

our ability to generate new relationships with industry partners whose business plans seek long-term commercialization opportunities which allow for up-front deposits or advance payments in exchange for license agreements;

•	the timing, receipt and amount of sales, if any, from our products in development;

•	the cost of manufacturing (paid to third parties) of our licensed products, and the cost of marketing and sales activities of those products;

•	the continued willingness of our vendors to provide trade credit on historical terms;

•	the costs of prosecuting, maintaining, and enforcing patent claims, if any claims are made;

•	our ability to maintain existing collaborative relationships and establish new relationships as we advance our products in development; and

•	the receptivity of the financial market to biopharmaceutical companies.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet financing arrangements.

Fluctuations in Operating Results

We anticipate that our results of operations will fluctuate from quarter to quarter for several reasons, including:

•	the timing and extent of our development activities and clinical trials for Cyrevia™, BiovaxID® and any biopharmaceutical products that we may develop in the future;

•	the timing and outcome of our applications for regulatory approval for our product candidates;

•	the sale of the assets and business of our wholly-owned operating subsidiary, Analytica (see Note 21 in the accompanying notes to the consolidated financial statements);

•	the timing and extent of our adding new employees and infrastructure; and

•	the timing of any milestone payments, license fees, or royalty payments that we may be required to make.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported net sales and expenses during the reporting periods.

The accounting policies previously discussed are considered by our management to be critical to an understanding of our consolidated financial statements because their application depends on management’s judgment, with financial reporting results relying on estimates and assumptions about the effect of matters that are inherently uncertain. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. For all of these policies, management cautions that future events rarely develop exactly as forecast and that best estimates routinely require adjustment. Accordingly, actual results may differ from our estimates under different assumptions or conditions and could materially impact our financial condition or results of operations.

While our significant accounting policies are more fully described in our consolidated financial statements, we believe that the following critical accounting policies, involve the more significant judgments and estimates used in the preparation of our consolidated financial statements and are the most critical to aid you in fully understanding and evaluating our reported financial results:

•

Revenues from contract cell production services are recognized using the percentage-of-completion method, measured by the percentage of contract costs incurred to date to the estimated total contract costs for each contract. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term.

•

Contract costs related to cell culture production include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, supplies and tools. We believe that actual costs incurred in contract cell production services is the best indicator of the performance of the contractual obligations, because the costs relate primarily to the amount of labor incurred to perform such services. The deliverables inherent in each of our cell culture production contracts are not output driven, but rather are driven by a pre-determined production run. The duration of our cell culture production contracts range typically from 2 to 14 months.

•

We maintain provisions for estimated losses resulting from the inability of our customers to make required payments. If the condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

•

Inventories are recorded at the lower of cost or market. Write-downs of inventories to market value are based upon contractual provisions and obsolescence, as well as assumptions about future demand and market conditions. If assumptions about future demand change and/or actual market conditions are less favorable than those projected by management, additional write-downs of inventories may be required.

•

In assessing the recoverability of our amounts recorded as intangible assets, significant assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets must be made, as well as the related estimated useful lives. If these estimates or their related assumptions change in the future as a result of changes in strategy and/or market conditions, we may be required to record impairment charges.

•

We account for stock-based compensation based on ASC Topic 718 – Stock Compensation, which requires expensing of stock options and other share-based payments based on the fair value of each option awarded. The fair value of each option is estimated on the date of grant using the Black-Scholes valuation model. This model requires management to estimate the expected volatility, expected dividends, and expected term as inputs to the valuation model.

•

The consolidated financial statements represent the consolidation of wholly-owned companies and interests in joint ventures where we have had a controlling financial interest or have been determined to be the primary beneficiary under ASC Topic 810 – Consolidation. All significant inter-company balances and transactions have been eliminated.

•

We do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we and our consolidated subsidiaries have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. These instruments are required to be carried as derivative liabilities, at fair value.

•

In selecting the appropriate technique(s) to measure the fair values of our derivative financial instruments, management considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we use the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to calculate the fair value of these instruments. For forward contracts that contingently require net-cash settlement as the principal means of settlement, management projects and discounts future expected cash flows to multiple possible outcomes. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in our trading market price which has high-historical volatility. Since derivative financial instruments classified as liabilities are initially and subsequently carried at fair value, our income will reflect the volatility in these estimate and assumption changes.

Recent Accounting Pronouncements

See Note 1 to our consolidated financial statements for the fiscal year ended September 30, 2011.

BUSINESS

General

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) is a biotechnology company that is developing Cyrevia™ (formerly named, Revimmune™) as a comprehensive system of care for the treatment of autoimmune diseases. We are also developing the SinuNasal™ Lavage System as a medical device for the treatment of chronic sinusitis. Additionally, through our majority-owned subsidiary, Biovest International, Inc. (“Biovest”), we are developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers, and AutovaxID®, an instrument for the production of a broad range of patient-specific medicines, such as BiovaxID, and potentially for various vaccines, including vaccines for influenza and other contagious diseases.

Cyrevia™ is being developed to treat various autoimmune diseases. Cyrevia’s active ingredient is cyclophosphamide, which is already approved by the Food and Drug Administration (“FDA”) to treat disorders other than autoimmunity. We are seeking to repurpose cyclophosphamide to treat autoimmune disease as part of a comprehensive system of care.

BiovaxID® is being developed by our majority-owned subsidiary, Biovest, as an active immunotherapy to treat certain forms of lymphoma. BiovaxID has completed two Phase 2 clinical trials and one Phase 3 clinical trial.

AutovaxID® is an automated cell culture production instrument being developed and commercialized by our majority owned subsidiary, Biovest, for the production of cancer vaccines and other personalized medicines and potentially for a wide range of other vaccines.

The SinuNasal™ Lavage System (“SinuNasal”) is being developed as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”), also sometimes referred to as chronic rhinosinusitis. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pending) to mechanically flush the nasal passages to improve the symptoms of refractory post-surgical CS patients.

From 1997 until December 15, 2011, our wholly-owned subsidiary, Analytica International, Inc. (“Analytica”), conducted a global research and strategy consulting business that provided services to the pharmaceutical and biotechnology industries. On December 15, 2011, we closed on the sale of substantially all of the assets and business of Analytica to a third-party, which included the name “Analytica International, Inc.” Accordingly, we changed the name of our subsidiary from Analytica International, Inc. to Accentia Biotech, Inc.

Corporate Overview

We were organized in 2002 to develop and commercialize biopharmaceutical products.

We commenced business in April 2002 with the acquisition of Analytica. We acquired Analytica in a merger transaction for $3.7 million in cash, $1.2 million of convertible promissory notes, and the issuance of 8.1 million shares of our Series B preferred stock. Analytica was founded in 1997 and had offices in New York and Germany. On December 15, 2011, we closed the sale of substantially all of the assets and business of Analytica for a combination of fixed and contingent payments aggregating up to $10.0 million.

In June 2003, we acquired an 81% interest in Biovest pursuant to an investment agreement for an initial investment of $20 million. Biovest is a biologics company that is developing BiovaxID® as a personalized therapeutic cancer vaccine for the treatment of non-NHL, specifically FL, MCL and potentially other B-cell blood cancers. As of February 29, 2012, we owned approximately 61% of Biovest’s issued and outstanding capital stock with the minority interest being held by approximately 400 shareholders of record. Biovest’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, and Biovest therefore files periodic and other reports with the Securities and Exchange Commission (“SEC”).

On November 10, 2008, we, along with all of our subsidiaries, filed a voluntary petition for reorganization under Case No. 8:08-bk-17795-KRM. On August 16, 2010, we filed our First Amended Joint Plan of Reorganization, and, on October 25, 2010, we filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On October 27, 2010, the Bankruptcy Court held a Confirmation hearing and confirmed the Plan, and, on November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). We emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”).

Our Products and Services

CYREVIA™ (formerly named Revimmune™)

We are developing Cyrevia as a comprehensive system of care for the treatment of various autoimmune diseases.

The Immune System and Autoimmunity

The immune system is the body’s natural defense mechanism for identifying and killing or eliminating disease-causing pathogens (such as bacteria, viruses, or other foreign microorganisms) and tumor cells. In humans, the primary disease fighting function of the immune system is carried out by white blood cells (leukocytes), which mediate two types of immune responses: innate immunity and adaptive immunity. Innate immunity refers to the broad first-line immune defense that recognizes and eliminates certain pathogens prior to the initiation of a more specific adaptive immune response. While the cells of the innate immune system provide a first line of defense, they cannot always eliminate or recognize infectious organisms. In some cases, the innate immune system may not always recognize or detect infections. In these cases, the adaptive immune response evolved to provide a highly specific and versatile means of defense which also provides long-lasting protection (immune memory) against subsequent re-infection by the same pathogen.

Autoimmune diseases are the result of white blood cells in the body recognizing and injuring or destroying normal (self) organs or tissues. In affected patients, the adaptive immune response (normally targeted against foreign antigens) becomes aberrantly targeted against self-tissues, leading to tissue damage, and chronic inflammation of affected organs. In severe cases patients may experience loss of function leading to disability or death. Autoimmune diseases are generally considered manageable in their early stages with immunosuppressive therapies or immunomodulating therapies. These therapies, however, are rarely considered “curative,” and even with modern standards of care, patients may suffer from chronic disease progression.

Autoimmune diseases pose a major burden to society. According to the National Institutes of Health and its Autoimmune Diseases Coordinating Committee, at least 14 million Americans suffer from the more than 80 illnesses caused by autoimmunity. Many autoimmune diseases occur among young to middle-aged adults, leading to life-long disease and often life-changing disability. These conditions therefore also pose a disproportionate economic burden to healthcare systems in the industrialized world. Women are especially susceptible and comprise approximately 75% of diagnosed cases. Autoimmune diseases are among the ten leading causes of death among women in all age groups up to age 65.

Although many of these diseases can be treated clinically by currently available conventional immunosuppressive regimens, important problems remain: some patients are refractory to standard immunotherapy, and others respond only partially. In many cases, immunosuppressive therapies or therapies to control the symptoms of the disease must be continued indefinitely, maintaining an impaired immune system, and often resulting in increased risk of infections and other serious health problems.

Cyrevia™ for the Treatment of Autoimmune Disease

In contrast to currently approved therapies available to treat autoimmune disease, Cyrevia seeks to eliminate virtually all circulating white blood cells, including those driving autoimmunity, while seeking to spare the patient’s stem cells. As the patient’s eliminated white blood cells are replenished with new white blood cells derived from these stem cells, the patient’s immune system becomes effectively replaced or “rebooted.”

Cyrevia consists of an active drug, Cytoxan® (cyclophosphamide), administered as part of an integrated risk-management system designed to assure its consistent use and minimize the risks of treatment. Cytoxan is currently FDA approved to treat disorders other than autoimmune disease, including various forms of cancer.

To facilitate our development and commercialization of Cyrevia, we have entered into an agreement (the “Baxter Agreement”) with Baxter Healthcare Corporation (“Baxter”), which we believe is the only current good manufacturing practice (“cGMP”) manufacturer approved in the U.S. by the FDA of injectable/infusion cyclophosphamide (under the brand name, Cytoxan) as referenced in the FDA Orange Book. The Baxter Agreement grants us the exclusive right to use Baxter’s regulatory file and drug history (“Drug Master File”) for Cytoxan, which we believe will advance our planned clinical trials and anticipated communications with the FDA. Additionally, the Baxter Agreement grants to us the exclusive right to purchase Baxter’s Cytoxan for the treatment of various autoimmune diseases, including autoimmune hemolytic anemia, multiple sclerosis, systemic sclerosis and the prevention of graft-versus-host disease following bone marrow transplant.

Cytoxan is a nitrogen mustard alkylating agent (it destroys target cells by binding to DNA and interfering with cell division and function) which is converted by the liver into an active chemotherapeutic agent. Cytoxan’s effects are dose-dependent. As used in Cyrevia, Cytoxan is planned to be administered at a dose of 50 mg/kg, which is a unit of measurement where drug dosage is measured in milligrams based on the patient’s body weight measured in kilograms delivered in a series of four daily infusions (which is generally referred to as “Pulsed”) corresponding to a total dose of 200 mg/kg. This dose represents an ultra-high-dose of Cytoxan, which is generally administered to cancer patients in total doses ranging from approximately 40 to 50 mg/kg or less over a period of two to five days. We refer to the dosing schedule of Cytoxan, as used in Cyrevia as “High-Dose Pulsed Cytoxan.”

Cyrevia includes a comprehensive risk-management system to restrict the use of High-Dose Pulsed Cytoxan to those patients anticipated to most benefit from the drug and to exclude patients for whom the drug is contraindicated. The risk-management system includes pre- and post-treatment drugs combined with careful monitoring during and after administration of Cytoxan to avoid or minimize infections and other adverse side effects which may result from the therapy. This computerized central risk-management system, which we refer to as “Cyrevia Bolstering Outcomes Of Therapy” or “REBOOTSM”, is intended to assist physicians and other Cyrevia care providers to maintain a consistent risk management approach when administering Cyrevia. We anticipate that this system will incorporate a number of safety questionnaires, protocols, and other educational materials for patients and providers; in addition, we anticipate the system will provide a series of computer-verified diagnostic assays and compliance checks integrated with patients’ treatment. The REBOOT system may also include a patient and physician registry to enable long-term follow-up and research to improve outcomes and minimize risk in treated patients. Furthermore, we expect to enhance patient safety by packaging, labeling and distributing the Cyrevia therapy only as part of the REBOOT system.

We anticipate that our REBOOT system will be at the core of a formal risk evaluation and mitigation strategy (“REMS”) subject to approval by the FDA. As such, the REBOOT system forms a critical part of our planned clinical trial(s) and investigational new drug application(s) (“IND”). REMS was authorized by the Food and Drug Administration Amendments Act of 2007 (the “FDAAA”). REMS are frequently and increasingly included as part of INDs, approvals and/or labels to assure safety and to maximize benefit. REMS are subject to enforcement by the FDA through civil penalties.

Previous Clinical Studies in Cyclophosphamide to Treat Autoimmune Disease

A number of small, single-arm, open label, uncontrolled trials that have been conducted at various institutions have suggested the effect of cyclophosphamide on the disease course of certain autoimmune diseases. These prior studies form the basis of our belief that Cyrevia, which incorporates High-Dose Pulsed Cytoxan, may potentially represent a new treatment option for certain autoimmune diseases and support our decision to pursue the development of Cyrevia. These prior studies are considered to be preliminary, and we believe that significant additional development is required before High-Dose Pulsed Cytoxan can be widely accepted as a therapeutic option for autoimmune disease. These additional developments, which are part of our Cyrevia development plan, include: (i) conducting a definitive controlled and randomized clinical trial for each specific autoimmune disease sufficient to demonstrate safety and efficacy to the satisfaction of the FDA as required to support potential marketing approval and (ii) developing a REMS for High-Dose Pulsed Cytoxan to assure that the therapy properly balances risks and benefits in a manner which is sufficient to obtain the approval of the FDA under the FDAAA.

Table 1. Published preliminary studies investigating High-Dose Pulsed Cyclophosphamide for treatment of Autoimmune Diseases listed by disease.

Autoimmune Disease	Study Site	Number of Patients Treated
Aplastic Anemia	JHU[1], Hahnemann[2], Wayne State	82

Systemic Sclerosis (diffuse cutaneous)	JHU	6

Systemic Lupus Erythematosus	JHU, Hahnemann	43

Multiple Sclerosis	JHU, Hahnemann, Stony Brook[3]	47

Myasthenia Gravis	JHU, Stanford University	13

Autoimmune Hemolytic Anemia (AIHA)	JHU, Hahnemann, University of Milan	12

CIDP	Hahnemann	5

Rheumatoid Arthritis	JHU, Queen Elizabeth Hospital[4]	5

Pemphigus	JHU, University of Miami	4

Graft-versus-host disease (bone marrow transplant)	JHU, Sidney Kimmel Cancer Center	117

	TOTAL	334

[1]	Johns Hopkins University
[2]	Medical College of Pennsylvania-Hahnemann Hospital at Drexel University
[3]	State University of New York at Stony Brook
[4]	Queen Elizabeth Hospital, Adelaide, South Australia

Cyrevia™ Development Plan

Rationale

Notwithstanding the prior reports of High-Dose Pulsed Cytoxan as a potential therapy for certain autoimmune diseases, Cytoxan is not currently FDA-approved for the treatment of any autoimmune diseases. These prior studies of High-Dose Pulsed Cytoxan in the U.S. were conducted at a limited number of large academic research hospitals and have featured non-uniform inclusion criteria and/or administration schedules. It is generally recognized that there may be significant potential risks of infection or other side effects when High-Dose Pulsed Cytoxan is not administered by highly-qualified personnel in a controlled and regulated clinical setting. While the previous studies are important to our Cyrevia development plan, they are largely not considered sufficient to support regulatory approval, although we plan to explore expedited regulatory pathways that may be available for the prevention of graft-versus-host disease following bone marrow transplant and/or mucositis based on current data generated to date. At the core of our Cyrevia development plan is a recognition that controlled and randomized clinical trials will be necessary to demonstrate the efficacy of High-Dose Pulsed Cytoxan to the satisfaction of the FDA and that safety will be an important regulatory and clinical concern which we believe will require an FDA approved formal REMS.

While there are approximately eighty recognized autoimmune diseases, we plan, based on availability of resources, to initially target the following autoimmune indications: the prevention of graft-versus-host disease following bone marrow transplant; mucositis; multiple sclerosis; systemic sclerosis; and autoimmune hemolytic anemia.

We are preparing for pre-IND discussions with the FDA in order to determine the next steps necessary to seek approval for Cyrevia for the prevention of graft-versus-host disease following bone marrow transplant, an indication for which the FDA granted us Orphan Drug designation in June 2011. Based on published Phase 2 open label clinical trial results, and the urgent need to improve the success rate of bone marrow transplants, including the ability to enable transplant from partially-matched donors, we intend to pursue all potential expedited regulatory pathways that the FDA may allow for this indication, including the accelerated approval process. In addition, we also intend to conduct pre-IND discussions with the FDA with regards to our planned clinical trial strategy and study protocol for the treatment of multiple sclerosis (“MS”). Based on FDA input, we anticipate filing an IND under which we expect to conduct our planned MS clinical trials. Furthermore, we plan to discuss with the FDA our plans for a REMS to be developed and mandated to accompany treatment with Cyrevia under the FDAAA. Further, we also anticipate conducting meetings with the FDA to discuss our planned regulatory strategy and clinical trials for Cyrevia for the treatment of autoimmune hemolytic anemia and systemic sclerosis, both indications were granted FDA Orphan Drug designation in February 2011 and June 2011, respectively.

Provided that our planned Cyrevia clinical trials, once completed, demonstrate clinical benefit and safety, we would anticipate discussing next steps with the FDA which could include the suitability of seeking conditional and/or accelerated approvals and/or the appropriateness and design of additional clinical trial(s).

Graft-Versus-Host Disease

Disease Background

Graft-versus-host disease (“GVHD”) is a complication that can occur after a stem cell or bone marrow transplant in which the newly transplanted material attacks the transplant recipient’s body. GVHD occurs in a bone marrow or stem cell transplant involving a donor and a recipient. The bone marrow is the soft tissue inside bones that helps form blood cells, including white cells that are responsible for the immune response. Stem cells are normally found inside bone marrow. Since only identical twins have identical tissue types, a donor’s bone marrow is normally a close, but not perfect, match to the recipient’s tissues. The differences between the donor’s cells and recipient’s tissues often cause T-cells (a type of white blood cells) from the donor to recognize the recipient’s body tissues as foreign. When this happens, the newly transplanted cells attack the transplant recipient’s body. In June 2011, we were granted by the FDA Orphan Drug designation for Cyrevia™ for the prevention of GVHD following bone marrow transplant.

Unmet Medical Need

Acute GVHD usually happens within the first three months after transplant. Chronic GVHD typically occurs more than three months after transplant, and can last a lifetime.

Rates of GVHD are reported to vary between 30-40% among related donors and recipients, to 60-80% between unrelated donors and recipients. Greater mismatch between donor and recipient relates to an increased risk of GVHD. After a transplant, the recipient usually takes drugs that suppress the immune system, which helps reduce the chances (or severity) of GVHD. While Cytoxan is often used off-label in such GVHD regimens, there is currently no standardized approved use of Cytoxan to prevent GVHD.

Cyrevia™ Experience

Expected to be administered as an essential post-transplant agent if approved, Cyrevia would represent a potential therapeutic approach, which we believe might hold the potential to reduce the incidence of GVHD and potentially enable both fully-matched and half-matched allogenic bone marrow transplants, thus potentially increasing transplant success rates.

Because of its potent immunosuppressive yet stem cell–sparing activity, Cyrevia has been tested as sole prophylaxis of GVHD after fully-matched myeloablative allogeneic bone marrow transplantation (“alloBMT”). Clinicians at Johns Hopkins University (“JHU”) treated 117 patients (median age, 50 years; range, 21-66 years) with advanced hematologic malignancies; 78 had partially human leukocyte antigen (“HLA”)–matched related donors and 39 had HLA-matched unrelated donors. All patients received conventional myeloablation with busulfan/Cytoxan (“BuCy”) and T-cell replete bone marrow followed by 50 mg/kg/d of Cytoxan on days three and four after transplantation. The incidences of acute grades II through IV and grades III through IV, GVHD for all patients were 43% and 10%, respectively. The non-relapse mortality at day 100 and two years after transplantation were 9% and 17%, respectively. The actuarial overall survival and event-free survivals at two years after transplantation were 55% and 39%, respectively, for all patients and 63% and 54%, respectively, for patients who underwent transplantation while in remission. With a median follow-up of 26.3 months among surviving patients, the cumulative incidence of chronic GVHD is 10%. These results suggest that Cyrevia, as a high-dose post-transplantation Cytoxan regimen, is an effective single-agent prophylaxis of acute and chronic GVHD after BuCy conditioning and HLA-matched BMT. Sources: (www.clinicaltrials.gov no. NCT00134017). (Blood. 2010;115(16):3224-3230).

Cyrevia also demonstrated highly encouraging results when administered to enable partially matched transplants. Historically, HLA-mismatched alloBMT has been associated with high rates of graft failure, severe GVHD and non-relapse mortality (mortality not related to the underlying condition). Increasing HLA-mismatch between donor and recipient has been associated with worse event-free survival (“EFS”), especially when donors are mismatched by two or more HLA antigens. Subsequently, two multicenter studies demonstrated that Cyrevia therapy resulted in chronic GVHD incidences after haplo-BMT that were similar to those seen after a fully matched BMT. Physicians at JHU and the Fred Hutchinson Cancer Research Center treated 68 patients with nonmyeloablative conditioning and partially HLA-mismatched bone marrow transplantation (“mini-haploBMT”). Patients received High-Dose Pulsed Cytoxan following the transplant on Day 3 or Days 3 and 4. The probabilities of grades II–IV and III–IV (serious) acute GVHD by day 200 were 34% and 6%, respectively. Furthermore, the group receiving 2 days of post-transplant High-Dose Pulsed Cytoxan experienced a reduced incidence of chronic GVHD as compared with the group receiving only one dose of High-Dose Pulsed Cytoxan (5% vs 25%, p=0.05). A more recently published study conducted through the Bone Marrow Transplant Clinical Trials Network reported the outcomes of nonmyeloablative conditioning and transplantation of partially HLA-mismatched marrow for patients with hematologic malignancies. GVHD prophylaxis consisted of intravenous High-Dose Pulsed Cytoxan 50 mg/kg over 1-2 hours on days +3 and +4. In addition, patients received tacrolimus and myceophenolate mofetil initiated day +5 after transplantation. Fifty-five patients enrolled, of whom fifty were treated and included in the analysis. After transplantation, the cumulative incidence of Grade II-IV acute GVHD at day +100 was 32% and there was no reported case of Grade III-IV acute GVHD. At 1-year, the cumulative incidence of chronic GVHD was 13%. The primary endpoint, 6-month overall survival (“OS”), was 84% and the 1-year cumulative incidence of non-relapse mortality was 7%.

Taken together, we believe these results demonstrate that Cyrevia may facilitate partially HLA-mismatched hematopoietic stem cell transplantation (“HSCT”) without severe GVHD consequences and can potentially mitigate the negative impact of HLA-disparity on transplantation outcome.

Planned Regulatory Strategy to Advance Cyrevia™ for the Prevention of GVHD Following Bone Marrow Transplant

Based on multiple published Phase 2 open label clinical trial results, the potential risk of non-strandardized off-label use of High-Dose Pulsed Cytoxan in GVHD, and the urgent need to improve the success rate of bone marrow transplants, including the ability to enable transplant from partially-matched donors, we intend to pursue all potential expedited regulatory pathways for Cyrevia that the FDA may allow for this indication, including the accelerated approval process. Therefore, we are preparing for pre-IND discussions with the FDA which we anticipate will occur in 2012. We plan to coordinate future GVHD clinical trials and their design based upon the FDA’s feedback and guidance.

Multiple Sclerosis

Disease Background

Approximately 400,000 people in the U.S. have multiple sclerosis (“MS”) with a prevalence rate of approximately 1 in 700 people and approximately 200 new patients diagnosed every week. MS is generally considered to be an autoimmune neurodegenerative disease in which local inflammation and autoimmune destruction of myelin (a fatty tissue which surrounds and protects the nerve fibers of the central nervous system) leads to acute injury and progressive nerve degeneration. Although the exact cause of MS remains unknown, most researchers and clinicians believe that the myelin is damaged due to an abnormal response by the body’s immune system. MS is a heterogeneous disease with a clinical course that varies with each patient; however, over time most patients inevitably lose significant neurological and physical function often including difficulty in walking leading to dependence on a cane and ultimately a wheelchair. Young adults between the ages of 20 and 30 are most at risk for MS, and women have a significantly higher risk than men. According to the Cleveland Clinic, there are multiple distinct clinical forms of MS, the most common of which is characterized by relapses followed by remissions, commonly referred to a relapsing-remitting multiple sclerosis (“RRMS”). Approximately eighty-five percent (85%) of MS patients have RRMS at disease onset, though approximately fifty percent (50%) of those will ultimately convert to a more aggressive form of MS referred to as secondary progressive MS (“SPMS”). Patients with RRMS experience flare-ups (also termed as relapses or attacks) and episodes of acute worsening and exacerbations of clinical neurological symptoms. These episodes are then typically followed by a period of recovery or remission. Several features predict the ultimate conversion to SPMS, including frequency of clinical attacks, accrual of disability, and the presence of gadolinium enhancing lesions which are frequently revealed on MRI. There are currently multiple approved drugs for the treatment of RRMS; however, MS is considered to be an uncured disease and even with currently approved therapies, most patients will experience progressive accrual of disability. In some cases, patients may eventually die of their disease. Current FDA approved disease modifying agents are only partially effective in controlling disease progression, and despite treatment with current agents, many patients experience disease breakthrough or progression. Furthermore, use of these therapies often imposes a life-long compliance burden on patients and leads to increased risks of infection, including instances of progressive multifocal leukoencephalopathy and other complications due to chronic immunosuppression. We believe that there is a large unmet medical need, and we are developing Cyrevia™, as a potential new therapeutic approach to treat MS.

Cyrevia™ Experience in the Treatment of MS

In contrast to currently approved therapies available to treat MS, Cyrevia seeks to eliminate virtually all circulating white blood cells, including those responsible for the autoimmunity, while sparing the patient’s stem cells. As the patient’s eliminated white blood cells are replenished with new white blood cells derived from these stem cells, the patient’s immune system becomes effectively replaced or “rebooted.” The goal of Cyrevia is to partially restore to the extent possible neurologic and physical function that has been lost due to MS while delaying further disease progression.

Three independent studies (see Table 2) conducted at three research universities formed the basis of our opinion that the proof of principle has been established that Cyrevia is both safe and effective in the treatment of MS and offers the potential to reduce disease progression and restore neurological and physical function. The publications of these three studies, conducted at Stony Brook University (Stony Brook, NY), Drexel University (Philadelphia, PA), and Johns Hopkins University (Baltimore, MD), form the basis and rationale for our planned clinical trial(s) to study Cyrevia for the treatment of MS.

Table 2. Published Reports of the Use of High-Dose Pulsed Cyclophosphamide for Treatment of MS

Study Site	Publication	Patients Treated	Median Follow up Reported	Primary Outcomes after High-Dose Pulsed Cyclophosphamide Treatment
Johns Hopkins University, Baltimore, MD	Krishnan, et al. Reduction of disease activity and disability with high-dose cyclophosphamide in patients with aggressive multiple sclerosis. Arch Neurol. Aug 2008;65(8):1044-1051.	9	23 months

Primary endpoint:

•      56% (5 of 9) of patients showed statistically-significant reduction in disability as measured by EDSS

•      2.11 point mean decrease in EDSS for 9 treated patients

•      No deaths or unexpected serious adverse events were observed

•      2 patients worsened in EDSS (0.5 points)

Secondary endpoints:

•      81% mean reduction of GEL’s in MRI

•      Mean MSFC z-score improved

Study Site	Publication	Patients Treated	Median Follow up Reported	Primary Outcomes after High-Dose Pulsed Cyclophosphamide Treatment
Stony Brook University, Stony Brook, NY	Gladstone, et al. High-dose cyclophosphamide for moderate to severe refractory multiple sclerosis. Arch Neurol. Oct 2006;63(10):1388-1393.	13 (12 evaluated)	15 months

Primary outcomes reported:

•      75% (9 of 12) reported improvement in bladder function; 50% with complete symptom resolution

•      42% (5 of 12) of patients showed a statistically significant reduction in disability of as measured by EDSS score 1.04 point mean decrease in EDSS for 12 evaluated patients

•      0% of patients showed worsening in EDSS score

Other outcomes reported:

•      No significant change seen in GEL count in treated patients

•      44% (4 of 9 pt’s evaluated) report improved visual acuity

•      88% (7 of 8 pt’s evaluated) report reduction in fatigue

•      100% (10 of 10 pt’s evaluated) report improvement in SF-36 quality of life score

Stony Brook University, Stony Brook, NY	Gladstone, et al. High-dose Cyclophosphamide for Moderate to Severe Refractory Multiple Sclerosis: 2-Year Follow-up (Investigational New Drug No. 65863). Am J Ther. Oct 14 2009.	13 (from 2006 study cohort above) 2 additional patients	24 months

Primary outcomes measured:

•      73% (11 of 15) of patients showed statistically-significant reduction in disability as measured by EDSS

•      1.1 mean decrease in EDSS for 15 evaluated patients

•      75% (6 of 8) SPMS patients treated had stable disease or improvement at 2 years

•      4 of 15 (27%) of patients showed disease progression

Other outcomes reported:

•      No significant change seen in GEL count in treated patients

Study Site	Publication	Patients Treated	Median Follow up Reported	Primary Outcomes after High-Dose Pulsed Cyclophosphamide Treatment
Drexel University, Philadelphia, PA	Schwartzman, et al. High-dose cyclophosphamide in the treatment of multiple sclerosis. CNS Neurosci Ther. Summer 2009;15(2):118-127.	23	3.5 years

Primary endpoint:

•      78% (7 of 9) pt’s with RRMS improved at least one point in EDSS for >6 months. 1 of the two patients who did not meet the endpoint had a sustained improvement of 0.5 points on EDSS for 1.5 years.

•      39% (9 of 23) pt’s overall, including patients with SPMS improved at least one point in EDSS for >6 months.

Secondary and Tertiary Endpoints:

•      44% of patients had no progression as of the study conclusion.

•      78% (7 of 9) RRMS patients experienced reduced MS flare frequency

•      All RRMS patients experienced a significant increase in physical health, emotional well-being, and social functioning categories of quality of life as measured by the MS-QOL 54 survey.

Total	4 published articles of High-Dose Pulsed Cyclophosphamide for Treatment of MS	47 MS patients treated

Abbreviations: RRMS = relapsing-remitting multiple sclerosis; EDSS = expanded disability status scale; SPMS = secondary progressive multiple sclerosis; PPMS = primary progressive multiple sclerosis; MSQOL-54 = Multiple Sclerosis Quality of Life-54 Instrument; GEL = gadolinium-enhancing lesion; MSFC = Multiple Sclerosis Functional Composite a three-part, standardized, quantitative, assessment instrument for use in clinical studies, particularly clinical trials, of MS. MSFC z-Score = a standardized score computed from components of the MSFC.

Planned Regulatory Strategy to Advance Cyrevia™ for the Treatment of MS

While published studies suggest that Cyrevia may be safe and effective to treat MS, the use of this promising therapy has been limited to relatively small pilot studies conducted at a limited number of academic research hospitals. Because High-Dose Pulsed Cytoxan is generally considered to be an aggressive treatment with significant potential risks associated with its uses, we believe that this therapy will not become generally available to MS patients unless a pivotal, well-controlled Phase 3 clinical trial is conducted to determine safety and efficacy. Additionally, without marketing approval from the FDA, third-party reimbursement for this therapy will likely remain unavailable and the standard of care for MS will remain unchanged.

In September 2007, we conducted an initial meeting with the FDA regarding our proposed design of a clinical trial in MS for Cyrevia. Since our initial meeting with the FDA, a number of studies of High-Dose Pulsed Cytoxan in MS have reported follow-up data (see Table 2) which we expect will provide support and guide the design of future planned clinical trial(s). We intend to conduct follow-up pre-IND meetings with the FDA in 2012 to discuss our planned clinical trial strategy and study protocol(s) for the treatment of MS. Based on FDA input and availability of resources, we anticipate filing an IND under which we plan to conduct MS clinical trials. Further, we plan to discuss with the FDA our plans for a REMS to be developed and mandated to accompany treatment with Cyrevia under the FDAAA.

Systemic Sclerosis

Disease Background

Systemic sclerosis is a chronic, multisystem autoimmune disease characterized by hardening of the skin and affected tissues, blood vessel (vascular) alterations, and the presence of autoimmune antibodies (autoantibodies) in the blood. Patients with systemic sclerosis often experience Raynaud’s phenomenon, a condition associated with discoloration of fingers and/or toes when exposed to changes in temperature or emotional events. Systemic sclerosis is most common in females who are 30 to 50 years of age.

The underlying disease etiology, or cause, of systemic sclerosis remains largely unknown but in affected patients, prolonged activation of the immune system and inflammation results in extensive tissue damage and repair. Continuous remodeling and repair and an inability to terminate the reparative processes leads to persistent connective tissue remodeling, scarring, and fibrosis. Some patients may have only a few affected areas, but others suffer from progressive skin involvement that becomes the source of much affliction as the condition worsens. Systemic sclerosis can be divided into two primary forms: diffuse cutaneous systemic sclerosis (“dcSSc”) and limited cutaneous systemic sclerosis (“lcSSc”). Approximately 60% of systemic sclerosis patients have lcSSc, while approximately 35% have the dcSSC.

dcSSc typically presents as skin manifestations affecting the hands, arms and face. Additionally, pulmonary arterial hypertension may occur in up to one third of patients and is the most serious complication for this form of systemic sclerosis. dcSSc comprises a very severe form of systemic sclerosis which progresses rapidly and affects a large area of the skin and one or more internal organs, frequently the kidneys, esophagus, heart and lungs. dcSSc leads to substantial disability and/or death. We are planning clinical trials to study dcSSc, which has an estimated U.S. prevalence of approximately 30,000 cases with an estimated incidence of approximately 2100 annually. In June 2011, we were granted by the FDA, Orphan Drug designation for Cyrevia™ for the treatment of systemic sclerosis.

Unmet Medical Need

dsSSc is a severe disease with the highest case-specific mortality of any rheumatic disorder, with 50% of patients dying or developing major organ complications within 3 years of diagnosis (Denton and Black 2005). Currently there is no treatment that has been proven to prevent progression of disease, underscoring a huge unmet medical need in this disease.

Autologous stem cell transplantation can significantly improve the skin score, a measure of disease progression in dcSSc. However, reported transplant-related mortality ranges from 8.7%-17%. Other immune modulatory agents have been studied with varying results; either the trials were too small or uncontrolled to definitively determine the efficacy of the treatment or randomized, controlled trials were conducted without demonstrating a clinically significant benefit.

Cyrevia™ Experience in dsSSc

An open-label trial of High-Dose Pulsed Cytoxan in patients with clinically active dsSSc patients was conducted at JHU (Tehlirian et.al. published these results in 2008). This study forms the basis of our planned clinical trial of Cyrevia for dcSSc.

In this study, six patients with diffuse cutaneous systemic sclerosis were treated. One patient died of a pulmonary infection (seven weeks after treatment) that was acquired after the absolute neutrophil count had normalized, indicating that the infection was not acquired during the immune ablation period. This patient experienced acute respiratory distress syndrome associated with a fungal infection and a decline in kidney function. This patient had extensive lung disease at the time of entry into the study. This highlights the need for a robust system of care during High-Dose Pulsed Cytoxan treatment and the requirement for highly selective inclusion criteria, especially in patients with organ involvement and damage as a result of their autoimmune disease.

The primary endpoint was the modified Rodnan skin score (“mRSS”), a typical efficacy endpoint for systemic sclerosis trials. The mRSS measures skin thickness and collagen content of skin. In dcSSc, increasing skin thickness is associated with increased disease activity, and a reduction in mRSS is associated with a more favorable outcome, with a reduction of 25% considered clinically significant. The study reported that in five evaluable patients, mRSS was reduced by 60%, 55%, 41%, 31%, and 0%. The study further reported that four patients out of five responded initially, while one responded but relapsed at 6 months.

The physician’s global assessment (“PGA”) was reported to have improved for four of five patients 47%, 69%, 56%, and 59% within first month after treatment, and 80% for one of five within the first three months. The forced vital capacity (“FVC”), a measure of lung function, also stabilized in four of six patients. One patient’s FVC worsened due to an infection, then returned to baseline. Five of five patients improved on the Health Assessment Questionnaire Disability Index.

Planned Clinical Trial of Cyrevia™ in dcSSc

As resources permit, we plan to conduct pre-IND meetings with the FDA to discuss clinical trials of Cyrevia in patients who have evidenced moderately severe organ damage and clinical evidence of active disease.

Autoimmune Hemolytic Anemia

Disease Background

We plan to study autoimmune hemolytic anemia (“AIHA”), a disease in which the body’s immune system attacks its own red blood cells (“RBCs”), leading to their destruction, or hemolysis. While studies of prevalence of AIHA in the U.S. are few, we estimate the U.S. prevalence of AIHA at approximately 50,000 cases based on epidemiological studies in other countries. The U.S. incidence of AIHA is approximately 2,400 per year. In February 2011, we were granted by FDA Orphan Drug designation for Cyrevia™ for the treatment of AIHA.

In affected patients, a process of increased destruction of RBCs takes place mediated by the formation of anti-RBC autoantibodies (an autoantibody is an antibody produced by the body in reaction to the body’s own cells). AIHA can occur at any age and affects women more often than men. About half of the time, the cause of AIHA cannot be determined (idiopathic AIHA). AIHA can also be caused by or occur with another disorder, such as systemic lupus erythematosus (lupus), and rarely it follows the use of certain drugs, such as penicillin.

AIHA frequently commences as an acute, sometimes life-threatening disease often requiring hospitalization, but is considered a chronic disease. In some people, the destruction may stop after a period of time. In other people, red blood cell destruction persists and becomes chronic. There are two main types of AIHA: warm antibody hemolytic anemia (“WAIHA”) and cold antibody hemolytic anemia (“CAIHA”). In the warm antibody type, the autoantibodies attach to and destroy red blood cells at temperatures equal to or in excess of normal body temperature. In the cold antibody type, the autoantibodies become most active and attack red blood cells only at temperatures well below normal body temperature. Rarely, patients have both cold- and warm-reactive autoantibodies and are classified as mixed-type AIHA.

AIHA as the cause of hemolysis is confirmed when blood tests detect increased amounts of certain antibodies, either attached to red blood cells (“RBCs”) (direct antiglobulin or Coombs’ test) or in the liquid portion of the blood (indirect antiglobulin or Coombs’ test). Other tests sometimes help determine the cause of the autoimmune reaction that is destroying RBCs.

If symptoms are mild or if destruction of RBCs seems to be slowing on its own, no treatment is needed. If RBCs destruction is increasing, a corticosteroid such as prednisone is usually the first choice for treatment for WAIHA. High doses are used at first, followed by a gradual reduction of the dose over many weeks or months. When WAIHA patients do not respond to corticosteroids or when the corticosteroid causes intolerable side effects, surgery to remove the spleen (splenectomy) is often the next treatment. The spleen is removed because it is one of the places where antibody-coated RBCs are destroyed. When destruction of RBCs persists after removal of the spleen or when surgery cannot be done, immunosuppressive drugs may be used.

When RBC destruction is severe, blood transfusions are sometimes needed, but they do not treat the cause of the anemia and provide only temporary relief.

Unmet Medical Need

We believe that there is a need for additional therapeutic options to treat both warm and cold AIHA. Only 15-20% of patients achieve complete remission with standard first line therapy, corticosteroids. Adverse events related to corticosteroid therapy include excessive weight gain, skin flushing, neuropsychiatric disorders, sleep disturbances, increased risk of cardiovascular events, cataracts, and myopathy. Co-morbidities exacerbated by corticosteroids include diabetes, hypertension, hyperlipidemia, heart failure, glaucoma, and peptic ulcer disease.

Usually splenectomy, the surgical removal of the spleen, is used as a second-line therapy, which elicits a 50% response rate. Options for patients unresponsive or refractory to corticosteroids and splenectomy are limited. In WAIHA, the chance of spontaneous or drug-induced remission or cure is extremely low. An urgent need exists for new, better treatments of WAIHA, especially for steroid-refractory or unresponsive patients. CAIHA does not respond to either steroids or splenectomy and therefore remains a significant clinical challenge.

Cyrevia™ Experience with AIHA

Following studies in other severe autoimmune disorders, High-Dose Pulsed Cytoxan was studied in patients with severe AIHA that was refractory to standard therapies (Moyo, Smith et al. 2002). Nine patients were treated at Hahnemann University, Medical College of Pennsylvania and JHU. Seven patients displayed WAIHA, one (1) CAIHA, and one (1) patient was mixed warm/cold. These patients had preciously failed at least two standard therapies (primary AIHA) or one standard therapy (secondary AIHA), and were steroid dependent.

The studies reported that Cyrevia was well-tolerated in these patients. All patients were reported to have experienced transfusion independence following treatment. The study reported that six patients underwent a complete response (“CR”), and the remaining three achieved a partial remission (“PR”). At last follow-up (median follow-up duration 15 months, ranging from 4-29 months), only one patient in CR was still receiving doses of corticosteroids (although these were tapering) and one patient in PR was receiving a low dose of corticosteroids. All others discontinued steroids and no patient experienced relapse at a median of 15 months after treatment.

Three other patients with AIHA have been treated with Cyrevia in one small study (Brodsky 1998) and one case report (Panceri 2002). Of the two patients in the former study, one had Evan’s syndrome (a combination of AIHA and another disease). The AIHA patient experienced a complete recovery for 16 months but then came down with immune thrombocytopenic purpura, another autoimmune disease and subsequently died. The other patient experienced no symptomatic manifestations of disease after treatment and was independent of transfusion for more than ten months. The case report (Panceri 2002) described the striking sudden improvement in a child with severe AIHA, who was unresponsive to four other treatments. However, due to the absence of defined inclusion criteria as used in the Moyo study, these three patients have extremely heterogeneous characteristics and may not be comparable to the larger Moyo study in which patients were more similar.

Planned Clinical Trial of Cyrevia™ in AIHA

As resources permit, we plan to conduct clinical trials in patients with a diagnosis of severe AIHA. We expect that these patients will have had a failure of at least two standard treatment approaches (e.g., prednisone therapy, splenectomy, intravenous immunoglobulin, or other immunosuppressants.), or an inability to taper prednisone dose to less than 10 mg/day.

Proprietary Rights to CyreviaTM

Because Cyrevia represents the repurposing of a drug which is off-patent, we have developed a multi-faceted strategy to seek to maintain and protect our proprietary interests consisting of a combination of patents and non-patent based protection such as exclusive commercial agreements.

We hold the exclusive world-wide rights to commercialize High-Dose Pulsed Cytoxan to treat MS and certain other autoimmune diseases through a sublicense (the “Cyrevia Sublicense”) from Revimmune, LLC, which obtained its rights by license from JHU (the “JHU License”). Revimmune, LLC is an affiliate of one of our directors and shareholders. Our license, which is exclusive and worldwide, affords additional protection for our commercialization strategy. Under the Cyrevia Sublicense, we are obligated to pay a royalty of eight percent (8%) of net sales of Cyrevia which is equally split between JHU and Revimmune, LLC until the later of the expiration of the last to expire patent under the JHU License on a country by country basis, or ten years following the first commercial sale of a regulatory approved product regardless of the issuance of any such patents. We believe that our Cyrevia Sublicense creates an important relationship between our company, JHU, and the JHU faculty who pioneered the development of High-Dose Pulsed Cytoxan. JHU has filed patent applications in the U.S. and several foreign countries with claims pertaining to the use of High-Dose Pulsed Cytoxan to treat MS and certain other autoimmune diseases which are covered by our Cyrevia Sublicense. Some of these licensed patent applications are undergoing examination and are subject to pending patent office objections and/or rejections.

Additionally, we have filed patent applications for our REBOOT risk management system and certain screening protocols that maximize the safety and effectiveness of High-Dose Pulsed Cytoxan treatment regimens. Further, we anticipate that our computer software program being developed to implement our REBOOTSM system will be proprietary and protected through trademark and copyright filings.

To further extend our proprietary rights to Cyrevia, we entered into an agreement with Baxter, which we believe is the only FDA approved cGMP, manufacturer of injectable cyclophosphamide in the U.S., known under the brand name, Cytoxan®. The Baxter Agreement grants our Company the exclusive right to use Baxter’s Drug Master File for Cytoxan which, we believe will facilitate our planned clinical trials and anticipated dealings with the FDA. Additionally, the Baxter Agreement grants to our Company the exclusive right to purchase Cytoxan from Baxter for the treatment of various autoimmune diseases including: the prevention of GVHD following bone marrow transplant; MS; systemic sclerosis; and AIHA.

Additionally, we have been granted Orphan Drug designation by the FDA for a number of autoumminue diseases providing seven years of market exclusivity in the U.S for those diseases.

BIOVAXID® - THERAPEUTIC CANCER VACCINE

Our majority-owned subsidiary, Biovest, is developing BiovaxID as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically, follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers.

The Human Immune System

The immune system functions as the body’s natural defense mechanism for identifying and killing or eliminating disease-causing pathogens, such as bacteria, viruses, or other foreign microorganisms. However, with regard to cancer, including lymphomas, the immune system’s natural defense mechanism is believed to be largely thwarted by natural immune system mechanisms which seek to protect “self-cells” from attack. In humans, the primary disease fighting function of the immune system is carried out by white blood cells (leukocytes), which mediate two types of immune responses: innate immunity and adaptive immunity. Innate immunity refers to the broad first-line immune defense that recognizes and eliminates certain pathogens prior to the initiation of a more specific adaptive immune response. While the cells of the innate immune system provide a first line of defense, they cannot always eliminate or recognize infectious organisms. In some cases, new infections may not always be recognized or detected by the innate immune system. In these cases, the adaptive immune response has evolved to provide a highly-specific and versatile means of defense which also provides long-lasting protection (immune memory) against subsequent re-infection by the same pathogen. This adaptive immune response facilitates the use of preventative vaccines that protect against viral and bacterial infections such as measles, polio, diphtheria, and tetanus. Biovest believes that BiovaxID creates an adaptive immune response to cancerous B-cells.

Adaptive immunity is mediated by a subset of white blood cells called lymphocytes, which are divided into two types: B-cells and T-cells. In the bloodstream, B-cells and T-cells recognize antigens, which are molecules that are capable of triggering a response in the immune system. Antigens are molecules from bacterial, viral, or fungal origin, foreign (non-self) proteins, and in some cases, tumor-derived proteins that can stimulate an immune response. The human body makes millions of different types of B-cells that circulate in the blood and lymphatic systems and perform immune surveillance. Each B-cell has a unique receptor protein (immunoglobulin) on its surface that binds to one particular antigen. Once a B-cell recognizes its specific antigen and receives additional signals from a T-helper cell, it can proliferate and become activated in order to secrete antibodies (immunoglobulins; Ig) which can neutralize the antigen and target it for destruction. T-cells may also recognize antigens on foreign cells, whereby they can promote the activation of other white blood cells or initiate destruction of the targeted cells directly. A person’s B-cells and T-cells can collectively recognize a wide variety of antigens, but each individual B-cell or T-cell will recognize only one specific antigen. Consequently, in each person’s bloodstream, only a relatively few lymphocytes will recognize the same antigen.

Since B-cell cancers such as NHL are tumors arising from a single malignant transformed B-cell, the tumor cells in NHL maintain on their surface the original malignant B-cell’s immunoglobulin (collectively referred to as, the “tumor idiotype”) that is distinct from those found on normal B-cells. The idiotype maintained on the surface of each B-cell lymphoma serves as the tumor-specific antigen for the BiovaxID cancer vaccine.

In many cases, including in NHL, cancer cells produce molecules known as tumor-associated antigens, which may or may not be present in normal cells but may be over-produced in cancer cells. B-cells and T-cells have receptors on their surfaces that enable them to recognize the tumor associated antigens. While cancer cells may naturally trigger a B- or T-cell-based immune response during the initial appearance of the disease, this response may be only weakly specific or attenuated in such a way that it does not fully eradicate all tumor cells. Subsequently, tumor cells gradually evolve and escape from this weak immune response and are able to grow into larger tumors. In addition, because cancer cells arise from normal tissue cells, they are often able to exploit or increase existing immune tolerance mechanisms to suppress the body’s immune response which would normally destroy them. In other cases, chemotherapy or other treatment regimens used to treat the cancer may themselves weaken the immune response and render it unable to reject and kill tumor cells. Even with an activated immune system; however, the number and size of tumors can often overwhelm the immune system.

In the case of cancer and other diseases, immunotherapies are designed to activate a person’s immune system in an attempt to combat the disease. There are two forms of immunotherapy used to treat diseases: passive and active. Passive immunotherapy is exemplified by the intravenous infusion into a patient of antibodies specific to the particular antigen. While passive immunotherapies have shown clinical benefits in some cancers, they require repeated infusions and can cause the destruction of normal cells in addition to cancer cells. An example of passive immunotherapy to treat lymphoma is monoclonal antibodies such as rituximab. An active immunotherapy, on the other hand, seeks to generate a durable adaptive immune response by introducing an antigen into a patient, often in combination with other components that can enhance an immune response to the antigen. BiovaxID is an example of active specific immunotherapy. Although active immunotherapies have been successful in preventing many infectious diseases, their ability to combat cancers of various types has been limited by a variety of factors, including the inability of tumor antigens to elicit an effective immune response, difficulty in identifying suitable target tumor antigens, inability to manufacture tumor antigens in sufficiently pure form, and inability to manufacture sufficient quantities of tumor antigens.

Nevertheless, in 2010 one active immunotherapy, Provenge® (sipuleucel-T) developed by Dendreon Corporation, received marketing approval from the FDA for the treatment asymptomatic or minimally symptomatic metastatic castrate resistant (hormone refractory) prostate cancer. This represents the first case of an active immunotherapy to successfully gain marketing approval in the U.S. In March 2011, a second active immunotherapy, Yervoy™ (ipilimumab), developed by Bristol-Myers Squibb, received marketing approval from the FDA approved for the treatment of late-stage metastatic melanoma. In addition to BiovaxID, there are a number of other active immunotherapeutics for cancer in various stages of clinical trials that have demonstrated promising results.

A number of features of the NHLs make these tumors particularly suitable for treatment with a therapeutic cancer vaccine. The malignant B-cell lymphocytes of NHL express a unique, identifiable tumor-specific antigen which is not expressed by other (healthy) cells in the body. In contrast, the majority of human cancers typically lack strong ubiquitous expression of tumor-specific antigens to distinguish them from normal cells, or they express a potentially widely-varying mix of antigens which can be difficult to identify and formulate into a successful therapeutic vaccine.

Non-Hodgkin’s Lymphoma (“NHL”)

Non-Hodgkin’s lymphoma (“NHL”) is a heterogeneous group of malignancies of the lymphatic system with differing clinical behaviors and responses to treatment. BiovaxID® has been studied in two distinct forms of NHL, namely, FL and MCL. NHL was the fifth most common type of cancer in the U.S., with an estimated prevalence of 454,378 cases in 2008 in the U.S. NHL accounts for 3.4% of all cancer deaths in the U.S. (Siegel et al., 2011: Cancer statistics 2011, CA: A Cancer Journal for Clinicians). NHL is one of the few malignancies in which there continues to be a rise in incidence. Since the early 1970’s, incidence rates for NHL have nearly doubled. Moreover, in spite of recent advances in the standard of care, the overall five-year survival rate remains at approximately 63%. According to the NCI, in 2009 it was estimated that 65,980 new cases of NHL will be diagnosed and 19,500 Americans will die from the disease, with a comparable number estimated in Europe.

NHL is usually classified for clinical purposes as being either “indolent” or “aggressive,” depending on how quickly the cancer cells are likely to grow and spread. The indolent, or slow-growing, form of NHL has a very slow growth rate and may need little or no treatment for months or possibly years. Aggressive, or fast-growing, NHL tends to grow and spread quickly and cause severe symptoms, and patients with aggressive NHL have shorter overall survival (“OS”).

Follicular Lymphoma

Indolent (slow growing) and aggressive NHL each constitute approximately half of all newly diagnosed B-cell NHL, and roughly half of the indolent B-cell NHL is follicular lymphoma (“FL”). Accordingly, approximately 22% of new cases of NHL fall into the category of disease known as indolent FL. The U.S. prevalence (number of cases) for FL was estimated to be 100,000 cases in 2006. Biovest has conducted a Phase 2 clinical trial followed by a Phase 3 clinical trial in FL under Biovest’s IND. FL is a form of NHL that is derived from a type of cell known as a follicle center cell. Despite its slow progression, FL is almost invariably fatal. The median OS reported for FL patients ranges between 8 and 10 years, although these figures may have become slightly higher within the last decade as a result of improvements in the standard of care for FL.

The current standard of care for treatment of advanced, bulky FL (bulky Stage II, Stage III-IV) as specified by the National Comprehensive Cancer Network (“NCCN”) includes initial treatment of newly-diagnosed patients with rituximab-containing chemotherapy. Rituximab is a monoclonal antibody (an immune protein capable of selectively recognizing and binding to a molecule) which targets a protein primarily found on the surface of both healthy and cancerous B cells, known as CD20. Accordingly, rituximab seeks to bind and destroy all B-cells, including healthy B-cells, as a means of controlling the progression of FL in treated patients.

Rituximab and other biologics currently approved for lymphoma are characterized as “passive immunotherapies.” Following administration, rituximab exerts its effects primarily through an unselective and near total destruction of a patient’s B-cells, including malignant as well as healthy B-cells. Rituximab and other passive immunotherapies are often administered in sequential, repeated doses to achieve their effect, and following cessation of administration are over time eliminated from the patient’s circulation by normal bodily functions. Rituximab is characterized as a targeted therapy since it targets CD20, which is present on both healthy and tumor cells. Rituximab is manufactured in bulk and is not considered to be a personalized therapy.

By comparison, BiovaxID® is characterized as an “active immunotherapy.” Active immunotherapies attempt to stimulate the patient’s immune system to respond to a disease. “Specific active immunotherapies” such as BiovaxID specifically, seek to induce cellular and/or humoral immune responses focused on specific antigens present on a diseased cell (such as a tumor cell). A s a specific, active immunotherapy, BiovaxID targets only the cancerous B-cells while sparing healthy B-cells. Accordingly, BiovaxID is highly targeted. BiovaxID is manufactured specifically and entirely for each patient and is considered to be a highly “personalized therapy.” If approved, BiovaxID will represent the only specific active immunotherapeutic approved for the treatment of FL and therefore will represent a new class of drugs that provide a new therapeutic option for patients with lymphoma.

In February 2011, the NCCN issued treatment guidelines recognizing “consolidation therapy” as a defined treatment category for FL in first remission. Current consolidation therapy options differ from induction therapies in that they primarily seek to prolong first remission duration by consolidating the effects of induction therapy, which primarily seeks to reduce active, bulky tumor masses. The following anti-CD20 monoclonal antibody drug products are currently approved consolidation treatment options for the treatment of FL: Rituxan®; Bexxar®; and Zavalin® (See Figure 1). All of these treatment options are passive immunotherapies that result in profound B-cell depletion.

Figure 1. BiovaxID® targets tumor-specific idiotype, a protein unique to the tumor and not found on healthy (non-malignant) B-cells. In contrast, current monoclonal antibody-based therapies for NHL, including rituximab (Rituxan®), tositumomab (Bexxar®), and ibritumomab tiuxetan (Zevalin®) target CD20, a cell-surface protein expressed by both tumor and healthy B-cells. As such, through its unique mode of action, BiovaxID represents a new therapeutic approach to treating FL.

Current U.S. Approved Consolidation Therapies for NHL and Urgent Need for Alternative Treatment Options

Rituxan® (Rituximab): Rituximab maintenance consists of administration of the anti-CD20 antibody rituximab administered at a dose of 375 mg/m2 every 8 weeks for 24 months (12 injections) administered by IV infusion every 8 weeks starting 8 weeks ± 7 days after the last induction treatment (whether immuno-chemotherapy or rituximab, whichever is later). Administration of rituximab (and other anti-CD20 agent) maintenance extends the profound immunosuppression achieved by induction therapy, as it targets the pan-B-cell CD20 protein. This continued dosing of the induction agent induces profound B-cell depletion for the two-year duration of the regimen.

Zevalin® (ibritumomab tiuxetan): Zevalin is an immunoconjugate resulting from covalently-bonded anti-CD20 antibody ibritumomab and the linker-chelator tiuxetan [N-[2-bi(carboxymethyl)amino]-3-(p-isothiocyanatophenyl)-propyl]-[N-[2-bis(carboxymethylamino]-2-(methyl)-ethyl]glycine. This linker-chelator provides a high affinity, conformationally restricted chelation site for Indium-111 or Yttrium-90. Administration follows induction rituximab and requires preliminary dosimetry and imaging administration of In-111 (Day 1) followed by administration of Y-90 Zevalin on Day 7, 8, or 9. The maximum allowable dose of Y-90 Zevalin is 32.0 mCi (1184) MBq and physicians and patients receiving the agent must exercise radiation exposure precautions upon administering or handling the agent.

BEXXAR® therapeutic regimen (Tositumomab and Iodine I 131 Tositumomab): BEXXAR is an anti-CD20, anti-neoplastic radioimmunotherapeutic monoclonal antibody-based regimen composed of the monoclonal antibody, Tositumomab, and the radiolabeled monoclonal antibody, Iodine I 131Tositumomab. As with Zevalin, the BEXXAR therapeutic regimen is administered in two discrete steps: the dosimetric and therapeutic steps. Each step consists of a sequential infusion of Tositumomab followed by Iodine I 131 Tositumomab. The therapeutic step is administered 7-14 days after the dosimetric step. As with ibritumomab tiuxetan, physicians and patients receiving this agent must also exercise stringent radiation exposure precautions prior to and following administration.

Urgent Need for New Consolidation Treatment Option for NHL: BiovaxID® has a unique mechanism of action when compared to all other agents approved for FL maintenance therapy. BiovaxID vaccination represents a non-immunosuppressive alternative to rituximab maintenance as a consolidation therapy for FL and MCL. Thus, BiovaxID represents a potential novel option for consolidation therapy that has demonstrated to be safe and effective, and unlikely to interfere with future therapies while potentially increasing the utility of other therapies.

Mantle Cell Lymphoma

Mantle cell lymphoma (“MCL”) is a rare, aggressive subtype of NHL characterized by short remissions, rapid progressions and successive relapses, reflecting incurability. The median OS for MCL has been cited as 3 to 5 years. MCL represents approximately 6% of all NHL cases and worldwide there are approximately 7,800 new cases each year of which, approximately one half are in the U.S. (see “Current treatment approaches for mantle-cell lymphoma”. J Clin Oncol. Sep 10 2005 and “New approach to classifying non-Hodgkin’s lymphomas: clinical features of the major histologic subtypes.” J Clin Oncol. Aug 1998).

The majority of MCL patients have disseminated disease and bone marrow involvement at diagnosis. Patients’ clinical outcomes from currently available therapies are poor. Although many therapeutic regimens are capable of rendering high initial response rates, these responses are of short duration (i.e., about 20 months) and the relative survival rates of MCL patients are among the lowest compared to other types of NHL. The prognostic after the first relapse is very poor, with an expected median OS of about 1-2 years. No currently available therapeutic regimens are curative.

While several therapeutic regimens are available to treat MCL patients, there currently exists no consensus standard of care for treatment of first-line relapsed MCL. As such, MCL remains incurable and it is generally considered that additional treatment options are required given this significant unmet medical need.

Currently upon first diagnosis, MCL patients are often evaluated for eligibility for autologous stem cell transplantation (autoSCT). Stem cell transplantation, an aggressive treatment protocol consisting of high-dose chemotherapy, immunotherapy and full-body radiation, aims to treat the patient’s tumor and purge the bone marrow of lymphoma cells. MCL patients who are eligible for autoSCT receive either R-CHOP (rituximab, cyclophophamide, doxorubicin, vincristine, prednisone) followed by autoSCT or R-HyperCVAD (rituximab, cyclophosphamide, vincristine, doxorubicin, and dexamethasone alternating with rituximab plus high-dose methotrexate and cytarabine) followed by observation. Although these therapeutic approaches do yield high response rates, they are associated with high rates of adverse events and treatment discontinuation, high risk of myelodysplastic syndrome, and high mortality rates. Consequently, the considerable toxicity associated with these regimens largely limits these options primarily to a select subset of the MCL patients who are younger and better fit to tolerate these high-intensity treatments. However, even this subset ultimately gains only modest benefits from existing treatment options. Moreover, the use of these more aggressive regimens appears not to result in superior OS as compared to standard therapies. Given that the median age for newly diagnosed MCL patients is 60 years, less aggressive therapeutic approaches are needed.

Development Status of BiovaxID

Introduction

Preliminary studies demonstrated that treatment of patients with NHL with an active immunotherapy stimulates a patient’s immune system to generate clinically significant immune responses. These studies provided the rationale for large-scale trials of active specific immunotherapy of this disease. These studies have been published in The New England Journal of Medicine (October 1992), Blood (May 1997), and Nature Medicine (October 1999). In the treatment of cancer, residual tumor cells remaining in the patient after completion of surgery or anti-tumor therapy are often the cause of tumor relapse. These residual tumor cells cannot always be detected by standard imaging techniques but their destruction may be feasible by active immunotherapy. The use of such vaccines differs from traditional cancer treatment in that the ultimate mechanism of action against the tumor is indirect: the anti-tumor immunity induced by vaccination, rather than the vaccine itself, is ultimately responsible for treatment benefit.

In 1994, the NCI filed for initiation of an IND for the purpose of conducting clinical trial(s) investigating the use of BiovaxID in NHL. Under this IND, the NCI began in 1994 a Phase 2 clinical trial in FL; in 1999, the Phase 3 clinical trial in FL; and in 2000 a Phase 2 clinical trial in MCL. The NCI selected Biovest to produce the vaccine for the initial Phase 2 clinical trial in FL. In 2001, Biovest entered into a formal CRADA with the NCI which formalized Biovest’s collaboration with the NCI. The IND filed by the NCI was formally transferred to Biovest in April 2004, which made Biovest the exclusive sponsor of the IND with full rights to complete the NCI-initiated Phase 3 clinical trial in FL and the NCI-initiated Phase 2 clinical trial in MCL, to communicate and negotiate with the FDA relating to marketing approval for BiovaxID and to conduct other clinical studies in NHL under the IND.

BiovaxID Clinical Trials

Phase 2 Clinical Trial of BiovaxID® for Treatment of FL

In 1994, the Phase 2 clinical trial (NCT00878488) was commenced by the NCI to evaluate the ability of BiovaxID to eradicate residual lymphoma cells in 20 patients with FL who were in chemotherapy-induced first clinical complete remission (“CR”). All 11 patients with a detectable lymphoma gene sequence (translocation) in their primary tumors had cells from the malignant clone detectable in their blood by DNA polymerase chain reaction (“PCR”) analysis both at diagnosis and after chemotherapy, despite being in CR. In this clinical trial, molecular remission was defined as patients lacking any detectable residual cancer cells bearing the translocation as determined by a very sensitive PCR technique. After vaccination, 8 of 11 patients converted to lacking cells in their blood from the malignant lymphoma clone detectable by PCR. Anti-tumor T-cell responses were found in the vast majority of the patients (19 of 20 patients), whereas anti-tumor antibodies were detected, but apparently were not required for molecular remission. Vaccination was thus associated with clearance of residual tumor cells from the blood and long-term disease-free survival. The demonstration of molecular remissions and uniform, specific T-cell responses against lymphoma tumor targets, as well as the addition of granulocyte–monocyte colony-stimulating factor (“GM-CSF”) to the vaccine formulation provided the rationale for the initiation of a larger Phase 3 clinical trial at the NCI in 2000. These results were published in Nature Medicine (October 1999). The latest follow-up, after a median of 9.17 years, 45% of these patients are still in continuous first CR, the median disease free survival (“DFS”) for the cohort is 96.5 months, and OS is 95% (Santos et al., ASH 2005).

Phase 2 Clinical Trial of BiovaxID® for Treatment of MCL

In 2000, the NCI initiated a Phase 2 open-label clinical trial (NCT00020215) of BiovaxID for the treatment of MCL. This Phase 2 clinical trial was based upon the NCI’s Phase 2 clinical trial in FL. The primary objective of this Phase 2 clinical trial was to study BiovaxID in treatment-naïve patients with MCL and to determine the safety and efficacy of BiovaxID following a rituximab-based immunotherapy. Twenty-six patients with untreated, mostly (92%) stage IV MCL, were enrolled. All patients received six cycles of EPOCH-R (which is an chemo-immunotherapy consisting of etoposide, prednisone, vincristine, cyclophosphamide, doxorubicin, rituximab); 92% of the patients achieved CR and 8% achieved partial response (“PR”). All but 3 patients (i.e., due to disease progression or inability to manufacture the vaccine) received BiovaxID together with KLH on day 1, along with GM-CSF (100 µg/m2/day) on days 1-4 at 1, 2, 3, 4, and six months starting at least 3 months post-chemotherapy.

The results of NCI’s MCL Phase 2 clinical trial were reported in Nature Medicine (August 2005). As reported in Nature Medicine, after a median follow-up of 46 months, the OS was 89%, the median event-free survival (“EFS”) was 22 months, and five patients remained in continuous first CR. Antibody responses to immunization were detected in 30% of the patients, following a delayed pattern (i.e., detected mostly after the 4-5th vaccination) which paralleled the peripheral blood B-cell recovery. Most importantly, specific CD4+ and CD8+ T-cell responses were detected in 87% of patients post-vaccine, and in 7 of 9 patients tested these responses were detected after the 3rd vaccination when peripheral B-cells were by and large undetectable. The detected cytokine release response included GM-CSF, INF-g, and TNF-a (type I). In this study, BiovaxID induced both humoral and cellular immune responses following almost complete depletion of B-cells following rituximab-containing chemotherapy. The adverse events observed in this trial are considered by us to be minimal and were limited mostly to injection site reactions. The results of the latest follow-up of these patients performed in 2011 were presented at the 2011 Annual Meeting of the American Society of Hematology (Grant et al., ASH 2011) (Abstract #2707).

With 122 months of median potential follow-up, the median OS is 104 months. In this study, MIPI was associated with OS (P= 0.01), where median OS estimates were not reached for the low risk MIPI group, 84 months for the intermediate risk MIPI group, and 44 months for the high risk MIPI group. The eleven year follow-up data presented at ASH helps define how BiovaxID works by demonstrating that the mechanism of action of BiovaxID is T-cell (GM-CSF cytokine) mediated and not B-cell (humoral) mediated. There was a significant association between the increase in the amount of specific anti-Id T-cell (GM-CSF cytokine) immune response following vaccination and OS. In patients with normalized T-cell (GM-CSF cytokine) levels above the median value for the cohort (>4.3mg), median OS was not reached as compared to 79 months in patients with T-cell (GM-CSF cytokine) levels below the median (<4.3mg) (P= 0.015 unadjusted; P= 0.045 Bonferroni adjusted). There was no association between OS and specific anti-Id B-Cell (humoral) responses or any other type of specific cellular responses.

Figure 2. Overall Survival by GM-CSF Cytokine Response (< and > than median)

Phase 3 Clinical Trial of BiovaxID® for Treatment of FL

Overview and Objectives. In January 2000, the Phase 3 clinical trial in FL (NCT00091676) was initiated by the NCI. The Phase 3 clinical trial was a multi-center, double-blind, randomized, controlled clinical trial that was designed to confirm the results reported in the NCI’s Phase 2 clinical trial.

As studied in the Phase 3 clinical trial, BiovaxID consisted of the patient-specific idiotype protein (“Id”) derived from the patient’s cancer cells conjugated or combined with keyhole limpet hemocyanin (“KLH”), an immunogenic carrier protein and administered with GM-CSF, which is a biological response enhancer. The comparator studied in the Phase 3 clinical trial was a control vaccine consisting of KLH and administered with GM-CSF. Accordingly, the only difference between BiovaxID and the control vaccine was the inclusion of the idiotype protein from the patient’s own tumor in BiovaxID. BiovaxID or the control vaccine was administered following chemotherapy (also referred to as induction therapy) with a drug combination of prednisone, doxorubicin, cyclophosphamide, etoposide referred to as “PACE”. Induction therapy represents the “first-line” treatment for FL patients and attempts to induce complete tumor remission as defined by radiological evidence (CT scans). In FL, patients treated with the current standard of care often achieve complete remission but these remissions almost always are of limited duration and most treated patients must eventually be re-treated for their disease. In the majority of cases, however, even with re-treatment, the disease often relapses and develops resistance to therapy, leading to a need for bone marrow transplant and eventually resulting in the death of the patient. In the Phase 3 clinical trial, patients who achieved complete response following induction therapy were assigned to a limited waiting period prior to vaccination to allow for immune reconstitution following the induction chemotherapy. Patients who relapsed during this immune reconstitution period did not receive either BiovaxID or control treatment. Patients who maintained their complete remission following this immune recovery period received either BiovaxID or control administered as 5 subcutaneous injections monthly over a six month period (one month was skipped).

The primary objectives of the Phase 3 clinical trial were to confirm the safety and efficacy of BiovaxID in two predefined groups:

(1)	All Randomized Patients (the “Randomized Patients”): The Randomized Patients including patients who completed initial chemotherapy but relapsed and did not receive either BiovaxID or control.

(2)	All Treated Patients: The Randomized Patients who were disease-free at the time of vaccination and consequently received at least 1 dose of BiovaxID or control.

The secondary objectives of the Phase 3 clinical trial included:

(1)	to determine the ability of BiovaxID to produce a molecular CR in subjects in clinical CR, but with PCR evidence of residual disease after standard chemotherapy;

(2)	to determine the impact of BiovaxID on molecular remission in FL patients;

(3)	to evaluate the ability of BiovaxID to generate an immune response against autologous tumor;

(4)	to determine and compare the OS of subjects randomized to receive either treatment assignment; and

(5)	to evaluate the safety of BiovaxID administered with GM-CSF.

Biopsy, Chemotherapy, and Immune Recovery. Prior to chemotherapy, a small tumor biopsy was performed to obtain tissue for tumor classification and characterization, and to provide starting material necessary to manufacture BiovaxID. Following this biopsy patients were initially treated with PACE chemotherapy in order to induce a CR or a complete response unconfirmed (“CRu”) as measured by CT radiological scans.

The trial protocol stipulated that for all patients, an immune recovery period of approximately 6 months following completion of chemotherapy was required to be completed without relapse (“Immune Recovery Period”) before vaccination. The Immune Recovery Period was required in order to maximize the potential for immune response to vaccine and to avoid confounding factors from any potential lingering immunosuppressive effects of chemotherapy.

Randomization to Immune Recovery Followed by BiovaxID or Control. When the NCI designed the Phase 3 clinical trial protocol, a decision was made to randomize patients, immediately after completion of chemotherapy and not to wait for the completion of the Immune Recovery Period in an effort to avoid expending NCI resources to manufacture patient-specific vaccines for patients who were not anticipated to receive the vaccine (e.g., control patients). In the Phase 3 clinical trial, of 234 patients initially enrolled into the clinical trial, 177 patients completed chemotherapy successfully and were randomized.

As per the design of the Phase 3 clinical trial, patients who relapsed during the Immune Recovery Period were excluded from treatment with BiovaxID or control notwithstanding the fact that they had been randomized. In the Phase 3 clinical trial, of the 177 initially randomized patients, 117 remained eligible to be treated with either BiovaxID (76 patients) or control (41 patients) at the end of the Immune Recovery Period. Sixty patients of the 177 randomized patients relapsed during the Immune Recovery Period and were not treated with either BiovaxID or control (see Figure 3).

Figure 3. Flow Diagram of Phase 3, double-blind, randomized clinical trial of patient-specific vaccination with BiovaxID + GM-CSF in first CR. 234 patients were enrolled at 14 centers and assessed for eligibility. Of those enrolled, 57 were excluded from randomization for reasons indicated. 177 patients were randomized (ITT population), of which 118 were allocated to the BiovaxID (Id-KLH + GM-CSF) arm (treatment) and 59 were allocated to the KLH + GM-CSF arm (control). Patients that failed to remain in CR/CRu (60 total) did not receive either vaccine. As a result, 76 patients were vaccinated with Id-KLH + GM-CSF and 41 were vaccinated with KLH + GM-CSF, comprising the modified ITT (mITT) population. Patients receiving less than 5 immunizations either withdrew from the study or relapsed before completion.

Trial Enrollment and the Use of Rituximab-Containing Induction Chemotherapy. During the course of the Phase 3 clinical trial, the standard of care for induction chemotherapy in FL changed to include rituximab, which reduced the ability to recruit and enroll patients into the study. In order to facilitate enrollment in the clinical trial, we amended the study protocol in 2007 to permit the use of a rituximab-containing chemotherapy regimen (“CHOP-R”), as induction therapy. However, the FDA requested that we abstain from vaccinating any patients who received CHOP-R and we did not vaccinate any of the patients who received CHOP-R chemotherapy under the Phase 3 clinical trial protocol.

Due to the protracted enrollment, the Phase 3 clinical trial’s Independent Data Monitoring Committee (“DMC”; a committee responsible for reviewing the available unblinded clinical trial data in the study and responsible for recommendations to the sponsor and the FDA) recommended an interim analysis of the clinical trial’s endpoints and overall safety profile which resulted in the termination and halting of the trial in 2008.

As of April 15, 2008, when the Phase 3 clinical trial was officially closed, a total of 234 subjects had been enrolled and 177 subjects had been randomized, which was less than the original planned sample size which called for 629 subjects to be enrolled and 540 to be randomized. While the termination of the Phase 3 clinical trial before completion of the planned accrual resulted in a smaller sample size than was originally intended, we believe that the randomized nature of our Phase 3 clinical trial yields a valid conclusion because the baseline characteristics of the patients in the 2 groups were balanced, the allocation to treatment arms was concealed, and the study was double-blinded.

Results of Phase 3 Clinical Trial

As reported at the plenary session of the Annual Meeting of the American Society of Clinical Oncology (ASCO 2009), the patient cohort of the 177 Randomized Patients (which included 117 (66%) Treated Patients and 60 (35%) patients who were not treated) did not demonstrate statistically significant difference in median DFS from randomization between treatment and control arms.

Figure 4. Disease-free survival (DFS) according to study group for the All Randomized Patients (N = 177). Kaplan-Meier actuarial curves for DFS for the Randomized Patients are shown according to their study group of Id-KLH+GM-CSF (N = 118) or KLH+GM-CSF (N = 59). The number of events, median, and 95% confidence intervals for each group are also presented.

At ASCO, we further reported the median DFS data for the patients who received at least one vaccination either with BiovaxID or control. In this cohort of 117 patients they represent a modified intent-to-treat population, median DFS was 13.6 months longer in patients who received BiovaxID compared to patients who received control. This analysis reflects the prospectively defined primary clinical trial objective. Accordingly, there were 60 patients who were randomized but who did not receive either BiovaxID or control and who are not included in this analysis. Of these 117 treated patients, 76 patients received at least one dose of BiovaxID (the “BiovaxID Arm”) and 41 patients received at least one dose of control (the “Control Arm”). No serious adverse events were reported in either the BiovaxID Arm or the Control Arm. At the median follow-up of 56.6 months (range 12.6-89.3 months), a statistically significant improvement of 13.6 months was observed in DFS between patients in the BiovaxID Arm (44.2 months), versus the Control Arm (30.6 months) (log-rank p-value = 0.045; HR = 1.6). Using a Cox proportional-hazard model, a statistically significant hazard ratio (HR) of 0.62 was achieved (p=0.048; 95% CI: 0.39, 0.99). This means that patients receiving BiovaxID experienced an approximately 61% (1/0.62) lower risk of cancer recurrence compared to patients who received the control vaccine. The Phase 3 clinical trial’s secondary endpoint of OS has not yet been reached for either group due to the length of follow-up to date.

Figure 5. Disease-free survival (DFS) according to study group for the Randomized Patients who received blinded vaccinations (N = 117). Kaplan-Meier actuarial curves for DFS for the Randomized Patients who received at least one dose of the Id-KLH+GM-CSF (N = 76) or KLH+GM-CSF (N = 41) are shown. The number of events, median, and 95% confidence intervals for each group are also presented.

Analysis of Patients by Isotype. A typical antibody (“immunoglobulin”), including the lymphoma idiotype expressed on the surface of each cancerous lymphoma cell, is composed of protein “heavy chains” and “light chains”. In humans, the heavy chains are classified as IgG, IgM, IgA, IgD and IgE, and the light chains are classified as either kappa or lambda. The Id protein expressed on the surface of FL cells is an immunoglobulin protein characteristic of the single B-cell from which the tumor arose. The immunoglobulin protein contains a region known as the “heavy chain” and a region known as the “light chain” (see Figure 6). Almost always in FL, the heavy chain region is characterized as either an IgM-isotype or an IgG-isotype. Figure 6 below illustrates the dramatic differences in the structure of immunoglobulin protein characterized as an IgM-isotype as opposed that characterized as an IgG-isotype. Accordingly, an antibody may be referred to as IgG-isotype or IgM-isotype depending on its heavy-chain classification. In the normal immune response, antibody isotypes may have different roles and may help direct the appropriate immune response. The small region at the tip of the antibody is known as the “variable region”, or antibody binding site, and the balance of the isotype is known as the “constant region”. When Biovest manufactures BiovaxID, Biovest screens each patient’s tumor cells obtained by biopsy for the isotype.

Approximately, 60% of patients with FL are diagnosed with tumors expressing an IgM isotype and approximately 40% of patients bear tumors expressing an IgG isotype. In rare cases (<1%), patients are diagnosed with another isotype (e.g. IgA). Infrequently, the patient’s tumor also contains cells with one or more isotype (a heterogenous or “mixed” isotype); in these patients we select either an IgG or IgM isotype for manufacture of BiovaxID. Each patient’s tumor isotype can be readily determined by standard analytical techniques (flow cytometry) at the time of the patient’s tumor biopsy. In both the Phase 2 and Phase 3 clinical trials, the determination of tumor heavy-chain isotype determined the specific manufacturing and purification process used to make that patient’s vaccine. For patients who have tumors expressing an IgG (or an IgG-containing “mixed” isotype), Biovest manufactures an IgG isotype vaccine and for patients determined to have tumors expressing an IgM (or an IgM-containing “mixed” isotype), Biovest manufacture an IgM vaccine. Due to Biovest’s manufacturing process (rescue fusion hybridoma), the isotype (IgG or IgM) of the tumor is directly reproduced in each patient’s vaccine so that each patient’s BiovaxID vaccine matches the patient’s original tumor isotype (IgG or IgM).

Figure 6. The Id protein expressed on the surface of FL cells is an immunoglobulin protein characteristic of the single B-cell from which the tumor arose.

Preclinical data indicates that the ability to develop an immune response differs between IgM-isotype and IgG-isotype idiotypes. The IgG-isotype idiotype was reported to be tolerogenic, meaning that the immune response against the specific tumor target is suppressed. On the other hand, the IgM-isotype idiotype was reported to be highly immunogenic, meaning that it induces an ample, persistent immune response against the specific tumor target. The unique feature of Biovest’s Phase 3 clinical trial was the manufacturing and administration of tumor-matched isotype idiotype vaccines which, allowed Biovest to investigate whether these preclinical data translate into differential clinical efficacy of the two isotype vaccines.

Figure 7. The vaccines produced for each individual patient consist of the tumor idiotype with the same isotype as the tumor cells from which the vaccine was produced. Therefore, patients with IgM isotype tumors received IgM vaccine, and patients with IgG isotype tumors received IgG vaccine manufactured from their own tumor cells.

Biovest analyzed differences in median DFS in vaccinated patients in its Phase 3 clinical trial separately by tumor isotype. There were 35 IgM isotype patients who received BiovaxID and 25 IgM isotype patients who received control. There were 40 IgG isotype patients who received BiovaxID and 15 IgG isotype patients who received control. Two patients had mixed IgM/IgG biopsy isotypes and were excluded from this analysis. The baseline characteristics of the patients who received either IgM or IgG vaccine were balanced between each respective BiovaxID Arm and Control Arm groups.

In the IgM isotype group we observed that patients who were treated with isotype-matched BiovaxID had significantly longer DFS (52.9 months, versus 28.7 months) than patients with IgM isotype tumors who received control vaccine (see Figure 8). In contrast, in the IgG isotype group, there was no difference in median DFS between the patients who received isotype-matched BiovaxID and the patients with IgG isotype tumors who received control vaccine (see Figure 9). Although a separate manufacturing process is prescribed for the IgM isotype and for the IgG isotype, the Phase 3 clinical trial protocol did not include planned analyses to address a subset efficacy analysis by isotype.

Figure 8. Disease-free survival (DFS) for the Randomized Patients with tumor IgM heavy chain isotype who received blinded vaccinations. Kaplan-Meier actuarial curves for DFS for the Id vaccinated [igM-id-KLH + GM-CSF] and control [KLH+GM-CSF] groups for the IgM isotype are shown. The number of events, median, and 95% confidence intervals for each group are also presented.

Figure 9. Disease-free survival (DFS) for the Randomized Patients with tumor IgG heavy chain isotype who received blinded vaccinations. Kaplan-Meier actuarial curves for DFS for the Id vaccinated [igM-id-KLH + GM-CSF] and control [KLH+GM-CSF] groups for the IgG isotype are shown. The number of events, median, and 95% confidence intervals for each group are also presented.

Figure 10. Shown is a standard statistical analysis (Kaplan-Meier survival curves) used to measure the fraction of patients free of disease for a certain amount of time after treatment. In this Figure, IgM-isotype patients who receive an IgM-isotype vaccine are compared with IgG-isotype patients who received an IgG-isotype vaccine compared with all control patients (patients with both IgM-isotype and IgG-isotype).

Our Phase 3 clinical trial has two unique manufacturing features, where: (a) the vaccine consists of the full structure of the idiotype protein (that is, both the variable and the constant regions of the immunoglobulin) and (b) the idiotype of the vaccine matches the idiotype of the patient’s own tumor. These unique features allowed Biovest to be the first to investigate the clinical efficacy implications of the two tumor isotypes. The prior Phase 3 clinical trials of FL idiotype vaccines conducted by Genitope Corporation and Favrille, Inc. used a manufacturing process known as recombinant manufacturing that universally linked the patient’s variable region of the idiotype into an IgG isotype without regard to the actual isotype of each patient’s tumor. Biovest believes that the use of an IgG isotype was due to the comparative ease of manufacture and purification of IgG proteins as well as to their relatively long half-life. There are two implications of the manufacturing processes used by these prior clinical trials: (1) clinical efficacy cannot be compared by isotype group and (2) the lack of clinical efficacy observed in these clinical trials may be due to the tolerogenic effect of the universal IgG isotype used in the vaccine manufacturing. As such, Biovest believes that its analysis by tumor isotype may provide profound insight into the efficacy of BiovaxID and may also suggest methods by which cancer vaccines in general could be developed in the future.

BiovaxID ® Regulatory Status

Biovest is in the process of conducting clinical pre-filing discussions with domestic and international regulatory agencies to discuss the potential regulatory approval pathway for BiovaxID. Biovest is focusing on its plans to seek regulatory approval for BiovaxID for the treatment of FL and these clinical pre-filing regulatory agency meetings are anticipated to confirm the next steps and requirements in the regulatory process. In preparing for these meetings, Biovest is continuing its analyses of the data available from Biovest’s Phase 2 and Phase 3 clinical trials, so that Biovest can have as comprehensive as possible discussions regarding the safety and efficacy results for BiovaxID. In addition, Biovest continues to advance its efforts to comply with various regulatory validations and comparability requirements related to Biovest’s manufacturing process and facility.

Additionally, Biovest anticipates conducting discussions with various regulatory agencies regarding regulatory approval for BiovaxID for the treatment of MCL and Waldenstrom’s Macroglobulinemia (“WM”), a rare B-cell subtype of NHL.

Proprietary Rights to BiovaxID®

As a result of the FDA’s Orphan Drug designation for the treatment of FL, MCL and WM, Biovest has seven years of market exclusivity in the U.S. from the date of FDA marketing approval for these three subtypes of B-cell NHL. Biovest has ten years of market exclusivity in Europe as a result of Orphan Medicinal Product designation for the treatment of FL and MCL by the EMA.

In addition to market exclusivity based on governmental regulation, Biovest relies on proprietary rights provided by a combination of an exclusive world-wide license to the cell line that is used in the production of BiovaxID, patent protection, trade secret protection, and Biovest’s ongoing innovation. Although the composition of matter of the BiovaxID vaccine is not patentable, Biovest has filed an international patent application (“PCT”) relating to methods of treatment using Biovest’s vaccine. In addition, Biovest has filed U.S. and foreign patent applications relating to certain features of the AutovaxID® instrument used in the production of the vaccine. Biovest’s proprietary production system will use fully enclosed and disposable components for each patient’s vaccine. Biovest believes that, without the availability of an automated production system, the methods used to produce a patient-specific immunotherapy are time-consuming and labor-intensive, resulting in a very expensive process that would be difficult to scale up. Following the finds related to the apparent role of the IgM isotype in clinical benefit from vaccine, Biovest filed a broad range of patent applications covering various aspects of this finding. Biovest has been granted the registration of the trademark BiovaxID. BiovaxID is manufactured with a proprietary cell line, which Biovest has licensed on a world-wide exclusive basis from Stanford University (“Stanford”). This may be significant, because Biovest believes that the use of any cell line other than Biovest’s exclusively licensed cell line, in the production of a similar idiotype vaccine would require filing a separate IND application and undergoing clinical testing evaluation by the FDA.

BiovaxID® Manufacturing Process and Facility

Manufacturing Process

The BiovaxID manufacturing production process begins when a sample of the patient’s tumor is extracted by a biopsy and the sample is shipped refrigerated to Biovest’s facility in Minneapolis (Coon Rapids), Minnesota. At Biovest’s facility, Biovest identifies the idiotype that is expressed on the surface of the patient’s tumor cells through laboratory analysis. Additionally, Biovest identifies whether the isotype is IgM or IgG. In NHL, the tumor B-cells bear the surface idiotype (immunoglobulin or antibody) derived from the original transformed malignant B-cell, but do not typically secrete it in an amount suitable for vaccine production. In order to make sufficient quantities of idiotype for vaccination, the patient’s tumor cells are then fused with an exclusively licensed cell line (mouse/human heterohybridoma cell line K6H6) from Stanford to create a hybridoma or hybrid cell.

After the creation of the hybridoma, we determine which hybridoma cells display the same antigen idiotype as the patient’s tumor cells, and those cells are selected to produce the vaccine. The selected hybridoma cells are then seeded into our proprietary hollow-fiber bioreactors, where they are cultured and where they secrete or produce idiotype antigen. The secreted idiotype is then collected from the cells growing in the hollow-fiber reactor. After a sufficient amount of idiotype is collected for the production of an appropriate amount of the vaccine, the patient’s idiotype is purified using multi-step purification processes.

Figure 11a. Individualized Manufacturing Process for BiovaxID Immunotherapy: (Clockwise) Beginning with an excisional (>2cm) lymph node biopsy, tumor cells are fused with our proprietary mouse/human heterohybridoma in order to induce secretion of normally surface-bound tumor immunoglobulin (idiotype). Id-secreting clones are identified by comparing their unique idiotype sequence to the tumor’s after which they are cultured (expanded) in a proprietary hollow-fiber bioreactor system (not shown). During culture, supernatant (containing idiotype) is collected until sufficient amounts have been produced to yield adequate dosage of vaccine. This supernatant is purified by affinity chromatography and conjugated (bonded) to KLH carrier protein, resulting in a finished vaccine that can be shipped and administered to patients. In the Phase 3 clinical trial, manufacturing success was approximately 95% of treated patients. (Fig. reprinted from Neelapu, et al. Exp. Opin Biol Ther 2007).

Figure 11b. Hollow-fiber perfusion to produce the cell cultures used in the manufacture of BiovaxID.

Biovest uses a method known as “hollow-fiber perfusion” to produce the cell cultures used in the manufacture of BiovaxID (see Figure 11b). Hollow-fiber perfusion, as compared to other cell culture methods, seeks to grow cells to higher densities more closely approaching the density of cells naturally occurring in body tissue. The hollow-fiber perfusion method involves using hair-like plastic fibers with hollow centers which are intended to simulate human capillaries. Thousands of these fibers are inserted in a cartridge, which we refer to as a bioreactor. The cells are grown on the outside of the hollow fibers while nutrient media used to support cell growth is delivered through the hollow centers of the fibers. The fiber walls have small pores, allowing nutrients to pass from the hollow center to the cells. The fibers act as filters and yield concentrated secreted products. Because the cells are immobilized in the bioreactor, the concentrated product can be harvested during the ongoing cell growth process. Biovest believes that hollow-fiber technology permits the harvest of cell culture products with generally higher purities than stirred-tank fermentation, a common alternative cell culture method, thereby reducing the cost of purification as compared to stirred tank fermentation. Additionally, the technology associated with the hollow-fiber process generally minimizes the amount of costly nutrient media required for cell growth as opposed to other cell culturing techniques.

After manufacture and purification, the resulting purified idiotype is then conjugated, or joined together, with KLH, to create the vaccine. KLH is a foreign carrier protein that is used to improve the immunogenicity, or ability to evoke an immune response, of the tumor-specific idiotype. The BiovaxID vaccine is then frozen and shipped to the treating physician. At the treating physician’s office, the vaccine is thawed and injected into the patient.

The BiovaxID vaccine is administered in conjunction with GM-CSF, a natural immune system growth factor that is administered with the idiotype vaccine to stimulate the immune system and increase the response to the idiotype vaccine. In the Phase 2 and Phase 3 clinical trials patients were administered 5 monthly BiovaxID injections in the amount of 0.5 milligram of idiotype per injection, with the injections being given over a 6-month period of time in which the fifth month is skipped. Through this process, the patient-specific idiotype is used to stimulate the patient’s immune system into targeting and destroying malignant B-cells bearing the same idiotype.

Biovest estimates that an average of 3 months is required to manufacture each vaccine, which for most patients may overlap the time period when induction chemotherapy is being administered. While the manufacturing process for the BiovaxID vaccine is highly personalized to each patient, Biovest considers it to be highly controlled and predictable. The most common reason for a failure to successfully produce a patient’s vaccine was the presence of rare idiotype variants as opposed to the failure of a step in the manufacturing process. During the Phase 3 clinical trial, Biovest experienced approximately 95% success rate in manufacturing vaccines.

Manufacturing Facility

BiovaxID® is a personalized medicine which is produced separately for each individual patient through a laboratory process based on the patient’s own tumor cells derived by biopsy. Following regulatory approval of BiovaxID, Biovest plans to initially produce BiovaxID in Biovest’s existing leasehold space located in Minneapolis (Coon Rapids), Minnesota. In order to facilitate the regulatory process, Biovest has completed a dedicated suite of laboratory clean rooms especially designed to produce BiovaxID. As the regulatory process advances toward completion, Biovest anticipates expanding its current lease hold space or adding new manufacturing facilities as required to meet Biovest’s anticipated commercialization requirements. During the Phase 3 clinical trial, BiovaxID was produced at Biovest’s facility in Worcester, Massachusetts. Because Biovest has relocated the site of the manufacturing process to its Minneapolis (Coon Rapids) facility following the clinical trials and because Biovest is expanding that facility, Biovest is currently in the process of attempting to demonstrate to the FDA that the product under these new conditions is comparable to the product that was the subject of earlier clinical testing. This requirement will also apply to future expansions of the manufacturing facility, such as the possible expansion to additional facilities that may be required for successful commercialization of BiovaxID. There is also a requirement for validation of the manufacturing process for BiovaxID utilizing our AutovaxID® instrument. A showing of comparability requires data demonstrating that the product continues to be safe, pure, and potent and may be based on chemical, physical, and biological assays and, in some cases, other non-clinical data.

INSTRUMENTS AND DISPOSABLES

Biovest sells hollow-fiber perfusion instruments used for the production of significant quantities of cell culture products. This product line includes:

AutovaxID®

The AutovaxID is a fully automated, reusable instrument that employs a fully disposable, closed-system cell-growth chamber incorporating a hollow-fiber cell-growth cartridge. Since it is fully enclosed, computer controlled and automated, AutovaxID requires limited supervision and manpower to operate compared to manual instruments. AutovaxID is suitable for growing antibody-secreting cell lines, including hybridomas and Chinese hamster ovary (CHO) cells which are among the leading kinds of cell lines used for commercial therapeutic protein manufacture. We plan to utilize the AutovaxID technology to streamline commercial manufacture of our proprietary anti-cancer vaccine, BiovaxID®. AutovaxID is the first cell culture system that enables production of personalized cell-based treatments economically and in compliance with U.S. Food and Drug Administration Good Manufacturing Practices (“GMPs”). We are collaborating with the U.S. Department of Defense (“DoD”) to further develop AutovaxID and to explore potential production of additional vaccines, including vaccines for viral indications such as influenza.

Primer HF®

The Primer HF is a low cost hollow-fiber cell culture system capable of producing small quantities of monoclonal antibody. This system also provides a relatively inexpensive option to evaluate the efficacy of new cell lines in perfusion technology.

Mini MAX®

The miniMax provides the flexibility and technology needed to support optimization studies and research scale production of mammalian cell secreted proteins. The miniMax is an automated cell culture system, a table-top unit complete with microprocessor controller, self-contained incubator, and pump panel. The miniMax is an economical tool for researching scale-up processes and producing small quantities of protein of up to 10 grams per month.

Maximizer®

The Maximizer provides maximum flexibility to support optimization studies and pilot scale production of mammalian cell secreted proteins. The Maximizer is an automated cell culture system, a table-top unit complete with validated microprocessor controller, self-contained incubator, and pump panel. With production rates up to one gram a day, the Maximizer is a tool for process development and production.

XCellerator™

The XCellerator is a self-standing floor system containing an incubator and refrigerator section, control fixtures and pump panel. Each Xcellerator supports two independent flowpaths, is controlled by a process control computer and has the capability of remote monitoring. The combined features of the XCellerator support production of 60-500 grams of protein per month, per XCellerator unit.

Multi-6™

The Multi-6 is a low–cost cell culture system capable of simultaneously producing six monoclonal antibodies (or other secreted proteins) at up to 1 gm/month each or a single mAb at up to 6 gm/month. Multi-6 is also useful to simultaneously evaluate multiple cell lines or media formulations before scaling up to our larger AutovaxID or other systems. Like the Primer HF, Multi-6 requires no investment in custom equipment and supports culturing a variety of suspension and adherent cell lines.

In addition to instrument sales, Biovest has recurring revenue from the sale of hollow-fiber bioreactors, cultureware, tubing sets and other disposable products and supplies for use with Biovest’s instrument production lines. Revenues from such disposable products represented approximately 36% of our total revenue from this business for both the fiscal years ended September 30, 2011 and 2010.

Currently, Biovest assembles, validates and packages the instruments and disposables which Biovest sells. Customers for Biovest’s instruments and disposables are the same potential customers targeted for its contract production services which include biopharmaceutical and biotechnology companies, medical schools, universities, research facilities, hospitals and public and private laboratories.

CELL CULTURE PRODUCTS AND SERVICES

Biovest manufactures mammalian cell culture products such as, whole cells, recombinant and secreted proteins, and monoclonal antibodies. Additionally, Biovest provides related services as a contract resource to assist customers in developing cell production process protocols, cell line optimization, cell culture production optimization, media evaluation and other related services. This component of Biovest’s business represented approximately $1.3 million (approximately 33%) and $1.2 million (approximately 22%) in revenues for the fiscal years ended September 30, 2011 and 2010, respectively.

Customers include biopharmaceutical and biotechnology companies, medical schools, universities, research facilities, hospitals and public and private laboratories. Biovest generally produces cell culture products pursuant to contracts which specify the customer’s requirements for the cell culture products to be produced or the services to be performed.

There are various processes commonly used to produce mammalian cells generally used in the production of antibodies. These may include hollow-fiber bioreactor perfusion, stirred tank fermentation, roller bottle and other processes. Biovest primarily uses hollow-fiber bioreactor technology to expand customer provided cell lines and produce the respective monoclonal antibodies. This technology grows cells to higher densities which more closely mimics mammalian physiology. Biovest has significant expertise with in vitro (outside the living body) cell culture methods for a wide variety of mammalian cells. Mammalian cells are complicated and dynamic, with constantly changing needs. A primary component of hollow-fiber bioreactors is fibers made of plastic polymers. The fibers are hair-like with hollow centers which simulate human capillaries. Thousands of these fibers are inserted in a cartridge, which we refer to as a bioreactor. The cells are grown on the outside of the hollow fibers while nutrient media used to support cell growth is perfused through the lumen of the fibers. The fiber walls have small pores, allowing nutrients to pass from the hollow center to the cells. The fibers act as filters and yield concentrated secreted products. Because the cells are immobilized in the bioreactor, the concentrated product can be harvested during the on-going cell growth process. Hollow-fiber technology permits harvests of cell culture products with generally higher purities thereby reducing the cost of downstream purification processes. This technology generally minimizes the amount of costly nutrient media required for cell growth.

The most generally used process for mammalian cell production is stirred tank fermentation. Hollow-fiber bioreactor technology can be contrasted with the competitive stirred tank fermentation process which takes place in tanks of various sizes. Cells are grown inside the tanks in culture medium which is maintained under controlled conditions and continuously stirred to stimulate growth. At the end of the growing process, as opposed to incrementally during the growth process, cells are separated from the medium and the protein of interest is isolated through a series of complex purification processes. The size of the tanks generally result in stirred tank fermentation facilities requiring significantly more start-up costs, space and infrastructure than comparable production facilities using hollow-fiber technology. While stirred tank fermentation and hollow fiber technology are both used for cell production of various quantities, Biovest believes that the stirred tank fermentation process is currently more commonly used for larger scale commercial production requirements. Biovest believes that hollow-fiber technology has advantages in scalability, start-up time and cost in the early development of antibody production. In the expanding field of personalized medicine where patient specific drugs and therapeutics are frequently envisioned, such as Biovest’s personalized vaccine, BiovaxID®, Biovest believes that hollow-fiber technology may be the appropriate cell culture production technology.

CONSULTING SERVICES - ANALYTICA INTERNATIONAL, INC.

On December 15, 2011, we closed on the sale of substantially all of the assets and business of our wholly-owned subsidiary, Analytica, to a third-party for up to $10 million to be paid in a combination of $4 million in fixed payments and $6 million in contingent payments. Because the sale included the name “Analytica International, Inc.”, we changed the name of our subsidiary from Analytica International, Inc. to Accentia Biotech, Inc. following the sale. From 1997 until December 15, 2011, Analytica provided a broad range of consulting services through its offices in New York and Germany to companies and institutions in the pharmaceutical, biotechnology, and medical markets, including some of the world’s largest pharmaceutical companies. Analytica provided these services to clients throughout the world, and we also utilized these services for our own product development efforts in order to, among other things, evaluate and analyze the market and potential pricing of our product candidates. Analytica’s development and commercialization services included outcomes research on the economic profiles of pharmaceuticals and biologics, pricing and market assessment on these products, and various services designed to expedite clinical trials. We also used these services to evaluate the payor reimbursement prospects of our products and to develop reimbursement strategies.

SINUNASAL™ LAVAGE SYSTEM

The SinuNasal™ Lavage System (“SinuNasal”) is being developed by us as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis, also sometimes referred to as chronic rhinosinusitis, and upon clearance or approval with the FDA, we intend to market this device under the name SinuNasal. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pending) to mechanically flush the nasal passages to improve the symptoms of refractory chronic sinusitis patients post-surgery.

SinuNasal™ Market Opportunity

Chronic sinusitis is one of the more prevalent chronic illnesses in the U.S., affecting persons of all age groups. The overall prevalence of chronic sinusitis (“CS”) in the U.S. is 146 per 1,000 population, with approximately 31 million Americans suffering from rhinosinusitis every year, and an estimated 90% of these cases being chronic. For unknown reasons, the incidence of this disease appears to be increasing yearly. This results in a conservative estimate of 18-22 million physician visits in the U.S. each year and a direct treatment cost of $3 to $4.5 billion annually. CS is the fifth most common disease treated with antibiotics, and up to 64% of patients with AIDS develop CS. The lack of an effective treatment for CS has historically been due to an inability of the medical community to identify the underlying cause of the condition. Due to lack of knowledge regarding the cause of CS, most treatment methods for CS have focused only on the symptoms of the disease.

Historically, the treatment of CS has largely focused on the use of antibiotics, intranasal or orally administered corticosteroids, and sinus surgery. While antibiotics are useful in treating the acute exacerbations that result from the bacterial invasion of the damaged paranasal tissue of CS patients, no antibiotic has proven effective in eradicating the underlying cause of CS. Intranasal and orally administered corticosteroids, which are potent anti-inflammatory hormones, have been used to reduce the inflammation and immune response that play a role in CS, but oral corticosteroids can cause serious side effects and must be avoided or cautiously used with patients that have certain conditions, such as gastrointestinal ulcers, renal disease, hypertension, diabetes, osteoporosis, thyroid disorders, and intestinal disease. Surgery is frequently used in CS patients to improve the drainage of their sinuses based on the assumption that the disease can be reversed by identifying and correcting the obstruction associated with the condition, but while such surgery usually offers temporary relief of symptoms, studies have shown that it is typically not curative.

SinuNasal™ Development Status

SinuNasal is intended to act as a buffered irrigation solution to flush sinus passages in patients with refractory, post-surgical CS and to improve symptoms associated with CS. The device consists of a reusable soft silicone-tipped 35cc plastic syringe and a patent-pending packet of ingredients including powder sodium phosphate buffer, calcium carbonate buffer and a coloring agent. To use SinuNasal, the user reconstitutes 1 packet in water to create a buffered solution of neutral pH (sodium phosphate buffer ~ 2.5%), and administers the solution to each nostril with the soft-tip syringe nozzle two times per day. To administer the solution, the nostril is occluded with the tip of the syringe, the user tilts his/her head to the side being irrigated, and applies gentle pressure to the plunger. The solution immediately flows out of the contralateral, unobstructed nostril and does not remain in the sinus or nasal passages.

We believe that SinuNasal should be regulated by the Center for Devices and Radiological Health as a prescription medical device for the treatment of patients with refractory, post-surgical CS. However, in April 2010, the Office of Combination Products (“OCP”) within the FDA ruled that SinuNasal is not a medical device, but rather is a combination product with a drug primary mode of action requiring regulation by the Center for Drug Evaluation and Research. The effect of this OCP determination is to subject SinuNasal to regulatory requirements as a drug product, likely including submission of a NDA, typically a much more difficult, lengthy, and expensive pathway to market as compared to clearance or approval of a medical device.

In July 2010, after the OCP reconsidered and affirmed its decision, we appealed the ruling to a higher office within the FDA that supervises the OCP. In March 2011, we presented our case in an appeal meeting that SinuNasal’s mechanical mode of action meets the definition of a medical device and that it is not a combination product or, if it is, that the device mode of action is primary. On December 1, 2011, FDA issued its decision upholding the ruling of the OCP. We are now considering options such as commencing a lawsuit against the FDA seeking reversal of the OCP ruling and FDA’s affirmation of that decision.

There can be no assurance, however, as to the final outcome. Pending such determination, we are unable to determine the next potential development and/or regulatory steps to advance our SinuNasal product. If the litigation is not successful, our potential future development and commercialization plans for SinuNasal will require greater expense and a longer timeline than would have been the case if device regulation applied, possibly resulting in discontinuation of the project altogether.

Competition

Biotechnology has experienced, and is expected to continue to experience, rapid and significant change. The use of monoclonal antibodies as initial or induction therapy, and increasingly for maintenance therapy, has become well-established and generally accepted. Products that are well-established or accepted, including monoclonal antibodies such as Rituxan®, may constitute significant barriers to market penetration and regulatory approval which may be expensive, difficult or even impossible to overcome. New developments in biotechnological processes are expected to continue at a rapid pace in both industry and academia, and these developments are likely to result in commercial applications competitive with BiovaxID®. We expect to encounter intense competition from a number of companies that offer products in our targeted application area. We anticipate that our competitors in these areas will consist of both well-established and development-stage companies and will include:

•	healthcare companies;

•	chemical and biotechnology companies;

•	biopharmaceutical companies; and

•	companies developing drug discovery technologies.

We expect to compete on, among other things, the safety and efficacy of our products and more desirable treatment regimens, combined with the effectiveness of our experienced management team. Competing successfully will depend on our continued ability to attract and retain skilled and experienced personnel, to identify and secure the rights to and develop pharmaceutical products and compounds and to exploit these products and compounds commercially before others are able to develop competitive products.

COMPETITION FOR CYREVIA™

We expect to initially target the following autoimmune indications: MS, the prevention of GVHD following bone marrow transplant; systemic sclerosis, primarily dsSSc; AIHA and mucositis. Notwithstanding the prior reports of High-Dose Pulsed Cytoxan as a potential therapy for certain autoimmune diseases, Cytoxan is currently FDA-approved to treat disorders other than autoimmune diseases, including various forms of cancer.

There are currently a number of FDA-approved drugs for the treatment of MS, including: interferon ß-1b (Betaseron), interferon ß-1a (Avonex and Rebif) glatiramer acetate (Copaxon), mitoxantrone (Novantrone), Tysabri (natalizumab) and we anticipate, additional drugs are being or will be developed. Accordingly, we expect competition for Cyrevia in all autoimmune diseases to be significant.

COMPETITION FOR BIOVAXID®

If approved, BiovaxID will be required to compete with currently approved therapies, as well as therapies which may be approved in the future. There are currently no approved active immunotherapeutic drugs which seek to induce an adaptive, specific and durable immune response to identify and eradicate the residual lymphoma cells remaining after a patient achieves remission in an effort to extend that remission or avoid relapse. BiovaxID is a therapy designed to be administered to lymphoma patients who have achieved complete remission after initial chemotherapy treatment. If approved, BiovaxID would represent a new class of drugs available to treat FL potentially offering a new treatment option for FL patients.

BiovaxID is the only personalized cancer vaccine for treatment of FL that has demonstrated significant clinical benefit in a Phase 3 clinical trial. Two other vaccines, MyVaxTM developed by Genitope Corporation and Specifid™ developed by Favrille, Inc. which were studied in Phase 3 trials in FL patients did not report statistically significant clinical benefit and Biovest believes are no longer under development. There are fundamental structural differences between BiovaxID and the personalized cancer vaccines developed by Genitope Corporation and Favrille, Inc.; Genitope and Favrille manufactured their respective vaccines with IgG isotypes without regard to the patient’s actual isotype and the clinical trial designs under which the clinical efficacy of these vaccines were tested were different, which Biovest believes explain why BiovaxID achieved significant clinical benefit while the other vaccines did not.

Chemotherapy and monoclonal antibodies are widely used for the treatment of FL. Although chemotherapy and monoclonal antibodies can substantially reduce the tumor mass and in most instances achieve clinical remission, the remission is generally of limited duration. FL patients generally relapse and the cancer usually becomes increasingly resistant to further chemotherapy treatments. The patient’s response to therapy becomes briefer and weaker with each additional course of therapy, that eventually further chemotherapy would offer no clinical benefit.

A number of passive immunotherapies, such as rituximab and radioimmunotherapeutic agents (radioisotopes linked to monoclonal antibodies), are approved by the FDA for the treatment of FL. A monoclonal antibody is a type of antibody produced in large quantity that is specific to an antigen that is expressed by tumor cells but may also be expressed by at least some normal cells. These therapies have been used as primary treatment and also as part of combination induction therapy including chemotherapy and rituximab based therapy is considered to be the standard of care to treat FL. In an effort to prolong the duration of the clinical remission monoclonal antibodies have increasingly been used as maintenance therapies.

If approved to treat FL, BiovaxID will face competition from other approved drugs, including rituximab maintenance. Penetrating a market and achieving usage by physicians and patients in the face of an established standard of care is anticipated to represent a significant marketing challenge.

If BiovaxID is approved for treatment of MCL, it will be required to compete with other approved and/or development therapies for the treatment of MCL. There is currently no consensus standard of care for the first line treatment of MCL; however there are a number of FDA-approved agents used for the treatment of MCL both in first line settings and in patients in relapse.

COMPETITION FOR SINUNASAL™

CS is one of the more prevalent chronic illnesses in the U.S., affecting persons of all age groups. Approximately 31 million Americans are found to be suffering from rhinosinusitis every year, with an estimated 90% of these cases being chronic. For unknown reasons, the incidence of this disease appears to be increasing yearly. This results in a conservative estimate of 18-22 million CS-related physician visits in the U.S. each year and a direct treatment cost of $3 to $4.5 billion annually. CS is the fifth most common disease treated with antibiotics, and up to 64% of patients with AIDS develop CS. The lack of an effective treatment for CS has historically been due to an inability of the medical community to identify the underlying cause of the condition. Due to lack of knowledge regarding the cause of CS, most treatment methods for CS have focused only on the symptoms of the disease.

Historically, the treatment of CS has largely focused on the use of antibiotics, intranasal or orally administered corticosteroids, and sinus surgery. While antibiotics are useful in treating the acute exacerbations that result from the bacterial invasion of the damaged paranasal tissue of CS patients, no antibiotic has proven effective in eradicating the underlying cause of CS. Intranasal and orally administered corticosteroids, which are potent anti-inflammatory hormones, have been used to reduce the inflammation and immune response that play a role in CS, but oral corticosteroids can cause serious side effects and must be avoided or cautiously used with patients that have certain conditions, such as gastrointestinal ulcers, renal disease, hypertension, diabetes, osteoporosis, thyroid disorders, and intestinal disease. Surgery is frequently used in CS patients to improve the drainage of their sinuses based on the assumption that the disease can be reversed by identifying and correcting the obstruction associated with the condition, but while such surgery usually offers temporary relief of symptoms, studies have shown that it is typically not curative.

If approved as a prescription medical device, SinuNasal will compete with over-the-counter nasal irrigation devices. Accordingly, if approved, we expect SinuNasal to face significant competition.

Government Regulation

Government authorities in the U.S. at the federal, state, and local levels and in foreign countries extensively regulate, among other things, the research, development, testing, manufacture, labeling, promotion, advertising, distribution, sampling, marketing, and import and export of pharmaceutical products, biologics, and medical devices. All of our products in development will require regulatory approval by government agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical trials and other approval procedures of the FDA and similar regulatory authorities in foreign countries. Various federal, state, local, and foreign statutes and regulations also govern testing, manufacturing, safety, labeling, storage, and record-keeping related to such products and their marketing. The process of obtaining these approvals and the subsequent process of maintaining substantial compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. In addition, statutes, rules, regulations, and policies may change and new legislation or regulations may be issued that could delay such approvals.

PHARMACEUTICAL PRODUCT REGULATION

In the U.S., the FDA regulates drugs and well-characterized biologics under the Federal Food, Drug, and Cosmetic Act (“FDCA”), and implementing regulations that are adopted under the FDCA. In the case of biologics, the FDA regulates such products under the Public Health Service Act. If we fail to comply with the applicable requirements under these laws and regulations at any time during the product development process, approval process, or after approval, we may become subject to administrative or judicial sanctions. These sanctions could include the FDA’s refusal to approve pending applications, withdrawals of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of its operations, injunctions, fines, civil penalties or criminal prosecution. Any agency enforcement action could have a material adverse effect on us. The FDA also administers certain controls over the export of drugs and biologics from the U.S.

Under the U.S. regulatory scheme, the development process for new pharmaceutical products can be divided into three distinct phases:

•

Preclinical Phase. The preclinical phase involves the discovery, characterization, product formulation and animal testing necessary to prepare an IND, for submission to the FDA. The IND must be accepted by the FDA before the drug can be tested in humans.

•

Clinical Phase. The clinical phase follows a successful IND submission and involves the activities necessary to demonstrate the safety, tolerability, efficacy, and dosage of the substance in humans, as well as the ability to produce the substance in accordance with the FDA’s cGMP requirements. Data from these activities are compiled in a NDA or for biologic products a Biologics License Application (“BLA”), for submission to the FDA requesting approval to market the drug.

•

Post-Approval Phase. The post-approval phase follows FDA approval of the NDA or BLA, and involves the production and continued analytical and clinical monitoring of the product. The post- approval phase may also involve the development and regulatory approval of product modifications and line extensions, including improved dosage forms, of the approved product, as well as for generic versions of the approved drug, as the product approaches expiration of patent or other exclusivity protection.

Each of these three phases is discussed further below.

Preclinical Phase

The development of a new pharmaceutical agent begins with the discovery or synthesis of a new molecule or well-characterized biologic. These agents are screened for pharmacological activity using various animal and tissue models, with the goal of selecting a lead agent for further development. Additional studies are conducted to confirm pharmacological activity, to generate safety data, and to evaluate prototype dosage forms for appropriate release and activity characteristics. Once the pharmaceutically active molecule is fully characterized, an initial purity profile of the agent is established. During this and subsequent stages of development, the agent is analyzed to confirm the integrity and quality of material produced. In addition, development and optimization of the initial dosage forms to be used in clinical trials are completed, together with analytical models to determine product stability and degradation. A bulk supply of the active ingredient to support the necessary dosing in initial clinical trials must be secured. Upon successful completion of preclinical safety and efficacy studies in animals, an IND submission is prepared and provided to the FDA for review prior to commencement of human clinical trials. The IND consists of the initial chemistry, analytical, formulation, and animal testing data generated during the preclinical phase. In general, the review period for an IND submission is 30 days, after which, if no comments are made by the FDA, the product candidate can be studied in Phase 1 clinical trials.

The process for the development of biologic products, such as our BiovaxID® product, parallels the process outlined above. Biologics, in contrast to drugs that are chemically synthesized, are derived from living sources, such as humans, animals, and microorganisms. Most biologics are complex mixtures that are not easily identified or characterized and have activity that is different from the activity of small, organic molecules normally found in drugs. Because of the diversity of the nature of biologic products and their substantial molecular size (usually hundreds of times larger than small, organic molecules associated with drugs), special technology is often required for their production and subsequent analysis. Biologic products, especially proteins, may be produced with living cells. Purity testing of biologics can be complex since living cells may harbor viruses and other agents. The potential presence of these agents and the requirement to establish degradation profiles and identify impurities associated with production and purification, further require establishing, validating, and conducting specialized tests and analyses. Formulation development in this area is often more complex than for small, organic drug substances. For example, molecules produced using recombinant DNA technology, are inherently less stable than their organic counterparts because structural integrity must be maintained through administration and distribution of the product. Accordingly, certain aspects of the development process for biologic products may be more challenging than similar aspects encountered in the development of drugs.

Clinical Phase

Following successful submission of an IND, the sponsor is permitted to conduct clinical trials involving the administration of the investigational product candidate to human subjects under the supervision of qualified investigators in accordance with good clinical practice. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study and the parameters to be used in assessing the safety and the efficacy of the drug. Each protocol must be submitted to the FDA as part of the IND prior to beginning the trial. Each trial must be reviewed, approved and conducted under the auspices of an independent Institutional Review Board, and each trial, with limited exceptions, must include the patient’s informed consent. Typically, clinical evaluation involves the following time-consuming and costly three-phase sequential process:

•

Phase 1. Phase 1 human clinical trials are conducted in a limited number of healthy individuals to determine the drug’s safety and tolerability and includes biological analyses to determine the availability and metabolization of the active ingredient following administration. The total number of subjects and patients included in Phase 1 clinical trials varies, but is generally in the range of 20 to 80 people.

•

Phase 2. Phase 2 clinical trials involve administering the drug to individuals who suffer from the target disease or condition to determine the drug’s potential efficacy and ideal dose. These clinical trials are typically well controlled, closely monitored, and conducted in a relatively small number of patients, usually involving no more than several hundred subjects. These trials require scale up for manufacture of increasingly larger batches of bulk chemical. These batches require validation analysis to confirm the consistent composition of the product.

•

Phase 3. Phase 3 clinical trials are performed after preliminary evidence suggesting effectiveness of a drug has been obtained and safety (toxicity), tolerability, and an ideal dosing regimen have been established. Phase 3 clinical trials are intended to gather additional information about the effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to complete the information needed to provide adequate instructions for the use of the drug, also referred to as the Official Product Information. Phase 3 clinical trials usually include from several hundred to several thousand subjects.

Throughout the clinical phase, samples of the product made in different batches are tested for stability to establish shelf life constraints. In addition, large-scale production protocols and written standard operating procedures for each aspect of commercial manufacture and testing must be developed.

Phase 1, 2, and 3 testing may not be completed successfully within any specified time period, if at all. The FDA closely monitors the progress of each of the three phases of clinical trials that are conducted under an IND and may, at its discretion, reevaluate, alter, suspend, or terminate the testing based upon the data accumulated to that point and the FDA’s assessment of the risk/benefit ratio to the patient. The FDA may suspend or terminate clinical trials at any time for various reasons, including a finding that the subjects or patients are being exposed to an unacceptable health risk. The FDA can also request additional clinical trials be conducted as a condition to product approval. Additionally, new government requirements may be established that could delay or prevent regulatory approval of our products under development. Furthermore, institutional review boards, which are independent entities constituted to protect human subjects in the institutions in which clinical trials are being conducted, have the authority to suspend clinical trials at any time for a variety of reasons, including safety issues.

New Drug Application (NDA) or Biologics License Application (BLA)

After the successful completion of Phase 3 clinical trials, the sponsor of the new drug submits a NDA or BLA, in the case of biologics, to the FDA requesting approval to market the product for one or more indications. A NDA, or BLA, is a comprehensive, multi-volume application that includes, among other things, the results of all preclinical and clinical studies, information about the drug’s composition, and the sponsor’s plans for producing, packaging, and labeling the drug. Under the Pediatric Research Equity Act of 2003, an application also is required to include an assessment, generally based on clinical study data, on the safety and efficacy of drugs for all relevant pediatric populations before the NDA is submitted. The statute provides for waivers or deferrals in certain situations. In most cases, the NDA or BLA must be accompanied by a substantial user fee. In return, the FDA assigns a goal of 10 months from acceptance of the application to return of a first “complete response,” in which the FDA may approve the product or request additional information.

The submission of the application is no guarantee that the FDA will find it complete and accept it for filing. The FDA reviews all NDAs and BLAs submitted before it accepts them for filing. It may refuse to file the application and request additional information rather than accept the application for filing, in which case, the application must be resubmitted with the supplemental information. After application is deemed filed by the FDA, the FDA reviews an NDA or BLA to determine, among other things, whether a product is safe and effective for its intended use. The FDA has substantial discretion in the approval process and may disagree with an applicant’s interpretation of the data submitted in its NDA or BLA. Drugs that successfully complete NDA or BLA review may be marketed in the U.S., subject to all conditions imposed by the FDA. Prior to granting approval, the FDA generally conducts an inspection of the facilities, including outsourced facilities, which will be involved in the manufacture, production, packaging, testing and control of the drug product for cGMP compliance. The FDA will not approve the application unless cGMP compliance is satisfactory. If the FDA determines that the marketing application, manufacturing process, or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and will often request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the marketing application does not satisfy the regulatory criteria for approval and refuse to approve the application by issuing a “not approvable” letter.

Post-Approval Phase

If the FDA approves the NDA, BLA, or abbreviated new drug application (ANDA) application, as applicable, the pharmaceutical product becomes available for physicians to prescribe in the U.S. After approval, the product is still subject to continuing regulation by FDA, including record keeping requirements, submitting periodic reports to the FDA, reporting of any adverse experiences with the product, and complying with drug sampling and distribution requirements. In addition, the sponsor is required to maintain and provide updated safety and efficacy information to the FDA. The sponsor is also required to comply with requirements concerning advertising and promotional labeling. In that regard, advertising and promotional materials must be truthful and not misleading. The sponsor is also prohibited from promoting any non-FDA approved or “off-label” indications of products. Failure to comply with those requirements could result in significant enforcement action by the FDA, including warning letters, orders to pull the promotional materials, and substantial fines. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval.

Drug and biologics manufacturers and their subcontractors are required to register their facilities and products manufactured annually with FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA to assess compliance with cGMP regulations. Facilities may also be subject to inspections by other federal, foreign, state, or local agencies. In addition, approved biological drug products may be subject to lot-by-lot release testing by the FDA before these products can be commercially distributed. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. We use, and will continue to use, third-party manufacturers, to produce certain of our products in clinical and commercial quantities, and future FDA inspections may identify compliance issues at its facilities or at the facilities of its contract manufacturers that may disrupt production or distribution, or require substantial resources to correct.

In addition, following FDA approval of a product, discovery of problems with a product or the failure to comply with requirements may result in restrictions on a product, manufacturer, or holder of an approved marketing application, including withdrawal or recall of the product from the market or other voluntary or FDA-initiated action that could delay further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings and contraindications. Also, the FDA may require post-market testing and surveillance to monitor the product’s safety or efficacy, including additional clinical studies, known as Phase 4 clinical trials, to evaluate long-term effects.

Orphan Drug Designation and Exclusivity

Some jurisdictions, including the U.S. and the EU, designate drugs intended for relatively small patient populations as “orphan drugs.” The FDA, for example, grants Orphan Drug designation to drugs intended to treat rare diseases or conditions that affect fewer than 200,000 individuals in the U.S. or drugs for which there is no reasonable expectation that the cost of developing and making the drugs available in the U.S. will be recovered. In the U.S., Orphan Drug designation must be requested before submitting an application for approval of the product.

Orphan Drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. If a product which has an orphan drug designation subsequently receives the first FDA approval for the indication for which it has such designation, the product is entitled to a marketing exclusivity. For seven years, the FDA may not approve any other application, including NDAs or ANDAs, to market the “same drug” for the same indication. The only exceptions are i) where the second product is shown to be “clinically superior” to the product with Orphan Drug exclusivity, as that phrase is defined by the FDA and ii) if there is an inadequate supply.

MANUFACTURING

With regard to Biovest’s development of BiovaxID®, Biovest has completed the construction of a new manufacturing suite for BiovaxID located within Biovest’s existing facility in Minneapolis (Coon Rapids), Minnesota. If it receives FDA or other regulatory approval of BiovaxID, Biovest may continue to manufacture the vaccine at its facility in Minnesota, although Biovest will likely need to expand this existing facility and/or develop additional facilities to fully support commercial production for the U.S. markets. Changes to the manufacturing process or site during or following the completion of clinical trials requires sponsors to demonstrate to the FDA that the product under new conditions is comparable to the product that was the subject of earlier clinical testing. This requirement applies to relocations or expansions of manufacturing facilities, such as Biovest’s relocation of its BiovaxID production process and planned expansion of such facilities or additional facilities that may be required upon successful commercialization of the vaccine. A showing of comparability requires data demonstrating that the product continues to be safe, pure, and potent and may be based on chemical, physical, and biological assays and, in some cases, other non-clinical data. If Biovest demonstrates comparability, additional clinical safety and/or efficacy trials with the new product may not be needed. If the FDA requires additional clinical safety or efficacy trials to demonstrate comparability, its clinical trials or the FDA approval of BiovaxID may be delayed.

Pursuant to the Baxter Agreement, Baxter granted us the exclusive right to purchase Cytoxan from Baxter for the treatment of various autoimmune diseases. We anticipate that under the Baxter Agreement, we will have access to acquire sufficient supplies of Cytoxan for use in our clinical trials and our commercialization.

MEDICAL DEVICE REGULATION

New medical devices are also subject to FDA approval and extensive regulation under the FDCA. Under the FDCA, medical devices are classified into one of three classes: Class I, Class II, or Class III. The classification of a device into one of these three classes generally depends on the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness.

Class I devices are those for which safety and effectiveness can be assured by adherence to a set of general controls. These general controls include compliance with the applicable portions of the FDA’s Quality System Regulation, which sets forth good manufacturing practice requirements; facility registration and product reporting of adverse medical events listing; truthful and non-misleading labeling; and promotion of the device only for its cleared or approved intended uses. Class II devices are also subject to these general controls, and any other special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. Review and clearance by the FDA for these devices is typically accomplished through the so-called 510(k) pre-market notification procedure. A Class III device requires approval of a premarket application (“PMA”), an expensive, lengthy and uncertain process requiring many years to complete.

When 510(k) clearance is sought, a sponsor must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to a previously approved device. If the FDA agrees that the proposed device is substantially equivalent to the predicate device, then 510(k) clearance to market will be granted. After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require pre-market approval. Our instruments and disposables used for the production of cell cultures are generally regulated as Class I devices exempt from the 510(k) clearance process.

Clinical trials are almost always required to support a PMA and are sometimes required for a 510(k) pre-market notification. These clinical trials generally require submission of an application for an investigational device exemption (“IDE”). An IDE must be supported by pre-clinical data, such as animal and laboratory testing results, which show that the device is safe to test in humans and that the study protocols are scientifically sound. The IDE must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a non-significant risk device and is eligible for more abbreviated IDE requirements.

Both before and after a medical device is commercially distributed, manufacturers and marketers of the device have ongoing responsibilities under FDA regulations. The FDA reviews design and manufacturing practices, labeling and record keeping, and manufacturers’ required reports of adverse experiences and other information to identify potential problems with marketed medical devices. Device manufacturers are subject to periodic and unannounced inspection by the FDA for compliance with the QSR, cGMP requirements that govern the methods used in, and the facilities and controls used for, the design, manufacture, packaging, servicing, labeling, storage, installation, and distribution of all finished medical devices intended for human use.

If the FDA finds that a manufacturer has failed to comply or that a medical device is ineffective or poses an unreasonable health risk, it can institute or seek a wide variety of enforcement actions and remedies, ranging from a public warning letter to more severe actions such as:

•	fines, injunctions, and civil penalties;

•	recall or seizure of products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusing requests for 510(k) clearance or PMA approval of new products;

•	withdrawing 510(k) clearance or PMA approvals already granted; and

•	criminal prosecution.

The FDA also has the authority to require repair, replacement or refund of the cost of any medical device.

The FDA also administers certain controls over the export of medical devices from the U.S., as international sales of medical devices that have not received FDA approval are subject to FDA export requirements. Additionally, each foreign country subjects such medical devices to its own regulatory requirements. In the EU, a single regulatory approval process has been created, and approval is represented by the “CE” Mark.

COMBINATION PRODUCT REGULATION

Combination products are comprised of two or more regulated components, e.g., a drug and a device, a biologic and a device, or a biologic and a drug, that are physically combined and produced as a single product, or are packaged together, or are cross-labeled for use with one another. In the U.S., a combination product is assigned by the FDA to one of the Agency’s centers, such as the Center for Drug Evaluation and Research (“CDER”) or the Center for Devices and Radiological Health (“CDRH”). FDA identifies the center with primary authority over a combination product based on an assessment of the combination product’s “primary mode of action” defined as the single mode of action of a combination product that provides the most important therapeutic action of the combination product. The “most important therapeutic action” is the mode of action expected to make the greatest contribution to the overall intended therapeutic effects of the combination product. The center to which the product is assigned will have primary jurisdiction over the regulation of the combination product. For instance, if FDA assigns a product to CDRH, the appropriate pathway to market pathway would likely be a 510(k) clearance or a PMA approval. If FDA assigns a product to CDER, the appropriate pathway to market would likely be an NDA approval.

OTHER REGULATION IN THE UNITED STATES

The Biologics Price Competition and Innovation Act (2010)

The Biologics Price Competition and Innovation Act (2010) establishes an abbreviated approval pathway for “biosimilar” biological products. Among the provisions potentially applicable to our products are: (1) innovator manufacturers of reference biological products (such as BiovaxID®) are granted 12 years of exclusive use before biosimilars can be approved for marketing in the U.S. and (2) an application for a biosimilar product may not be submitted to the FDA until 4 years after the date on which the BLA for the reference product was first approved. FDA is still early in the process of developing regulations to implement the provisions of this legislation.

Toxic Substances Control Act

The Environmental Protection Agency (“EPA”) has promulgated regulations under Section 5 of the Toxic Substances Control Act (“TSCA”), which require notification procedures for review of certain so-called intergeneric microorganisms before they are introduced into commerce. Intergeneric microorganisms are those formed by deliberate combinations of genetic material from organisms classified in different taxonomic genera, which are types of animal or plant groups. The regulations provide exemptions from the reporting requirements for new microorganisms used for research and development when the researcher or institution is in mandatory compliance with the National Institutes of Health Guidelines for Research Involving Recombinant DNA Molecules (“NIH Guidelines”). Those researchers voluntarily following the NIH Guidelines can, by documenting their use of the NIH Guidelines, satisfy EPA’s requirements for testing in contained structures. The EPA may enforce the TSCA through enforcement actions such as seizing noncompliant substances, seeking injunctive relief, and assessing civil or criminal penalties. We believe that our research and development activities involving intergeneric microorganisms comply with the TSCA, but there can be no assurance that restrictions, fines or penalties will not be imposed on us in the future.

Health Care Coverage and Reimbursement

Commercial success in marketing and selling our products depends, in part, on the availability of adequate coverage and reimbursement from third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. Government and private sector initiatives to limit the growth of health care costs, including price regulation, competitive pricing, coverage and payment policies, and managed-care arrangements, are continuing in many countries where we do business, including the U.S. These changes are causing the marketplace to put increased emphasis on the delivery of more cost-effective medical products.

Government programs, including Medicare and Medicaid, private health care insurance and managed-care plans have attempted to control costs by limiting the amount of reimbursement they will pay for particular procedures or treatments. This has created an increasing level of price sensitivity among customers for our products. Examples of how limits on drug coverage and reimbursement in the U.S. may cause drug price sensitivity include the growth of managed care, changing Medicare reimbursement methodologies, and drug rebates and price controls. Some third-party payors must also approve coverage for new or innovative devices or therapies before they will reimburse health care providers who use the medical devices or therapies. Even though a new medical product may have been cleared for commercial distribution, we may find limited demand for the product until reimbursement approval has been obtained from governmental and private third-party payors.

Anti-Kickback Laws

In the U.S., there are federal and state anti-kickback laws that prohibit the payment or receipt of kickbacks, bribes or other remuneration to induce the purchase, order or recommendation of health care products and services. These laws constrain the sales, marketing and other promotional activities of pharmaceutical companies, such as us, by limiting the kinds of financial arrangements we may have with prescribers, purchasers, dispensers and users of drugs and biologics. The HHS Office of Inspector General (“OIG”) has issued “Compliance Guidance” for pharmaceutical manufacturers which, among other things, identifies manufacturer practices implicating the federal anti-kickback law (42 U.S.C. § 1320a-7b(b)) and describes elements of an effective compliance program. The OIG Compliance Guidance is voluntary, and we have not adopted a formal compliance program modeled after the one described in the OIG Compliance Guidance. Although none of our practices have been subject to challenge under any anti-kickback laws, due to the breadth of the statutory provisions of some of these laws, it is possible that some of our practices might be challenged under one or more of these laws in the future. Violations of these laws can lead to civil and criminal penalties, including imprisonment, fines and exclusion from participation in federal health care programs. Any such violations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Health Information Privacy and Security

Individually identifiable health information is subject to an array of federal and state regulation. Federal rules promulgated pursuant to the Health Information Portability and Accountability Act of 1996 (“HIPAA”) regulate the use and disclosure of health information by “covered entities” (which includes individual and institutional providers from which we may receive individually identifiable health information). These regulations govern, among other things, the use and disclosure of health information for research purposes, and require the covered entity to obtain the written authorization of the individual before using or disclosing health information for research. Failure of the covered entity to obtain such authorization (absent obtaining a waiver of the authorization requirement from an Institutional Review Board) could subject the covered entity to civil and criminal penalties. As the implementation of this regulation is still in its early phases, we may experience delays and complex negotiations as we deal with each entity’s differing interpretation of the regulations and what is required for compliance. Further, HIPAA’s criminal provisions are not limited in their applicability to “covered persons,” but apply to any “person” that knowingly and in violation of the statute obtains or discloses individually identifiable health information. Also, where its customers or contractors are covered entities, including hospitals, universities, physicians or clinics, we may be required by the HIPAA regulations to enter into “business associate” agreements that subject us to certain privacy and security requirements, including making its books and records available for audit and inspection by HHS and implementing certain health information privacy and security safeguards. In addition, many states have laws that apply to the use and disclosure of health information, and these laws could also affect the manner in which we conduct its research and other aspects of its business. Such state laws are not preempted by the federal privacy law where they afford greater privacy protection to the individual. While activities to assure compliance with health information privacy laws are a routine business practice, we are unable to predict the extent to which its resources may be diverted in the event of an investigation or enforcement action with respect to such laws.

FOREIGN REGULATION

Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing, and reimbursement also vary greatly from country to country. Although governed by the applicable country, clinical trials conducted outside of the U.S. typically are administered under a three-phase sequential process similar to that discussed above for pharmaceutical products. Clinical trials conducted in the EU must comply with the EU Clinical Trials Directive.

Under EU regulatory systems, we may submit marketing authorization applications either under a centralized or decentralized procedure for most products. The centralized procedure, which is available for medicines produced by biotechnology or which are highly innovative, provides for the grant of a single marketing authorization that is valid for all EU member states. Under European Commission Regulation 726/2004, the centralized authorization procedure is required for all biotechnology-derived medicinal products developed through recombinant DNA technology, controlled expression of genes coding for biologically active proteins, and hybridoma and monoclonal antibody methods. It is also required for designated orphan medicinal products and all new active substances indicated for the treatment of AIDS, cancer, neurodegenerative disorder, or diabetes. This authorization is a marketing authorization approval. The decentralized procedure provides for mutual recognition of national regulatory authority approval decisions. Under this procedure, the holder of a national marketing authorization granted by one member state may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval. This procedure is referred to as the mutual recognition procedure.

In addition, regulatory approval of prices is required in most countries other than the U.S. We face the risk that the prices which result from the regulatory approval process would be insufficient to generate an acceptable return to us or our collaborators.

Intellectual Property

We are pursuing a number of methods to establish and maintain market exclusivity for our product candidates to the greatest extent possible, including seeking patent protection, the use of statutory market exclusivity provisions, and otherwise protecting our intellectual property.

Our success depends in part on our ability to obtain and maintain proprietary protection for our product candidates, technology, and know-how; to operate without infringing the proprietary rights of others; and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by, among other methods, filing U.S. and foreign patent applications when possible relating to our proprietary technology, inventions, and improvements that are important to our business. We also rely on trade secrets, know-how, continuing technological innovation, and in-licensing opportunities to develop and maintain our proprietary position.

We have implemented a multi-faceted strategy to maintain and protect our proprietary interests in Cyrevia™, involving various forms of intellectual property, including patent exclusivity. We have exclusively licensed from JHU several patent applications covering the use of high-dose cyclophosphamide to treat autoimmune diseases and we recently received an Advanced Notice of Allowance from the European Patent Office for an application with claims covering the use of high-dose cyclophosphamide to treat MS. In addition to in-licensed patent applications, we own several patent applications covering modified cyclophosphamide treatment regimens, patient screening protocols that maximize the safety and effectiveness of cyclophosphamide treatment regimens, and our computerized central risk-management system, REBOOTSM. We have also applied for registration of the trademark REBOOTSM and will continue to aggressively pursue intellectual property protection around Cyrevia™.

A list of published U.S. and foreign patent applications within the Cyrevia™ portfolio, which are licensed or wholly or jointly owned by us are as follows:

Application Publication No.	Title and Inventor(s)	Filing Date/Publication Date	Countries/Regions

US2007/0202077	USE OF HIGH-DOSE OXAZAPHOSPHORINE DRUGS FOR TREATING IMMUNE DISORDERS by Robert A. Brodsky et al.	Dec. 2, 2006/Aug. 30, 2007	United States

WO2007/065167	USE OF HIGH-DOSE OXAZAPHOSPHORINE DRUGS FOR TREATING IMMUNE DISORDERS by Robert A. Brodsky et al.	Dec. 2, 2006/June 7, 2007	Australia, Canada, Europe, Mexico

WO2008/034071	METHOD OF IDENTIFYING PATIENTS SUITALE FOR HIGH-DOSE CYCLOPHOSPHAMIDE TREATMENT by Robert A. Brodsky et al.	Sept. 14, 2007/Mar. 20, 2008	United States

WO2008/034074	USE OF HIGH-DOSE CYCLOPHOSPHAMIDE IN COMBINATION WITH ANTI-IDIOTYPIC VACCINES IN ANTI-CANCER THERAPY by Robert A. Brodsky et al.	Nov. 14, 1997/Dec 14, 1999	United States

WO2008/156494	USE OF HIGH-DOSE OXAZAPHOSPHORINE DRUGS IN COMBINATION WITH MONOCLONAL ANTIBODIES FOR TREATING IMMUNE DISORDERS by Robert A. Brodsky et al.	Sept. 14, 2007/Mar. 20, 2008	United States

WO2009/094456	USE OF HIGH-DOSE, POST-TRANSPLANTATION OXAZAPHOSPHORINE DRUGS FOR REDUCTION OF TRANSPLANT REJECTION by Ephraim Fuchs et al.	Jan. 22. 2009/July 30, 2009	United States

Application Publication No.	Title and Inventor(s)	Filing Date/Publication Date	Countries/Regions

US 2011/0097426	METHODS FOR SAFE AND EFFECTIVE TREATMENT USING OXAZAPHOSPHORINE DRUGS by Francis E. O’Donnell, Jr. et al.	May 21, 2010/April 28, 2011	United States

US 2011/0117050	METHODS FOR PROVIDING A SYSTEM OF CARE FOR AN OXAZAPHOSPHORINE DRUG REGIMEN by Francis E. O’Donnell, Jr. et al.	May 21, 2010/May 19, 2011	United States

US 2011/0082115	METHODS FOR PROVIDING A SYSTEM OF CARE FOR AN OXAZAPHOSPHORINE DRUG REGIMEN by Francis E. O’Donnell, Jr. et al.	May 27, 2010/April 7, 2011	United States

Our Phase 3 clinical trial for SinuNase™, a drug candidate to treat CS, was not considered to be successful and we have discontinued development of this drug. However, from the analyses of the SinuNase’s Phase 3 clinical trial data, we identified a potential new treatment, SinuNasal™ Lavage System (SinuNasal) for CS. We have filed a U.S. patent application to protect this treatment and applied for U.S. registration of the trademark SinuNasal™, as we continue to investigate the development potential of this product.

The following is information regarding Biovest’s owned and licensed patents and patent applications that we consider material to its business:

Biovest owns several patents covering various aspects of its hollow fiber perfusion process, instruments and proprietary cell culturing methods. The patents also cover aspects of our therapeutic vaccine production process. Biovest plans to continue pursuing patent and other proprietary protection for our cancer vaccine technology and instrumentation. Currently, Biovest has two (2) issued U.S. patents and patents granted in several European countries under the European Patent Convention. Additionally, Biovest has filed several U.S. and foreign patent applications that are pending. Biovest’s presently issued U.S. patents will expire in July 2013 and November 2017. A list of Biovest’s U.S. and foreign patents and published patent applications are as follows:

U.S. Patent No.	Title and Inventor(s)	Filing Date/Issue Date	Expiration Date

5,541,105	METHOD OF CULTURING LEUKOCYTES by Georgiann B. Melink	Apr. 26, 1994/Jul. 30, 1996	July 30, 2013

6,001,585	MICRO HOLLOW FIBER BIOREACTOR by Michael J. Gramer	Nov. 14, 1997/Dec 14, 1999	Nov. 14, 2017

Foreign Patent No.	Title and Inventor(s)	Filing Date/Issue Date	Expiration Date

EP 2027247 (UK)	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Jan. 26, 2011	May 21, 2027

DE602007012238D (Germany)	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Jan. 26, 2011	May 21, 2027

AT2027247 (Austria)	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Jan. 26, 2011	May 21, 2027

P2027247 (Switzerland)	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Jan. 26, 2011	May 21, 2027

FR2027247 (France)	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Jan. 26, 2011	May 21, 2027

Application Publication No.	Title and Inventor(s)	Filing Date/Publication Date	Countries/Regions

US 2009/0215022	EXTRA-CAPILLARY FLUID CYCLING SYSTEM AND METHOD FOR A CELL CULTURE DEVICE by Darrell P. Page et al.	Nov. 20, 2008/Aug. 27, 2009	United States

US 2009/0269841	METHOD AND SYSTEM FOR THE PRODUCTION OF CELLS AND CELL PRODUCTS AND APPLICATIONS THEREOF by Robert J. Wojciechowski et al.	Nov. 20, 2008/Oct. 29, 2009	United States

EP 2029722	METHOD AND SYSTEM FOR THE PRODUCTION OF CELLS AND CELL PRODUCTS AND APPLICATIONS THEREOF by Robert J. Wojciechowski et al.	May 21, 2007/Mar. 4, 2009	Europe

EP11173373.9	METHOD AND SYSTEM FOR THE PRODUCTION OF CELLS AND CELL PRODUCTS AND APPLICATIONS THEREOF by Robert J. Wojciechowski et al.	May 21, 2007/December 6, 2007	Europe

US 13/081,426	METHODS FOR INDUCING A SUSTAINED IMMUNE RESPONSE AGAINST A B-CELL IDIOTYPE USING AUTOLOGOUS ANTI-IDIOTYPIC VACCINES THEREOF by Angelos M. Stergiou et al.	April 6, 2011/not yet published	United States

Application Publication No.	Title and Inventor(s)	Filing Date/Publication Date	Countries/Regions

CA 2,739,918	METHODS FOR INDUCING A SUSTAINED IMMUNE RESPONSE AGAINST A B-CELL IDIOTYPE USING AUTOLOGOUS ANTI-IDIOTYPIC VACCINES THEREOF by Angelos M. Stergiou et al.	October 7, 2009/April 15, 2010	Canada

EP 2344184	METHODS FOR INDUCING A SUSTAINED IMMUNE RESPONSE AGAINST A B-CELL IDIOTYPE USING AUTOLOGOUS ANTI-IDIOTYPIC VACCINES THEREOF by Angelos M. Stergiou et al.	October 7, 2009/April 15, 2010	Europe

JP 2011-531150	METHODS FOR INDUCING A SUSTAINED IMMUNE RESPONSE AGAINST A B-CELL IDIOTYPE USING AUTOLOGOUS ANTI-IDIOTYPIC VACCINES THEREOF by Angelos M. Stergiou et al.	October 7, 2009/April 15, 2010	Japan

US 2011/0212493	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	April 22, 2011/September 1, 2011	United States

AU 2009308354	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	October 22, 2009/April 29, 2010	Australia

CA 2,741,481	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	October 22, 2009/April 29, 2010	Canada

EP 2346984	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	October 22, 2009/April 29, 2010	Europe

IL 212387	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	October 22, 2009/April 29, 2010	Israel

JP 2011-533338	PERFUSION BIOREACTORS, CELL CULTURE SYSTEMS, AND METHODS FOR PRODUCTION OF CELLS AND CELL-DERIVED PRODUCTS by Mark Hirschel et al.	October 22, 2009/April 29, 2010	Japan

Biovest has also filed a number of provisional patent applications based on or related to various aspects of Biovest’s analysis of clinical benefit based on isotype, and to use of the AutovaxID® instrument for the production of antiviral vaccines such as those targeting influenza. In addition to its independent research and development programs, it is anticipated that Biovest’s collaborations with industry and research partners will generate additional intellectual property of value, which will be wholly owned, jointly owned and/or licensed to Biovest.

Biovest also possesses licensed intellectual property used in the development and manufacture of the BiovaxID® vaccine. The BiovaxID vaccine is manufactured with a proprietary cell line, which we have licensed on a world-wide exclusive basis from Stanford. This is significant, because Biovest believes that the use of any cell line other than Biovest’s exclusively licensed cell line, in the production of a similar idiotype vaccine, would require filing a separate IND application and undergoing clinical testing evaluation by the FDA.

Additionally, Biovest considers trademarks to be important to its business. Biovest has established trademarks covering various aspects of its hollow fiber perfusion process, instruments and proprietary cell culturing methods (Acusyst-Maximizer® and Acusyst-Xcell®). Biovest has registered the trademarks BiovaxID® in connection with its therapeutic cancer vaccine and AutovaxID® in connection with its instrument used in the manufacture of BiovaxID. Biovest plans to continue aggressively pursuing trademark and other proprietary protection for Biovest’s therapeutic vaccine technology and instrumentation, including seeking protection of its trademarks internationally.

Our ability to maintain and solidify our proprietary position for our technology will depend on our success in obtaining effective claims and enforcing those claims once granted. We do not know whether any of our patent applications or those patent applications that we license will result in the issuance of any patents. Our issued patents and those that may issue in the future, or those licensed to us, may be challenged, invalidated, or circumvented, which could limit our ability to stop competitors from marketing related products or the length of term of patent protection that we may have for our products. In addition, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages against competitors with similar technology. Furthermore, our competitors may independently develop similar technologies or duplicate any technology developed by us. Because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our products can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent.

We rely in some circumstances on trade secrets to protect our technology, particularly with respect to certain aspects of Biovest’s BiovaxID manufacturing process. However, trade secrets are difficult to protect. We seek to protect our proprietary technology and processes, in part, by confidentiality agreements with our employees, consultants, scientific advisors, and other contractors. These agreements may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our employees, consultants, or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

Third-Party Reimbursement and Pricing Controls

In the U.S. and elsewhere, sales of pharmaceutical products depend in significant part on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. It will be time-consuming and expensive for us to go through the process of seeking reimbursement from Medicare and private payors. Our products may not be considered cost effective, and coverage and reimbursement may not be available or sufficient to allow us to sell our products on a competitive and profitable basis. The passage of the Medicare Prescription Drug and Modernization Act of 2003 imposes new requirements for the distribution and pricing of prescription drugs which may affect the marketing of our products.

In many foreign markets, including the countries in the EU, pricing of pharmaceutical products is subject to governmental control. In the U.S., there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental pricing control. While we cannot predict whether such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability.

Insurance

We may be exposed to potential product liability claims by users of our products. We presently maintain product liability insurance coverage, in connection with our systems and other products and services, in amounts which we believe to be adequate and on acceptable terms.

Although, we believe that our current level of coverage is adequate to protect our business from foreseeable product liability and clinical trial claims, we may seek to increase our insurance coverage in the future in the event that we significantly increase our level of contract production services. There can be no assurance; however, that we will be able to maintain our existing coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims to which we may be exposed. A successful partially or completely uninsured claim against us could have a material adverse effect on our operations. Biovest’s cell culture production services may expose us to potential risk of liability. We seek to obtain agreements from contract production customers to mitigate such potential liability and to indemnify us under certain circumstances. There can be no assurance, however, that we will be successful in obtaining such agreements or that such indemnification, if obtained, will adequately protect us against potential claims.

The terms and conditions of our sales and instruments include provisions which are intended to limit our liability for indirect, special, incidental or consequential damages.

Employees

As of February 29, 2012, we had 52 employees, two of whom are part-time employees and one of whom is a temporary employee. None of our employees is represented by labor unions or covered by collective bargaining agreements. We supplement our staff with temporary employees and consultants as required. We believe that our relations with employees are satisfactory.

Our ability to continue to develop and improve marketable products and to establish and maintain our competitive position in light of technological developments will depend, in part, upon our ability to attract and retain qualified technical personnel.

Properties

We lease approximately 7,400 square feet of office space in Tampa, Florida, which is our principal executive office and administrative office and which we share with Biovest. The lease will expire on December 31, 2014 and is cancelable by either party with 120 days prior notice.

Until December 15, 2011, our wholly-owned subsidiary, Analytica, leased approximately 4,000 square feet of office space, located at 24 West 40th Street, New York, New York 10018 (the “New York Lease”) and office space located at Meeraner Platz 1, 79539 Lorrach, Germany, which was occupied by Analytica’s employees in Germany (the “Germany Lease”). On December 15, 2011, upon the closing of the sale of substantially all of the assets and business of Analytica, we assigned the New York and Germany Leases to the third-party purchaser. Rent expense under the New York and Germany Leases for the years ended September 30, 2011 and 2010 was approximately $0.3 million for each year. Lease payments through the December 15, 2011 sale of the assets and business of Analytica and assignment of the New York and Germany Leases to the purchaser were approximately $0.06 million.

Biovest leases approximately 35,000 square feet in Minneapolis (Coon Rapids), Minnesota, which Biovest uses for offices, a laboratory, manufacturing, and warehousing areas to support the production of perfusion cell culture equipment, and contract cell culture services. On December 2, 2010, Biovest entered into a new long-term lease with an initial term of ten years and provisions for extensions thereof, for this facility, wherein the Landlord (in conjunction with the City of Coon Rapids and the State of Minnesota) agreed to fund and amortize improvements to the facility to provide a dedicated laboratory space for the production of BiovaxID® and potential future expansion to the facility to permit additional BiovaxID production capacity when required. The improvements to the facility were completed as of September 30, 2011.

We plan to continue to evaluate our requirements for facilities during fiscal 2012. We anticipate that, as our development of Cyrevia™ and/or BiovaxID advances and as we prepare for the future commercialization of these products, our facilities requirements will continue to change on an ongoing basis.

Legal Proceedings

BANKRUPTCY PROCEEDINGS

On November 10, 2008, we, along with our subsidiaries, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, we filed our First Amended Joint Plan of Reorganization, and, on October 25, 2010, we filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). We emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”). Notwithstanding the effectiveness of our Plan, the Bankruptcy Court retains jurisdiction to adjudicate any remaining issues regarding, inter alia, the validity, amount, and method of payment of claims filed in connection with our Chapter 11 proceeding. Accordingly, we anticipate that there may be ongoing proceedings before the Bankruptcy Court to resolve any filed objections or disputes as to claims filed in the Chapter 11 proceeding.

BIOVEST LITIGATION

On August 4, 2008, Biovest was served with a summons and complaint filed in California Superior Court on behalf of Clinstar LLC (“Clinstar”) for breach of contract for non-payment of certain fees for clinical trial studies and pass-through expenses in the amount of $0.385 million. Upon the filing of Biovest’s Chapter 11 petition on November 10, 2008, this litigation was automatically stayed pursuant to provisions of federal bankruptcy law. Clinstar filed two identical proofs of claim regarding its breach of contract for non-payment litigation in the amount of $0.385 million, one against us in our bankruptcy proceeding and another against Biovest in its bankruptcy proceeding. We, along with Biovest, objected to Clinstar’s filing of Clinstar’s proofs of claim. On February 1, 2012, by order of the Bankruptcy Court, Clinstar’s proof of claim against Biovest was denied and Clinstar’s proof of claim against us was allowed. Upon the full satisfaction of Clinstar’s proof of claim against us through the issuance of 283,186 shares of our common stock at a conversion price of $1.36 per share as required by the Plan, Clinstar shall have no further claims against us or Biovest for breach of contract for non-payment.

OTHER PROCEEDINGS

Further, from time to time we are subject to various legal proceedings in the normal course of business, some of which are covered by insurance.

MANAGEMENT

Executive Officers and Directors

The following table provides information with respect to our directors and officers as of February 29, 2012:

Name	Age	Position
Francis E. O’Donnell, Jr., M.D.	62	Executive Chairman and Director
Samuel S. Duffey, Esq.	66	Chief Executive Officer (“CEO”), President and General Counsel
Garrison J. Hasara, CPA	42	Acting Chief Financial Officer (“CFO”) and Controller
James A. McNulty, CPA	61	Secretary and Treasurer
Carlos F. Santos, Ph.D.	34	Chief Science Officer (“CSO”)
Douglas M. Calder	44	Vice President, Strategic Planning & Capital Markets
Edmund C. King	76	Director
David M. Schubert	45	Director
Christopher C. Chapman, M.D.	59	Director
William S. Poole	65	Director

Francis E. O’Donnell, Jr., M.D. was appointed by our Board of Directors as the Executive Chairman of our Board on December 20, 2011. Since our Company’s inception in 2002, Dr. O’Donnell served as the Chairman of our Board. Dr. O’Donnell also served as our Chief Executive Officer from 2003 to December 2011, and served as our President from September 2003 through November 2004. On December 20, 2011, at our majority-owned subsidiary, Biovest International, Inc. (“Biovest”), Dr. O’Donnell was also appointed by its Board of Directors as Executive Chairman of its Board. At Biovest, Dr. O’Donnell served as its Chief Executive Officer from February 2009 to December 2011 and as Vice-Chairman of its Board (non-executive) from 2003 to 2009. Since May 2002, Dr. O’Donnell has also been the Chairman of the Board of BioDelivery Sciences International, Inc. (“BDSI”), a publicly traded drug delivery technology company. Since 1999, Dr. O’Donnell has served as a manager of Hopkins Capital Group, LLC (“Hopkins”), an affiliation of limited liability companies which engage in business development of disruptive healthcare technologies. The Hopkins entities are also significant shareholders of our Company and BDSI. Dr. O’Donnell is a 1975, summa cum laude graduate of the Johns Hopkins School of Medicine. He received his specialty training at the Wilmer Ophthalmological Institute, Johns Hopkins Hospital. He is the former Professor and Chairman, Department of Ophthalmology, St. Louis University School of Medicine. Dr. O’Donnell has published over 30 peer-reviewed scientific articles and he has been awarded over 34 U.S. Patents. He is the recipient of the 2000 Jules Stein Award from Retinitis Pigmentosa International. He is a Trustee for St. Louis University. We believe that Dr. O’Donnell’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Dr. O’Donnell’s biotechnology experience, management experience and background in medicine make him a valuable resource on our management team and Board of Directors.

Samuel S. Duffey, Esq. was appointed to serve as our Chief Executive Officer effective as of December 20, 2011. Mr. Duffey was also designated to serve as our Company’s Principal Executive Officer in connection with our dealings with our independent audit firm and filings with the SEC. Mr. Duffey has also served as our President since December 2008 and as our General Counsel since 2003. Mr. Duffey served a director of our Company from 2003 to 2005. Since February 2009, Mr. Duffey has been President and General Counsel of Biovest. Prior to that, Mr. Duffey practiced business law with Duffey and Dolan P.A. beginning in 1992. From February 2000 to September 2003, Mr. Duffey served as the non-executive chairman and as a member of the Board of Directors of Invisa, Inc., a small publicly held safety company, and from October 2001 to May 2004, Mr. Duffey also served as the non-executive chairman and as a member of the Board of Directors of FlashPoint International, Inc., a publicly held automotive parts company which is currently named Navitrak International Corporation. Mr. Duffey received his B.A. and J.D. degrees from Drake University. We believe that Mr. Duffey’s experience and skills make him a qualified and valuable member of our management team. Mr. Duffey has been instrumental in facilitating our capital raises and was instrumental in managing our Company through the very complex Chapter 11 process.

Garrison J. Hasara, CPA was appointed our Acting Chief Financial Officer in January 2011, and continues to serve as our Controller, a position that he has held since June 2005. From November 2003 to June 2005, Mr. Hasara served as our Compliance Specialist. Prior to that time and prior to joining our Company, from 2000 to 2003, Mr. Hasara was the Chief Financial Officer of Automotive Service Centers, Inc., a franchisee of Midas, Inc. In addition, from 1996 to 1999, Mr. Hasara served in various accounting roles at KForce Inc., a publicly traded staffing services company. Mr. Hasara has been a licensed Certified Public Accountant since 1993 and received his B.S. from the University of South Florida in 1991. We believe that Mr. Hasara’s experience and skills make him a qualified and valuable member of our management team.

James A. McNulty, CPA has served as our Secretary and Treasurer since our Company’s founding in March 2002. Mr. McNulty also served as our Chief Financial Officer from 2003 through 2004. From 2003 through 2007, Mr. McNulty was Chief Financial Officer, Secretary and Treasurer for our majority-owned subsidiary, Biovest. Since 1999, Mr. McNulty has served as Chief Financial Officer of Hopkins Capital Group, LLC. Since 2000, Mr. McNulty has served as Chief Financial Officer of BioDelivery Sciences International, Inc. Mr. McNulty practiced public accounting from 1971 through 1997 and co-founded Pender McNulty & Newkirk, which became one of Florida’s largest regional CPA firms and was a founder/principal in two other CPA firms. He served as Chief Financial Officer of Star Scientific, Inc. from October 1998 to May 2000. From June 2000 through January 2002, he served as Chief Financial Officer and Chief Operating Officer of American Prescription Providers, Inc. Mr. McNulty is a graduate of University of South Florida, a licensed Certified Public Accountant and a member of the American and Florida Institutes of CPAs. He serves on the Board of the Tampa Chapter of Financial Executives International. We believe that Mr. McNulty’s experience and skills make him a qualified and valuable member of our management team.

Carlos F. Santos, Ph.D. was appointed as our Chief Science Officer in March 2009. Since March 2009, Dr. Santos has served as Senior Vice President, Product Development & Regulatory Affairs for our majority-owned subsidiary, Biovest. Dr. Santos manages responsibilities related to pharmaceutical product development, intellectual property design, regulatory strategy and corporate development planning activities for us. Dr. Santos holds the role of Chief Science Officer of Hopkins Capital Group, LLC, contributing to its portfolio of companies since 1998. Dr. Santos is a graduate of the University of Michigan where he earned a Ph.D. in Bioinformatics, and Washington University (St. Louis) where he earned a B.S. in Computer Science. At the University of Michigan, he developed automated natural language processing systems to integrate high-throughput genomic experimental data with known protein interaction pathways in metastatic prostate cancer progression. He also led the development of a large-scale automated search and summarization engines for biomedical documents at the University of Michigan’s National Center for Integrative Biomedical Informatics (NCIBI). From 1998 to 2001, he was a researcher at Washington University’s Institute for Biomedical Computing (now the Center for Computational Biology). We believe that Dr. Santos’ experience and skills make him a qualified and valuable member of our management and product development teams.

Douglas W. Calder was appointed as our Vice President, Strategic Planning & Capital Markets in January 2011. Also, in January 2011, Mr. Calder was appointed Vice President, Strategic Planning & Capital Markets for our majority-owned subsidiary, Biovest. From December 2007 to January 2011, Mr. Calder was our Director of Investor Relations, as well as for Biovest. From 1999 to 2007, Mr. Calder was the Investor Relations Officer for Viragen, Inc., an AMEX-listed, publicly-traded biotechnology company. From 1989 to 1999, Mr. Calder was a financial portfolio manager with a biotechnology focus working for the New York Stock Exchange Member Firms: Dean Witter Reynolds, Gruntal & Co. and Moors & Cabot. Mr. Calder brings more than 20-years of life science executive experience as a financial portfolio manager and investor relations professional in managing corporate communications, business development, media strategies and capital markets responsibilities for us and Biovest. Mr. Calder received his B.A. from Florida State University. We believe that Mr. Calder’s experience and skills make him a qualified and valuable member of our management team.

Edmund C. King has been a Director of our Company since October 2006. He has also been a Director of our subsidiary, Biovest, since June 2010. From 1974 to 1992, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm’s southern California senior healthcare partner. Prior to that, Mr. King directed the southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical Securities and Exchange Commission consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C., a manufacturer and marketer of electronic sensor systems. Mr. King has served as Chief Financial Officer and Director of Invisa, Inc. since November 2000 and as Acting President and CSO since November 2007. Invisa, Inc. is a manufacturer and marketer of electronic sensor systems. Mr. King is also a member of the board of directors of LTC Properties, Inc., a NYSE listed real estate investment trust. Mr. King is a graduate of Brigham Young University, has served on the National Advisory Council of Brigham Young University’s Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the MPMA’s Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. We believe that Mr. King’s experience and background make him a qualified and valuable member of our Board of Directors. Specifically, Mr. King’s background in accounting and finance make him a valuable resource on our Board.

David M. Schubert has been a Director of our Company since October 2005. Mr. Schubert is currently the Chief Business Officer of Accelerator Corporation (“Accelerator”), a venture capital-backed biotechnology investment company located in Seattle, Washington. Prior to joining Accelerator in 2005, Mr. Schubert served as President and founder of Cellexsys, Inc. (“Cellexsys”), a privately held biotechnology company that he founded in January 2001 that was acquired by Chromos Molecular Systems in July 2004. Following the sale of Cellexsys, Mr. Schubert has worked as an independent consultant providing advisory services to biotechnology companies. Prior to founding Cellexsys, Mr. Schubert worked for Targeted Genetics Corporation, a publicly held developer of gene-based treatments, as Senior Director, Strategic Initiatives from April 2000 to December 2000 and as Senior Director, Communications and Strategic Relations from November 1997 through March 2000. Mr. Schubert’s prior work experience also includes serving as a Senior Market Manager-Immunotherapy for Baxter Healthcare Corporation. Mr. Schubert is a graduate of Eastern Nazarene College with Bachelor’s degrees in Biology and Psychology, Utah State University with a Master’s degree in Biology, and The Pennsylvania State University with an MBA. We believe that Mr. Schubert’s experience and background make him a qualified and valuable member of our Board of Directors. Specifically, Mr. Schubert’s background in biotechnology and healthcare make him a valuable resource on our Board.

Christopher C. Chapman, M.D. has been a Director of our Company since April 2008. He has been a director of our subsidiary, Biovest, since March 2004. From 2004 to the present, Dr. Chapman has been manager of Chapman Pharmaceutical Consulting, Inc., a consulting organization that provides support on clinical and regulatory issues for pharmaceutical and biotechnology companies in North America, Europe, Japan, India and Africa. Dr. Chapman received his medical education from Georgetown University in Washington, DC in 1987, where he completed his internship in Internal Medicine. He completed a residency in Anesthesiology and a fellowship in Cardiovascular and Obstetric Anesthesiology at Georgetown University. Since 1995, Dr. Chapman has been a critical care physician on the staff at Doctor’s Community Hospital, Lanham, Maryland. In 2009, Dr. Chapman joined Takeda Pharmaceuticals, Inc., a large international pharmaceutical company, and manages pharmacovigilance for an ongoing Phase 3 clinical trial. Dr. Chapman also is a consultant manager for Middle Brook Pharmaceuticals, a developer of anti-infective products, and a manager for staff at Enzon Pharmaceuticals, a developer of innovative cancer therapeutics. Dr. Chapman was the Executive Vice President of Medical and Regulatory Affairs and Director of New Business Development (pharmaceuticals) for BioDelivery Sciences International, Inc. on a part time basis from October 2000 to November 2004. From 1995 to April 2000, Dr. Chapman was Executive Director, Medical Affairs, Quintiles Consulting and a founding Co-Director of Quintiles BRI (QBRI) Medical Affairs, Drug Safety and Medical Writing Departments. We believe that Dr. Chapman’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Dr. Chapman’s background in drug development consultation and clinical trials make him a valuable resource on our Board.

William S. Poole has served as a director of our Company since June 2007. He has extensive experience in the biopharmaceutical and medical device industries, which has he worked in for forty years. From 1972 to early 1996, Mr. Poole worked for Lederle Laboratories, a Division of American Cyanamid Company. During his 24-year career at Cyanamid, Mr. Poole held positions of increasing responsibility and held the position of World-Wide Division President of the Medical Device Division when Wyeth acquired Cyanamid in 1995. From 1997 to 2000, Mr. Poole served as President, North American Pharmaceuticals, of Novo Nordisk Pharmaceuticals, and from 2000 to 2003 he also served as President of Biovail Pharmaceuticals. In both of these companies, Mr. Poole was instrumental in aggressively growing revenue, building solid management teams and dramatically improving profitability. As President of these firms, Mr. Poole had total profit and loss responsibility and directly managed vice presidents in charge of each business department within the organizations. Since April 2005, Mr. Poole has been a board member of BioDelivery Sciences International, Inc. (“BDSI”) and Chairman of its Compensation Committee. Since 2008, Mr. Poole has acted as a private consultant and, until his appointment to BDSI’s Board, Mr. Poole served as a member of the Commercial Advisory Board of BDSI’s subsidiary, Arius Pharmaceuticals, Inc. Mr. Poole was Acting President/CEO of Spherics, Inc., a biotechnology company focusing on unique delivery mechanisms of certain drugs for the treatment of CNS diseases during 2007and 2008. We believe that Mr. Poole’s experience and skills make him a qualified and valuable member of our Board of Directors. Specifically, Mr. Poole’s experience and background in the pharmaceutical, biopharmaceutical and medical devices industries make him a qualified and valuable member of and resource for our Board.

Director Independence

Our Board of Directors presently has five members – Francis E. O’Donnell, Jr., M.D., Edmund C. King, David M. Schubert, Christopher C. Chapman, M.D., and William S. Poole. Our Board has determined that four of its members are “independent directors” as defined under the applicable rules of The NASDAQ Stock Market and the Securities and Exchange Commission. These four “independent directors” are Edmund C. King, David M. Schubert, Christopher C. Chapman, M.D., and William Poole. In making its determination of independence, the Board of Directors considered questionnaires completed by each director and all ordinary course transactions between the Company and all entities with which the director is employed. With regard to Mr. Poole, the Board considered Mr. Poole’s relationship as a director of BioDelivery Sciences International, Inc., which has relationships with the Company. With regard to Dr. Chapman and Mr. King, our Board considered their relationship as directors of Biovest International, Inc., the Company’s majority-owned subsidiary. Additionally, our Board determined that Francis E. O’Donnell, Jr., M.D. is not independent.

Compensation of Executive Officers

SUMMARY COMPENSATION TABLE(a)

Name and principal position	Year	Salary ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Francis E. O’Donnell, Jr., M.D. Chief Executive Officer and Chairman of the Board(5)

	Accentia compensation 2011	1	(1)	0		17,479	(2)	17,480

	Biovest compensation 2011	0		0		0		0

	Accentia compensation 2010	1	(1)	1,415,750		16,863	(3)	1,432,614

	Biovest compensation 2010	0		903,345	(4)	0		903,345

Samuel S. Duffey, Esq. President and General Counsel(8)

	Accentia compensation 2011	206,321		108,000		11,180	(6)	325,501

	Biovest compensation 2011	228,606		288,125		0		576,731

	Accentia compensation 2010	175,672		1,732,725		23,313	(7)	1,931,710

	Biovest compensation 2010	165,640		1,388,100		0		1,553,740

Garrison J. Hasara, CPA Acting Chief Financial Officer and Controller

	2011	181,342		54,000		14,032	(9)	249,374

(a)	The Company’s employees listed in this Summary Compensation Table have dual responsibilities to provide services to both the Company and to Biovest International, Inc. (“Biovest”), the Company’s majority-owned publicly traded, SEC reporting subsidiary. In this Summary Compensation Table, the compensation paid to those individuals by the Company and Biovest are shown on separate lines.
(1)	Pursuant to his employment agreement, which expired on January 1, 2010, Dr. O’Donnell was paid a salary of one dollar.
(2)	In the fiscal year ended September 30, 2011 (“Fiscal 2011”), Dr. O’Donnell was paid $17,479 in other compensation which related to medical, dental and life insurance and long and short term disability.

(3)	In Fiscal 2010, Dr. O’Donnell was paid $16,863 in other compensation which related to medical, dental and life insurance and long and short term disability.
(4)	The amount includes Dr. O’Donnell’s director compensation by way of option award grant.
(5)	Effective as of December 20, 2011, Dr. O’Donnell was appointed by our Board of Directors to serve as Executive Chairman of the Board.
(6)	In Fiscal 2011, Mr. Duffey was paid $11,180 in other compensation which consisted of the following payments: $7,180 related to medical, dental and life insurance and long and short term disability and $4,000 related to auto allowances.
(7)	In the fiscal year ended September 30, 2010 (“Fiscal 2010”), Mr. Duffey was paid $23,313 in other compensation which consisted of the following payments: $17,313 related to medical, dental and life insurance and long and short term disability and $6,000 related to auto allowances.
(8)	Effective as of December 20, 2011, Mr. Duffey was appointed to serve as our Chief Executive Officer, in addition to continuing his responsibilities as our President and General Counsel. Mr. Duffey was also designated to serve as our Principal Executive Officer.
(9)	In Fiscal 2011, Mr. Hasara was paid $14,032 in other compensation which consisted of payments related to medical, dental and life insurance and long and short term disability.

Employment Agreements with Executives. Dr. O’Donnell and Mr. Duffey’s salaries, as reflected above, were established by employment agreements existing prior to Fiscal 2011. On January 1, 2005, Dr. O’Donnell and Mr. Duffey each entered into an employment agreement with an initial term of five years. The employment agreements expired on January 1, 2010, and Dr. O’Donnell and Mr. Duffey each continue their employment on an “at-will” basis. Each of the employment agreements provided that, during the time of such individual’s employment and ending two years from the termination of the agreement, such individual may not solicit customers and will not engage in or own any business that is competitive with us. Mr. Hasara has not entered into an employment agreement with our Company and he continues his employment on an “at-will” basis.

Base Salaries. The base salaries reflected above were established by employment agreements existing prior to Fiscal 2010, which are described in more detail above. During Fiscal 2011, we did not establish specific performance objectives for these executives and our decisions were based on their overall performances. Of particular note is Dr. O’Donnell’s employment agreement, which, since 2005, has fixed his base salary at one dollar per year. Notwithstanding this nominal salary, Dr. O’Donnell served as our CEO on a full-time basis until December 20, 2011. Additionally, Dr. O’Donnell received no salary from our subsidiaries. This nominal base salary reflects Dr. O’Donnell’s preference for equity compensation. We believe that this form of compensation paid to Dr. O’Donnell in Fiscal 2010 most closely aligned the interests of our then-CEO and our shareholders.

Cash Bonuses and Incentives. In Fiscal 2011, no cash bonuses were paid or accrued to our executive officers.

Option Awards. The amounts in the “Option Awards” column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise. Assumptions used in the calculation of these amounts are included in Note 1 to the Company’s audited financial statements for the year ended September 30, 2011. A description of our Company’s 2010 Equity Incentive Plan pursuant to which these Option Awards were awarded is discussed in Note 16 to the Company’s audited financial statements for the year ended September 30, 2011.

Perquisites. Consistent with our philosophy to preserve cash, we have sought to limit perquisites. Perquisites paid to our named executive officers are discussed in the footnotes to the Summary Compensation Table above. Our policy for paying medical and dental insurance is to pay 75% of the insurance premium. Our policy for paying life insurance, long-term and short-term disability insurances and accidental death and dismemberment insurance is to pay 100% of the insurance premiums. Our policy with regard to unused vacation for our executive group is to pay at the base salary rate for vacation not used in the prior fiscal year.

Change in Control Severance Policy. As discussed above, Dr. O’Donnell and Mr. Duffey previously entered into employment agreements with our Company, which expired according to their respective terms on January 1, 2010, and each of these named executive officers are now employed on an “at-will” basis. None of our named executive officers had change in control severance provisions in their employment agreements.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END(a)

Name	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Francis E. O’Donnell, Jr., M.D.
Accentia Biopharmaceuticals, Inc. options(1)
	2,252	—	2.22	04/10/2013
	37,500	—	2.61	03/01/2018
	60,000	—	0.18	02/24/2019
	3,500,000	—	0.44	02/12/2020
Biovest International, Inc. options(2)
	20,000		0.50	03/13/2014
	20,000		0.50	03/10/2015
	60,000		1.13	10/19/2016
	75,000		0.66	04/11/2018
	1,000,000		0.06	02/24/2019
	125,000		0.07	02/24/2019
	1,950,000		0.69	02/22/2020
	20,000		0.50	03/13/2014

Continued

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR END(a)—(Continued)

Name	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Samuel S. Duffey, Esq.

Accentia Biopharmaceuticals, Inc. options(1)

	118,765	—	2.11	11/07/2013
	41,168	—	7.59	02/09/2016
	391,168	—	3.70	12/15/2016
	275,000	—	2.69	01/07/2018
	2,000,000	—	0.18	11/13/2018
	4,250,000	—	0.44	02/12/2020
		150,000	0.80	01/01/2021

Biovest International, Inc. options(2)

	500,000	—	0.50	11/11/2013
	500,000	—	0.72	02/10/2016
	150,000	—	0.60	04/11/2018
	1,500,000	—	0.06	02/24/2019
	3,000,000	—	0.69	02/22/2020
		250,000	0.92	01/01/2021

Garrison J. Hasara, CPA

Accentia Biopharmaceuticals, Inc. options(1)
	4,751	—	2.63	07/01/2014
	6,986	—	6.90	02/09/2016
	20,000	—	2.44	10/10/2016
	19,572	—	3.36	12/15/2016
	100,000	—	2.69	01/07/2018
	75,000	—	0.18	02/24/2019
	600,000	—	0.44	02/12/2020
	—	75,000	0.80	01/01/2021

Biovest International, Inc. options(2)
	15,000	—	0.70	03/02/2016
	45,000	—	0.60	04/11/2018
	100,000	—	0.06	02/24/2019
	100,000	—	0.69	02/22/2020

(a)	The Company’s employees listed in this Outstanding Equity Awards at 2011 Fiscal Year End Table have dual responsibilities to provide services to both the Company and to Biovest International, Inc. (“Biovest”), the Company’s majority-owned publicly traded, SEC reporting subsidiary. In this Outstanding Equity Awards at 2011 Fiscal Year End Table, the stock options grants issued to those individuals by the Company and Biovest are shown on separate lines.
(1)	Options to purchase shares of our common stock, granted pursuant to our Equity Incentive Plans.
(2)	Options to purchase shares of Biovest’s common stock, granted pursuant to Biovest’s Equity Incentive Plans.

Option Grants. In Fiscal 2011, we granted options to purchase the following number of our common stock shares to the following executive officers under our 2010 Equity Incentive Plan:

•	150,000 to Mr. Duffey; and

•	75,000 to Mr. Hasara.

The option grants had an exercise price that was equal to 100% of the closing market price for our common stock on the date of the option grant. These option grants will vest as follows:

•

Mr. Duffey’s option awards with an expiration date of January 1, 2021 will vest upon the achievement of certain milestones relating to stock price and the continued development of the Company’s products; and

•

Mr. Hasara’s options awards with an expiration date of January 1, 2021 will vest upon the achievement of certain milestones relating to stock price and the continued development of the Company’s products.

Our decision to grant options was based primarily on the recommendation of our Compensation Committee and our desire to retain and motivate our employees.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED SEPTEMBER 30, 2011

For Fiscal 2011, our Board of Directors did not receive any compensation (monetary or grant award) for serving as members of the Board of Directors or as members or chairmen of the various committees of the Board of Directors. Customarily, we would calculate the amounts in the “Option Awards” column and include the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The fair value of the stock options would likely vary from the actual value the holder would receive because the actual value depends on the number of options exercised and the market price of our stock on the date of exercise. Assumptions used in the calculation of these amounts would be included in Note 1 to our audited financial statements for the year ended September 30, 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)

Francis E. O’Donnell, Jr., M.D. (1)	—	—	—

Edmund C. King(2)	—	—	—

Christopher C. Chapman, M.D. (3)	—	—	—

David M. Schubert(4)	—	—	—

William S. Poole(5)	—	—	—

(1)	See the above Outstanding Equity Awards table for Dr. O’Donnell’s aggregate number of outstanding option awards.
(2)	As of September 30, 2011, the aggregate number of outstanding option awards held by Mr. King was 485,000.
(3)	As of September 30, 2011, the aggregate number of outstanding option awards held by Dr. Chapman was 382,500.
(4)	As of September 30, 2011, the aggregate number of outstanding option awards held by Mr. Schubert was 467,500.
(5)	As of September 30, 2011, the aggregate number of outstanding option awards held by Mr. Poole was 385,000.

RELATED PARTY TRANSACTIONS

During our fiscal years ended September 30, 2011 and 2010, our quarter ended December 31, 2011 and currently, we were and/or are (as applicable) a party to the following transactions with certain of our executive officers, directors, holders of more than 5% of our voting securities, and their respective affiliates. We believe that the terms of these transactions were and/or are (as applicable) no less favorable to us than the terms that could have been obtained from unaffiliated third parties. In some instances, transactions which occurred in prior years are also described in order to provide proper background.

Relationship with Biovest International, Inc.

As of February 29, 2012, our Company owned a 61% interest in Biovest International, Inc. (“Biovest”). On November 17, 2010, in accordance with Biovest’s Plan of Reorganization, the entire outstanding balance due from Biovest to us (approximately $13.5 million) was converted into shares of Biovest common stock, which were issued to our Company at a conversion price equal to $0.75 per share and which resulted in the issuance by Biovest to us of a total of 17,925,720 shares of Biovest common stock. As of February 29, 2012, the promissory demand note between us and Biovest consisted of approximately $0.8 million advanced to Biovest from us in the form of cash loans, payments directly to third parties on Biovest’s behalf and allocated inter-company expenses. Included in this balance is approximately $0.2 million, representing the fair value of shares to be issued by us in settlement of the claim filed by Clinstar, LLC against Biovest in Biovest’s Chapter 11 proceedings.

Relationships with Affiliates

CORPS REAL - ACCENTIA

On June 13, 2011, we entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to our Company in the maximum amount of $4.0 million. Corps Real is a Biovest shareholder, as well as Biovest’s senior secured lender. Both Corps Real and the majority owner of Corps Real are shareholders of our Company and are managed by Ronald E. Osman, Esq., who is also a shareholder of our Company and a shareholder and director of Biovest. We executed a secured promissory note, payable to Corps Real, in the maximum principal amount of $4.0 million (the “Accentia Corp Real Note”), under which Corps Real advanced $1.0 million to our Company on each of June 13, 2011, August 1, 2011, November 15, 2011, and January 15, 2012. The other material terms and conditions of the Accentia Corps Real Note are as follows:

•	The Accentia Corps Real Note will mature on June 13, 2016, at which time all indebtedness under the Accentia Corps Real Note will be due and payable;

•

Interest on the outstanding principal amount of the Accentia Corps Real Note accrues and is payable at a fixed rate of five percent (5%) per annum, and is payable on a quarterly basis in arrears (as to the principal amount then outstanding). Interest payments may be paid in cash or, at our election, may be paid in shares of our common stock based on the volume-weighted average trading price of our common stock during the last ten (10) trading days of the quarterly interest period;

•

At Corps Real’s option, at any time prior to the earlier to occur of (a) the date of our prepayment of the Accentia Corps Real Note in full or (b) the maturity date of the Accentia Corps Real Note, Corps Real may convert all or a portion of the outstanding balance of the Accentia Corps Real Note (including any accrued and unpaid interest) into shares of our common stock at a conversion rate equal to $0.34 per share;

•

If our common stock trades at $2.00 per share for ten (10) consecutive trading days, then we may, within three (3) trading days after the end of any such period, cause Corps Real to convert all or part of the then outstanding principal amount of the Accentia Corps Real Note at the then conversion price, plus accrued but unpaid interest;

•

Subject to certain exceptions, if we wish to complete a follow-on equity linked financing during the twelve (12) month period following June 13, 2011 at a price per share that is less than the conversion price under the Accentia Corps Real Note, then our full Board of Directors must first confer with Mr. Osman, the manager of Corps Real, and we must offer Corps Real the first right of refusal to provide or to participate in such equity linked financing;

•

We will not be permitted to effect a conversion of the Accentia Corps Real Note and Corps Real will not be permitted to convert the Accentia Corps Real Note to the extent that, after giving effect to an issuance after a conversion of the Accentia Corps Real Note, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of our common stock issuable upon conversion of the Accentia Corps Real Note;

•

We may prepay the Accentia Corps Real Note, in full, at any time without penalty, provided that we must provide ten (10) days advance written notice to Corps Real of the date for any such prepayment, during which period Corps Real may exercise its right to convert into shares of our common stock; and

•

Corps Real may, among other things, declare the entire outstanding principal amount, together with all accrued interest and all other sums due under the Accentia Corps Real Note, to be immediately due and payable upon our failure to pay, when due, any amounts due under the Accentia Corps Real Note if such amounts remain unpaid for five (5) business days after the due date or upon the occurrence of any other event of default described in the Security Agreement (as defined below).

To secure payment of the Accentia Corps Real Note, we also entered into a Security Agreement, dated June 13, 2011, with Corps Real (the “Security Agreement”). Under the Security Agreement, all obligations under the Accentia Corps Real Note are secured by a first security interest in (a) 12 million shares of Biovest common stock owned by our Company, (b) all of our contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of our December 30, 2009 Settlement Agreement with BioDelivery Sciences International, Inc. (“BDSI”); provided, however, that if BEMA Granisetron is not the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following the date of the settlement agreement (as described below), and (c) all attachments, additions, replacements, substitutions, and accessions and all proceeds thereof in any form.

As part of the convertible debt financing transaction, we also issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of our common stock (the “Accentia Corps Real Warrant”) for an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like). The other material terms and conditions of the Accentia Corps Real Warrant are as follows:

•	The Accentia Corps Real Warrant is currently exercisable and will continue to be exercisable until the close of business on June 13, 2016;

•

If the fair market value of one share of our common stock is greater than the exercise price, in lieu of exercising the Accentia Corps Real Warrant for cash, Corps Real may elect to utilize the cashless exercise provisions of the Accentia Corps Real Warrant; and

•

We will not be permitted to effect any exercise of the Accentia Corps Real Warrant, and Corps Real will not be permitted to exercise any portion of the Accentia Corps Real Warrant, to the extent that, after giving effect to such issuance after exercise, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of the shares of our common stock issuable upon exercise of the Accentia Corps Real Warrant.

As of February 29, 2012, we have not paid either by cash or by conversion into our common stock, any of the $4.0 million principal balance of the Accentia Corps Real Note. Corps Real’s initial $1.0 million advance in June 2011 did not meet the prepayment requirements of the Laurus/Valens Notes. However, the August 2011 advance triggered a prepayment to Laurus/Valens of principal and accrued interest of approximately $0.2 million. The November 2011 and January 2012 advances were exempt from the Laurus/Valens prepayment requirements under the Laurus/Valens Amendment Agreement (as defined below).

CORPS REAL -BIOVEST

On November 17, 2010 and in accordance with Biovest’s Plan of Reorganization, Biovest executed and delivered in favor of Corps Real a secured convertible promissory note (the “Biovest Corps Real Note”) in an original principal amount equal to $2,291,560, which allows Biovest to draw up to an additional $0.9 million. The Biovest Corps Real Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008, which was previously executed in favor of Corps Real. The Biovest Corps Real Note matures on November 17, 2012 and all principal and accrued but unpaid interest is payable in cash on such date. Interest accrues and is payable on the outstanding principal amount of the Biovest Corps Real Note at a fixed rate of sixteen percent (16%) per annum, with interest in the amount of ten percent (10%) to be paid monthly and interest in the amount of six percent (6%) to accrue and be paid on the maturity date. Biovest may prepay the Biovest Corps Real Note in full, without penalty, at any time, and Corps Real may convert all or a portion of the outstanding balance of the Biovest Corps Real Note into shares of Biovest common stock at a conversion rate of $0.75 per share of Biovest common stock. The Biovest Corps Real Note is secured by a first priority lien on all of Biovest’s assets.

LAURUS/VALENS TERM NOTES - ACCENTIA

On November 17, 2010, the Effective Date our Plan of Reorganization (the “Effective Date”), and in accordance with our Plan of Reorganization, we issued security agreements and term notes to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”), and LV Administrative Services, Inc. (collectively, “Laurus/Valens”), in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in satisfaction of allowed claims prior to the Effective Date. Laurus/Valens are our shareholders and our senior secured lenders. Laurus/Valens are Biovest shareholders and a secured lenders.

The following are the original material terms and conditions of the Laurus/Valens Term Notes prior to the December 15, 2011 modification, described below:

•	the Laurus/Valens Term Notes mature on November 17, 2012 and may be prepaid at any time without penalty;

•

interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	we are required to make mandatory prepayments under the Laurus/Valens Term Notes as follows:

•

on May 17, 2012, a payment of principal, in cash, in the amount of $4.4 million, less the amount of any prior optional prepayments of principal by our Company and the amount of any other mandatory prepayments of principal under the Laurus/Valens Term Notes;

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by our Company) of certain capital raising transactions (with certain exclusions); and

•	all of the assets of Analytica, which secure a guaranty of Analytica as to the entire indebtedness under the Laurus/Valens Term Notes;

and

•

with the prior written consent of Laurus/Valens, we any may convert all or any portion of the outstanding principal and accrued interest under the Laurus/Valens Term Notes into a number of shares of our common stock equal to (a) the aggregate portion of the principal and accrued but unpaid interest outstanding under the Laurus/Valens Term Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported for our common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

On August 1, 2011, upon receipt of the second $1.0 million tranche of the Accentia Corps Real Note (as defined above), we paid Laurus/Valens, under the prepayment terms of the Laurus/Valens Term Notes as described above, an amount equal to $138,853, consisting of $131,012 in principal and $7,841 in accrued interest.

On December 15, 2011, in connection with the sale of the assets and business of our wholly-owned subsidiary, Analytica International, Inc. (“Analytica”), we entered into an agreement with LV Administrative Services, Inc., as agent for and on behalf of Laurus/Valens (the “Laurus/Valens Amendment Agreement”), whereby Laurus/Valens, conditioned upon receipt of our upfront payment of $4 million of principal and interest: (1) consented to the transactions contemplated by the purchase agreement relating to the sale of the assets and business of Analytica (the “Analytica Asset Purchase Agreement”) and released all liens and security interests on Analytica’s assets and business to be sold to the purchaser(s); (2) waived any right to any of the earnout as defined and payable pursuant to the Analytica Asset Purchase Agreement; (3) extended the maturity date of our outstanding Laurus/Valens Term Notes held by Laurus/Valens from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively; and (4) modified the obligation set forth in the Laurus/Valens Term Notes that previously required our Company to pay thirty percent (30%) of any capital raised by our Company to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes. The aggregate principal balance of the Laurus/Valens Term Notes at February 29, 2012 was approximately $5.0 million, with approximately $0.6 million now due on May 17, 2013 and $4.4 million now due on November 17, 2013 along with accrued interest.

LAURUS/VALENS-BIOVEST

On November 17, 2010 and in accordance with Biovest’s Plan of Reorganization, Biovest issued two new types of notes (the “Laurus/Valens Term A Notes” and the “Laurus/Valens Term B Notes”) in the aggregate original principal amount of $29.06 million to Laurus/Valens in compromise and satisfaction of secured claims prior to November 17, 2010.

The following are the material terms and conditions of the Laurus/Valens Term A Notes:

•	the original aggregate principal amount of the Laurus/Valens Term A Notes was $24.9 million;

•	the Laurus/Valens Term A Notes are due in one installment of principal and interest at maturity on November 17, 2012;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term A Notes, without penalty, at any time; and

•	Biovest is required to make mandatory prepayments under the Laurus/Valens Term A Notes as follows:

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Biovest) of certain capital raising transactions (with certain exclusions), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term A Notes;

•	from any intercompany funding by the Company to Biovest (with certain exceptions and conditions); and

•

a prepayment equal to fifty percent (50%) of the positive net cash flow of Biovest for each fiscal quarter after November 17, 2010, less the amount of certain capital expenditures on certain biopharmaceutical products of Biovest made during such fiscal quarter or during any prior fiscal quarter ending after November 17, 2010.

On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received in Biovest’s October 10, 2010 exit financing.

The following are the material terms and conditions of the Laurus/Valens Term B Notes:

•	the original aggregate principal amount of the Laurus/Valens Term B Notes was $4.16 million;

•	the Laurus/Valens Term B Notes mature on November 17, 2013;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term B Notes, without penalty, at any time; and

•

provided that the Laurus/Valens Term A Notes have been paid in full, Biovest is required to make mandatory prepayments under the Laurus/Valens Term B Notes from any intercompany funding by the Company to Biovest (with certain exceptions and conditions), but only up to the amount of the outstanding principal and accrued interest under the Laurus/Valens Term B Notes.

With the prior written consent of Laurus/Valens, Biovest may convert all or any portion of the outstanding principal and accrued interest under either the Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes into shares of Biovest common stock. The number of shares of Biovest common stock issuable on such a conversion is equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the applicable Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported (or reported by Pink Sheets, LLC) for shares of Biovest common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are secured by a lien on all of the assets of Biovest, junior only to the lien granted to Corps Real and to certain permitted liens by Biovest. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are guaranteed by the Company (the “Accentia Guaranty”) up to a maximum amount of $4,991,360. The Accentia Guaranty is secured by a pledge by the Company of 20,115,818 shares of Biovest common stock owned by the Company and was secured by the assets of Analytica. As noted above, the lien on Analytica’s assets was released in connection with the sale of Analytica’s assets and business.

ACCENTIA CLASS 3 PLAN NOTE

On the Effective Date and in accordance with our Plan of Reorganization, we issued a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, a shareholder of our Company’s common stock and the holder by assignment of our previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), as payment of our obligation to Southwest Bank prior to the Effective Date. The Company is not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of our common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned by our Company. The following are the material terms and conditions of the Class 3 Plan Note:

•	the Class 3 Plan Note matures on August 17, 2012;

•	interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time (the “Class 3 Interest”) at a fixed rate of six percent (6%) per annum;

•

on the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 3 Automatic Conversion Date”), provided that the average of the trading price of our common stock (as determined in accordance with the Class 3 Plan Note and our Plan of Reorganization) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 3 Plan Note plus the Class 3 Interest as of the Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Amount”) will be automatically converted into shares of our common stock at a conversion rate equal to the Class 3 Automatic Conversion Price per share of our common stock;

•

the Class 3 Plan Note is secured by a lien on 15 million shares of Biovest common stock owned by our Company (the “Class 3 Pledged Shares”), subject to the incremental release of a designated portion of such security upon each quarterly payment under the Class 3 Plan Note. As of December 31, 2011, there remained approximately 5.6 million Class 3 Pledged Shares;

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, Mr. Ryll may, at his election, convert the Class 3 Automatic Conversion Amount into shares of our common stock at a conversion rate equal to $1.00 per share of our common stock; and

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, and Mr. Ryll does not elect to convert the Class 3 Automatic Conversion Amount into shares of our common stock at a conversion rate equal to $1.00 per share of our common stock, then we, at our election and upon written notice to Mr. Ryll, may deliver the Class 3 Automatic Conversion Amount by one of the following four methods of payment or a combination thereof:

(i)	the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 (“Conversion Shares”) plus, after the payment, the difference between (a) the Class 3 Automatic Conversion Amount and (b) the product of the Class 3 Automatic Conversion Price on the Class 3 Automatic Conversion Date and the number of shares of our common stock issued (as determined above); or

(ii)	the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus, in order to pay the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above), that number of the Class 3 Pledged Shares that has a value equal to the remaining unpaid portion of the Class 3 Automatic Conversion Amount (as determined above), using a conversion rate equal to the average of the trading price of shares of Biovest common stock for the ten (10) consecutive trading days prior to the Class 3 Automatic Conversion Date (the “Biovest VWAP Price”); or

(iii)	the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus cash in an amount equal to the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above); or

(iv)	the number of the Class 3 Pledged Shares that has a value equal to the Class 3 Automatic Conversion Amount, using a conversion rate equal to the Biovest VWAP Price., i.e., dividing the Automatic Conversion Amount by the Biovest VWAP Price.

As of February 29, 2012, approximately $3.4 million in principal and approximately $0.2 million in accrued interest under the Class 3 Plan Note had been converted into a combination of the Conversion Shares and Class 3 Pledged Shares at conversion prices between $0.36 and $1.36 per share, resulting in the delivery to Mr. Ryll of 5,820,179 shares of our common stock and 869,686 shares of Biovest common stock owned by our Company. The principal balance at February 29, 2012 was approximately $1.2 million.

BDSI/ARIUS SETTLEMENT

On February 17, 2010, the Bankruptcy Court entered an Order approving an Emezine Settlement Agreement (the “Settlement Agreement”) between our Company and BDSI, which was entered into as of December 30, 2009. Members of BDSI’s management team and Board of Directors are members of our management team and our Board of Directors. Parties to the Settlement Agreement are the Company, our wholly-owned subsidiary, TEAMM Pharmaceuticals, Inc. (d/b/a Accentia Pharmaceuticals) (“TEAMM”), BDSI, and BDSI’s wholly-owned subsidiary, Arius Pharmaceuticals, Inc. (“Arius”).

The purpose of the Settlement Agreement is to memorialize the terms and conditions of a settlement between our Company and BDSI regarding claims relating to a Distribution Agreement dated March 12, 2004 between Arius and TEAMM. The Settlement Agreement provides that the parties mutually release all claims that they may have against each other and, in connection therewith, our Company:

(a)	received $2.5 million from BDSI (the “$2.5 Million Payment”); and

(b)	received the following royalty rights (the “Product Rights”) from BDSI with respect to BDSI’s BEMA Granisetron product candidate (“BEMA Granisetron”) (or in the event it is not BEMA Granisetron, the third BDSI product candidate, excluding BEMA Bupremorphine, as to which BDSI files an NDA, which, together with BEMA Granisetron, shall be referred to hereinafter as the “Product”):

(i)	70/30 split (BDSI/our Company) of royalty received if a third party sells the Product and 85/15 split on net sales if BDSI sells the Product; and

(ii)	BDSI will, from the sale of the Product, fully recover amounts equal to (1) all internal and external worldwide development costs of the Product (“Costs”) plus interest (measured on weighted average prime interest rate from first dollar spent until Product launch) and (2) the $2.5 Million Payment plus interest (measured on weighted average prime interest rate from the time of payment until Product launch) before we begin to receive its split as described in (b)(i) above; and

(c)	issued to BDSI a warrant (the “BDSI Warrant”) to purchase two (2) million shares of Biovest common stock held by our Company, with an exercise price of $0.84 and an expiration date of March 4, 2017. During the initial two (2) year exercise period, any exercise of the BDSI Warrant by BDSI will be subject to approval by Biovest.

In the event that BDSI receives any sublicensing or milestone payments associated with the Product up to and including the NDA approval, BDSI will apply 30% of such payments toward payback of the Costs of the Product plus interest and the $2.5 Million Payment plus the interest.

In the event of a proposed sale of BDSI or its assets, BDSI has the right to terminate its Product Rights payment obligations to our Company under the Settlement Agreement upon the payment to our Company of an amount equal to the greater of (i) $4.5 million or (ii) the fair market value of the Product Rights as determined by an independent third party appraiser. Further, if the Product Rights are terminated, the BDSI Warrant described above will be terminated if not already exercised, and, if exercised, an amount equal to the strike price will, in addition to the amount in (i) or (ii) above, be paid to our Company.

ROYALTY AGREEMENTS

On November 17, 2010 and in accordance with Biovest’s Plan of Reorganization, our Company, Biovest, and Laurus/Valens entered into several agreements, whereby we terminated and cancelled all of our royalty interest and Laurus/Valens reduced its royalty interest in BiovaxID® and Biovest’s other biologic products. As a result of the foregoing agreements, the aggregate royalty obligation on BiovaxID and Biovest’s other biologic products was reduced from 35.25% to 6.30%. Additionally, Laurus/Valens’s aggregate royalty obligation on the AutovaxID® instrument was reduced from 3.0% to no obligation, including the elimination of the $7.5 million minimum royalty obligation.

Below is the detail of the royalty obligations after November 17, 2010:

•	With respect to BiovaxID® and other biologic products

•

Accentia. The Royalty Agreement by and between Biovest and our Company, dated as of October 31, 2006, as amended, was terminated, which resulted in the cancellation of all of our royalty interest in Biovest’s biologic products. Under the Royalty Agreement, we had a 15.5% royalty interest in the gross revenue of Biovest’s biologic products including BiovaxID, as defined in the agreement, after allowing for the 4.00% royalty assigned by our Company to Laurus/Valens pursuant to the four (4) separate Assignments of Rights Under Royalty Agreements, each dated as of June 18, 2008, by and among our Company, Biovest, Erato Corp., Valens U.S., Valens I, and PSource, as amended, modified or supplemented thereafter in accordance with their terms; and

•

Laurus/Valens. (i) The Royalty Agreement by and between Biovest and Valens II dated October 30, 2007; (ii) the Royalty Agreement by and between Biovest and Valens II dated December 10, 2007, as amended by a letter agreement dated May 30, 2008; (iii) the Royalty Agreement by and between Biovest and Valens U.S. dated October 30, 2007; and (iv) the Royalty Agreement by and between Biovest and Valens U.S. dated December 10, 2007 were all terminated.

•	With respect to AutovaxID®

•

The previously granted royalty equal to three percent (3%) of world-wide net sales (i.e., gross receipts from the world-wide sales of the automated cell and biologic production instrument known as AutovaxID manufactured by Biovest (the “AutovaxID Instruments”) less any rebates, returns and discounts) of AutovaxID Instruments for a period of five (5) years through May 31, 2012, granted to Laurus by Biovest and AutovaxID, Inc. in a letter agreement dated March 19, 2007, was terminated (including the guaranteed minimum royalty in the amount of $7.5 million remaining under such royalty).

Sublicense Agreement with Related Party

REVIMMUNE, LLC

On February 27, 2007, we entered into a perpetual sublicense agreement (the “Cyrevia Sublicense”) with Revimmune, LLC, which is affiliated with one of our directors and shareholders. Revimmune, LLC holds the exclusive license for the technology from Johns Hopkins University (the “JHU License”). Under the Cyrevia Sublicense, we were granted the exclusive world-wide rights to develop, market, and commercialize our Cyrevia™ therapy (High-Dose Pulsed Cytoxan) to treat MS and certain other autoimmune diseases.

Other material terms and conditions of the Cyrevia Sublicense are as follows:

•

We assumed certain future development, milestone and minimum royalty obligations of Revimmune, LLC under the JHU License. In connection with the Cyrevia Sublicense, we did not pay an upfront fee or reimbursement of expenses. We also agreed to pay to Revimmune, LLC a royalty of 4% on net sales, and in the event of a sublicense, to pay 10% of net proceeds received from any such sublicense to Revimmune, LLC.

•

Upon the approval of the sublicensed treatment in the U.S. for each autoimmune disease, we are required to issue to Revimmune, LLC vested warrants to purchase 0.8 million shares of our common stock. The warrant, which will be granted at the approval of the first sublicensed product, will have an exercise price of $8 per share and any subsequent warrant to be issued will have an exercise price equal to the average of the volume weighted average closing prices of our common stock during the ten (10) trading days immediately prior to the grant of such warrant.

•	We will be responsible, at our sole cost and expense, for the development, clinical trial(s), promotion, marketing, sales and commercialization of the licensed products.

•

We have assumed the cost and responsibility for patent prosecution as provided in the license between Revimmune, LLC and JHU to the extent that the claims actually and directly relate to sublicensed products.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 29, 2012 by:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer and beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of common stock underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of February 29, 2012 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned(1)

5% Shareholders

Ronald E. Osman(2)	8,848,714	9.99%

1602 West Kimmel Street

Marion, IL 62959

Dennis Ryll(3)	7,191,023	8.79%

2595 Red Springs Drive

Las Vegas, NV 89135

Named Executive Officers and Directors

Francis E. O’Donnell, Jr., M.D.(4)	8,966,740	10.58%

Samuel S. Duffey, Esq.(5)	7,676,101	8.69%

Garrison J. Hasara, CPA(6)	926,309	1.14%

James A. McNulty, CPA(7)	944,633	1.16%

Douglas M. Calder(8)	1,340,000	1.63%

Carlos F. Santos, Ph.D.(9)	1,507,348	1.83%

David M. Schubert(10)	567,500	*

Edmund King(11)	585,000	*

William S. Poole(12)	485,000	*

Christopher C. Chapman, M.D.(13)	482,500	*

Executive Officers and Directors as Group (10 persons)	23,481,131	22.55%

*	Less than 1.0%

(1)	These percentages were calculated using the 80,667,286 shares of our common stock outstanding on February 29, 2012.

(2)	In the foregoing table, Mr. Osman’s beneficial ownership includes:

(a)	263,168 shares of common stock held by Mr. Osman, 423,354 shares of common stock held by MRB&B, LLC, and 65,422 shares of common stock held by Ronald E. Osman & Associates, Ltd. 401(k) Profit Sharing Plan (“Osman 401(k) Plan”).

Mr. Osman holds voting and investment power over the shares held by Osman 401(k) Plan and holds voting and investment power over the shares held by MRB&B, LLC, as its sole manager and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein; and

(b)	144,417 shares of common stock held by Corps Real, LLC (“Corps Real”), 5,882,353 shares of common stock issuable pursuant to the warrants (the “Warrant”) held by Corps Real, and only 2,070,000 shares of common stock of the 11,764,706 total shares of common stock issuable pursuant to a secured convertible promissory note (the “Note”) held by Corps Real. Mr. Osman holds voting and investment power over the shares held by Corps Real, as its sole manager and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

Although the Note is convertible into 11,764,706 shares of our common stock, we have only included 2,070,000 of those common stock shares in this table as there is a limit on the number of shares that can be issued to Corps Real under the Note and Warrant. Pursuant to the Note and Warrant, we are not permitted to effect a conversion of the Note and/or an exercise of the Warrant, and Corps Real is not permitted to convert the Note and/or exercise the Warrant to the extent that, after giving effect to an issuance after a conversion of the Note and/or an exercise of the Warrant, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of our common stock issuable upon conversion of the Note and/or exercise of the Warrant.

(3)	In the foregoing table, Mr. Ryll’s beneficial ownership includes:

(a)	6,050,369 shares of common stock held by Mr. Ryll;
(b)	19,833 shares of common stock held by Diane E. Ryll, Trustee of the Diane E. Ryll Revocable Trust U/T/A dated December 17, 1998, as amended (“Diane Ryll Trust); and
(c)	1,120,821 shares of common stock issuable pursuant to a secured convertible promissory note held by Mr. Ryll.

Mr. Ryll does not hold ownership and voting and investment power over the shares held by Diane Ryll Trust and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(4)	In the foregoing table, Dr. O’Donnell’s beneficial ownership includes:

(a)	750,000 shares of common stock held by Dr. O’Donnell, 3,935,992 shares of common stock held by The Hopkins Capital Group, LLC (“Hopkins”) and 205,996 shares of common stock and 175,000 warrants held by The Hopkins Capital Group II, LLC (“Hopkins II”) and
(b)	3,899,752 shares of common stock issuable pursuant to options held by Dr. O’Donnell that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

Dr. O’Donnell holds voting and investment power over shares held by each of Hopkins and Hopkins II as the Manager of Hopkins and Hopkins II and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(5)	In the foregoing table, Mr. Duffey’s beneficial ownership consists of 7,676,101 shares of common stock issuable pursuant to options held by Mr. Duffey that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(6)	In the foregoing table, Mr. Hasara’s beneficial ownership consists of 926,309 shares of common stock issuable pursuant to options held by Mr. Hasara that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(7)	In the foregoing table, Mr. McNulty’s beneficial ownership consists of 944,633 shares of common stock issuable pursuant to options held by Mr. McNulty that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(8)	In the foregoing table, Mr. Calder’s beneficial ownership consists of 1,340,000 shares of common stock issuable pursuant to options held by Mr. Calder that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(9)	In the foregoing table, Dr. Santos’ beneficial ownership consists of 1,507,348 shares of common stock issuable pursuant to options held by Dr. Santos that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(10)	In the foregoing table, Mr. Schubert’s beneficial ownership consists of 567,500 shares of common stock issuable pursuant to options held by Mr. Schubert that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(11)	In the foregoing table, Mr. King’s beneficial ownership consists of 585,000 shares of common stock issuable pursuant to options held by Mr. King that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(12)	In the foregoing table, Mr. Poole’s beneficial ownership consists of 485,000 shares of common stock issuable pursuant to options held by Mr. Poole that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

(13)	In the foregoing table, Dr. Chapman’s beneficial ownership consists of 482,500 shares of common stock issuable pursuant to options held by Dr. Chapman that are currently exercisable or that are exercisable within 60 days of February 29, 2012.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, of which 80,667,286 shares were issued and outstanding as of February 29, 2012. We are also authorized to issue up to 50,000,000 shares of preferred stock having no par value, of which no shares were issued and outstanding as of February 29, 2012.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. In accordance with Florida law, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends. Our board of directors has never declared or paid any cash dividends (except for limited dividends on our Series E preferred stock), and our board of directors does not currently anticipate paying any cash dividends in the foreseeable future on our common stock.

Upon a liquidation of our company, our creditors and any holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Units

In this offering, we are offering              units, consisting in the aggregate of              shares of our common stock and warrants to purchase up to              shares of our common stock. Each unit consists of one share of our common stock and 0.5 of a warrant to purchase one share of our common stock. The units will separate immediately and the common stock and the warrants will be issued separately. There will be no market for the units. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Warrants

In connection with this offering, we will issue warrants to purchase up to                      shares of common stock. Each full warrant entitles the holder to purchase one share of common stock at an exercise price of $             per share. The warrants will be exercisable at any time during the period commencing on the date of closing and ending on the fifth anniversary of the closing date. After the expiration of the exercise period, warrant holders will have no further rights to exercise such warrants.

The warrants may be exercised only for full shares of common stock, and may be exercised on a cashless basis only if the registration statement covering the shares issuable upon exercise of the warrants underlying the units is no longer effective. If the registration statement covering the shares issuable upon exercise of the warrants underlying the units is no longer effective, the warrants will be issued with restrictive legends unless such shares are eligible for sale under Rule 144. We will not issue fractional shares of common stock or cash in lieu of fractional shares of common stock. Warrant holders do not have any voting or other rights as a stockholder of our company. The exercise price and the number of shares of common stock purchasable upon the exercise of each warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

In addition, we have agreed to issue to the placement agent placement agent warrants on substantially the same terms as the warrants offered in this offering as part of their compensation in connection with the offering, except that these placement agent warrants will comply with FINRA Rule 5110(g)(1) in that for a period of 180 days after the issuance date of the placement agent warrants (which shall not be earlier than the applicable closing date of this offering), neither the placement agent warrants nor any shares of our common stock issued upon exercise of the placement agent warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the placement agent warrants are being issued, except the transfer of any security:

•	by operation of law or by reason of reorganization of our company;

•

to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by either the placement agent or related persons do not exceed 1% of the securities being offered;

•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Florida Business Corporation Act, or “FBCA,” permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, the FBCA provides that a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

We have adopted provisions in our articles of incorporation and bylaws providing that our directors and officers and our former directors and officers shall be indemnified to the fullest extent permitted by applicable law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions – Florida Law

We are subject to several anti-takeover provisions under Florida law that apply to public corporations organized under Florida law, unless the corporation has elected to opt out of those provisions in its articles of incorporation or bylaws. We have not elected to opt out of those provisions. The FBCA prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a “control share acquisition” unless the holders of a majority of the corporation’s voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined in the FBCA as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within any of the following ranges of voting power: one-fifth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power, and a majority or more of all voting power. However, an acquisition of a publicly-held Florida corporation’s shares is not deemed to be a control-share acquisition if it is either (i) approved by such corporation’s board of directors before the acquisition, or (ii) made pursuant to a merger agreement to which such Florida corporation is a party.

The FBCA also contains an “affiliated transaction” provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with any person who, together with affiliates and associates, beneficially owns more than 10% of the corporation’s outstanding voting shares, otherwise referred to as an “interested stockholder,” unless:

•	the transaction is approved by a majority of disinterested directors before the person becomes an interested stockholder,

•	the interested stockholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years, or

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares other than those owned by the interested stockholder.

Anti-Takeover Provisions – Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to, the following:

•

Our board of directors can issue up to 50,000,000 shares of preferred stock, with such rights, preferences, privileges, and restrictions as are fixed by the board of directors (which could include the right to approve or not approve an acquisition or other change in control).

•

Our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management.

•

Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the board of directors or by the Secretary upon the written request of the stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

•

Our amended and restated bylaws provide that vacancies, including newly created directorships, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum; provided, however, that the stockholders have the right to fill any vacancy created by removal of a director by action of the stockholders. In addition, our amended and restated bylaws provide that our board of directors may establish the number of directors by a vote of the directors then in office; provided, however, that the board may not have more than nine directors or less than one director.

•

Our amended and restated articles of incorporation do not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our stock to elect any directors to our board.

These and other provisions contained in our amended and restated articles of incorporation and amended and restated bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Trading on the OTCQB

Our common stock is currently quoted on the OTCQB under the symbol “ABPI”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is 800-937-5449.

PLAN OF DISTRIBUTION

                , which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated             , 2012. The placement agent may engage selected dealers to assist in the placement of the units. The placement agent is not purchasing or selling any units offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but has agreed to use its commercially reasonable efforts to arrange for the sale of all of the units offered hereby. We will enter into purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus. The price per unit has been determined based upon arm’s-length negotiations between the purchasers and us.

The placement agent proposes to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus through direct purchase agreements between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to              percent of the gross proceeds in this offering.

The following table shows the per unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the units offered pursuant to this prospectus assuming the purchase of all of the units offered hereby:

Per Unit	$	__________

Total	$	__________

In addition, we have agreed to issue to the placement agent, or its designees, warrants exercisable for an aggregate of              percent of the units issued in this offering. The placement agent warrants will be exercisable at any time beginning on the date that is six months from the effective date of the registration statement of which this prospectus is a part hereof until 5:00 p.m. (New York time) on the date that is five years following such effective date at an exercise price of $             per share. This prospectus also covers the sale of the placement agent warrants and the shares of common stock issuable upon the exercise of the placement agent warrants. The placement agent warrants will have terms substantially similar to the terms of the warrants included in the units offered hereby, except that, as required by the Financial Industry Regulatory Authority, Inc., or FINRA, neither the placement agent warrants nor any shares of common stock issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus is a part, except the transfer of any security:

•	by operation of law or by reason of our reorganization;

•

to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by the placement agent or related person do not exceed 1% of the securities being offered;

•

that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for its out-of-pocket expenses in an aggregate amount not to exceed $            .

Our obligation to issue and sell units to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase units is subject to the conditions set forth in his or her purchase agreement as well, which may also be waived.

We currently anticipate that the sale of the units will be completed on or about             , 2012. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee, will be approximately $            , which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their purchase agreements with us.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We and our officers and directors have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent. This 90-day period may be extended if (1) during the last 17 days of the 90-day period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the 90-day period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the period of such extension will be 18-days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire on the later of the expiration of the 90-day period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and purchase agreements. A copy of the placement agency agreement and the form of purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” on page 160.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Affiliations

The placement agent and its affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the placement agent to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall result in a requirement for the publication by the issuer or the placement agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any security in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of our securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the placement agent may, with effect from and including the Relative Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 euros; and (3) an annual net turnover of more than 50,000,000 euros, as shown in the last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the units are “securities.”

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida. Certain legal matters in connection with this offering will be passed upon for the placement agents by the law firm of                                         .

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2011 and 2010 included in this prospectus have been audited by Cherry, Bekaert & Holland, L.L.P., independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, under the Securities Act of 1933, a registration statement on Form S-1 relating to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the securities we are offering by this Prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s internet address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference facilities and internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address or telephone number:

Accentia Biopharmaceuticals, Inc.

Attn: Investor Relations

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(813) 864-2554

Accentia Biopharmaceuticals, Inc.

INDEX TO SEPTEMBER 30, 2011 FINANCIAL STATEMENTS

Accentia Biopharmaceuticals, Inc. and Subsidiaries Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Accentia Biopharmaceuticals, Inc. and Subsidiaries

Tampa, Florida

We have audited the accompanying consolidated balance sheets of Accentia Biopharmaceuticals, Inc. and its subsidiaries as of September 30, 2011 and 2010 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended September 30, 2011 and 2010. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Accentia Biopharmaceuticals, Inc. and its subsidiaries as of September 30, 2011 and 2010 and the consolidated results of their operations and their cash flows for the years ended September 30, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred cumulative net losses of approximately $63.9 million during the two years ended September 30, 2011, and had a working capital deficiency of approximately $29.0 million at September 30, 2011. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are described in Note 2. The consolidated financial statements do not include any adjustments with respect to the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Tampa, Florida

December 19, 2011

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$420,540	$558,452
Accounts receivable:
Trade, net of allowance for doubtful accounts of $8,000 at September 30, 2011 and September 30, 2010	1,322,507	1,287,363
Related party	—	—
Inventories	531,999	417,087
Unbilled receivables	—	151,303
Due from related parties	22,750	—
Deferred finance costs	108,326	16,077
Prepaid expenses and other current assets	171,230	243,998
Current assets of discontinued operations	289,945	—

Total current assets	2,867,297	2,674,280

Goodwill	—	893,000
Intangible assets	13,214	1,083,962
Furniture, equipment and leasehold improvements, net	796,238	142,276
Deferred finance costs, less current portion	—	—
Other assets	692,663	216,791
Non-current assets of discontinued operations	1,544,602	—

	$5,914,014	$5,010,309

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Continued)

	September 30,
	2011	2010
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise:
Current liabilities:
Current maturities of convertible long-term debt	$16,552,623	$1,139,817
Current maturities of other long-term debt	3,679,852	—
Accounts payable	863,294	—
Accrued expenses	499,463	1,269,395
Accrued interest	478,856	—
Reserve for unresolved claims	6,155,506	—
Unearned revenues	—	263,778
Notes payable, related parties	—	2,041,005
Customer deposits	115,554	134,613
Derivative liabilities	2,583,478	1,844,200
Current liabilities of discontinued operations	340,000	—

Total current liabilities	31,268,626	6,692,808

Long-term convertible promissory notes, net of current maturities	14,713,745	—
Convertible promissory notes, related party	1,223,154	—
Other long-term debt, net of current maturities	42,264,453	—
Long-term accrued interest	3,503,149	—
Liabilities subject to compromise	—	143,570,128

Total liabilities	92,973,127	150,262,936

Commitments and contingencies (Note 18)	—	—

Series A convertible redeemable preferred stock, $1.00 par value; 8,950 shares authorized; 7,529 shares issued and outstanding as of September 30, 2010	—	7,528,640

Stockholders’ deficit:
Common stock, $0.001 par value; 300,000,000 shares authorized; 74,732,534 shares issued and 73,184,398 outstanding at September 30, 2011; and 58,243,115 shares issued and 50,048,208 shares outstanding at September 30, 2010	74,733	58,048
Treasury stock, 1,548,136 and 194,907 shares, September 30, 2011 and September 30, 2010	(1,496,417)	(170,057)
Additional paid-in capital	260,730,525	203,828,364
Accumulated deficit	(333,870,254)	(325,882,720)

Total stockholders’ deficit attributable to Accentia Biopharmaceuticals, Inc.	(74,561,413)	(122,166,365)
Non-controlling interests	(12,497,700)	(30,614,902)

	(87,059,113)	(152,781,267)

	$5,914,014	$5,010,309

The accompanying footnotes are an integral part of these consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended September 30,
	2011	2010
Net Sales:
Products	$2,363,646	$4,160,095
Services	1,272,610	1,196,073
Grant revenue	319,667	—

Total net sales	3,955,923	5,356,168

Cost of sales:
Products	1,454,809	1,959,935
Services	962,900	941,434
Grants	72,011	—

Total cost of sales (exclusive of amortization of acquired product rights)	2,489,720	2,901,369

Gross margin	1,466,203	2,454,799

Operating expenses:
Research and development	2,230,736	1,303,638
Royalty	30,000	20,000
Sales and marketing	131,694	119,619
General and administrative	20,245,311	4,221,242
Impairment of intangible assets and goodwill	—	394,570

Total operating expenses	22,637,741	6,059,069

Operating loss	(21,171,538)	(3,604,270)
Other income (expense):
Interest expense, including change in fair market value of convertible debentures	(8,093,296)	(16,659,590)
Derivative gain (loss)	1,058,012	(28,783,951)
Other income	23,124	596,769

Loss before reorganization items, non-controlling interest in losses from variable interest entities, discontinued operations and income taxes	(28,183,698)	(48,451,042)
Reorganization items:
Professional Fees	(375,999)	(1,070,276)
Gain on reorganization	12,732,454	59,188
Provision for indemnity agreements	—	2,061,818

	12,356,455	1,050,730
Loss before discontinued operations, income taxes, and non-controlling interest	(15,827,243)	(47,400,312)
Income (loss) from discontinued operations	178,907	(807,076)

Loss before income taxes and non-controlling interest	(15,648,336)	(48,207,388)
Income taxes	(4,705)	(3,156)

Net loss	(15,653,041)	(48,210,544)
Loss from non-controlling interest from variable interest entities and subsidiary	4,099,965	411,711

Net loss attributable to Accentia Biopharmaceuticals, Inc.	(11,553,076)	(47,798,833)
Preferred stock dividend	—	(2,332,505)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Continued)

	For the Years Ended September 30,
	2011	2010
Loss attributable to common shareholders	$(11,553,076)	$(50,131,338)

Weighted average shares outstanding, basic and diluted	68,444,627	58,048,208

Per share amounts, basic and diluted:
Loss from continuing operations	$(0.23)	$(0.82)
Loss from discontinued operations	—	(0.01)
Loss attributable to common stockholders per common share	$(0.17)	$(0.86)

The accompanying footnotes are an integral part of these consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR YEARS ENDED SEPTEMBER 30, 2011 AND 2010

	Common Stock
	Shares	Amount	Additional Paid In Capital	Treasury Stock	Accumulated Deficit	Non-Controlling Interest	Total
Balances, October 1, 2009	58,048,208	$58,048	$205,100,477	$(170,057)	$(277,838,822)	$(27,363,392)	$(100,213,746)
Share-based compensation	—	—	482,313	—	—	—	482,313
Cumulative effect of change in accounting principle	—	—	(2,154,426)	—	(752,359)	—	(2,906,785)
Biovest shares issued in settlement agreement	—	—	400,000	—	—	—	400,000
Accretion of preferred stock liability	—	—	—	—	(2,332,505)	—	(2,332,505)
Net loss for the year	—	—	—	—	(44,959,034)	(3,251,510)	(48,210,544)

Balances, September 30, 2010	58,048,208	$58,048	$203,828,364	$(170,057)	$(325,882,720)	$(30,614,902)	$(152,781,267)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

FOR YEAR ENDED SEPTEMBER 30, 2011 AND 2010

(Continued)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Treasury Stock	Accumulated Deficit	Non-Controlling Interest	Total
Balances, October 1, 2010	58,048,208	$58,048	$203,828,364	$(170,057)	$(325,882,720)	$(30,614,902)	$(152,781,267)
Reclassification upon dissolution of variable interest entities	—	—	—	—	3,565,534	(3,565,534)	—
Biovest warrants issued			1,247,582				1,247,582
Accentia warrants issued			696,049				696,049
Share-based compensation	1,566,000	1,566	16,305,172	—	—	—	16,306,738
Reclassification of derivative liability to equity	—	—	35,457,696	—	—	—	35,457,696
Reclassification of beneficial conversion feature, Accentia	—	—	598,069	—	—	—	598,069
Reclassification of beneficial conversion feature, Biovest	—	—	2,138,789	—	—	—	2,138,789
Accentia shares issued on effective date upon the conversion of debt	10,072,644	10,073	13,698,945	—	—	—	13,709,018
Accentia shares issued upon the conversion of promissory notes	4,029,221	4,030	2,608,736	—	—	—	2,612,766
Accentia shares issued upon the resolution of disputed claims	806,843	807	419,834	—	—	—	420,641
Accentia shares issued for interest	153,368	153	60,556	—	—	—	60,709
Accentia shares issued for services	56,250	56	40,444	—	—	—	40,500
Treasury shares received on effective date	—	—	—	(1,326,360)	8		(1,326,352)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

FOR YEAR ENDED SEPTEMBER 30, 2011 AND 2010

(Continued)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Treasury Stock	Accumulated Deficit	Non-Controlling Interest	Total
Biovest shares issued on effective date for conversion of debt	—	—	6,631,156	—	—	—	6,631,156
Biovest shares issued upon conversion of debt	—	—	1,383,724	—	—	—	1,383,724
Biovest shares issued for interest	—	—	459,169	—	—	—	459,169
Biovest shares issued upon the exercise of employee stock options	—	—	6,000	—	—	—	6,000
Accentia owned Biovest shares tendered in payment of Accentia debt	—	—	932,941	—	—	—	932,941
Adjustment to non-controlling interest for change in ownership of majority-owned subsidiary	—	—	(25,782,701)	—	—	25,782,701	—
Net loss for the period	—	—	—	—	(11,553,076)	(4,099,965)	(15,653,041)

Balances, September 30, 2011	74,732,534	$74,733	$260,730,525	$(1,496,417)	$(333,870,254)	$(12,497,700)	$(87,059,113)

The accompanying footnotes are an integral part of these consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended September 30,
	2011	2010
Cash flows from (used in) operating activities:
Net loss	$(15,653,041)	$(48,210,544)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	102,976	273,870
Amortization	458,790	318,395
Impairment of intangibles	—	94,133
Impairment of goodwill	—	300,437
Share-based compensation	16,306,738	482,313
Accretion of debt discounts	1,926,550	6,186,111
Accretion of royalty liability	—	617,690
Accretion of capitalized finance costs	967,338	1,149,773
Derivative (gain) loss	(1,058,012)	28,783,951
Change in fair market value adjustment of convertible debentures (charged to interest expense)	—	2,955,701
Issuance of common stock warrants for finance costs	1,247,582	—
Issuance of common stock shares for services	40,500	—
Issuance of common stock shares for interest expense	434,415	—
Gain on settlement	(827,196)	(342,001)
Proceeds from settlement	—	2,500,000
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(35,144)	125,193
Inventories	(114,912)	92,200
Unbilled receivables	105,616	1,352,566
Prepaid expenses and other current assets	6,874	140,843
Other assets	(483,541)	74,857
Assets from discontinued operations	(178,213)	—
Accounts payable	480,176	(741,308)
Accrued expenses	3,157,337	5,960,395
Unearned revenues	—	(691,859)
Customer deposits	(8,619)	(73,944)
Liabilities from discontinued operations	65,782	—

Net cash flows from operating activities before reorganization items	6,941,996	1,348,772

Reorganization items:
Gain on reorganization plan	(12,732,454)	(59,188)
(Decrease) increase in accrued professional fees	(325,333)	352,000
Change in provision for indemnity agreements	—	(2,061,818)

	(13,057,787)	(1,769,006)

Net cash used in operating activities	(6,115,791)	(420,234)

Cash flows from (used in) operating activities:
Acquisition of furniture, equipment, and leasehold improvements	(789,065)	(72,133)

Net cash used in investing activities	$(789,065)	$(72,133)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Continued)

	For the Years ended September 30,
	2011	2010
Cash flows from financing activities:

Proceeds from long-term notes	$7,353,000	$—
Proceeds (payments) made to related party	(30,459)	125,469
Proceeds from exercise of employee stock options	6,000	—
Payment of long-term debt	(1,718,596)	—
Payment of financing costs	(1,059,587)	(40,000)
Payment on related party notes	(33,414)	—
Proceeds from related party notes	2,250,000	640,000

Net cash flows from financing activities	6,766,944	725,469

Net change in cash and cash equivalents	(137,912)	233,102
Cash and cash equivalents at beginning of period	558,452	325,350

Cash and cash equivalents at end of period	$420,540	$558,452

Supplemental cash flow information:
Cash paid for:
Interest	$209,000	$203,000

Supplemental disclosure of non-cash financing activity:
Cumulative effect of change in accounting principle	—	2,906,785
Biovest shares issued in settlement agreement	—	400,000
Biovest warrants issued	1,247,582	—
Accentia warrants issued	696,049	—
Reclassification of derivative to equity	35,457,696	—
Reclassification of beneficial conversion feature, Accentia	598,069	—
Reclassification of beneficial conversion feature, Biovest	2,138,789	—
Accentia shares issued on the Effective Date upon the conversion of debt	13,709,018	—
Accentia shares issued upon the conversion of promissory notes	2,655,145	—
Accentia shares issued upon the resolution of disputed claims	420,641	—
Accentia shares issued for interest to related party	18,333	—
Biovest shares issued on effective date upon the conversion of debt	6,631,156	—
Biovest shares issued upon the conversion of debt	1,383,724	—
Biovest shares issued for interest	459,169	—
Accentia owned Biovest shares tendered in payment of Accentia debt	932,941	—

The accompanying footnotes are an integral part of these consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies:

Business and organization

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) (the “Company” or “Accentia”) is a biotechnology company that is developing Cyrevia™ (formerly named, Revimmune™) as a comprehensive system of care for the treatment of autoimmune diseases. The Company is also developing the SinuNasal™ Lavage System as a medical device for the treatment of chronic sinusitis. Additionally, through the Company’s majority-owned subsidiary, Biovest International, Inc. (“Biovest”), the Company is developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically, follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers and AutovaxID®, an instrument for the production of a broad range of patient-specific medicines, such as BiovaxID and potentially for various vaccines, including vaccines for influenza and other contagious diseases.

Cyrevia™ is being developed to treat various autoimmune diseases. Cyrevia’s active ingredient is cyclophosphamide, which is already approved by the Food and Drug Administration (“FDA”) to treat disorders other than autoimmunity. The Company is seeking to repurpose cyclophosphamide to treat autoimmune disease as part of a comprehensive system of care.

The SinuNasal™ Lavage System (“SinuNasal”) is being developed as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”), also sometimes referred to as chronic rhinosinusitis. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pending) to mechanically flush the nasal passages to improve the symptoms of refractory post-surgical CS patients.

BiovaxID® is being developed by the Company’s majority-owned subsidiary, Biovest as an active immunotherapy to treat certain forms of lymphoma. BiovaxID has completed two Phase 2 clinicial trials and one Phase 3 clinical trial.

AutovaxID® is automated cell culture production instrument being developed and commercialized by the Company’s majority owned subsidiary, Biovest for the production of cancer vaccines and other personalized medicines and potentially for a wide range of other vaccines.

Since 1997, through the Company’s wholly-owned subsidiary, Analytica International, Inc. (“Analytica”), Analytica has conducted a global research and strategy consulting business that provides services to the pharmaceutical and biotechnology industries. On December 15, 2011, the Company closed on the definitive agreement, selling the assets and business of Analytica to a third-party (See Note 21 Subsequent Event).

On November 10, 2008, the Company and its wholly-owned subsidiaries, Analytica, TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals (“TEAMM” or “Accentia Pharmaceuticals”), AccentRx, Inc. (“AccentRx”), and Accentia Specialty Pharmacy (“ASP”) (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, the Company filed its First Amended Joint Plan of Reorganization and on October 25, 2010, the Company filed its First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). The Company emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”).

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Principles of consolidation

The Company consolidates all entities controlled by ownership of a majority interest and, effective February 27, 2007, has consolidated a variable interest entity of which the Company is the primary beneficiary. The consolidated financial statements include Accentia and its wholly-owned subsidiaries, Analytica, TEAMM, AccentRx, and ASP; its majority-owned subsidiary, Biovest (and its consolidated entities), and Revimmune, LLC, an entity in which the Company has a controlling financial interest and has been determined to be the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Variable interest entities

The Company evaluates all significant arrangements and relationships for indications of variable interest entities (“VIEs”) pursuant to generally accepted accounting principles (“GAAP”). During April 2006 and December 2006, the Company entered into financing arrangements with Biovest that involved entities that met the definition of VIEs. As a result, the Company and Biovest were required to consolidate these entities and reflect the non-controlling interest in its consolidated financial statements as of and for the years ended September 30, 2011 and 2010. The 2011 and 2010 consolidated financial statements include the VIEs as follows: Biovest Investment, LLC, Telesis CDE Two LLC, AutovaxID Investment LLC, St. Louis New Market Tax Credit Fund II LLC (collectively, the “Biovest VIEs”) and Revimmune, LLC. As a result of Biovest’s Plan of Reorganization (described below), all interests in the Biovest VIEs were liquidated as of Biovest’s Plan of Reorganization’s effective date. Also as a result of Biovest’s Plan of Reorganization’s, the Biovest’s subsidiaries, Biovax, Inc., AutovaxID, Inc., Biolender, LLC and Biolender II, LLC (collectively, the “Biovest Subsidiaries”) were also liquidated as of Biovest’s Plan of Reorganization’s effective date. Accordingly, the consolidated financial statements include the results of the Biovest VIEs and Biovest Subsidiaries through November 17, 2010.

Voluntary Petition for Bankruptcy

Accounting Standards Codification (“ASC”) Topic 852-Reorganizations is applicable to companies in Chapter 11, does not change the manner in which consolidated financial statements are prepared. However, it does require that the consolidated financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations beginning in the quarter ending December 31, 2008. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statement of cash flows. The Company became subject to ASC Topic 852 on November 10, 2008, through its emergence from Chapter 11 protection on November 17, 2010. The Company has segregated those items as outlined above for all reporting periods between such dates.

Use of estimates in the preparation of consolidated financial statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make judgments, assumptions and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly-liquid investments purchased with an original maturity of three (3) months or less to be cash equivalents.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Accounts receivable, concentrations of credit risk and customer concentrations

Financial instruments that subject the Company to concentrations of credit risk include cash and accounts receivable. The Company places its cash in several high-quality financial institutions. Such amounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $0.25 million per institution. At September 30, 2011, the Company had no cash balances in excess of these insured limits.

Accounts receivable are customer obligations due under normal trade terms. The Company sells its products and services to retail organizations and drug development companies. The Company performs ongoing credit evaluations of customers’ financial condition and does not require collateral.

Management reviews accounts receivable on a monthly basis to determine collectability. Balances that are determined to be uncollectible are written off to the allowance for doubtful accounts. The allowance for doubtful accounts contains a general accrual for estimated bad debts. Management considers the balance of approximately $0.01 million adequate as of September 30, 2011; however, actual write-offs may exceed the allowance.

Inventories

Inventories consist primarily of supplies and parts used in instrumentation assembly and related materials. Inventories are stated at the lower of cost or market with cost determined using the first-in first-out (“FIFO”) method.

Furniture, equipment and leasehold improvements

Furniture, equipment and leasehold improvements are stated at cost, less accumulated depreciation. Depreciation is determined using straight-line and accelerated methods over the estimated useful lives of three to seven years for furniture and equipment. Amortization of leasehold improvements is over the shorter of the improvements’ estimated economic lives or the related lease terms.

Goodwill and intangible assets

Intangible assets include trademarks, product rights, noncompete agreements, technology rights, purchased customer data relationships and patents, and are accounted for based on ASC Topic 350-Intangibles. In that regard, goodwill and intangible assets that have indefinite useful lives, are not amortized, but are tested at least annually for impairment or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Company has identified certain trademarks and purchased customer relationships as intangible assets with indefinite lives and, therefore, these assets are not amortized.

Intangible assets with finite useful lives are amortized over the estimated useful lives from the date of acquisition as follows:

Customer relationships	10 years
Trademarks	3 years
Patents	3 years

The Company recognized impairment losses of $0.4 million related to the impairment of intangible assets for the year ended September 30, 2010.

Deferred finance costs

Deferred finance costs include fees paid in conjunction with obtaining long-term debt, notes payable and lines of credit and are amortized over the contractual term of the related financial instrument.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Financial instruments

Financial instruments, as defined in ASC Topic 825, consist of cash, evidence of ownership in an entity and contracts that both: (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity and (ii) conveys to that second entity a contractual right: (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, the Company’s consolidated financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, notes payable, long-term debt, royalty liabilities, and derivative financial instruments.

The Company carries cash, accounts receivable, accounts payable, and accrued liabilities at historical costs. The respective estimated fair values approximate carrying values due to their current nature. The Company also carries notes payable and long-term debt at historical cost less discounts from warrants issued as loan financing costs; however, fair values of these debt instruments are estimated for disclosure purposes based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

Derivative instruments

Fair Value of Financial Assets and Liabilities

The Company measures the fair value of financial assets and liabilities in accordance with GAAP which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. GAAP describes three (3) levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company and its consolidated subsidiaries have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. These instruments are required to be carried as derivative liabilities, at fair value.

The Company estimates fair values of all derivative instruments, such as free-standing warrants, and embedded conversion features utilizing Level 2 inputs. The Company uses the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the Company’s trading market price and the trading market price of various peer companies, which have historically had high volatility. Since derivative financial instruments are initially and subsequently carried at fair value, the Company’s income will reflect the volatility in these estimate and assumption changes.

The Company reports its derivative liabilities at fair value on the accompanying consolidated balance sheets as of September 30, 2011 and September 30, 2010.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Income taxes

The Company uses the liability method related to accounting for income taxes. Deferred tax assets and liabilities are recognized for future tax consequences attributed to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that are expected to apply to the differences in the periods that they are expected to reverse. Management has evaluated the guidance relating to accounting for uncertainty in income taxes and has determined that the Company had no uncertain income tax positions that could have a significant effect on the consolidated financial statements for the years ended September 30, 2011 and 2010.

The Company’s tax returns subsequent to 2008 are subject to examination by the Internal Revenue Service and state tax authorities, generally for three years after the tax returns were filed.

Foreign currency translation

The Company translates the assets and liabilities of its non-U.S. functional currency subsidiary into dollars at the current rates of exchange in effect at the end of each reporting period, while net sales and expenses are translated using the average exchange rate for each reporting period. Foreign currency translation adjustments were nominal during the years ended September 30, 2011 and 2010, and as such, no adjustments have been recognized in the accompanying consolidated financial statements.

Revenue recognition

The Company recognizes revenue as follows:

Services:

Service revenue is generated primarily by fixed price contracts for cell culture production and consulting services. Such revenue is recognized over the contract term based on the percentage of services cost incurred during the period compared to the total estimated service cost to be incurred over the entire contract. The nature and scope of the Company’s contracts often require the Company to make judgments and estimates in recognizing revenues. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as each contract progresses. Such revisions may result in increases or decreases to revenues and income and are reflected in the consolidated financial statements in the periods in which they are first identified. Losses on contracts are recognized during the period in which the loss first becomes probable and reasonably estimable. Reimbursements of contract-related expenses are included in revenues. An equivalent amount of these reimbursable costs is included in cost of sales. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs related to cell culture production include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, supplies and tools. The Company, through its majority-owned subsidiary, Biovest, believes that actual cost incurred in contract cell production services is the best indicator of the performance of the contractual obligations, because the costs relate primarily to the amount of labor incurred to perform such services. The deliverables inherent in each of Biovest’s cell culture production contracts are not output driven, but rather driven by a pre-determined production run. The duration of Biovest’s cell culture production contracts, range typically from two to fourteen months.

Service costs relating to the Company’s consulting services, through its wholly-owned subsidiary, Analytica, consist primarily of internal labor expended in the fulfillment of Analytica’s consulting projects and, to a lesser extent, outsourced research services. The duration of Analytica’s consulting service contracts range typically from one to six months. Certain other professional service revenues are recognized as the services are performed. The asset unbilled receivables represents revenue that is recognizable under the percentage of completion method due to the performance of services for which billings have not been generated as of the balance sheet date. In general, amounts become billable pursuant to contractual milestones or in accordance with predetermined billing schedules. Under Analytica’s consulting services contracts, the customer is required to pay for contract hours worked by the Company (based on the standard hourly rate used to calculate the contract price) even if the customer cancels the contract and elects not to proceed to completion of the project. Unearned revenues represent customer payments in excess of revenue earned under the percentage of completion method. Such payments are made in accordance with predetermined payment schedules set forth in the contract.

On December 15, 2011, the Company closed on the definitive agreement selling substantially all of the assets and business of Analytica.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Revenue recognition (continued):

Grant revenue:

Grant revenue is the result of the Company and Biovest being awarded the Qualifying Therapeutic Discovery Program Grant from the federal government during 2011 and 2010. In accordance with the terms of the Qualifying Therapeutic Discovery Program Grant, grant revenue is recognized up to 50% of the reimbursable expenses incurred during 2011 and 2010 for the Company and 2010 for Biovest.

Products:

Net sales of instruments and disposables are recognized in the period in which the rewards of ownership have passed (at point of shipment) to the buyer. Biovest does not provide its customers of instruments and disposables with a right of return; however, deposits made by customers must be returned to customers in the event of non-performance by Biovest.

Shipping and handling costs:

Shipping and handling costs are included as a component of cost of sales in the accompanying consolidated statements of operations.

Research and development expense:

The Company expenses research and development costs as incurred. Such costs include payroll and related costs, facility costs, consulting and professional fees, equipment rental and maintenance, lab supplies, and certain other indirect cost allocations that are directly related to research and development activities.

Share-based compensation

The Company follows the guidance of the accounting provisions of ASC Topic 718—Share-Based Compensation, which requires the use of the fair value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). The fair value of each option award is estimated on the date of the stock option grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on weighted averages of the limited historical volatility of the Company’s common stock and selected peer group comparable volatilities and other factors estimated over the expected term of the options. The expected term of stock options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

In applying the Black-Scholes options-pricing model, assumptions are as follows:

	2011	2010
Dividend yield	$0	$0
Expected volatility	132.57% - 140.58%	140.08%
Risk free interest rate	1.02% – 2.02%	2.35% – 3.11%
Expected life	5.0 to 6.0 years	5.0 to 6.0 years

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Loss per common share

The Company had net losses for all periods presented in which potential common shares were in existence. Diluted loss per share assumes conversion of all potentially dilutive outstanding common stock options, warrants, or other convertible financial instruments. Potential common stock shares outstanding are excluded from the calculation of diluted loss per share if their effect is anti-dilutive. As such, dilutive loss per share is the same as basic loss per share for all periods presented as the effect of all potential common stock shares outstanding is anti-dilutive.

The effect of common stock equivalents and common stock shares indexed to convertible debt securities are not considered in the calculation of diluted loss per share because the effect would be anti-dilutive. They are as follows as of:

	2011	2010
Options and warrants to purchase common stock	42,062,760	44,536,380
Convertible debt instruments	36,122,953	30,454,666
Preferred stock convertible to common stock	—	4,906,060

	78,185,713	79,897,106

Recent Accounting Pronouncements

In June 2008, the Financial Accounting Standards Board (“FASB”) issued new guidance for determining whether an equity-linked financial instrument (or embedded feature) is indexed to an entity’s own stock. The Company adopted this new guidance effective October 1, 2009. Certain of the Company’s outstanding warrants and convertible debt contain features fell under the scope of this guidance resulting in a decrease of $2.2 million and $0.8 million to the October 1, 2009 balances of additional paid-in capital and accumulated deficit, respectively.

In June 2009, the FASB issued new guidance amending the existing pronouncement related to the consolidation of variable interest entities. This new guidance requires the reporting entities to evaluate former Qualifying Special Purpose Entity for consolidation, changes the approach to determine a variable interest entity’s primary beneficiary from a quantitative assessment to a qualitative assessment designed to identify a controlling financial interest, and increases the frequency of required assessments to determine whether the Company is the primary beneficiary of any variable interest entities which it is a party to. This new guidance was not effective for the Company until October 1, 2010 and earlier adoption was prohibited. This new guidance became effective for the Company on October 1, 2010 and did not have a material impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-27 Fees Paid to the Federal Government by Pharmaceutical Manufacturers” amending ASC 720 Other Expenses to address questions concerning how pharmaceutical manufacturers should recognize the annual fees imposed by the Patient Protection and Affordable Care Act for each calendar year beginning January 1, 2011. The ASU requires that the liability related to the annual fee be estimated and recorded in full upon the first qualifying sale with a corresponding deferred cost that is amortized to expense over the calendar year that it is payable. The amendment is effective commencing with the quarter ended March 31, 2011 and did not have a significant impact on the Company’s consolidated financial statements.

In December 2010, the FASB issued ASU 2010-28 Intangibles – Goodwill and Other, which modifies the goodwill impairment test for reporting units with zero or negative carrying amounts as required by ASC Topic 350. Under the amendment, an entity with reporting units that have carrying amounts that are zero or negative is required to assess whether it is more likely than not that the reporting units’ goodwill is impaired. If this determination is made, the entity should perform Step 2 of the goodwill impairment test for those reporting unit(s). This update became effective beginning with the quarter ended March 31, 2011 and did not have a material impact on the Company’s consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

1. Company overview and summary of significant accounting policies (continued):

Recent Accounting Pronouncements (continued)

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820) - Improving Disclosures About Fair Value Measurements (“ASU 2010-06”), requires expanded disclosures related to fair value measurements including (i) the amounts of significant transfers of assets or liabilities between Levels 1 and 2 of the fair value hierarchy and the reasons for the transfers, (ii) the reasons for transfers of assets or liabilities in or out of Level 3 of the fair value hierarchy, with significant transfers disclosed separately, (iii) the policy for determining when transfers between levels of the fair value hierarchy are recognized, and (iv) for recurring fair value measurements of assets and liabilities in Level 3 of the fair value hierarchy, a gross presentation of information about purchases, sales, issuances and settlements. ASU 2010-06 further clarifies that (i) fair value measurement disclosures should be provided for each class of assets and liabilities (rather than major category), which would generally be a subset of assets or liabilities within a line item in the statement of financial position and (ii) companies should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for each class of assets and liabilities included in Levels 2 and 3 of the fair value hierarchy. The disclosures related to the gross presentation of purchases, sales, issuances and settlements of assets and liabilities included in Level 3 of the fair value hierarchy was required for the Company beginning January 1, 2011. The remaining disclosure requirements and clarifications made by ASU 2010-06 became effective for the Company on January 1, 2010. The adoption of ASU 2010-06 did not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is intended to result in convergence between GAAP and International Financial Reporting Standards (“IFRS”) requirements for measurement of and disclosures about fair value. The amendments are not expected to have a significant impact on companies applying GAAP. Key provisions of the amendment include: a prohibition on grouping financial instruments for purposes of determining fair value, except when an entity manages market and credit risks on the basis of the entity’s net exposure to the group; an extension of the prohibition against the use of a blockage factor to all fair value measurements (that prohibition currently applies only to financial instruments with quoted prices in active markets); and a requirement that for recurring Level 3 fair value measurements, entities disclose quantitative information about unobservable inputs, a description of the valuation process used and qualitative details about the sensitivity of the measurements. In addition, for items not carried at fair value but for which fair value is disclosed, entities will be required to disclose the level within the fair value hierarchy that applies to the fair value measurement disclosed. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt these standards on January 1, 2012 and does not expect the adoption to have a material impact on its consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles—Goodwill and Other (Topic 350), Testing Goodwill for Impairment (“ASU 2011-08”), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 is effective for the Company beginning October 1, 2012, and earlier adoption is permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2011-08 on its consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans:

The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company incurred net losses of $15.7 million during the year ended September 30, 2011. The Company’s independent auditors issued a “going concern” uncertainty on the consolidated financial statements for the year ended September 30, 2011, citing significant losses and working capital deficits at that date, which raised substantial doubt about the Company’s ability to continue as a going concern. See Note 21, Subsequent Event regarding the sale of the assets and business of Analtyica and the discussion of the associated proceeds that will be used to pay down debt, in the development of the Company’s product pipeline and general and administration expenses.

Regulatory strategy and commercialization expenditures

Cyrevia™

Prior studies of high-dose pulsed cyclophosphamide in the U.S. have been conducted at a limited number of large academic research hospitals and have featured non-uniform inclusion criteria and/or administration schedules. While the previous studies are important to the Company’s Cyrevia™ development plan, the studies are likely not sufficient to support regulatory approval.

In September 2007, the Company conducted an initial meeting with the FDA regarding its proposed design of a clinical trial in multiple sclerosis (“MS”) for Cyrevia. Since the Company’s initial meeting with the FDA, a number of studies utilizing high-dose pulsed cyclophosphamide in MS has reported follow-up data, which the Company expects will provide support and guide the design of future planned clinical trial(s). The Company intends to conduct follow-up pre-investigational new drug application(s) meetings with the FDA in 2012 with regards to discuss its planned clinical trial strategy and study protocol(s) for the treatment of MS, graft-versus-host disease following bone marrow transplant, systemic sclerosis and autoimmune hemolytic anemia. Based on FDA input, the Company anticipates filing an investigational new drug application(s) (“IND”) under which the Company expects based on available resources to conduct clinical trials. Further, the Company plans to discuss with the FDA its plans for a Risk Evaluation and Mitigation Strategies (“REMS”) to be developed and mandated to accompany treatment with Cyrevia.

BiovaxID®

Two Phase 2 clinical trials and one Phase 3 clinical trial have been completed studying BiovaxID for the indication of FL and MCL. Biovest is in the process of conducting clinical pre-filing discussions with domestic and international regulatory agencies to discuss the potential regulatory approval pathway for BiovaxID.

Biovest is focusing on its plans to seek regulatory approval for BiovaxID for the treatment of FL and these clinical pre-filing regulatory agency meetings are anticipated to confirm the next steps and requirements in the regulatory process. In preparing for these regulatory meetings, Biovest is continuing its analyses of the data available from its Phase 2 and Phase 3 clinical trials, so that Biovest can have as comprehensive as possible discussions regarding the safety and efficacy results for BiovaxID. In addition, Biovest continues to advance its efforts to comply with various regulatory validations and comparability requirements related to Biovest’s manufacturing process and facility.

Biovest also anticipates conducting separate discussions with various regulatory agencies regarding regulatory approval for BiovaxID for the treatment of MCL and Waldenstrom’s Macroglobulinemia, a rare B-cell subtype of non-Hodgkin’s lymphoma.

Accelerated or conditional approval may require Biovest to perform additional clinical studies as a condition to continued marketing of BiovaxID. Accordingly, should Biovest receive accelerated and/or conditional approval, clinical trial activities and related expenses may return to the levels experienced in periods prior to the application for conditional approval until any such clinical trial activity is completed. There can be no assurances that Biovest will receive accelerated or conditional approval. Biovest’s ability to timely access required financing will continue to be essential to support the ongoing commercialization efforts.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued):

Regulatory strategy and commercialization expenditures (continued)

SinuNasal™ Lavage System

The Company believes that SinuNasal should be regulated by the Center for Devices and Radiological Health as a prescription medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”). However, in April 2010, the Office of Combination Products (“OCP”) within the FDA ruled that SinuNasal is not a medical device, but rather, is a combination product with a drug primary mode of action requiring regulation by the Center for Drug Evaluation and Research. The effect of this OCP determination is to subject SinuNasal to regulatory requirements as a drug product, likely including submission of a NDA, typically a much more difficult, lengthy, and expensive pathway to market as compared to clearance or approval of a medical device. In July 2010, after the OCP reconsidered and affirmed its decision, the Company appealed the ruling to a higher office within the FDA that supervises the OCP. In March 2011, the Company presented written and oral argument in connection with an appeal meeting that SinuNasal’s mechanical mode of action meets the definition of a medical device and that it is not a combination product or, if it is, that the device mode of action is primary. On December 1, 2011, FDA issued its decision upholding the ruling of the OCP. The Company is now considering options such as commencing a lawsuit against the FDA seeking reversal of the OCP ruling and FDA’s affirmation of that decision. There can be no assurance, however, as to the final outcome. Pending such determination, the Company is unable to determine the next potential development and/or regulatory steps to advance the Company’s SinuNasal product. If the litigation is not successful, the Company’s potential future development and commercialization plans for SinuNasal will require greater expense and a longer timeline than would have been the case if device regulation applied, possibly resulting in discontinuation of the project altogether.

Corps Real-Accentia

On June 13, 2011, the Company entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to the Company in the maximum amount of $4.0 million. The Company executed a secured promissory note, in the maximum principal amount of $4.0 million (the “Accentia Corps Real Note”), under which Corps Real advanced $1.0 million to the Company on June 13, 2011 and again on August 1, 2011. Corps Real advanced and agreed to advance an additional $1.0 million to the Company on each of November 15, 2011 and January 15, 2012, respectively. The Corps Real Note will mature on June 13, 2016, at which time all indebtedness under the Corps Real Note will be due and payable. Interest on the outstanding principal amount of the CorpsReal Note accrues and will be payable at a fixed rate of five percent (5%) per annum. Interest began accruing on June 13, 2011 and will be payable on a quarterly basis in arrears (as to the principal amount then outstanding).

To secure payment of the Corps Real Note, the Company also entered into a Security Agreement with Corps Real (the “Security Agreement”). Under the Security Agreement, all obligations under the Corps Real Note are secured by a first security interest in (a) 12 million shares of Biovest common stock owned by us, (b) all of the Company’s contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of the Company’s December 30, 2000 Settlement Agreement with BioDelivery Sciences International, Inc (“BDSI”); provided, however, that if BEMA Granisetron is not the first BEMA-based product for which a NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which a NDA is filed with the FDA by or on behalf of BDSI following the date of the settlement agreement, and (c) all attachments, additions, replacements, substitutions, and accessions and all proceeds thereof in any form.

As part of the convertible debt financing transaction, the Company also issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of the Company’s common stock (the “Corp Real Warrant”) for an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like).

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Chapter 11 Plan of Reorganization

On November 17, 2010 (the “Effective Date”), the Company successfully completed its reorganization and formally exited Chapter 11 as a fully restructured organization. Through the provisions of the Plan, the Company was able to restructure the majority of its debt into a combination of long-term notes and equity, while preserving common shares held by existing shareholders.

The following is a summary of certain material provisions of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan.

•

Laurus/Valens (Class 2): On the Effective Date, the Company issued to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”), (collectively, “Valens”) and LV Administrative Services, Inc., as administrative and collateral agent for Laurus, PSource, and Valens (“LV” and together with Laurus, PSource, Valens, and each of their respective affiliates, “Laurus/Valens”), security agreements and term notes in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in satisfaction of allowed claims prior to the Effective Date. Interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate). The Laurus/Valens Term Notes mature on November 17, 2012 and may be prepaid at any time without penalty. The Laurus/Valens Term Notes are secured by a lien on all of the Company’s assets, junior only to the liens granted under the Plan to holders of the Class 6 Plan Debentures (as defined below) and certain permitted liens. Also, the Company pledged to Laurus/Valens: (a) all of the Company’s equity interests in Analytica and (b) 20,115,818 shares of Biovest common stock owned by the Company. On December 15, 2011, the Company closed on the definitive agreement selling all of the assets and business of Analytica. In connection with the Analytica Asset Purchase Agreement, the Company entered into an LV, as agent for and on behalf of Laurus/Valens, whereby Laurus/Valens, conditioned upon receipt of an upfront payment of the asset sales proceeds amended the terms of the Accentia Guaranty, whereby Laurus/Valens consented to the transactions contemplated by the Analytica Asset Purchase Agreement and released all liens and security interests on Analytica’s assets to be sold to the Purchaser, as well as amended the terms of the Laurus/Valens Term Notes. See Subsequent Events.

•

McKesson Corporation (Class 4): On the Effective Date, the Company issued a new promissory note in the original amount of $4,342,771 (the “Class 4 Plan Note”) to McKesson Corporation (“McKesson”) in satisfaction of McKesson’s approved pre-Effective Date secured claims. The Class 4 Plan Note is payable in cash in one installment on March 17, 2014 (unless earlier accelerated), and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of five percent (5%) per annum (with a ten percent (10%) per annum default rate) is due on such date. The Class 4 Plan Note is secured by a lien on 6,102,408 shares of Biovest common stock owned by the Company.

•

Credit Facility with Southwest Bank of St. Louis f/k/a Missouri State Bank (Class 3): On the Effective Date, the Company issued a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, the holder by assignment of the Company’s previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), as payment of the Company obligation to Southwest Bank prior to the Effective Date. The Company is not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of the Company’s common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned by the Company. The Class 3 Plan Note matures on August 17, 2012 and interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time at a fixed rate of six percent (6%) per annum.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Chapter 11 Plan of Reorganization (continued):

•

September 2006 Debentures and Warrants (Class 5): On the Effective Date, the Company issued, in satisfaction of the secured debentures dated September 29, 2006 outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original aggregate principal amount of $3,109,880. The Class 5 Plan Debentures mature on May 17, 2012. The Company may (but are not obligated to) pay the Class 5 Plan Debentures in cash, or the Company may elect to pay through the conversion of outstanding principal and accrued interest into shares of the Company’s common stock. Subject to certain conditions, the holder may elect to exchange amounts due pursuant to the Class 5 Plan Debentures for shares of Biovest common stock owned by the Company. Interest accrues and is payable on the outstanding principal amount under the Class 5 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum. On the Effective Date, the Company also executed and delivered warrants (the “Class 5 Plan Warrants”) to purchase up to 2,508,960 shares of the Company’s common stock or, subject to certain conditions, the holder may exercise by exchange the Class 5 Plan Warrants for shares of Biovest common stock owned by the Company. The Class 5 Plan Warrants (a) have an exercise price of $1.50 per share (b) a term of three (3) years from November 17, 2010, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 5 Plan Warrants. In connection with the Class 5 Debentures and Class 5 Warrants, the Company has pledged into an escrow account 14.4 million shares of the Biovest common stock held by the Company to be available to holders (on a pro rata basis), to secure the repayment of the Class 5 Debentures and the exercise of the Class 5 Warrants. The pledge agreement provides that the total number of shares of Biovest common stock transferable by the Company to the investors in the Class 5 Debentures, whether pursuant to the exchange of the Class 5 Debentures or exercise of the Class 5 Warrants, may not exceed 14.4 million shares in the aggregate.

•

February 2007 Notes and Warrants (Class 9): On the Effective Date, the Company issued, in satisfaction of the debentures dated February 28, 2007 outstanding prior to the Effective Date, new debentures (the “Class 9 Plan Debentures”) in the original aggregate principal amount of $19,109,554. The Company is not obligated to pay the Class 9 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock. The Class 9 Plan Debentures mature on November 17, 2012 (the “Class 9 Plan Debenture Maturity Date”) and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures. On the Effective Date, the Company also executed and delivered warrants (the “Class 9 Plan Warrants”) to purchase up to 3,154,612 shares of the Company’s common stock. The Class 9 Plan Warrants (a) have an exercise price of $1.50 per share, (b) a term of three (3) years from the Effective Date, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 9 Plan Warrants and the Plan.

•

January 2008 Notes and Warrants (Class 13): On the Effective Date, the Company issued, in satisfaction of the convertible preferred stock outstanding prior to the Effective Date, new promissory notes (the “Class 13 Plan Notes”) in the original aggregate principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 (the “Class 13 Plan Notes Maturity Date”), and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. The Company has the option, but have no obligation to pay the Class 13 Plan Notes in cash at maturity and instead may pay through the conversion by the holders into shares of the Company’s common stock. On the Effective Date, the Company also executed and delivered warrants (the “Class 13 Plan Warrants”) to purchase up to 1,072,840 shares of the Company’s common stock. The Class 13 Plan Warrants (a) have an exercise price of $1.50 per share, (b) a term of three (3) years from November 17, 2010, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 13 Plan Warrants and the Plan.

•

June 2008 Debentures and Warrants (Class 6): On the Effective Date, the Company issued in satisfaction of the secured debentures dated June 17, 2008 outstanding prior to the Effective Date, new debentures (the “Class 6 Plan Debentures”) in the original aggregate principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of eight and one-half percent (8.50%) per annum is due in cash on such date. Each of the Class 6 Plan Debentures is secured by a lien on certain of the Company’s assets. On the Effective Date, the Company also executed and delivered warrants (the “Class 6 Plan Warrants”) to purchase up to 2,979,496 shares of the Company’s common stock. The Class 6 Plan Warrants (a) have an exercise price of $1.50 per share, (b) an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 6 Plan Warrants and the Plan.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Chapter 11 Plan of Reorganization (continued):

•

Accentia Class 10 Plan Distributions: On the Effective Date, the Company became obligated to pay its unsecured creditors approximately $2.4 million in cash holders of Class 10 claims under the Plan (the “Class 10 Plan Distributions”). The Class 10 Plan Distributions mature on March 17, 2014, and the outstanding principal together with all accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 10 Plan Distributions at a fixed rate of five percent (5%) per annum. Unsecured creditors holding an aggregate of $3,287,695 in Class 10 claims elected to convert those Class 10 claims under the Plan into the Company’s common stock valued at the average market price for the Company’s common stock over the ten trading days preceding the Effective Date. On the Effective Date, the Company issued approximately, 2.4 million shares of the Company’s common stock to these Class 10 unsecured creditors at a conversion price equal to $1.36 per share.

•	Termination of Warrants and Issuance of Shares:

On the Effective Date, all of the following warrants were terminated and cancelled pursuant to the Plan:

•

the common stock purchase warrant dated August 16, 2005, issued by the Company to Laurus, for the purchase of up to 1,000,000 shares of the Company’s common stock at an exercise price of $2.67 per share;

•

the common stock purchase warrant dated September 29, 2006, issued by the Company to Laurus, for the purchase of up to 627,240 shares of the Company’s common stock at an exercise price of $2.75 per share;

•

the common stock purchase warrant dated October 31, 2007, issued by the Company to Laurus, for the purchase of up to 4,024,398 shares of the Company’s common stock at an exercise price of $2.67 per share;

•

the common stock purchase warrant dated January 18, 2008, issued by the Company to Valens I, for the purchase of up to 365,169 shares of the Company’s common stock at an exercise price of $2.67 per share; and

•

the common stock purchase warrant dated January 18, 2008, issued by the Company to Valens U.S., for the purchase of up to 196,629 shares of the Company’s common stock at an exercise price of $2.67 per share.

On the Effective Date, all of the following documents were terminated pursuant to the Plan:

•	all documents evidencing or relating to loans made by Laurus/Valens to the Company prior to the Effective Date;

•

that certain revolving credit agreement between Southwest Bank and the Company dated as of December 30, 2005, that certain stock pledge agreement by and between the Company and Southwest Bank dated as of June 16, 2008, and all other documents executed in connection therewith;

•	all documents evidencing or relating to loans made by McKesson to the Company prior to the Effective Date (with certain exceptions set forth in the Plan);

•

all documents evidencing or relating to the 8% secured convertible debentures due September 29, 2010, issued by the Company in September 2006, in the original aggregate principal amount of $25 million;

•

all documents evidencing or relating to the 8% original issue discount secured convertible debentures due June 19, 2011, issued by the Company in June 2008, in the original aggregate principal amount of $8,906,098;

•	all documents evidencing or relating to the 8% convertible debentures due February 28, 2011, issued by the Company in February 2007, in the original aggregate principal amount of $24,940,000; and

•	all documents evidencing or relating to the Company’s Series A-1 convertible preferred stock, par value $1.00 per share.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Chapter 11 Plan of Reorganization (continued):

•

Royalty Interest Termination: On the Effective Date, the Company and Biovest entered into a royalty termination agreement, which was acknowledged by Laurus/Valens, and provides for the termination of that certain Royalty Agreement by and between the Company and Biovest, dated as of October 31, 2006, as amended by a letter agreement dated February 5, 2008, as further amended, modified or supplemented thereafter in accordance with its terms.

•

Amendments to Articles of Incorporation or Bylaws: On the Effective Date, the Company amended and restated its articles of incorporation and its bylaws to incorporate provisions required by the Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code. As of the Effective Date, the Company’s second amended and restated articles of incorporation authorize the Company to issue up to 50,000,000 shares of preferred stock and up to 300,000,000 shares of common stock, and each share of the Company’s common stock outstanding immediately before the Effective Date will, under the terms of the Plan, remain outstanding after the Effective Date. The amendments to the articles of incorporation also included an elimination of the “classified” board of directors and a provision establishing the quorum required for action to be taken at an Annual Meeting of Shareholders at one-third (33.33%) of the number of shares issued and outstanding.

Biovest’s Chapter 11 Plan of Reorganization

On November 17, 2010 (the “Biovest Effective Date”), Biovest emerged from Chapter 11 protection, and Biovest’s Plan of Reorganization (the “Biovest Plan”) became effective. In connection with the emergence from bankruptcy, Biovest entered into a $7.0 million exit financing with an accredited investor group. The exit financing provided Biovest with working capital for general corporate and research and development activities and provided Biovest with capital to meet its near-term obligations under the Biovest Plan.

The following is a summary of certain material provisions of the Biovest Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Biovest Plan.

•

Exit Financing: On October 19, 2010, Biovest completed a financing as part of its Plan (the “Exit Financing”). Pursuant to the Exit Financing, Biovest issued secured convertible notes in (the “Initial Notes”) and warrants to purchase shares of Biovest common stock to a total of twelve (12) accredited investors (the “Buyers”). Pursuant to the Exit Financing, Biovest issued two separate types of warrants to the Buyers, Series A Warrants (the “Initial Series A Warrants”) and Series B Warrants (the “Initial Series B Warrants”).

On the Biovest Effective Date: (a) the Initial Notes were exchanged pursuant to the terms of the Biovest Plan for new unsecured notes (the “Exchange Notes”) in the original aggregate principal amount of $7.04 million, (b) the Initial Series A Warrants were exchanged pursuant to the terms of the Biovest Plan for new warrants with the right to purchase an aggregate of 8,733,096 shares of Biovest common stock (the “Series A Exchange Warrants”), and (c) the Initial Series B Warrants were exchanged pursuant to the terms of the Biovest Plan for new warrants to purchase a like number of shares of Biovest common stock (the “Series B Exchange Warrants”). On December 22, 2010, all of the Series B Exchange Warrants were exercised by a cashless exercise and 1,075,622 shares of Biovest common stock were issued to the Buyers.

•

Corps Real - Biovest: On the Biovest Effective Date, Biovest executed and delivered in favor of Corps Real a secured convertible promissory note (the “Biovest Corps Real Convertible Note”) in an original principal amount equal to $2,291,560 which allows Biovest to draw up to an additional $0.9 million on the Biovest Corps Real Convertible Note. The Biovest Corps Real Convertible Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008. The Biovest Corps Real Convertible Note matures on November 17, 2012 and all principal and accrued but unpaid interest is due on such date. The Biovest Corps Real Convertible Note is secured by a first priority lien on all of Biovest’s assets.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Biovest’s Chapter 11 Plan of Reorganization (continued):

•

Laurus/Valens Secured Claims: On the Biovest Effective Date, Laurus/Valens, Biovest issued to Laurus/Valens two new term notes. One term note in the original aggregate principal amount of $24.9 million, in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term A Notes”). The Laurus/Valens Term A Notes mature on November 17, 2012. A second term note, in the original aggregate principal amount of $4.16 million, in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term B Notes”). The Laurus/Valens Term B Notes mature on November 17, 2013. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes will be secured by a lien on all of the Biovest’s assets, junior only to the priority lien to Corps Real and to certain permitted liens. On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received from the Exit Financing (discussed above). Subsequent to this period, on December 15, 2011, the Company closed on the definitive agreement selling all assets and business of Analytica. In connection with the Analytica Asset Purchase Agreement, the Company entered into an amendment agreement with LV, as agent for and on behalf of Laurus/Valens, whereby Laurus/Valens, conditioned upon receipt of an upfront payment of the asset sales proceeds amended the terms of the Accentia Guaranty, whereby Laurus/Valens consented to the transactions contemplated by the Analytica Asset Purchase Agreement and released all liens and security interests on Analytica’s assets to be sold to the Purchaser. See Subsequent Events.

•

Conversion of the Company’s Secured Notes: On the Biovest Effective Date, the entire pre-petition claim including accrued interest (approximately $13.5 million) due from Biovest to the Company was converted into shares of Biovest common stock at a conversion rate equal to $0.75 per share, resulting in the issuance of 17,925,720 shares of Biovest common stock.

•

2008 Secured Debentures: On the Biovest Effective Date, two holders of Biovest’s 2008 secured debentures, including one of Biovest’s directors and an entity affiliated with the Company’s CEO/Chairman, elected to convert their entire outstanding principal balance ($0.5 million) plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.66 per share resulting in the issuance of 331,456 shares of Biovest common stock. Another holder of Biovest’s 2008 secured debentures, elected to convert their entire outstanding principal balance of $0.3 million plus accrued interest into 550,000 shares of Biovest common stock, issuable in eight quarterly installments of 68,750 shares, with the first installment issued on November 17, 2010. The final holder of Biovest’s 2008 secured debentures, Valens U.S., received consideration for their claim in accordance with the Laurus/Valens Term A and Term B Notes previously discussed.

•

Claims of Ronald E. Osman: On the Biovest Effective Date, the holder of Biovest’s May 9, 2008 promissory note, Ronald E. Osman, who is a Biovest director, elected to convert the entire outstanding principal balance under the promissory note (approximately $1.0 million) plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 608,224 shares of Biovest common stock.

•

Plan Distributions to Unsecured Creditors (Class 8): On the Biovest Effective Date, Biovest became obligated to pay to Biovest’s unsecured creditors approximately $2.7 million in cash together with interest at five percent (5%) per annum in one installment on March 27, 2014. These unsecured claims included the Pulaski Bank notes, the Southwest Bank note, and the related guarantor indemnities. This obligation has increased by $0.06 million due to an amendment made to Biovest’s listing of unsecured creditors, allowing a previously unfiled claim for professional services rendered with respect to Biovest’s Phase 3 clinical trial for BiovaxID®.

Also on the Biovest Effective Date, Biovest issued to holders of approximately $3.5 million in principal amount of Class 8 unsecured claims who elected to receive payment in equity as provided in the Biovest Plan a total of 2.1 million shares of Biovest common stock, at an effective conversion rate equal to $1.66 per share.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Biovest’s Chapter 11 Plan of Reorganization (continued):

•

Class 12 Equity Interests: On the Biovest Effective Date, each of Biovest’s common stockholders was deemed to receive one (1) share of reorganized Biovest common stock (the “Class 12 Plan Shares”) for each share of existing Biovest common stock held by such stockholder as of the Biovest Effective Date. Biovest’s Class 12 Plan Shares were deemed issued pursuant to Section 1145 of the Bankruptcy Code and do not have any legend restricting the sale thereof under federal securities laws.

•

April 2006 NMTC Transaction: Biovest and certain of its affiliates entered into an agreement in July 2010 (the “Worcester Restructuring Agreement”) with Telesis CDE Corporation and Telesis CDE Two, LLC (collectively, “Telesis”), contingent upon submission to and approval by the Bankruptcy Court. The Worcester Restructuring Agreement effectively terminates all agreements and obligations of all parties pursuant to the New Markets Tax Credit transaction originally closed on April 25, 2006 (the “April 2006 NMTC Transaction”). In consideration for the termination, Telesis retained an unsecured claim in Biovest’s Chapter 11 proceeding in the amount of $0.3 million along with a settlement payment in the amount of $85,000 to defray certain legal and administrative expenses incurred by Telesis. This Worcester Restructuring Agreement and the compromise of the outstanding claims against Biovest and its affiliates was approved by the Bankruptcy Court in an order entered on December 1, 2010. As a result, the Company’s guaranty, Biovest’s guaranty, and all of Biovest’s subsidiary guaranties and all other obligations to all parties to the April 2006 NMTC transaction were terminated. Biovest has ceased all activities under the April 2006 NMTC Transaction and Biovest has liquidated the subsidiaries created specifically to conduct activities under the April 2006 NMTC Transaction.

•

December 2006 NMTC Transaction: Biovest and certain of its affiliates entered into an agreement in July 2010 (the “St. Louis Restructuring Agreement”) with St. Louis Development Corporation and Saint Louis New Markets Tax Credit Fund II, LLC (collectively, “SLDC”), contingent upon submission to and approval by the Bankruptcy Court. The St. Louis Restructuring Agreement effectively terminates all agreements and obligations of all parties pursuant to the New Markets Tax Credit transaction originally closed on December 8, 2006 (the “December 2006 NMTC Transaction”). In consideration for the termination, SLDC retained an unsecured claim in Biovest’s Chapter 11 proceeding in the amount of $0.16 million along with a settlement payment in the amount of $62,000, to defray certain legal and administrative expenses incurred by SLDC. This St. Louis Restructuring Agreement and the compromise of the outstanding claims against Biovest was approved by the Bankruptcy Court in an order entered on December 1, 2010. As a result, the Company’s guaranty, Biovest’s guaranty, and all of Biovest’s subsidiary guaranties and all other obligations to all parties to the December 2006 NMTC transaction were terminated. Biovest has ceased all activities under the December 2006 NMTC Transaction and Biovest has liquidated the subsidiaries created specifically to conduct activities under the December 2006 NMTC Transaction.

•	Termination of Warrants and Issuance of Shares:

On the Biovest Effective Date, all of the following warrants (the “Laurus/Valens Warrants”) were terminated and cancelled:

•

the common stock purchase warrant dated March 31, 2006, issued by Biovest to Laurus, for the purchase of up to 18,087,889 shares of Biovest common stock at an exercise price of $0.01 per share. As of November 17, 2010, warrants to purchase up to 13,371,358 shares of Biovest common stock remained outstanding and were thus terminated pursuant to the Plan; and

•

the common stock purchase warrant, dated September 22, 2008, issued by Biovest to Valens U.S., for the purchase of up to 1,015,625 shares of Biovest common stock at an exercise price of $0.40 per share.

In consideration for the cancellation of the Laurus/Valens Warrants, on the Effective Date, Laurus/Valens received 14,834,782 shares of Biovest common stock (the “Laurus/Valens Plan Shares”). The Laurus/Valens Plan Shares were issued pursuant to Section 1145 of the U.S. Bankruptcy Code and do not have any legend restricting the sale thereof under federal securities laws, but the transfer thereof is subject to certain restrictions and conditions set forth in the Plan.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Biovest’s Chapter 11 Plan of Reorganization (continued):

•

Cancellation and Reduction of Royalty Interests: On the Effective Date and pursuant to the Biovest Plan, the Company terminated and cancelled all of the Company’s royalty interest and Laurus/Valens reduced its royalty interest in BiovaxID and Biovest’s other biologic products. As a result of the foregoing, the aggregate royalty obligation on BiovaxID® and Biovest’s other biologic products was reduced from 35.25% to 6.30%. Additionally, Laurus/Valens’s royalty interest on the AutovaxID® instrument was reduced from 3.0% to no obligation, including the elimination of the $7.5 million minimum royalty obligation.

•

Amendments to Articles of Incorporation or Bylaws: On the Effective Date, Biovest amended and restated its articles of incorporation and its bylaws to incorporate provisions required by the Biovest Plan, the Confirmation Order, and/or the U.S. Bankruptcy Code. Pursuant to the Biovest Plan, Biovest granted Laurus/Valens the right, upon an event of default under Section 20(a) of that certain Term Loan and Security Agreement, executed on the Effective Date, by and among Laurus, the lenders party thereto, Biovest (after giving effect to any applicable grace period provided therein), to appoint and maintain one-third (1/3) of the total number of directors of Biovest (thereafter, such right to appoint directors will continue notwithstanding Biovest’s cure of any such event of default until both the Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes have been paid in full).

The Qualifying Therapeutic Discovery Project:

On October 31, 2010, the Company and Biovest, separately received notices from the U.S. Internal Revenue Service (“IRS”) that the Company and Biovest were approved to receive a federal grant in the amount of approximately $0.24 million each under the Qualifying Therapeutic Discovery Project. The Qualifying Therapeutic Discovery Project tax credit is provided under new section 48D of the Internal Revenue Code (“IRC”), enacted as part of the Patient Protection and Affordable Care Act of 2010. The credit is a tax benefit targeted to therapeutic discovery projects that show a reasonable potential to result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce the long-term growth of health care costs in the U.S., or significantly advance the goal of curing cancer within 30 years. Allocation of the credit will also take into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. The funds were awarded to support the advancement of Cyrevia™ and BiovaxID®.

Minneapolis (Coon Rapids), Minnesota Facility Lease:

On December 2, 2010, Biovest entered into a lease agreement (the “Lease”) with JMS Holdings, LLC (the “Landlord”) for continued use and occupancy of Biovest’s existing facility in Minneapolis (Coon Rapids), Minnesota. The Lease has an initial term of ten years, with provisions for extensions thereof, and will allow Biovest to continue and to expand its operations in the Minneapolis (Coon Rapids) facility which it has occupied for over 25 years. The Lease also contains provisions regarding a strategic collaboration whereby the Landlord, with cooperation in the form of loans from the City of Coon Rapids and the State of Minnesota, has agreed to construct certain improvements to the leased premises to allow Biovest to perform good manufacturing practices (“GMP”) manufacturing of biologic products in the Minneapolis (Coon Rapids) facility, with the costs of the construction to be amortized over the term of the Lease. In connection with this strategic agreement, Biovest issued to the Landlord a warrant (the “Warrant”) to purchase up to one million shares of Biovest common stock, vesting 60 days from the date of issuance, with an initial exercise price of $1.21 per share and a term of five years from the earlier to occur of (i) the date that the shares underlying the warrant become registered (Biovest has agreed to file a registration statement including the shares underlying the Warrant within one year of the date of issuance) or (ii) the date that the shares become otherwise freely-tradable pursuant to Rule 144. Resale of the underlying shares is subject to restrictions pursuant to Rule 144 and certain agreed lock-up provisions.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

2. Liquidity and management’s plans (continued)

Additional expected financing activity:

Management intends to attempt to meet its cash requirements through proceeds from its cell culture and instrument manufacturing activities, the use of cash on hand, trade vendor credit, short-term borrowings, debt and equity financings, and strategic transactions such as collaborations and licensing. The Company’s ability to continue present operations, pay its liabilities as they become due, and meet its obligations for vaccine development is dependent upon the Company’s ability to obtain significant external funding in the short term. Additional sources of funding have not been established; however, additional financing is currently being sought by the Company from a number of sources, including the sale of equity or debt securities, strategic collaborations, recognized research funding programs, as well as domestic and/or foreign licensing of the Company’s products. Management is currently in the process of exploring these various financing alternatives. There can be no assurance that the Company will be successful in securing such financing at acceptable terms, if at all. Accordingly, the Company’s ability to continue present operations, pay the Company’s existing liabilities as they become due, and the completion of the detailed analyses of the Company’s clinical trial is dependent upon its ability to obtain significant external funding in the near term, which raises substantial doubt about the Company’s ability to continue as a going concern. If adequate funds are not available from the foregoing sources in the near term, or if the Company determines it to otherwise be in the Company’s best interest, the Company may consider additional strategic financing options, including sales of assets, or the Company may be required to delay, reduce the scope of, or eliminate one or more of its research or development programs or curtail some or all of its commercialization efforts.

3. Discontinued operations:

Disposition

On November 10, 2008, in conjunction with the Company’s Chapter 11 proceedings, the Company decided to cease operation its wholly-owned subsidiary, TEAMM. The operating results for the year ended September 30, 2010 are reported as discontinued operations.

The following represents a summary of the Company’s operating results for TEAMM:

For the Year Ended September 30, 2010
Net sales	$—
Cost of sales	—

Gross margin	—

Operating expenses	12,159
Recovery of inventory and sales reserves	—

Income (loss) from discontinued operations	(12,159)

September 30, 2010
Non-current assets:
Furniture, equipment and leasehold improvements, net	—

Total assets	—

Current liabilities:
Accounts payable	852,587
Accrued expenses	425,557

Total current liabilities (classified in ‘liabilities subject to compromise’)	$1,278,144

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

3. Discontinued operations (continued):

Disposition (continued)

On December 15, 2011, the Company closed on the definitive agreement selling the assets and business of its wholly-owned subsidiary, Analytica.

The operating results for the years ended September 30, 2011 and September 30, 2010 are reported as discontinued operations in the accompanying consolidated statement of operations:

	2011	2010
Net sales	$4,348,898	$5,099,345
Cost of sales	3,331,949	4,012,364

Gross margin	1,016,949	1,086,981

Operating expenses	813,879	1,097,317

Operating income (loss)	203,070	(10,336)

Other (expense) income	(24,163)	60,733
Loss on insolvency of subsidiary	—	(845,314)

Income (loss) from discontinued operations	178,907	(794,917)

Account balances for September 30, 2011 are reported as discontinued operations in the accompanying consolidated balance sheets:

September 30, 2011
Current assets:
Prepaid expenses	$64,365
Unbilled receivables	225,580

Total current assets	289,945

Non-current assets:
Furniture, equipment and leasehold improvements, net	32,126
Goodwill	893,000
Intangibles, net	611,958
Deposits	7,518

Total assets	1,834,547

Current liabilities:
Customer deposits	10,440
Deferred income	329,560

Total current liabilities	$340,000

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

4. Inventories:

Inventories consist of the following:

	September 30,
	2011	2010
Finished goods, other	$70,096	$104,155
Work-in-process	—	—
Raw materials	461,903	312,932

	$531,999	$417,087

5. Unbilled receivables and unearned revenues:

Unbilled receivables and unearned revenues are as follows:

	September 30,
	2011	2010
Costs incurred on uncompleted service contracts	$1,273,001	$978,628
Estimated earnings	752,778	1,253,352

	2,025,779	2,231,980
Less billings to date	(2,129,759)	(2,344,455)

	$(103,980)	$(112,475)

These amounts are presented in the accompanying consolidated balance sheets as follows:

	September 30,
	2011	2010
Unbilled receivables	$225,580	$151,303
Unearned revenues	(329,560)	(263,778)

Total before discontinued operations	$(103,980)	$(112,475)

Total included in discontinued operations	(103,980)	—

Total after discontinued operations	$—	$(112,475)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

6. Intangible assets:

Intangible assets consist of the following:

	September 30,		Weighted Average Amortization Period
	2011	2010
Amortizable intangible assets:
Noncompete agreements	$2,104,000	$2,104,000	3.5 years
Patents	103,244	103,244	3.0 years
Purchased customer relationships	666,463	666,463	10.0 years
Product rights	28,321	28,321	18.4 years
Software	438,329	438,329	3.5 years
Trademarks	1,285,960	1,285,960	3.0 years

	4,626,317	4,626,317
Less accumulated amortization	(4,001,145)	(3,542,355)

Total intangible assets before discontinued operations	$625,172	$1,083,962
Intangible assets included in discontinued operations	611,958	—

Intangible assets after discontinued operations	$13,214	$1,083,962

Estimated future amortization of amortizable intangible assets with finite lives is as follows:

Year ending September 30:
2012	$8,808
2013	4,406

$13,214

7. Furniture, equipment and leasehold improvements:

Furniture, equipment and leasehold improvements consist of the following:

	September 30,
	2011	2010
Furniture	$239,649	$220,319
Office and laboratory equipment	2,151,778	1,736,411
Leasehold improvements	665,236	113,102

	3,056,663	2,069,832
Less: accumulated depreciation and amortization	(2,228,299)	(1,927,556)

Total before discontinued operations	$828,364	$142,276

Total included in discontinued operations	32,126	—

Total after discontinued operations	$796,238	$142,276

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

8. Reserve for unresolved claims:

Reserve for unresolved claims consists of disputed claims in the Plan. These claims remain outstanding before the Bankruptcy Court, and the Company anticipates each claim will be resolved by the second quarter of 2012.

9. Note payable:

Notes payable of approximately $0.1 million, consisting primarily of priority and convenience claims to be paid within six (6) months of the Effective Date were paid during the year ended September 30, 2011. All notes payable at September 30, 2010 had been classified as ‘Liabilities subject to compromise’ in the Company’s consolidated balance sheet as of September 30, 2010, as a result of the Company’s Chapter 11 filings on November 10, 2008.

10. Convertible long-term debt:

Convertible promissory notes consist of the following:

in thousands
	September 30, 2011	September 30, 2010
Accentia Class 3 Plan Notes	$2,241	$—
Accentia Class 5 Plan Debentures	1,255	—
Accentia Class 6 Plan Debentures	6,860	—
Accentia Class 9 Plan Debentures	15,889	—
Accentia Class 13 Plan Notes	3,855	—
Biovest Class 8 Option C Promissory Note	1,049	—
Biovest Exit Financing	118	—

	31,267	—
Less current maturities	(16,553)	—

	$14,714	$—

Accentia Class 3 Plan Note:

On November 17, 2010, the effective date of the Plan (the “Effective Date”), the Company issued, a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, the holder by assignment of the Company’s previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), as payment of the Company’s obligation to Southwest Bank prior to the Effective Date. The Company is not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of the Company’s common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned by the Company. The following are the material terms and conditions of the Class 3 Plan Note:

•	the Class 3 Plan Note matures on August 17, 2012;

•	interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time (the “Class 3 Interest”) at a fixed rate of six percent (6%) per annum;

•

on the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 3 Automatic Conversion Date”), provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 3 Plan Note and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 3 Plan Note plus the Class 3 Interest as of the Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the Class 3 Automatic Conversion Price per share of the Company’s common stock;

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Accentia Class 3 Plan Note (continued):

•

the Class 3 Plan Note is secured by a lien on 15 million shares of Biovest common stock owned by the Company (the “Class 3 Pledged Shares”), subject to the incremental release of a designated portion of such security upon each quarterly payment under the Class 3 Plan Note. As of September 30, 2011, there remains approximately 7.5 million Class 3 Pledged Shares;

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, Mr. Ryll may, at his election, may convert the Class 3 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share of the Company’s common stock; and

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, and Mr. Ryll does not elect to convert the Class 3 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share of the Company’s common stock, then Company, at its election and upon written notice to Mr. Ryll, may either deliver the Class 3 Automatic Conversion Amount by one of the following four methods of payment or combination thereof:

(i)	the number of shares of the Company’s common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus after the payment, the difference between (a) the Class 3 Automatic Conversion Amount and (b) the product of the Class 3 Automatic Conversion Price on the Class 3 Automatic Conversion Date and the number of shares of the Company’s common stock issued (as determined above); or

(ii)	the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus in order to pay the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above), that number of the Class 3 Pledged Shares that has a value equal to the remaining unpaid portion of the Class 3 Automatic Conversion Amount (as determined above), using a conversion rate equal to the average of the trading price of shares of Biovest common stock for the ten (10) consecutive trading days prior to the Class 3 Automatic Conversion Date (the “Biovest VWAP Price”); or

(iii)	the number of shares of our common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus cash in an amount equal to the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above); or

(iv)	the number of the Class 3 Pledged Shares that has a value equal to the Class 3 Automatic Conversion Amount, using a conversion rate equal to the Biovest VWAP Price., i.e., dividing the Automatic Conversion Amount by the Biovest VWAP Price.

As of September 30, 2011, approximately $2.2 million in Class 3 Plan Debentures principal and approximately $0.2 million in accrued interest had been converted into a combination of the Conversion Shares and Class 3 Pledged Shares at a conversion price equal to $0.39 to $1.36 per share, resulting in the delivery 3,102,088 shares of the Company’s common stock and 869,686 shares of Biovest common stock owned by the Company. The principal balance at September 30, 2011 was approximately $2.2 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Accentia Class 5 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the secured debentures dated September 29, 2006, outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original aggregate principal amount of $3,109,880. The Company is not obligated to pay the Class 5 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock or, subject to certain conditions, by exchanging the Class 5 Plan Debentures for shares of Biovest common stock owned by the Company during the term of the Class 5 Plan Debentures which mature on May 17, 2012.

The following are the material terms and conditions of the Class 5 Plan Debentures:

•

the Class 5 Plan Debentures mature on May 17, 2012 (provided, however, in the event that the average of the trading price of shares of Biovest common stock (as determined in accordance with the Class 5 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding such maturity date is below $0.75, then the maturity date will automatically be extended for an additional twelve (12) months [May 17, 2013]), and the outstanding principal together with all accrued but unpaid interest is due on such maturity date;

•	interest accrues and is payable on the outstanding principal amount under the Class 5 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum;

•	each of the Class 5 Plan Debentures is secured by a lien on certain shares of Biovest common stock owned by the Company;

•

at the option of a holder of Class 5 Plan Debentures, all or any portion of the then outstanding balance of such holder’s Class 5 Plan Debentures may be converted into shares of the Company’s common stock or exchanged for shares of Biovest common stock at the applicable conversion or exchange rate set forth in such holder’s Class 5 Plan Debenture;

•

commencing on August 15, 2011, if the trading price of the Company’s common stock (determined in accordance with the Class 5 Plan Debentures and the Plan) is at least 150% of the fixed conversion price for a holder of Class 5 Plan Debentures for any ten (10) consecutive trading days (in the case of a conversion into the Company’s common stock), or the trading price of shares of Biovest common stock (determined in accordance with the Class 5 Plan Debentures and the Plan) is at least $1.25 for any ten (10) consecutive trading days (in the case of an exchange for shares of Biovest common stock), the Company, at its option, may (a) convert the then outstanding balance of all of the Class 5 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to the fixed conversion price for each holder of Class 5 Plan Debentures, or (b) exchange the then outstanding balance of all of the Class 5 Plan Debentures into shares of Biovest common stock owned by the Company at a rate equal to $0.75 per share of Biovest common stock (with certain exceptions set forth in the Class 5 Plan Debentures and the Plan); and

•

if a holder of Class 5 Plan Debentures elects to receive shares of Biovest common stock during the period of November 17, 2010 through February 17, 2011, then such holder would have been subject to certain restrictions set forth in the Class 5 Plan Debentures and the Plan regarding the shares of Biovest common stock.

On the Effective Date, the Company also executed and delivered warrants (the “Class 5 Plan Warrants”) to purchase up to 2,508,960 shares of the Company’s common stock or up to 14.4 million shares of Biovest common stock owned by the Company. The Class 5 Plan Warrants: (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013; (b) can only be exercised for cash (no cashless exercise); and (c) are subject to certain call provisions set forth in the Class 5 Plan Warrants and the Plan.

As of September 30, 2011, approximately $1.1 million in Class 5 Plan Debentures principal and $25,653 in accrued interest had been converted into Biovest common stock at a conversion price equal to $0.75 per share, resulting in the delivery of 1,488,683 shares of Biovest common stock owned by the Company to certain Class 5 Plan Debenture holders. Additionally, approximately $3.3 million converted on the Effective Date into approximately 1.3 million shares of the Company’s common stock at a conversion price of $2.67 per share. The principal balance at September 30, 2011 was approximately $2.0 million, net of a discount of approximately $.08 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Accentia Class 6 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the secured debentures dated June 17, 2008, outstanding prior to the Effective Date, new debentures (the “Class 6 Plan Debentures”) in the original aggregate principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest is due in cash on such date.

The following are the material terms and conditions of the Class 6 Plan Debentures:

•

interest accrues and is payable on the outstanding principal under the Class 6 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum and each of the Class 6 Plan Debentures is secured by a lien on certain assets of the Company;

•

at the option of a holder of Class 6 Plan Debentures, such holder may elect to convert all of the then outstanding balance of its Class 6 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to $1.10 per share of the Company’s common stock; and

•

commencing on May 15, 2011, if the trading price of the Company’s common stock (as determined in accordance with the Class 6 Plan Debentures and the Plan) is at least 150% of $1.10 per share for any ten (10) consecutive trading days, the Company, at its option, may convert the then outstanding balance of all of the Class 6 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to $1.10 per share of the Company’s common stock.

On the Effective Date, the Company also executed and delivered warrants (the “Class 6 Plan Warrants”) to purchase up to 2,979,496 shares of the Company’s common stock. The Class 6 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 6 Plan Warrants and the Plan.

As of September 30, 2011, approximately $2.9 million in Class 6 Plan Debentures had been converted into the Company’s common stock at a conversion price equal to $1.10 per share, resulting in the issuance of approximately 2.6 million shares of the Company’s common stock. The principal balance at September 30, 2011 was approximately $6.9 million.

Accentia Class 9 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the debentures dated February 28, 2007, outstanding prior to the Effective Date, new debentures (the “Class 9 Plan Debentures”) in the original aggregate principal amount of $19,109,554. The Company is not obligated to pay the Class 9 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock. The Class 9 Plan Debentures mature on November 17, 2012 (the “Class 9 Plan Debenture Maturity Date”) and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures.

The following are the material terms and conditions of the Class 9 Plan Debentures:

•

on the Effective Date and on each of the following seven quarterly anniversaries of the Effective Date (each, a “Class 9 Automatic Conversion Date”) provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 9 Automatic Conversion Date (the “Class 9 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 9 Plan Debentures (the “Class 9 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the lesser of $1.25 per share or the Class 9 Automatic Conversion Price per share;

•

if, on any Class 9 Automatic Conversion Date, the Class 9 Automatic Conversion Price is less than $1.00 per share and therefore the automatic conversion described above does not occur, a holder of Class 9 Plan Debentures may elect to convert the Class 9 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share;

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Accentia Class 9 Plan Debentures and Warrants (continued):

•

any principal amount outstanding under the Class 9 Plan Debentures at the Class 9 Plan Debenture Maturity Date will be due and payable in full, at the election of the Company, in either cash or shares of the Company’s common stock at a conversion rate equal to the average trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the Class 9 Plan Debenture Maturity Date (provided that the average trading price for such period is at least $.50 per share);

•

if, at any time during the term of the Class 9 Plan Debentures, the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) is at least $1.50 per share for ten (10) consecutive trading days, a holder of the Class 9 Debentures, at its option, may convert any or all of the then outstanding principal balance of its Class 9 Plan Debenture into shares of the Company’s common stock at a conversion rate equal to the Class 9 Automatic Conversion Price used for the initial conversion on the Effective Date but not to exceed $1.25 per share; and

•

if, at any time during the term of the Class 9 Plan Debentures, the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) is at least $1.88 per share for thirty (30) consecutive trading days, the Company, at its option, may require the conversion of up to $5.0 million of the then aggregate outstanding principal balance of the Class 9 Plan Debentures at a conversion rate equal to the Class 9 Automatic Conversion Price used for the initial conversion on the Effective Date but not to exceed $1.25 per share.

On the Effective Date, the Company also executed and delivered warrants (the “Class 9 Plan Warrants”) to purchase up to 3,154,612 shares of the Company’s common stock. The Class 9 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 9 Plan Warrants and the Plan.

As of September 30, 2011, a total of approximately $3.2 million of the original principal amount of the Class 9 Plan Debentures had been converted into the Company’s common stock at an average conversion price of $1.17 per share, resulting in the issuance of approximately 2.7 million shares of the Company’s common stock. The principal balance at September 30, 2011 was approximately $15.9 million.

Accentia Class 13 Plan Note and Warrants:

On the Effective Date, the Company issued, in satisfaction of the convertible preferred stock outstanding prior to the Effective Date of the Plan, new promissory notes (the “Class 13 Plan Notes”) in the original aggregate principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 (the “Class 13 Plan Notes Maturity Date”), and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. The Company has no obligation to pay the Class 13 Plan Notes in cash at maturity, and instead may pay through the conversions by the holders into shares of the Company’s common stock.

The following are the material terms and conditions of the Class 13 Plan Notes:

•

on the Effective Date and on each of the following seven quarterly anniversaries of the Effective Date (each, a “Class 13 Automatic Conversion Date”), provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 13 Automatic Conversion Date (the “Class 13 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original balance of the Class 13 Plan Notes (the “Class 13 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the Class 13 Automatic Conversion Price per share;

•

if, on any Class 13 Automatic Conversion Date, the Class 13 Automatic Conversion Price is less than $1.00 per share and therefore the automatic conversion described above does not occur, a holder of Class 13 Plan Notes may elect to convert the Class 13 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share;

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Accentia Class 13 Plan Note and Warrants (continued):

•

any principal amount outstanding under the Class 13 Plan Notes at the Class 13 Plan Note Maturity Date will be due and payable in full, at the election of the Company, in either cash or shares of the Company’s common stock at a conversion rate equal to the greater of the average of the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the Class 13 Plan Notes Maturity Date or $1.00;

•

if, at any time during the term of the Class 13 Plan Notes, the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) is at least 125% of $1.25 per share for ten (10) consecutive trading days, a holder of Class 13 Plan Notes, at its option, may convert any or all of the then outstanding principal balance of its Class 13 Plan Notes into shares of the Company’s common stock at a conversion rate equal to the Class 13 Automatic Conversion Price used for the initial conversion on the Effective Date; and

•

if, at any time during the term of the Class 13 Plan Notes, the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) is at least 150% of $1.25 per share for thirty (30) consecutive trading days, the Company, at its option, may require the conversion of all or any portion of the then aggregate outstanding principal balance of the Class 13 Plan Notes at a conversion rate equal to the Class 13 Automatic Conversion Price used for the initial conversion on the Effective Date.

On the Effective Date, the Company also executed and delivered warrants (the “Class 13 Plan Warrants”) to purchase up to 1,072,840 shares of the Company’s common stock. The Class 13 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 13 Plan Warrants and the Plan.

As of September 30, 2011, a total of approximately $3.7 million of the outstanding principal amount of the Class 13 Plan Notes had been converted into the Company’s common stock at an average conversion price of $1.96 per share, resulting in the issuance of approximately 1.9 million shares of the Company’s common stock. The principal balance at September 30, 2011 was approximately $3.9 million.

Biovest Class 8 Option C Notes:

On November 17, 2010, the effective date (the “Biovest Effective Date”) of Biovest’s First Amended Plan of Reorganization (the “Biovest Plan”) Biovest became obligated to certain of its unsecured creditors in the aggregate principal amount of approximately $2.0 million. Each such unsecured creditor received an amount equal to 100% of such unsecured creditor’s allowed Class 8 unsecured claim (including post-petition interest under the Biovest Plan at the rate of three percent (3%) per annum) in a combination of debt and equity resulting in the issuance of a total of $1.8 million in new notes (the “Option C Notes”), as well as, 0.2 million shares of Biovest common stock, using a conversion rate equal to $1.66 per share. The Option C Notes bear interest at seven percent (7%) and are convertible into shares of Biovest common stock in seven quarterly installments beginning on February 17, 2011 as follows:

•

provided that the average of the volume weighted average prices for shares of Biovest common stock for the ten (10) consecutive trading days immediately preceding each quarterly conversion date (“Ten Day VWAP”) is at least $1.00 per share, one-eighth (1/8th) of the Option C Notes plus accrued interest will be automatically converted into shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP;

•

should the Ten Day VWAP be less than $1.00 per share, the Option C Notes will not automatically convert into shares of Biovest common stock, but will instead become payable at maturity (August 17, 2012), unless an Option C Notes holder elects to convert one-eighth (1/8th) of its Option C Notes plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.00 per share;

•

any portion of the Option C Notes and any Option C interest that are outstanding at maturity (August 17, 2012) will be due and payable in full, at Biovest’s election, in either cash or in shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP;

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Biovest Class 8 Option C Notes (continued):

•

if, at any time prior to August 17, 2012, the Ten Day VWAP is at least $1.50 per share, an Option C Notes holder, at its option, may convert any or all of its Option C Notes, plus the then accrued and unpaid interest into shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP used for the initial conversion on the Biovest Effective Date ($1.66 per share); and

•

if, at any time prior to August 17, 2012, the volume weighted average price for Biovest common stock is at least $1.88 per share for thirty (30) consecutive trading days, Biovest, at its option, may require the conversion of the then aggregate outstanding balance of the Option C Notes plus the then accrued and unpaid Option C interest at a conversion rate equal to the Ten Day VWAP used for the initial conversion on the Biovest Effective Date ($1.66 per share).

On February 17, 2011, May 17, 2011 and again on August 17, 2011, with Biovest’s Ten Day VWAP at less than $1.00 per share, the Option C Notes holder elected to convert one-eighth of the Option C Notes plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.00 per share, resulting in the issuance of 901,645 shares of Biovest common stock.

Biovest Exit Financing:

On October 19, 2010, Biovest completed a financing as part of the Biovest Plan (the “Exit Financing”). Pursuant to the Exit Financing, Biovest issued secured convertible notes in the original aggregate principal amount of $7.0 million (the “Initial Notes”) and warrants to purchase shares of Biovest common stock to twelve (12) accredited investors (the “Buyers”). Biovest issued two separate types of warrants to the Buyers, Series A Warrants (the “Initial Series A Warrants”) and Series B Warrants (the “Initial Series B Warrants”).

On the Biovest Effective Date: (a) the Initial Notes were exchanged pursuant to the terms of the Biovest Plan for new unsecured convertible notes (the “Exchange Notes”) in the original aggregate principal amount of $7.04 million, (b) the Initial Series A Warrants were exchanged pursuant to the terms of the Biovest Plan for new warrants to purchase a like number of shares of Biovest common stock (the “Series A Exchange Warrants”), and (c) the Initial Series B Warrants were exchanged pursuant to the terms of the Biovest Plan for new warrants to purchase a like number of shares of Biovest common stock (the “Series B Exchange Warrants”).

The following are the material terms and conditions of the Exchange Notes:

•	the Exchange Notes mature on November 17, 2012, and all principal and accrued but unpaid interest is due on such date;

•

interest accrues and is payable on the outstanding principal amount of the Exchange Notes at a fixed rate of seven percent (7%) per annum (with a fifteen percent (15%) per annum default rate), and is payable monthly in arrears. The first interest payment was paid on December 1, 2010;

•	interest payments are payable at Biovest’s election in either cash or subject to certain specified conditions, in shares of Biovest common stock;

•

Biovest may from time to time, subject to certain conditions, redeem all or any portion of the outstanding principal amount of the Exchange Notes for an amount, in cash, equal to 110% of the sum of the principal amount being redeemed and certain make-whole interest payments;

•

the Buyers may convert all or a portion of the outstanding balance of the Exchange Notes into shares of Biovest common stock at a conversion rate of $0.91 per share, subject to anti-dilution adjustments in certain circumstances; and

•

in the event that the average of the daily volume weighted average price of Biovest common stock is at least 150% of the then-effective conversion price for any ten (10) consecutive trading days, Biovest, at its option, may upon written notice to the holders of the Exchange Notes, convert the then outstanding balance of the Exchange Notes into shares of Biovest common stock at the conversion price then in effect under the Exchange Notes.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

10. Convertible long-term debt (continued):

Biovest Exit Financing (continued):

The following are the material terms and conditions of the Series A Exchange Warrants:

•	the Series A Exchange Warrants give the Buyers the right to purchase an aggregate of 8,733,096 shares of Biovest common stock;

•	the Series A Exchange Warrants have an exercise price of $1.20 per share and expire on November 17, 2017; and

•

if Biovest issues or sells any options or convertible securities after the issuance of the Series A Exchange Warrants that are convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of the shares of Biovest common stock, including by way of one or more reset(s) to a fixed price, the Buyers have the right to substitute any of the applicable variable price formulations for the exercise price upon exercise of the warrants held.

On December 22, 2010, the Series B Exchange Warrants were exercised by a cashless exercise and an aggregate of 1,075,622 shares of Biovest common stock were issued to the Buyers.

As of September 30, 2011, a total of $5.8 million in principal on the Exchange Notes had been converted to common stock, resulting in the issuance to the Buyers of 6.9 million shares of the Biovest common stock. The remaining principal balance outstanding on the Exchange Notes is $1.3 million as of September 30, 2011.

The Exchange Notes and Exchange A and Exchange B Warrants contain conversion and adjustment features required to be classified as derivative instruments and recorded at fair value. As a result, the Exchange Notes have been recorded at a discount which will be amortized to interest expense over two (2) years.

Future maturities of convertible debt are as follows:

in thousands

12 Months ending September 30,
2012	$17,323
2013	15,862

Total maturities	33,185
Less unamortized discount:	(1,918)

$31,267

11. Other long-term debt:

Other long-term debt consists of the following:

in thousands
	September 30, 2011	September 30, 2010
Accentia Class 2 Laurus/Valens Term Note	$8,669	$—
Accentia Class 4 Promissory Note	4,343	—
Accentia Class 10 Plan Distributions	2,188	—
Biovest Laurus/Valens Term Notes	27,626	—
Biovest Class 8 Plan Distributions	2,769	—
Biovest Minnesota MIF Loan	247	—
Biovest Coon Rapids EDA Loan	102	—

	45,944	—
Less current maturities	(3,680)	—

	$42,264	$—

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

11. Other long-term debt (continued):

Accentia Class 2 Laurus/Valens Term Note:

On the Effective Date, the Company issued security agreements and term notes to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”), and LV Administrative Services, Inc. (“Laurus/Valens”), in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in satisfaction of allowed claims prior to the Effective Date. The following are the material terms and conditions of the Laurus/Valens Term Notes:

•	the Laurus/Valens Term Notes mature on November 17, 2012 and may be prepaid at any time without penalty;

•

interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	the Company is required to make mandatory prepayments under the Laurus/Valens Term Notes as follows:

•

on May 17, 2012, a payment of principal, in cash, in the amount of $4.4 million, less the amount of any prior optional prepayments of principal by the Company and the amount of any other mandatory prepayments of principal under the Laurus/Valens Term Notes;

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by the Company) of certain capital raising transactions (with certain exclusions); and

•	all of the assets of Analytica, which secure a guaranty of Analytica as to the entire indebtedness under the Laurus/Valens Term Notes.

and

•

with the prior written consent of Laurus/Valens, the Company may convert all or any portion of the outstanding principal and accrued interest under the Laurus/Valens Term Notes into a number of shares of the Company’s common stock equal to (a) the aggregate portion of the principal and accrued but unpaid interest outstanding under the Laurus/Valens Term Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported for the Company’s common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

On August 1, 2011, upon receipt of the second $1 million traunche of the Corps Real Convertible Note (as defined below), the Company paid Laurus/Valens, under the prepayment terms of the Laurus/Valens Term Note as noted above, the amount of $138,853 consisting of $131,012 in principal and $7,841 in accured interest. The principal balance at September 30, 2011 was approximately $8.7 million.

On December 15, 2011, in connection with the Company’s sale of the assets and business of Analytica (“Analytica Asset Purchase Agreement”), the Company entered into an agreement with LV, as agent for and on behalf of Laurus/Valens (the “Laurus/Valens Amendment Agreement”), whereby Laurus/Valens, conditioned upon receipt of the Company’s upfront payment in the Analytica Asset Purchase Agreement in an amount of $4 million: (1) consented to the transactions contemplated by the Analytica Asset Purchase Agreement and released all liens and security interests on Analytica’s assets and business to be sold to the purchaser(s); (2) waived any right to any of the earnout as defined and payable pursuant to the Analytica Asset Purchase Agreement; (3) extended the maturity date of the Company’s outstanding Laurus/Valens Term Notes held by Laurus/Valens from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively; and (4) modified the obligation set forth in the Laurus/Valens Term Notes that previously required the Company to pay thirty percent (30%) of any capital raised by the Company to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes. See Note 21 Subsequent Events.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

11. Other long-term debt (continued):

Accentia Class 4 Promissory Note:

On the Effective Date, the Company issued, a new promissory note in the original principal amount of $4,342,771 (the “Class 4 Plan Note”) to McKesson Corporation (“McKesson”) in satisfaction of McKesson’s approved pre-Effective Date secured claims. The Class 4 Plan Note is payable in cash in one installment on March 17, 2014 (unless earlier accelerated), and the outstanding principal together with all accrued but unpaid interest is due on such date. The following are the material terms and conditions of the Class 4 Plan Note:

•	interest accrues and is payable on the outstanding principal amount under the Class 4 Plan Note at a fixed rate of five percent (5%) per annum (with a ten percent (10%) per annum default rate);

•	the Company may prepay all or any portion of the Class 4 Plan Note, without penalty, at any time; and

•	the Class 4 Plan Note is secured by a lien on 6,102,408 shares of Biovest common stock owned by the Company.

Accentia Class 10 Plan Distributions:

On the Effective Date, the Company became obligated required to pay approximately $2.4 million in cash to unsecured creditors holding Class 10 claims under the Plan (the “Class 10 Plan Distributions”). The Class 10 Plan Distributions mature on March 17, 2014, and the outstanding principal together with all accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 10 Plan Distributions at a fixed rate of five percent (5%) per annum.

Unsecured creditors holding an aggregate total of $3,287,695 in Class 10 claims elected to convert those Class 10 claims into shares of the Company’s common stock valued at the average market price for the Company’s common stock over the ten (10) trading days preceding the Effective Date.

As of September 30, 2011, the Company had issued approximately 2.4 million shares of the Company’s common stock to these Class 10 unsecured creditors at a conversion price equal to $1.36 per share.

Biovest Laurus/Valens Term Notes:

On the Biovest Effective Date and pursuant to the Biovest Plan, Biovest issued two new types of notes (the “Laurus/Valens Term A Notes” and the “Laurus/Valens Term B Notes”) in the aggregate original principal amount of $29.06 million to Laurus/Valens in compromise and satisfaction of secured claims prior to the Effective Date.

The following are the material terms and conditions of the Laurus/Valens Term A Notes:

•	the original aggregate principal amount of the Laurus/Valens Term A Notes was $24.9 million;

•	the Laurus/Valens Term A Notes are due in one installment of principal and interest due at maturity on November 17, 2012;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term A Notes, without penalty, at any time; and

•	Biovest is required to make mandatory prepayments under the Laurus/Valens Term A Notes as follows:

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Biovest) of certain capital raising transactions (with certain exclusions), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term A Notes;

•	from any intercompany funding by the Company to Biovest (with certain exceptions and conditions); and

•

a prepayment equal to fifty percent (50%) of the positive net cash flow of Biovest for each fiscal quarter after the Biovest Effective Date, less the amount of certain capital expenditures on certain biopharmaceutical products of Biovest made during such fiscal quarter or during any prior fiscal quarter ending after November 17, 2010.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

11. Other long-term debt (continued):

Biovest Laurus/Valens Term Notes (continued):

On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received in the Biovest’s Exit Financing.

The following are the material terms and conditions of the Laurus/Valens Term B Notes:

•	The original aggregate principal amount of the Laurus/Valens Term B Notes was $4.16 million;

•	The Laurus/Valens Term B Notes mature on November 17, 2013;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term B Notes, without penalty, at any time; and

•

provided that the Laurus/Valens Term A Notes have been paid in full, Biovest is required to make mandatory prepayments under the Laurus/Valens Term B Notes from any intercompany funding by the Company to Biovest (with certain exceptions and conditions), but only up to the amount of the outstanding principal and accrued interest under the Laurus/Valens Term B Notes.

With the prior written consent of Laurus/Valens, Biovest may convert all or any portion of the outstanding principal and accrued interest under either the Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes into shares of Biovest common stock. The number of shares of Biovest common stock issuable on such a conversion is equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the applicable Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported (or reported by Pink Sheets, LLC) for shares of Biovest common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are secured by a lien on all of the assets of Biovest, junior only to the lien granted to Corps Real and to certain permitted liens by Biovest. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are guaranteed by the Company (the “Accentia Guaranty”), up to a maximum amount of $4,991,360. The Accentia Guaranty is secured by a pledge by the Company of 20,115,818 shares of Biovest common stock owned by the Company and by the assets of the Company’s subsidiary, Analytica.

On December 15, 2011, the Company closed on the definitive agreement selling the assets and business of Analytica. In connection with the Analytica Asset Purchase Agreement, the Company entered into an amendment agreement to the Company’s Laurus/Valens Term Notes with LV, as agent for and on behalf of Laurus/Valens, whereby Laurus/Valens, conditioned upon receipt of an upfront payment of the asset sales proceeds amended the terms of the Accentia Guaranty, whereby Laurus/Valens consented to the transactions contemplated by the Analytica Asset Purchase Agreement and released all liens and security interests on Analytica’s assets and business to be sold to the purchaser. See Note 21 Subsequent Events.

The Laurus/Valens Term A and the Laurus/Valens Term B Notes replaced the following obligations due to Laurus/Valens:

•	the $7.799 million note payable to Laurus originated in March 2006;

•	the $0.250 million note payable to Valens II originated in October 2007;

•	the $0.245 million note payable to Valens U.S. originated in October 2007;

•	the $3.6 million note payable to Valens II originated in December 2007;

•	the $4.9 million note payable to Valens U.S. originated in December 2007;

•	the $7.5 million minimum royalty due on sales of AutovaxID® instrumentation originated in April 2007; and

•	the $4.4 million loan modification fee, originated in July 2008, in consideration for modifying the terms of all the then outstanding debt due to Laurus/Valens.

The fair value of the Laurus/Valens Term A and the Laurus/Valens Term B Notes was recorded against the combined carrying value of the obligations listed above resulting in a $6.7 million gain on reorganization for the year ended September 30, 2011.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

11. Other long-term debt (continued):

Biovest Class 8 Option A Obligations:

On the Biovest Effective Date and under the Biovest Plan, Biovest became obligated to pay to the Biovest unsecured creditors approximately $2.7 million in cash together with interest at five percent (5%) per annum to be paid in one installment on March 27, 2014. These unsecured creditors’ claims include, but are not limited to the Pulaski Bank notes, the Southwest Bank note, and the guarantor indemnities. As of September 30, 2011, this obligation increased by $0.06 million due to an amendment made to Biovest’s listing of unsecured creditors, allowing a previously unfiled claim for professional services rendered with respect to Biovest’s Phase 3 clinical trial for BiovaxID®. The fair value of the Option A Obligations was recorded against the carrying value of each claim holder electing an Option A distribution as of the Effective Date, resulting in a $0.4 million gain on reorganization for the year ended September 30, 2011.

Biovest Coon Rapids Economic Development Authority Loans (Minnesota MIF Loan and Coon Rapids EDA Loan):

On May 6, 2011, Biovest closed two financing transactions with the Economic Development Authority for the City of Coon Rapids, Minnesota and the Minnesota Investment Fund, which provide capital to help add workers and retain high-quality jobs in the State of Minnesota. Biovest issued two secured promissory notes (the “Minnesota Promissory Notes”) in the aggregate amount of $0.353 million, which amortize over 240 months, with a balloon payment of $0.199 million due on May 1, 2021 (the “Minnesota Promissory Notes”). The Minnesota Promissory Notes bear interest as follows, yielding an effective interest rate of 4.1%:

•	Months 1-60 at 2.5% interest

•	Months 61-80 at 5.0% interest

•	Months 81-100 at 7.0% interest

•	Months 101-120 at 9.0% interest

Biovest may prepay the Minnesota Promissory Notes at any time prior to maturity without penalty. Proceeds from the transaction in the amount of $0.353 million were used to fund capital improvements made to Biovest’s existing manufacturing facility in Minneapolis (Coon Rapids), Minnesota.

Future maturities of other long-term debt are as follows:

in thousands

12 Months ending September 30,
2012	$3,680
2013	27,880
2014	14,079
2015	15
Thereafter	290

$45,944

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

12. Derivative liabilities:

The following tabular presentation reflects the components of derivative financial instruments:

	September 30, 2011	September 30, 2010(1)
Embedded derivative instruments, bifurcated	$—	$18,224,001
Freestanding derivatives:
Warrants issued with convertible debt	—	10,020,236
Warrants issued with note payable	—	7,594,600
Warrants issued with preferred stock	—	1,077,118
Warrants issued with other debt	—	467,564
Warrants issued with settlement	466,400	1,844,200
Default and investment put options, Biovest	—	219,700
Investment put option, Accentia	—	2,928,838
Biovest investor share distribution	118,249	—
Biovest warrants issued with convertible debt	1,998,132	—
Biovest debt conversion option	697	—

	$2,583,478	$42,376,257

(1)	As a result of the Company’s Chapter 11 proceedings, some derivative liabilities listed in the table above became prepetition indebtedness under the Plan. Accordingly, these obligations have been classified as ‘Liabilities subject to compromise’ in the Company’s consolidated balance sheet at September 30, 2010. Only warrants issued with settlement were classified as derivative liabilities at September 30, 2010.

Derivative gains (losses) in the accompanying consolidated statements of operations relate to the individual derivatives as follows:

	For the years ending September 30:
	2011	2010
Embedded derivative instruments, bifurcated	$—	$(15,917,213)
Freestanding derivatives:
Warrants issued with convertible debentures	—	(6,767,115)
Warrants issued with term note payable	(1,583,088)	(4,687,754)
Warrants issued with preferred stock	—	(883,365)
Warrants issued with other debt	(170,860)	(83,021)
Default and investment put options, Biovest	(3,030)	(22,788)
Investment put option, Accentia	—	400,105
Biovest Investor share distribution	461,314	—
Biovest warrants issued with convertible debt	3,966,778	—
Biovest debt conversion option	(2,990,902)	—
Warrants issued for settlement	1,377,800	(822,800)

	$1,058,012	$(28,783,951)

The following table summarizes assets and liabilities measured at fair value on a recurring basis for the periods presented:

	September 30, 2011				September 30, 2010
Fair value measurements:	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Liabilities

Derivative liabilities	$—	$2,583,478	$—	$2,583,478	$—	$42,376,257	$—	$42,376,257

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

13. Related party transactions:

Corps Real - Accentia:

On June 13, 2011, the Company entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to the Company in the maximum amount of $4.0 million. Corps Real is a shareholder and the senior secured lender to Biovest. Corps Real, as well as the majority owner of Corps Real are both managed by Ronald E. Osman, Esq., a shareholder of the Company, who is also a shareholder and director of Biovest. The Company executed a secured promissory note, payable to Corps Real, in the maximum principal amount of $4.0 million (the “Accentia Corp Real Note”), under which Corps Real advanced $1.0 million to the Company on June 13, 2011 and on August 1, 2011 and advanced and agreed to advance an additional $1.0 million to the Company on each of November 15, 2011, and January 15, 2012, respectively. The other material terms and conditions of the Accentia Corps Real Note are as follows:

•	The Note will mature on June 13, 2016, at which time all indebtedness under the Accentia Corps Real Note will be due and payable;

•

Interest on the outstanding principal amount of the Accentia Corps Real Note accrues and will be payable at a fixed rate of five percent (5%) per annum. Interest began accruing on June 13, 2011 and will be payable on a quarterly basis in arrears (as to the principal amount then outstanding). Interest payments may be paid in cash or, at the election of the Company, may be paid in shares of the Company’s common stock based on the volume-weighted average trading price of the Company’s common stock during the last ten (10) trading days of the quarterly interest period;

•

At Corps Real’s option, at any time prior to the earlier to occur of (a) the date of the prepayment of the Accentia Corps Real Note in full or (b) the maturity date of the Accentia Corps Real Note, Corps Real may convert all or a portion of the outstanding balance of the Accentia Corps Real Note (including any accrued and unpaid interest) into shares of the Company’s common stock at a conversion rate equal to $0.34 per share;

•

If the Company’s common stock trades at $2.00 per share for ten (10) consecutive trading days, then the Company may, within three (3) trading days after the end of any such period, cause Corps Real to convert all or part of the then outstanding principal amount of the Accentia Corps Real Note at the then conversion price, plus accrued but unpaid interest;

•

Subject to certain exceptions, if the Company wishes to complete a follow-on equity linked financing during the twelve (12) month period following June 13, 2011 at a price per share that is less than the conversion price under the Accentia Corps Real Note, then the Company’s full Board of Directors must first confer with Mr. Osman, the manager of Corps Real, and the Company must offer Corps Real the first right of refusal to provide or to participate in such equity linked financing;

•

The Company will not be permitted to effect a conversion of the Accentia Corps Real Note and Corps Real will not be permitted to convert the Accentia Corps Real Note to the extent that, after giving effect to an issuance after a conversion of the Accentia Corps Real Note, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon conversion of the Accentia Corps Real Note;

•

The Company may prepay the Accentia Corps Real Note, in full, at any time without penalty, provided that the Company must provide ten (10) days advance written notice to Corps Real of the date for any such prepayment, during which period Corps Real may exercise its right to convert into shares of the Company’s common stock; and

•

Corps Real may, among other things, declare the entire outstanding principal amount, together with all accrued interest and all other sums due under the Accentia Corps Real Note, to be immediately due and payable upon the failure of the Company to pay, when due, any amounts due under the Accentia Corps Real Note if such amounts remain unpaid for five (5) business days after the due date or upon the occurrence of any other event of default described in the Security Agreement (as defined below).

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

13. Related party transactions (continued):

Corps Real - Accentia (continued):

To secure payment of the Accentia Corps Real Note, the Company and Corps Real also entered into a Security Agreement dated June 13, 2011 (the “Security Agreement”). Under the Security Agreement, all obligations under the Accentia Corps Real Note are secured by a first security interest in (a) 12 million shares of Biovest common stock owned by the Company, (b) all of the Company’s contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of the Company’s December 30, 2009 Settlement Agreement with BioDelivery Sciences International, Inc (“BDSI”); provided, however, that if BEMA Granisetron is not the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following the date of the settlement agreement (as described below), and (c) all attachments, additions, replacements, substitutions, and accessions and all proceeds thereof in any form.

As part of the convertible debt financing transaction, the Company also issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of the Company’s common stock (the “Accentia Corps Real Warrant”) for an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like). The other material terms and conditions of the Accentia Corps Real Warrant are as follows:

•	The Accentia Corps Real Warrant is currently exercisable and will continue to be exercisable until the close of business on June 13, 2016;

•

If the fair market value of one share of the Company’s common stock is greater than the exercise price, in lieu of exercising the Accentia Corps Real Warrant for cash, Corps Real may elect to utilize the cashless exercise provisions of the Accentia Corps Real Warrant; and

•

The Company will not be permitted to effect any exercise of the Accentia Corps Real Warrant, and Corps Real will not be permitted to exercise any portion of the Accentia Corps Real Warrant, to the extent that, after giving effect to such issuance after exercise, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the shares of the Company’s common stock issuable upon exercise of the Accentia Corps Real Warrant.

As of September 30, 2011, none of the $2 million principal balance of the Accentia Corps Real Note had been converted into the Company’s common stock. The discounted value of the Accentia Corps Real Note is classified as convertible notes payable, related party on the accompanying consolidated balance sheets. The June 2011 investment of $1.0 million did not meet the prepayment requirements of the Laurus/Valens Notes. However, the August 2011 investment triggered a prepayment to Laurus/Valens of principal and accrued interest of approximately $0.2 million. An additional $1.0 million investment was received in the first quarter of fiscal year 2012.

Biovest Claims of Ronald E. Osman:

On the Biovest Effective Date, the holder of Biovest’s May 9, 2008 promissory note, Ronald E. Osman, a shareholder and director of Biovest, elected to convert the entire outstanding principal balance under the note (approximately $1.0 million) plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.66 per share, resulting in the issuance of 608,224 shares of Biovest common stock.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

13. Related party transactions (continued):

Corps Real -Biovest:

On the Biovest Effective Date, pursuant to the Biovest Plan, Biovest executed and delivered in favor of Corps Real, a secured convertible promissory note (the “Biovest Corps Real Note”), in an original principal amount equal to $2,291,560 and allows Biovest to draw up to an additional $0.9 million on the note. The Biovest Corps Real Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008, which was previously executed in favor of Corps Real. The Biovest Corps Real Note matures on November 17, 2012 and all principal and accrued but unpaid interest is payable in cash on such date. Interest accrues and is payable on the outstanding principal amount of the Biovest Corps Real Note at a fixed rate of sixteen percent (16%) per annum, with interest in the amount of ten percent (10%) to be paid monthly and interest in the amount of six percent (6%) to accrue and be paid on the maturity date. Biovest may prepay the Biovest Corps Real Note in full, without penalty, at any time, and Corps Real may convert all or a portion of the outstanding balance of the Biovest Corps Real Note into shares of Biovest common stock at a conversion rate of $0.75 per share of Biovest common stock. The Biovest Corps Real Note is secured by a first priority lien on all of Biovest’s assets.

BDSI/Arius Settlement:

On February 17, 2010, the Bankruptcy Court entered an Order approving an Emezine Settlement Agreement (the “Settlement Agreement”) between the Company and BDSI, entered into as of December 30, 2009. Parties to the Settlement Agreement are the Company, the Company’s wholly-owned subsidiary, TEAMM, BDSI, and BDSI’s wholly-owned subsidiary, Arius Pharmaceuticals, Inc. (“Arius”).

The purpose of the Settlement Agreement is to memorialize the terms and conditions of a settlement between the Company and BDSI regarding claims relating to a Distribution Agreement dated March 12, 2004 between Arius and TEAMM (the “Distribution Agreement”) related to the marketing and distribution of Emezine, a product licensed by Arius from Reckitt Benckiser Healthcare (UK) Limited. Following the issuance in February 2006 by the FDA of a non-approvable letter with respect to the NDA for Emezine, BDSI ceased its Emezine-related development efforts and on December 17, 2008, the Distribution Agreement was terminated. The Settlement Agreement resolves the Company’s claims against BDSI under the terminated Distribution Agreement.

The Settlement Agreement provides that the parties mutually release all claims that either may have against each other and, in connection therewith, the Company:

(a)	received $2.5 million from BDSI (the “$2.5 Million Payment”); and

(b)	received the following royalty rights (the “Product Rights”) from BDSI with respect to BDSI’s BEMA Granisetron product candidate (“BEMA Granisetron”) (or in the event it is not BEMA Granisetron, the third BDSI product candidate, excluding BEMA Bupremorphine, as to which BDSI files an NDA, which, together with BEMA Granisetron, shall be referred to hereinafter as the “Product”):

(i)	70/30 split (BDSI/Company) of royalty received if a third party sells the Product and 85/15 split on net sales if BDSI sells the Product; and

(ii)	BDSI will, from the sale of the Product, fully recover amounts equal to (1) all internal and external worldwide development costs of the Product (“Costs”) plus interest (measured on weighted average prime interest rate from first dollar spent until Product launch) and (2) the $2.5 Million Payment plus interest (measured on weighted average prime interest rate from the time of payment until Product launch) before the Company begins to receive its split as described in (b)(i) above; and

(c)	issued to BDSI a warrant (the “BDSI Warrant”) to purchase two (2) million shares of Biovest common stock held by the Company, with an exercise price of $0.84 and an expiration date of March 4, 2017. During the initial two (2) year exercise period, any exercise of the BDSI Warrant by BDSI will be subject to approval by Biovest.

In the event that BDSI receives any sublicensing or milestone payments associated with the Product up to and including the NDA approval, BDSI will apply 30% of such payments toward payback of the Costs of the Product plus interest and the $2.5 Million Payment plus the interest.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

13. Related party transactions (continued):

BDSI/Arius Settlement (continued):

In the event of a proposed sale of BDSI or its assets, BDSI has the right to terminate its Product Right payment obligations to the Company under the Settlement Agreement upon the payment to the Company of an amount equal to the greater of (i) $4.5 million or (ii) the fair market value of the Product Rights as determined by an independent third party appraiser. Further, if the Product Right is terminated, the BDSI Warrant described above will be terminated if not already exercised, and, if exercised, an amount equal to the strike price will, in addition to the amount in (i) or (ii) above, be paid to the Company.

The fair value of the BDSI Warrant was estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. The value included in derivative liability is adjusted quarterly and the change is recorded to derivative gain or loss. The value on the grant date was approximately $1.0 million. The value at the end of current period was approximately $0.5 million. The derivative gain for the year ended September 30, 2011 was approximately $1.4 million. The fair value is recorded as a derivative liability on the accompanying consolidated balance sheet.

14. Liabilities subject to compromise:

As a result of the Company’s Chapter 11 filings, the payment of prepetition indebtedness was subject to compromise or other treatment under the Plan prior to the Effective Date. ASC Topic 852 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.

The following table reflects liabilities subject to compromise prior to November 17, 2010:

	September 30,
	2011	2010
Accounts payable and accrued expenses	$—	$15,232,863
Hybrid financial instrument	—	3,608,674
Convertible debentures	—	28,626,149
Laurus term note	—	8,800,000
Valens Funds 15% convertible note, Biovest	—	926,300
Secured promissory notes payable to Laurus and the Valens Funds, Biovest	—	28,522,108
Unsecured promissory notes payable to Pulaski Bank and Trust Company	—	1,161,900
Unsecured promissory note payable to Southwest Bank	—	228,330
Southwest Bank line of credit	—	4,000,000
Notes payable, related parties	—	2,313,623
Other notes payable	—	610,683
Minimum royalty due to Laurus on net sales of AutovaxID® instrumentation	—	6,318,233
Derivative liabilities	—	40,532,057
Dividend payable	—	479,452
Other	—	2,209,756

	$—	$143,570,128

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

15. Income taxes:

The Company’s deferred tax assets and liabilities consist of the following:

	September 30,
	2011	2010
Deferred tax assets:
Accrued expenses deductible in future	$1,677,000	$7,535,000
Allowance for doubtful accounts	3,000	3,000
Basis difference in assets	1,791,000	3,735,000
Inventory valuation allowance	91,000	490,000
Share-based compensation	7,414,000	66,000
Intangible assets	1,542,000	2,757,000
Net operating loss carryforward	90,478,000	80,606,000
Debt extinguishment	(454,000)	5,149,000
Unresolved claims	2,336,000	—
Other	2,736,000	20,859,000
Valuation allowance	(107,614,000)	(121,200,000)

	$—	$—

Income tax (expense) benefit consists of the following:

	2011	2010
Current	$—	$—
Deferred	(11,682,166)	(25,269,000)
Benefit of net operating loss carryover	—	—
Increase in valuation allowance	11,682,166	25,269,000

	$—	$—

Allocation between continuing and discontinued operations:
Continuing operations	$—	$—
Discontinued operations	—	—

	$—	$—

The expected income tax benefit at the statutory tax rate differed from income taxes in the accompanying consolidated statements of operations as follows:

	2011	2010
Statutory tax rate	34%	34%
State taxes	4%	4%
Permanent items	12%	16%
Change in Reorganization items	25%	0%
Other	(1)%	(1)%
Change in valuation allowance	(74)%	(53)%

Effective tax rate in accompanying statement of operations	0%	0%

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized. As a result, the Company recorded a valuation allowance with respect to all of the Company’s deferred tax assets.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

15. Income taxes (continued):

Under Section 382 and 383 of the IRC, if an ownership change occurs with respect to a “loss corporation”, as defined, there are annual limitations on the amount of the net operating loss (“NOLs”) and other deductions, which are available to the Company. Due to the acquisition transactions in which the Company has engaged in recent years, the Company believes that the use of these NOLs will be significantly limited.

The Company has a federal NOLs carryover of approximately $238.3 million as of September 30, 2011, which expires through 2027, and of which approximately $30.0 million is subject to various Section 382 limitations based upon ownership changes that occurred through September 30, 2003. Of those losses subject to the limitations, $11.3 million is expected to expire before the losses can be utilized. Of the remaining amounts, the limitation is approximately $1.8 million per year through approximately the year ended September 30, 2012. Subsequent to that date, the annual limitation will decrease to approximately $0.2 million through September 30, 2024. The NOLs incurred after September 30, 2003 may also be subject to further limitations.

16. Stockholders’ equity:

Common stock

The Company has one class of common stock with an aggregate authorization of three hundred million (300,000,000) shares. Each share of common stock carries equal voting rights, dividend preferences, and a par value of $.001 per share.

Preferred stock

The Company has an aggregate of one hundred fifty million (150,000,000) authorized shares of preferred stock. At September 30, 2011 there were no preferred stock shares outstanding. At September 30, 2010, there were 8,950 preferred stock shares authorized and there were 7,529 preferred stock shares issued and outstanding as of September 30, 2010.

Non-controlling interest

The adjustment to non-controlling interest reflects adjustments throughout the year to the ownership structure and the Company’s ownership percentage of the Company’s majority owned subsidiary, Biovest, primarily due to transactions relating to Biovest’s emergence from bankruptcy.

Stock options and warrants

The Company provides for four option plans, the 2003 Stock Option Plan (the “2003 Plan”) per its second amendment on February 27, 2004, the 2005 Equity Incentive Plan (the “2005 Plan”), the 2008 Equity Incentive Plan (the “2008 Plan”) and the 2010 Equity Incentive Plan (the “2010 Plan”) (collectively, the “Stock Option Plans”). The Stock Option Plans provide for the issuance of qualified and non-qualified options as those terms are defined by the Internal Revenue Code.

The 2003 Plan, as amended, provides for the issuance of 3.5 million shares of common stock, and 762,571 shares of Series D Preferred Stock. At September 30, 2008, all Series D Preferred options had been converted into common share options. All options issued pursuant to the 2003 Plan cannot have a term greater than ten years. Options granted under this plan vest over periods established in the option agreement. As of September 30, 2011, there are 1,681,910 options available for issuance under the 2003 Plan.

On February 1, 2005, the Company’s Board of Directors adopted the 2005 Plan. The 2005 Plan provides for the issuance of 3.0 million shares of common stock. All options issued pursuant to the 2005 Plan cannot have a term greater than ten years. Options granted under this plan vest over periods established in the option agreement. As of September 30, 2011, there are 1,576,207 options available for issuance under the 2005 Plan. The Company may, at any time, amend or modify the 2005 Plan without limitation.

On November 29, 2007 and effective as of December 31, 2007, the Company’s Board of Directors adopted the 2008 Plan. The 2008 Plan provides for the issuance of 3.0 million shares of common stock. All options issued pursuant to the 2008 Plan cannot have a term greater than ten years. Options granted under this plan vest over periods established in the option agreement. As of September 30, 2011, there are 768,415 options available for issuance under the 2008 Plan. The Company may, at any time, amend or modify the Plan without limitation. The Company’s Board of Directors amended the 2008 Plan to increase the number of available options to an aggregate total of 23.0 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

16. Stockholders’ equity (continued):

Stock options and warrants (continued)

On November 15, 2010, the Company’s Board of Directors adopted the 2010 Plan. The 2010 Plan provides the issuance of 10.0 million shares of common stock. All options issued pursuant to the 2010 cannot have a term greater than ten years. Options granted under this plan vest over periods established in the option agreement. As of September 30, 2011, there were 9,060,000 options available for issuance under the 2010 Plan. The Company may, at any time, amend or modify the Plan without limitation.

Stock options and warrants granted, exercised, terminated, and forfeited during the years ended September 30, 2011 and 2010 are as follows:

	Shares	Average Exercise price per share
Options:
Outstanding, October 1, 2009	8,273,037	$1.58
Granted	16,330,000	0.44
Terminated or forfeited	(347,457)	3.20
Exercised	—

Outstanding September 30, 2010	24,255,580	$0.81
Granted	940,000	0.77
Terminated or forfeited	(38,582)	2.15
Exercised	—

Outstanding September 30, 2011	25,156,998	$0.81

Warrants:
Outstanding, October 1, 2009	21,280,800	$2.51
Granted	—	—
Terminated or forfeited	(1,000,000)	2.67
Exercised	—	—

Outstanding September 30, 2010	20,280,800	$2.51
Granted	17,871,382	1.16
Terminated or forfeited	(21,246,420)	2.38
Exercised	—	—

Outstanding September 30, 2011	16,905,762	$1.27

The weighted average grant date fair values of stock options and warrants granted during the years ended September 30, 2011 and 2010 were as follows:

	Weighted Average Grant Date Fair Value
	Options	Warrants
2011	$0.69	$0.39
2010	$0.41	n/a

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

16. Stockholders’ equity (continued):

Stock options and warrants (continued)

The following table summarizes information for options outstanding and exercisable at September 30, 2011:

Outstanding					Exercisable
Range of Exercise Prices	Number	Weighted average remaining life	Intrinsic Value	Weighted average exercise price	Number	Weighted average exercise price	Intrinsic Value
$0.00-1.05	21,826,284	8.16 years		$0.40	19,961,284	$0.38
$1.06-2.11	296,200	2.03 years		2.11	296,200	2.11
$2.12-2.63	335,599	5.27 years		2.57	335,599	2.57
$2.64-9.00	2,698,915	5.38 years		3.72	2,698,915	3.72

	25,156,998		$1,598,286		23,291,998		$1,578,756

The following table summarizes information for options outstanding and exercisable at September 30, 2010:

Outstanding					Exercisable
Range of Exercise Prices	Number	Weighted average remaining life	Intrinsic Value	Weighted average exercise price	Number	Weighted average exercise price	Intrinsic Value
$0.00-1.05	20,897,617	9.12 years		$0.19	74,784	$0.73
$1.06-2.11	296,200	3.03 years		2.11	296,200	2.11
$2.12-2.63	335,702	6.34 years		2.58	260,702	2.55
$2.64-9.00	2,726,061	6.45 years		3.87	2,726,061	3.72

	24,255,580		$13,084,010		3,357,747		$21,600

A summary of the status of the Company’s nonvested stock options as of September 30, 2011, and changes during the year then ended, is summarized as follows:

Nonvested Shares	Shares	Intrinsic Value
Nonvested at October 1, 2010	20,897,833
Granted	940,000
Vested	(19,961,500)
Forfeited	(11,333)

Nonvested at September 30, 2011	1,865,000	$19,530

As of September 30, 2011, there was $0.1 million of total unrecognized compensation cost related to non-vested share-based compensation. This cost is expected to be recognized over a period of approximately three (3) years.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

17. Employee benefit plan:

The Accentia 401(k) and Profit Sharing Plan (the “Employee Benefit Plan”) was established effective July 1, 2004 as a defined contribution plan. The Employee Benefit Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Employee Benefit Plan includes eligible employees of the Company and its affiliates. Employees of the Company who have completed one month of service are eligible to participate in the plan. Participants are permitted to make annual pre-tax salary reduction contributions of up to 50% of their compensation subject to certain limitations. Employer and participant contributions are invested at the direction of the participant in various money market funds or pooled/mutual funds. Employer matching and profit sharing contributions are based upon discretionary amounts and percentages authorized by the Board of Directors of the Company. For the fiscal years ended September 30, 2011 and 2010, the Company made no employer contributions pursuant to the Employee Benefit Plan

18. Commitments and contingencies:

Legal proceedings:

Bankruptcy proceedings

On November 10, 2008, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, the Company filed its First Amended Joint Plan of Reorganization and on October 25, 2010, the Company filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). The Company emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”). Notwithstanding the effectiveness of the Plan, the Bankruptcy Court retains jurisdiction to adjudicate any remaining issues regarding, inter alia, the validity, amount, and method of payment of claims filed in connection with the Company’s Chapter 11 proceeding. Accordingly, the Company anticipates that there may be ongoing proceedings before the Bankruptcy Court to resolve any filed objections or disputes as to claims filed in the Chapter 11 proceeding.

Biovest litigation

On August 4, 2008, Biovest was served with a summons and complaint filed in California Superior Court on behalf of Clinstar LLC for breach of contract for non-payment of certain fees for clinical trial studies and pass-through expenses in the amount of $0.385 million. Biovest intends to seek the dismissal of this litigation and plan to defend these claims vigorously. Upon the filing of Biovest’s Chapter 11 petition on November 10, 2008, this litigation was automatically stayed pursuant to provisions of federal bankruptcy law. The Company anticipates that the claims involved in this litigation will be contested and resolved by the Bankruptcy Court as part of an objection to claim which the Company expects to file shortly.

Other proceedings

Further, from time to time the Company is subject to various legal proceedings in the normal course of business, some of which are covered by insurance.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

18. Commitments and contingencies (continued):

Employment agreements:

During the year ended September 30, 2011, the Company had no employment agreements with its officers and executives.

Facility leases:

The Company leases approximately 7,400 square feet of office space in Tampa, Florida, which is the Company’s principal executive office and administrative office. The Company also shares this office space with its subsidiaries. The lease will expire on September 30, 2014 is cancelable by either party with 120 days prior notice.

The Company’s wholly-owned subsidiary, Analytica, leases approximately 4,000 square feet of office space, located at 24 West 40th Street, New York, New York 10018 (the “New York Lease”) and office space located at Meeraner Platz 1, 79539 Lorrach, Germany, which is occupied by Analytica’s employees in Germany (the “Germany Lease”). The Germany Lease will expire on September 30, 2012. On December 15, 2011, the Company closed on the definitive agreement selling substantially all of the assets and business of Analytica, which upon closing will result in the the assignment and assumption of the New York and Germany Leases to a third-party (see Note 21 Subsequent Events). Rent expense under the New York and Germany Leases for the years ended September 30, 2011 and 2010 was approximately $0.3 million for each year. Future lease payments through the December 15, 2011, sale of assets and business and assignment of the New York and Germany Leases to the purchaser are approximately, $0.06 million.

The Company’s majority-owned subsidiary, Biovest, leases approximately 35,000 square feet in Minneapolis (Coon Rapids), Minnesota, which Biovest uses for offices, a laboratory, manufacturing, and warehousing areas to support the production of perfusion cell culture equipment, and contract cell culture services. On December 2, 2010, Biovest entered into a lease agreement (the “Biovest Lease”) for approximately 35,000 square feet facility in Minneapolis (Coon Rapids), Minnesota, which is used for offices, a laboratory, manufacturing, and warehousing areas to support the production of perfusion cell culture equipment and contract cell culture services. The Biovest Lease has a ten year term and provides for certain improvements to the facility, which have been financed and performed principally by the landlord, as well as through government grant loans from city and state agencies in Minnesota. These improvements, which were completed as of September 30, 2011, include the construction of a good manufacturing practices (“GMP”) vaccine manufacturing space. Total rent payments for years 1-5 under the Biovest Lease will be $0.43 million per year. Total rent payments for years 6-10 under the Biovest Lease will be $0.5 million per year. Biovest also has the right to extend the term of the Biovest Lease for two additional five year periods at the greater of base rent in effect at the end of the ten (10) year initial lease term, or market rates in effect at the end of the ten year initial lease term. Rent expense for the years ended September 30, 2011 and 2010, under the Lease was approximately, $0.3 million for each year.

The Company plans to continue to evaluate its requirements for facilities during fiscal 2012. The Company anticipates that as its development of Cyrevia™ and/or BiovaxID® advances and as the Company prepares for the future commercialization of these products the Company’s facilities requirements will continue to change on an ongoing basis.

Cooperative Research and Development Agreement:

In September 2001, Biovest entered into a definitive cooperative research and development agreement (“CRADA”) with the National Cancer Institute (“NCI”) for the development and ultimate commercialization of patient-specific vaccines for the treatment of non-Hodgkin’s low-grade follicular lymphoma. The terms of the CRADA, as amended, included, among other things, a requirement to pay $0.5 million quarterly to NCI for expenses incurred in connection with the ongoing Phase 3 clinical trials. Since the transfer to Biovest of the IND for development of this vaccine, which occurred in April 2004, these payments to NCI have been reduced to a small fraction of this original obligation (approximately $0.2 million per year). Under the terms of the CRADA, Biovest is obligated to continue to provide vaccine to the NCI at no charge for purposes of the NCI’s studies that are within the scope of the CRADA if Biovest were to abandon work on the vaccine.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

18. Commitments and contingencies (continued):

Stanford University:

In September 2004, Biovest entered into an agreement with Stanford University (“Stanford”) providing for worldwide rights to use two proprietary hybridoma cell lines, that are used in the production of the BiovaxID® vaccine. These are the same cell lines that been used by researchers at Stanford and the NCI to perform their studies of the hybridoma idiotype vaccine in non-Hodgkins Lymphoma. This agreement gives Biovest exclusivity to this cell line through 2019 in the fields of B-cell and T-cell cancers, and it provides non-exclusive rights in such fields of use at all times thereafter. The agreement also gives Biovest the right to sublicense or transfer the licensed biological materials to collaborators in the licensed fields. Under the agreement with Stanford, Biovest is obligated to pay Stanford an up-front license fee of $15,000 within 30 days following the execution of the agreement, and an annual maintenance fee of $10,000 thereafter. If BiovaxID is approved by the FDA, the agreement provides for a $0.1 million payment to Stanford upon approval, and following approval, Stanford will receive a royalty of the greater of $50 per patient or 0.05% of the amount received by us for each BiovaxID patient treated using this cell line. This running royalty will be creditable against the yearly maintenance fee. The agreement with Stanford obligates Biovest to diligently develop, manufacture, market, and sell BiovaxID and to provide progress reports to Stanford regarding these activities. Biovest can terminate this agreement at any time upon 30 days prior written notice, and Stanford can terminate the agreement upon a breach of the agreement by Biovest that remains uncured for 30 days after written notice of the breach from Stanford.

Food and Drug Administration:

The FDA has extensive regulatory authority over biopharmaceutical products (drugs and biological products), manufacturing protocols and procedures and the facilities in which mammalian proteins will be manufactured. Any new bioproduct intended for use in humans (including, to a somewhat lesser degree, in vivo biodiagnostic products), is subject to rigorous testing requirements imposed by the FDA with respect to product efficacy and safety, possible toxicity and side effects. FDA approval for the use of new bioproducts (which can never be assured) requires several rounds of extensive preclinical testing and clinical investigations conducted by the sponsoring pharmaceutical company prior to sale and use of the product. At each stage, the approvals granted by the FDA include the manufacturing process utilized to produce the product. Accordingly, Biovest’s cell culture systems used for the production of therapeutic or biotherapeutic products are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act, as amended.

Product liability:

The contract production services for therapeutic products offered exposes an inherent risk of liability as the proteins or other substances manufactured, at the request and to the specifications of customers, could foreseeably cause adverse effects. The Company obtains agreements from contract production customers indemnifying and defending the Company from any potential liability arising from such risk. There can be no assurance, however, that the Company will be successful in obtaining such agreements in the future or that such indemnification agreements will adequately protect the Company against potential claims relating to such contract production services. The Company may also be exposed to potential product liability claims by users of its products. A successful partial or completely uninsured claim against the Company could have a material adverse effect on the Company’s operations.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

18. Commitments and contingencies (continued):

Royalty agreements:

On the Biovest Effective Date, the Company, Biovest, and Laurus/Valens entered into several agreements, whereby the Company terminated and cancelled all of its royalty interest and Laurus/Valens reduced its royalty interest in BiovaxID® and Biovest’s other biologic products. As a result of the foregoing agreements, the aggregate royalty obligation on BiovaxID and Biovest’s other biologic products was reduced from 35.25% to 6.30%. Additionally, Laurus/Valens’s aggregate royalty obligation on the AutovaxID® instrument was reduced from 3.0% to no obligation, including the elimination of the $7.5 million minimum royalty obligation.

Below is the detail of the royalty obligations, following the Biovest Effective Date:

•	With respect to BiovaxID® and other biologic products

•

Accentia. The Royalty Agreement by and between Biovest and the Company, dated as of October 31, 2006, as amended, was terminated, which resulted in the cancellation of all royalty interest of the Company in Biovest’s biologic products. Under the Royalty Agreement, the Company had a 15.5% royalty interest in the gross revenue of Biovest’s biologic products including BiovaxID, as defined in the agreement after allowing for the 4.00% royalty assigned by the Company to Laurus/Valens pursuant to the four (4) separate Assignments of Rights Under Royalty Agreements, each dated as of June 18, 2008, by and among the Company, Biovest, Erato Corp., Valens U.S., Valens I, and PSource, as amended, modified or supplemented thereafter in accordance with their terms; and

•

Laurus/Valens. (i) The Royalty Agreement by and between Biovest and Valens II dated October 30, 2007; (ii) the Royalty Agreement by and between Biovest and Valens II dated December 10, 2007, as amended by a letter agreement dated May 30, 2008; (iii) the Royalty Agreement by and between Biovest and Valens U.S. dated October 30, 2007; and (iv) the Royalty Agreement by and between Biovest and Valens U.S. dated December 10, 2007 were all terminated.

•	With respect to AutovaxID®

•

The previously granted royalty equal to three percent (3%) of world-wide net sales (i.e., gross receipts from the world-wide sales of the automated cell and biologic production instrument known as AutovaxID manufactured by Biovest (the “AutovaxID Instruments”) less any rebates, returns and discounts) of AutovaxID Instruments for a period of five (5) years through May 31, 2012, granted to Laurus by Biovest and AutovaxID, Inc. in a letter agreement dated March 19, 2007, was terminated (including the guaranteed minimum royalty in the amount of $7.5 million remaining under such royalty).

Sublicense agreement with related party:

On February 27, 2007, the Company entered into a perpetual sublicense agreement (the “Cyrevia Sublicense”) with Revimmune, LLC, which is affiliated with one of the Company’s directors and shareholders. Revimmune, LLC holds the exclusive license for the technology from Johns Hopkins University (the “JHU License”). Under the Cyrevia Sublicense, the Company was granted the exclusive world-wide rights to develop, market, and commercialize the Company’s Cyrevia™ therapy (High-Dose Pulsed Cytoxan) to treat MS and certain other autoimmune diseases.

Other material terms and conditions of the Cyrevia Sublicense are as follows:

•

The Company assumed certain future development, milestone and minimum royalty obligations of Revimmune, LLC under the JHU License. In connection with the Cyrevia Sublicense, the Company did not pay an upfront fee or reimbursement of expenses. The Company also agreed to pay to Revimmune, LLC a royalty of 4% on net sales, and in the event of a sublicense, to pay 10% of net proceeds received from any such sublicense to Revimmune, LLC.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

18. Commitments and contingencies (continued):

Sublicense agreement with related party (continued):

Other material terms and conditions of the Cyrevia Sublicense are as follows (continued):

•

Upon the approval of the sublicensed treatment in the U.S. for each autoimmune disease, the Company is required to issue to Revimmune, LLC vested warrants to purchase 0.8 million shares of the Company’s common stock. The warrant which will be granted at the approval of the first sublicensed product will have an exercise price of $8 per share and any subsequent warrant to be issued will have an exercise price equal to the average of the volume weighted average closing prices of the Company’s common stock during the ten (10) trading days immediately prior to the grant of such warrant.

•	The Company will be responsible, at its sole cost and expense, for the development, clinical trial(s), promotion, marketing, sales and commercialization of the licensed products.

•

The Company has assumed the cost and responsibility for patent prosecution as provided in the license between Revimmune, LLC and JHU to the extent that the claims actually and directly relate to sublicensed products.

Baxter Corporation Agreement:

To facilitate the Company’s development and commercialization of Cyrevia™, effective on November 29, 2010, the Company entered into an agreement (the “Baxter Agreement”) with Baxter Healthcare Corporation (“Baxter”), making Baxter the Company’s exclusive source of cyclophosphamide under an agreed-upon price structure. The Company believes that Baxter is the only current good manufacturing practice (“cGMP”) manufacturer approved in the U.S. by the FDA of injectable/infusion cyclophosphamide (under the brand name, Cytoxan) used in the U.S. as referenced in the FDA Orange Book. Cytoxan is the active drug used in Cyrevia™ therapy, the Company’s proprietary system-of-care being developed for the treatment of a broad range of autoimmune diseases. The Baxter Agreement grants the Company the exclusive right to use Baxter’s regulatory file and drug history (“Drug Master File”) for Cytoxan, which the Company’s believes will advance the Company’s planned clinical trials and anticipated communications with the FDA.

The Baxter Agreement requires the Company to make quarterly payments to Baxter, in connection with net sales of products for the designated autoimmune indications, including without limitation any sales by subdistributors. Such quarterly payments will be calculated as 2.5% of sales of products sold by the Company incorporating Cytoxan. The Baxter Agreement also secures for the Company the exclusive right to purchase Baxter’s Cytoxan for the treatment of various autoimmune diseases, including autoimmune hemolytic anemia, multiple sclerosis, systemic sclerosis and the prevention of graft-versus-host disease following bone marrow transplantin connection with the designated autoimmune disease indications. Additionally, the Baxter Agreement designates Baxter as the Company’s sole source of supply of cyclophosphamide for Cyrevia.

The initial term of the Baxter Agreement commenced on November 29, 2010 and will continue until the earlier of (a) the date that is five years following the first arms’ length commercial sale by the Company to a third party of products incorporating cyclophosphamide for an indication within the exclusive clinical field defined in the Baxter Agreement and (b) November 29, 2020. Upon the expiration of the initial term, the Baxter Agreement will be automatically renewed for successive two year periods unless either party terminates the Baxter Agreement upon at least twelve months written notice prior to the relevant termination date. The Baxter Agreement is subject to early termination by Baxter for various reasons, including a material breach of the Baxter Agreement by the Company, a change in control of the Company, the failure of the Company to file an IND within 24 months of the date of the Baxter Agreement for a product within the scope of the Company’s exclusivity under the Baxter Agreement, or the Company does not make its first commercial sale of such a product within six years of the date the first clinical trial patient is dosed with Cytoxan.

19. Variable Interest Entities:

Revimmune, LLC

Although, the Company does not have an equity interest in Revimmune, LLC, the Company has the controlling financial interest of Revimmune, LLC, because of the Cyrevia Sublicense between the parties and is considered the primary beneficiary, and therefore, the financial statements of Revimmune, LLC have been consolidated with the Company as of February 27, 2007 and through September 30, 2011. As of September 30, 2011, Revimmune, LLC’s assets and equity were approximately $28,000. The Company had no non-controlling interest in earnings from Revimmune, LLC for the year ended September 30, 2011.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

20. Pro Forma Results:

As discussed below in Note 21 Subsequent Event, the Company entered into an agreement on October 31, 2011 to sell substantially all of Analytica’s assets. The effect on the September 30, 2011 results would be as follows: total assets would increase approximately $0.3 million from $5.9 million to $6.2 million to reflect the sale of unbilled receivables, intangibles, and other assets of approximately $1.8 million with an increase to Earnout Receivable of $1.5 million and Prepaid Research – Receivable of $0.6 million; total liabilities would decrease approximately $4.3 million from $93.0 million to $88.7 million to reflect the payment of $4.0 million on the Laurus/Valens Note as well as the sale of deferred revenue and other liabilities; shareholders’ equity would increase approximately $4.6 million from the net gain on sale of assets including the revenue from the first Earnout Payment as defined below, for which the Company feels reasonably assured that the conditions to will be met on March 31, 2012.

21. Subsequent Events:

Analytica Asset Purchase Agreement

Upon satisfaction of all conditions, on December 15, 2011, the Company, Analytica, LA-SER Alpha Group Sarl (“LA-SER”), and Analytica LA-SER International, Inc., a wholly-owned subsidiary of LA-SER (“Newcorp” and collectively with LA-SER, the “Purchaser”) closed on a definitive agreement (the “Purchase Agreement”) relating to the sale of substantially all of Analytica’s assets and business to the Purchaser for a maximum aggregate purchase price of up to $10 million, consisting of fixed and contingent payments. As part of the maximum aggregate purchase price payable by the Purchaser to Analytica, the Purchaser agreed to grant to Analytica, at no additional consideration, up to $0.6 million worth of research services as requested by the Company to support the Company’s ongoing biotech activities.

To facilitate the closing of the Purchase Agreement (the “Closing”), Analytica and the Company did the following:

(1)	Obtained an order of the Bankruptcy Court, authorizing the Purchase Agreement and the sale and conveyance of Analytica’s assets and business;

(2)	Obtained all third party consents required for the assignment of the transferred contracts and the subleases of Analytica’s New York and Germany Leases;

(3)	Filed an amendment to Analytica’s Articles of Incorporation changing its name; and

(4)	Closed an agreement with Laurus/Valens that, inter alia, terminates and releases all of Laurus/Valens’ claims, liens and security interests on Analytica’s assets and business to be sold to the Purchaser.

In consideration for the sale of the assets and business, the Purchaser paid $4 million (the “Upfront Purchase Price”) for the benefit of the Company directly to an agent of Laurus/Valens. In addition to the Upfront Purchase Price, the Purchaser will pay to Analytica additional earnout consideration (the “Earnout”), up to $6 million, based on Newcorp’s operations following the Closing, to be paid as follows:

(1)

On March 31, 2012, the Purchaser will pay an amount, up to $1.5 million (the “1st Earnout Payment”), to Analytica, based upon a formula involving the aggregate gross revenue of Newcorp from December 15, 2011 through March 31, 2012, as well as the aggregate backlog of Newcorp’s business as of March 31, 2012;

(2)

The Purchaser will pay up to $4.5 million (the “2nd Earnout Payment”) to Analytica. The amount of the 2nd Earnout Payment will be calculated based upon a multiple of Newcorp’s EBITDA for specified periods, with certain adjustments for payments made previously (including the Upfront Purchase Price plus the 1st Earnout Payment plus the amount of research services actually acquired by Analytica pursuant to the Purchase Agreement (up to $0.6 million)). If the 1st Earnout Payment is less than $1.5 million, the maximum amount of the 2nd Earnout Payment will be increased by an amount equal to the difference between $1.5 million and the actual 1st Earnout Payment; and

(3)

The Purchaser may, on or before March 31, 2012, elect to reduce the maximum amount of the 2nd Earnout Payment from $4.5 million to $3 million by paying such amount in full on or before June 30, 2012. Upon such payment, the Purchaser will not be obligated to make any further earnout payments, including the 2nd Earnout Payment.

Pursuant to the Purchase Agreement, the Company and Analytica agreed that, for five (5) years following December 15, 2011, neither the Company, Analytica nor their subsidiaries or affiliates will engage, directly or indirectly, in the healthcare consulting business, nor will they employ any of Anaytica’s pre-Closing employees or representatives.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

21. Subsequent Events:

Agreement with Laurus/Valens

In connection with Analytica Asset Purchase Agreement (as described above), the Company entered into an agreement with LV Administrative Services, Inc. (“LV”), as agent for and on behalf of Laurus/Valens (the “Lender Agreement”), whereby Laurus/Valens, conditioned upon receipt of the Upfront Purchase Price in an amount of a minimum of $4 million: (1) consented to the transactions contemplated by the Purchase Agreement and released all liens and security interests on Analytica’s assets to be sold to the Purchaser; (2) waived any right to any of the Earnout payable pursuant to the Purchase Agreement; (3) extended the maturity date of the Company’s Laurus/Valens Term Notes from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively; and (4) modified the obligation set forth in the Term Notes that previously required the Company to pay thirty percent (30%) of any capital raised by the Company to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes. As a result, if the Company completes a capital raise prior to March 31, 2012, the Company will not be required to use the proceeds from such capital raise towards the prepayment of the Laurus/Valens Term Notes, unless such capital raise exceeds $5 million of net proceeds.

Appointment and election of certain officers and directors

Effective as of December 20, 2011, Samuel S. Duffey, Esq., was appointed to serve in the position of Chief Executive Officer, in addition to continuing his responsibilities as the Company’s President and General Counsel. Mr. Duffey was also designated to serve as the Company’s Principal Executive Officer in connection with dealings with the Company’s independent audit firm and filings with the SEC.

Effective as of December 20, 2011, Francis E. O’Donnell, Jr., M.D. was appointed by the Board of Directors to serve in the position of Executive Chairman of the Board.

Accentia Biopharmaceuticals, Inc.

INDEX TO (UNAUDITED) DECEMBER 31, 2011 FINANCIAL STATEMENTS

Accentia Biopharmaceuticals, Inc. and Subsidiaries Condensed Consolidated Financial Statements (unaudited)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2011 (Unaudited)	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 297,032	$ 420,540
Accounts receivable:
Trade, net of allowance for doubtful accounts of $8,000 at December 31, 2011 and September 30, 2011	1,228,878	1,322,507
Other	1,500,000	—
Inventories	598,902	531,999
Unbilled receivables	91,648	—
Due from related parties	34,922	22,750
Deferred finance costs	78,782	108,326
Prepaid expenses and other current assets	263,544	171,230
Current assets of discontinued operations	—	289,945

Total current assets	4,093,708	2,867,297

Intangible assets	11,012	13,214
Furniture, equipment and leasehold improvements, net	858,496	796,238
Other assets	672,028	692,663
Non-current assets of discontinued operations	—	1,544,602

	$5,635,244	$5,914,014

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Continued)

	December 31, 2011 (Unaudited)	September 30, 2011
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of convertible long-term debt	$ 23,462,367	$ 16,552,623
Current maturities of convertible promissory notes, related party	694,096	—
Current maturities of other long-term debt	23,480,695	3,679,852
Accounts payable	1,286,524	863,294
Accrued expenses	1,128,507	499,463
Accrued interest	2,495,479	478,856
Reserve for unresolved claims	5,711,690	6,155,506
Unearned revenues	1,095	—
Customer deposits	146,209	115,554
Derivative liabilities	2,138,690	2,583,478
Current liabilities of discontinued operations	—	340,000

Total current liabilities	60,545,352	31,268,626

Long-term convertible debt, net of current maturities	6,859,588	14,713,745
Convertible promissory notes, related party	1,458,621	1,223,154
Other long-term debt, net of current maturities	18,911,827	42,264,453
Long-term accrued interest	2,206,340	3,503,149
Other liabilities	68,353	—

Total liabilities	90,050,081	92,973,127

Commitments and contingencies (Note 13)	—	—

Stockholders’ deficit:
Common stock, $0.001 par value; 300,000,000 shares authorized; 76,786,512 shares issued and 75,238,376 outstanding at December 31, 2011; and 74,732,534 shares issued and 73,184,398 shares outstanding at September 30, 2011	76,787	74,733
Treasury stock, 1,548,136 shares, December 31, 2011 and September 30, 2011	(1,496,417)	(1,496,417)
Additional paid-in capital	262,721,416	260,730,525
Accumulated deficit	(332,634,102)	(333,870,254)

Total stockholders’ deficit attributable to Accentia Biopharmaceuticals, Inc.	(71,332,316)	(74,561,413)
Non-controlling interests	(13,082,521)	(12,497,700)

Total stockholders’ deficit	(84,414,837)	(87,059,113)

Total liabilities and stockholders’ deficit	$ 5,635,244	$ 5,914,014

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended December 31,
	2011	2010
Net sales:
Products	$846,322	$307,825
Services	217,120	284,496
Grant revenue	169,292	319,667

Total net sales	1,232,734	911,988

Cost of sales:
Products	431,300	245,488
Services	208,279	236,471
Grants	—	72,011

Total cost of sales (exclusive of amortization of acquired product rights)	639,579	553,970

Gross margin	593,155	358,018

Operating expenses:
Research and development	961,665	293,799
Sales and marketing	27,054	25,983
General and administrative	1,002,768	12,200,442

Total operating expenses	1,991,487	12,520,224

Operating loss	(1,398,332)	(12,162,206)
Other (expense) income:
Interest expense	(1,951,739)	(2,391,771)
Derivative gain (loss)	417,975	(4,073,380)
Other (expense) income	(2,063)	3,510

Loss before reorganization items, non-controlling interest from variable interest entities, discontinued operations and income taxes	(2,934,159)	(18,623,847)
Reorganization items:
Gain on reorganization	221,581	11,375,530
Professional fees	(36,900)	(357,059)

	184,681	11,018,471
Loss before discontinued operations, income taxes, and non-controlling interest	(2,749,478)	(7,605,376)

Discontinued operations:
Income from discontinued operations, including gain from sale of assets	3,849,780	145,004
Income tax expense	(439,801)	—

	3,409,979	145,004

Income (loss) before income taxes and non-controlling interest	660,501	(7,460,372)
Income taxes	—	—

Net income (loss)	660,501	(7,460,372)
Loss from non-controlling interest from variable interest entities and subsidiary	575,651	2,479,837

Net income (loss) attributable to common shareholders	$1,236,152	$(4,980,535)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Continued)

	For the Three Months Ended December 31,
	2011	2010

Per share amounts, basic and diluted:
Loss from continuing operations	$(0.04)	$(0.12)
Income from discontinued operations	0.05	—
Income (loss) attributable to common stockholders per common share	$0.02	$(0.08)

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

THREE MONTHS ENDED DECEMBER 31, 2011

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Non-Controlling Interest	Total
Balances, October 1, 2011	74,732,534	$74,733	$ 260,730,525	$(1,496,417)	$(333,870,254)	$(12,497,700)	$ (87,059,113)
Share-based compensation	—	—	127,884	—	—	—	127,884
Reclassification of beneficial conversion feature to equity, Accentia	—	—	294,117	—	—	—	294,117
Biovest shares issued pursuant to reorganization plan	—	—	26,813	—	—	—	26,813
Accentia shares issued upon the conversion of promissory notes	1,853,433	1,853	847,134	—	—	—	848,987
Accentia shares issued for interest	200,545	201	65,006	—	—	—	65,207
Biovest shares issued upon the conversion of debt	—	—	271,606	—	—	—	271,606
Biovest shares issued for interest	—	—	24,220	—	—	—	24,220
Accentia owned Biovest shares tendered in payment of Accentia debt	—	—	324,941	—	—	—	324,941
Adjustment to non-controlling interest for change in ownership of majority-owned subsidiary	—	—	9,170	—	—	(9,170)	—
Net income (loss) for the period	—	—	—	—	1,236,152	(575,651)	660,501

Balances, December 31, 2011	76,786,512	$76,787	$262,721,416	$(1,496,417)	$(332,634,102)	$(13,082,521)	$(84,414,837)

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ending December 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$660,501	$(7,460,372)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	33,050	19,656
Amortization	95,948	114,698
Share-based compensation	127,884	10,848,592
Accretion of capitalized finance costs	29,544	764,484
Accretion of debt discounts	681,547	406,873
Derivative (gain) loss	(417,975)	4,073,380
Gain on the conversion of debt	—	(24,902)
Gain on the sale of assets, discontinued operations	(3,998,105)	—
Issuance of common stock shares for interest expense	89,427	313,407
Issuance of common stock warrants for finance costs	—	1,247,582
Issuance of common stock shares for services	—	40,500
Increase (decrease) in cash resulting from changes in:
Accounts receivable	93,629	147,664
Inventories	(66,903)	(12,261)
Unbilled receivables	(301,859)	(25,843)
Prepaid expenses and other current assets	(129,689)	(771,700)
Other assets	13,172	178,889
Assets from discontinued operations	436,956	(111,141)
Accounts payable	270,310	521,959
Accrued expenses	1,123,845	135,005
Unearned revenues	384,828	—
Customer deposits	30,655	(26,703)
Other liabilities	68,353	—
Liabilities from discontinued operations	(350,879)	19,246

Net cash flows from operating activities before reorganization items	(1,125,761)	10,399,013

Reorganization items:
Gain on reorganization plan	(221,581)	(11,375,530)
Decrease in accrued professional fees	—	(325,333)

	(221,581)	(11,700,863)

Net cash flows from operating activities	(1,347,342)	(1,301,850)

Cash flows from investing activities:
Acquisition of property, plant and equipment	(97,504)	(98,403)
Proceeds from the sale of assets	4,000,000	—

Net cash flows from investing activities	$3,902,496	$(98,403)

(Continued)

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Continued)

	For the Three Months Ending December 31,
	2011	2010
Cash flows from financing activities:
Proceeds from long-term convertible notes	$—	$7,000,000
Proceeds from notes payable, related party	1,000,000	250,000
Proceeds from the exercise of stock options	—	6,000

Payments on notes payable and long-term debt	(3,666,490)	(1,466,703)

Payment of deferred financing costs	—	(1,177,634)

Payments made from related party, net	(12,172)	(5,466)

Net cash flows from financing activities	(2,678,662)	4,606,197

Net change in cash and cash equivalents	(123,508)	3,205,944

Cash and cash equivalents at beginning of period	420,540	558,452

Cash and cash equivalents at end of period	$297,032	$3,764,396

Supplemental cash flow information:
Cash paid for Interest	$—	$—

Supplemental disclosure of non-cash financing activity:
Reclassification of derivative to equity	$—	$35,093,356
Reclassification of beneficial conversion feature, Accentia	294,117	—
Reclassification of beneficial conversion feature, Biovest	—	2,138,789
Accentia shares issued on the Effective Date upon the conversion of debt	—	12,573,463
Accentia shares issued for services	—	40,500
Accentia shares issued upon the conversion of promissory notes	848,987	75,908
Biovest shares issued on Effective Date upon the conversion of debt	—	6,631,156
Biovest shares issued upon the conversion of debt	271,606	12,573,463
Biovest shares issued upon the conversion of Exit Financing	—	60,195
Biovest shares issued pursuant to reorganization plan	26,813	—
Accentia owned Biovest shares tendered in payment of Accentia debt	$324,941	$—

The accompanying footnotes are an integral part of these condensed consolidated financial statements.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

1. Description of the company:

Headquartered in Tampa, Florida, Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”) (the “Company” or “Accentia”) is a biotechnology company that is developing Cyrevia™ (formerly named Revimmune™) as a comprehensive system of care for the treatment of autoimmune diseases. The Company is also developing the SinuNasal™ Lavage System as a medical device for the treatment of chronic sinusitis. Additionally, through the Company’s majority-owned subsidiary, Biovest International, Inc. (“Biovest”), the Company is developing BiovaxID®, as a personalized therapeutic cancer vaccine for the treatment of non-Hodgkin’s lymphoma (“NHL”), specifically, follicular lymphoma (“FL”), mantle cell lymphoma (“MCL”) and potentially other B-cell cancers and AutovaxID®, an instrument for the production of a broad range of patient-specific medicines, such as BiovaxID and potentially for various vaccines, including vaccines for influenza and other contagious diseases.

Cyrevia™ is being developed to treat various autoimmune diseases. Cyrevia’s active ingredient is cyclophosphamide, which is already approved by the Food and Drug Administration (“FDA”) to treat disorders other than autoimmunity. The Company is seeking to repurpose cyclophosphamide to treat autoimmune disease as part of a comprehensive system of care.

The SinuNasal™ Lavage System (“SinuNasal”) is being developed as a medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”), also sometimes referred to as chronic rhinosinusitis. SinuNasal is believed to provide benefit by delivering a proprietary buffered irrigation solution (patent pending) to mechanically flush the nasal passages to improve the symptoms of refractory post-surgical CS patients.

BiovaxID® is being developed by the Company’s majority-owned subsidiary, Biovest as an active immunotherapy to treat certain forms of lymphoma. BiovaxID has completed two Phase 2 clinical trials and one Phase 3 clinical trial.

AutovaxID® is automated cell culture production instrument being developed and commercialized by the Company’s majority owned subsidiary, Biovest for the production of cancer vaccines and other personalized medicines and potentially for a wide range of other vaccines.

From 1997 and until December 15, 2011, the Company’s wholly-owned subsidiary, Analytica International, Inc. (“Analytica”), conducted a global research and strategy consulting business that provided services to the pharmaceutical and biotechnology industries. On December 15, 2011, the Company closed on the sale of substantially all of the assets and business of Analytica to a third-party (Note 3), which included the name “Analytica International, Inc.” Accordingly, the Company changed the name of its subsidiary from Analytica International, Inc. to Accentia Biotech, Inc.

On November 10, 2008, the Company and its wholly-owned subsidiaries, Analytica, TEAMM Pharmaceuticals, Inc. d/b/a Accentia Pharmaceuticals (“TEAMM” or “Accentia Pharmaceuticals”), AccentRx, Inc. (“AccentRx”), and Accentia Specialty Pharmacy (“ASP”) (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, the Company filed its First Amended Joint Plan of Reorganization and on October 25, 2010, the Company filed its First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). The Company emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”). On the Effective Date and pursuant to the Plan, the Company’s subsidiaries, AccentRX and ASP were dissolved.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

2. Significant accounting policies and consolidation policy:

Basis of presentation:

The accompanying unaudited condensed consolidated financial statements have been derived from unaudited interim financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission for quarterly financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to those rules and regulation, although the Company believes that the disclosures made are adequate so that the information presented is not misleading. The condensed consolidated financial statements of the Company, in the opinion of management, include all normal and recurring adjustments necessary for a fair presentation of results as of the dates and for the periods covered by the condensed consolidated financial statements.

Operating results for the three months ended December 31, 2011 are not necessarily indicative of the results that may be expected for the entire fiscal year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

Principles of consolidation:

The Company consolidates all entities controlled by ownership of a majority interest and, effective February 27, 2007, has consolidated a variable interest entity of which the Company is the primary beneficiary. The unaudited condensed consolidated financial statements include the Company and its wholly-owned subsidiaries, Analytica and TEAMM; its majority-owned subsidiary, Biovest (and Biovest’s consolidated entities), and Revimmune, LLC, an entity in which the Company has a controlling financial interest and has been determined to be the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Accounting for reorganization proceedings:

Accounting Standards Codification (“ASC”) Topic 852-Reorganizations is applicable to companies in Chapter 11, does not change the manner in which consolidated financial statements are prepared. However, it does require that the consolidated financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations beginning in the quarter ending December 31, 2008. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statement of cash flows. The Company became subject to ASC Topic 852 on November 10, 2008, through its emergence from Chapter 11 protection on November 17, 2010. The Company has segregated those items as outlined above for all reporting periods between such dates.

Pursuant to the Plan, holders of existing voting shares of the Company’s common stock immediately before Plan confirmation received more than 50 percent of the voting shares of the emerging entity, thus the Company did not adopt fresh-start reporting upon emergence from Chapter 11. The Company instead followed the guidance as described in ASC 852-45-29 for entities which do not qualify for fresh-start reporting. Liabilities compromised by the Plan were stated at present values of amounts to be paid, and forgiveness of debt was reported as an extinguishment of debt and classified in accordance with ASC Topic 225.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

2. Significant accounting policies and consolidation policy (continued):

Financial instruments:

Financial instruments, as defined in ASC Topic 825, consist of cash, evidence of ownership in an entity and contracts that both: (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity and (ii) conveys to that second entity a contractual right: (a) to receive cash or another financial instrument from the first entity or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, the Company’s condensed consolidated financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities, notes payable, long-term debt, and derivative financial instruments.

The Company carries cash, accounts receivable, accounts payable, and accrued liabilities at historical costs. The respective estimated fair values approximate carrying values due to their current nature. The Company also carries notes payable and long-term debt at historical cost less discounts from warrants issued as loan financing costs; however, fair values of these debt instruments are estimated for disclosure purposes based upon the present value of the estimated cash flows at market interest rates applicable to similar instruments.

Derivative instruments - Fair value of financial assets and liabilities:

The Company measures the fair value of financial assets and liabilities in accordance with GAAP, which defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements.

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. GAAP also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. GAAP describes three levels of inputs that may be used to measure fair value:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 – inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The Company generally does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company and its consolidated subsidiaries have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. These instruments are required to be carried as derivative liabilities, at fair value.

The Company estimates fair values of all derivative instruments, such as free-standing warrants, and embedded conversion features utilizing Level 2 inputs (Note 11). The Company uses the Black-Scholes option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the Company’s trading market price and the trading market price of various peer companies, which have historically had high volatility. Since derivative financial instruments are initially and subsequently carried at fair value, the Company’s income will reflect the volatility in these estimate and assumption changes.

The Company reports its derivative liabilities at fair value on the accompanying condensed consolidated balance sheets as of December 31, 2011 and September 30, 2011.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

2. Significant accounting policies and consolidation policy (continued):

Grant revenue:

Grant revenue is the result of the Company and Biovest being awarded the Qualifying Therapeutic Discovery Program Grant from the federal government during 2011 and 2010. Grant revenue is recognized up to 50% of the reimbursable expenses incurred during 2011 and 2010 for Biovest and 2012 and 2011 for the Company.

Recent accounting pronouncements:

In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-08, Intangibles—Goodwill and Other (Topic 350), Testing Goodwill for Impairment (“ASU 2011-08”), to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU 2011-08 is effective for the Company beginning October 1, 2012, and earlier adoption is permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2011-08 on its condensed consolidated financial statements.

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”), to facilitate comparison of financial statements between those entities that prepare their statements on the basis of GAAP and those that prepare their statements on the basis of the International Financial Reporting Standards (“IFRS”) ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The amendment is effective for the Company beginning January 1, 2013 with retrospective application to all prior periods presented. The Company does not expect the adoption to have a material impact on its condensed consolidated financial statements.

3. Liquidity and management’s plans:

During the three months ended December 31, 2011, the Company had net income of $0.7 million. On December 31, 2011, the Company had an accumulated deficit of approximately $332.6 million and a working capital deficit of approximately $56.5 million. Cash and cash equivalents at December 31, 2011 was $0.3 million. The Company’s independent auditors issued a “going concern” uncertainty on the consolidated financial statements for the year ended September 30, 2011, citing significant losses and working capital deficits at that date, which raised substantial doubt about the Company’s ability to continue as a going concern.

Regulatory strategy and commercialization expenditures:

Cyrevia™

Prior studies of high-dose pulsed cyclophosphamide in the U.S. have been conducted at a limited number of large academic research hospitals and have featured non-uniform inclusion criteria and/or administration schedules. While the previous studies are important to the Company’s Cyrevia™ development plan, the studies are likely not sufficient to support regulatory approval.

In September 2007, the Company conducted an initial meeting with the FDA regarding its proposed design of a clinical trial in multiple sclerosis (“MS”) for Cyrevia. Since the Company’s initial meeting with the FDA, a number of studies utilizing high-dose pulsed cyclophosphamide in MS has reported follow-up data, which the Company expects will provide support and guide the design of future planned clinical trial(s). The Company intends to conduct follow-up pre-investigational new drug application(s) meetings with the FDA in calendar year 2012 with regards to discuss its planned clinical trial strategy and study protocol(s) for the treatment of MS, graft-versus-host disease following bone marrow transplant, systemic sclerosis and autoimmune hemolytic anemia. Based on the FDA’s input and the Company’s analyses of available data, the Company anticipates filing an investigational new drug application(s) (“IND”) under which the Company expects to conduct its planned clinical trials. Further, the Company plans to discuss with the FDA its plans for a Risk Evaluation and Mitigation Strategies (“REMS”), which the Company developed and mandated to accompany the treatment regime for Cyrevia.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Regulatory strategy and commercialization expenditures (continued):

BiovaxID®

Two Phase 2 clinical trials and one Phase 3 clinical trial have been completed studying BiovaxID for the indication of FL and MCL. Biovest is in the process of conducting clinical pre-filing discussions with domestic and international regulatory agencies to discuss the potential regulatory approval pathway for BiovaxID.

Biovest is focusing on its plans to seek regulatory approval for BiovaxID for the treatment of FL and these clinical pre-filing regulatory agency meetings are anticipated to confirm the next steps and requirements in the regulatory process. In preparing for these regulatory meetings, Biovest is continuing its analyses of the data available from its Phase 2 and Phase 3 clinical trials, so that Biovest can have as comprehensive as possible discussions regarding the safety and efficacy results for BiovaxID. In addition, Biovest continues to advance its efforts to comply with various regulatory validations and comparability requirements related to Biovest’s manufacturing process and facility. Biovest also anticipates conducting separate discussions with various regulatory agencies regarding regulatory approval for BiovaxID for the treatment of MCL and Waldenstrom’s Macroglobulinemia, a rare B-cell subtype of non-Hodgkin’s lymphoma.

Accelerated or conditional approval may require Biovest to perform additional clinical studies as a condition to continued marketing of BiovaxID. Accordingly, should Biovest receive accelerated and/or conditional approval, clinical trial activities and related expenses may return to the levels experienced in periods prior to the application for conditional approval until any such clinical trial activity is completed. There can be no assurances that Biovest will receive accelerated or conditional approval. Biovest’s ability to timely access required financing will continue to be essential to support the ongoing commercialization efforts.

SinuNasal™ Lavage System

The Company believes that SinuNasal should be regulated by the Center for Devices and Radiological Health as a prescription medical device for the treatment of patients with refractory, post-surgical chronic sinusitis (“CS”). However, in April 2010, the Office of Combination Products (“OCP”) within the FDA ruled that SinuNasal is not a medical device, but rather, is a combination product with a drug primary mode of action requiring regulation by the Center for Drug Evaluation and Research. The effect of this OCP determination is to subject SinuNasal to regulatory requirements as a drug product, likely including submission of a new drug application (“NDA”), typically a much more difficult, lengthy, and expensive pathway to market as compared to clearance or approval of a medical device. In July 2010, after the OCP reconsidered and affirmed its decision, the Company appealed the ruling to a higher office within the FDA that supervises the OCP. In March 2011, the Company presented written and oral argument in connection with an appeal meeting that SinuNasal’s mechanical mode of action meets the definition of a medical device and that it is not a combination product or, if it is, that the device mode of action is primary. On December 1, 2011, FDA issued its decision upholding the ruling of the OCP. The Company is now considering options such as commencing a lawsuit against the FDA seeking reversal of the OCP ruling and FDA’s affirmation of that decision. There can be no assurance, however, as to the final outcome. Pending such determination, the Company is unable to determine the next potential development and/or regulatory steps to advance the Company’s SinuNasal product. If the litigation is not successful, the Company’s potential future development and commercialization plans for SinuNasal will require greater expense and a longer timeline than would have been the case if device regulation applied, possibly resulting in discontinuation of the project altogether.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Analytica Asset Purchase Agreement:

Upon satisfaction of all conditions, on December 15, 2011, the Company, Analytica, LA-SER Alpha Group Sarl (“LA-SER”), and Analytica LA-SER International, Inc., a wholly-owned subsidiary of LA-SER (“Newcorp” and collectively with LA-SER, the “Purchaser”) closed on a definitive agreement (the “Purchase Agreement”) relating to the sale of substantially all of Analytica’s assets and business to the Purchaser for a maximum aggregate purchase price of up to $10.0 million, consisting of fixed and contingent payments. As part of the maximum aggregate purchase price payable by the Purchaser to Analytica, the Purchaser agreed to grant to Analytica, at no additional consideration, up to $0.6 million worth of research services as requested by the Company to support the Company’s ongoing biotechnology activities.

To facilitate the closing of the Purchase Agreement (the “Closing”), Analytica and the Company did the following:

(1)	Obtained an order of the Bankruptcy Court, authorizing the Purchase Agreement and the sale and conveyance of Analytica’s assets and business;

(2)	Obtained all third party consents required for the assignment of the transferred contracts and the subleases of Analytica’s New York and Germany Leases;

(3)	Filed an amendment to Analytica’s Articles of Incorporation changing its name from Analytica International, Inc. to Accentia Biotech, Inc.; and

(4)	Closed an agreement with Laurus/Valens (discussed below) that, inter alia, terminates and releases all of Laurus/Valens’ claims, liens and security interests on Analytica’s assets and business to be sold to the Purchaser.

In consideration for the sale of the assets and business, the Purchaser paid $4 million (the “Upfront Purchase Price”) for the benefit of the Company directly to an agent of Laurus/Valens. In addition to the Upfront Purchase Price, the Purchaser will pay to Analytica additional earnout consideration (the “Earnout”), up to $6 million, based on Newcorp’s operations following the Closing, to be paid as follows:

(1)

On March 31, 2012, the Purchaser will pay an amount, up to $1.5 million (the “1st Earnout Payment”), to Analytica, based upon a formula involving the aggregate gross revenue of Newcorp from December 15, 2011 through March 31, 2012, as well as the aggregate backlog of Newcorp’s business as of March 31, 2012;

(2)

The Purchaser will pay up to $4.5 million (the “2nd Earnout Payment”) to Analytica. The amount of the 2nd Earnout Payment will be calculated based upon a multiple of Newcorp’s EBITDA for specified periods, with certain adjustments for payments made previously (including the Upfront Purchase Price plus the 1st Earnout Payment plus the amount of research services actually acquired by Analytica pursuant to the Purchase Agreement (up to $0.6 million)). If the 1st Earnout Payment is less than $1.5 million, the maximum amount of the 2nd Earnout Payment will be increased by an amount equal to the difference between $1.5 million and the actual 1st Earnout Payment; and

(3)

The Purchaser may, on or before March 31, 2012, elect to reduce the maximum amount of the 2nd Earnout Payment from $4.5 million to $3.0 million by paying such amount in full on or before June 30, 2012. Upon such payment, the Purchaser will not be obligated to make any further earnout payments, including the 2nd Earnout Payment.

Pursuant to the Purchase Agreement, the Company and Analytica agreed that, for five (5) years following the Closing, neither the Company, Analytica nor their subsidiaries or affiliates will engage, directly or indirectly, in the healthcare consulting business, nor will they employ any of Analytica’s pre-Closing employees or representatives.

The sale of the assets and business of Analytica resulted in a gain of approximately $4.0 million during the quarter ended December 31, 2011. The initial proceeds of $4.0 million along with the 1st Earnout Payment of $1.5 million expected to be received on March 31, 2011 were used to calculate the gain. Accrued taxes of $0.4 million were recorded for estimated state and local taxes associated with the gain on this transaction.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Corps Real-Accentia:

On June 13, 2011, the Company entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to the Company in the maximum amount of $4.0 million. The Company executed a secured promissory note, in the maximum principal amount of $4.0 million (the “Accentia Corps Real Note”), under which Corps Real advanced $1.0 million to the Company on each of June 13, 2011, August 1, 2011 and November 15, 2011. Corps Real advanced an additional $1.0 million to the Company on January 15, 2012. The Accentia Corps Real Note will mature on June 13, 2016, at which time all indebtedness under the Accentia Corps Real Note will be due and payable. Interest on the outstanding principal amount of the Accentia Corps Real Note accrues and is payable at a fixed rate of five percent (5%) per annum. Interest began accruing on June 13, 2011 and is payable on a quarterly basis in arrears (as to the principal amount then outstanding). The Company also entered into a security agreement with Corps Real (the “Security Agreement”). Under the Security Agreement, the Accentia Corps Real Note is secured by a first security interest in (a) 12.0 million shares of Biovest common stock owned by the Company, (b) all of the Company’s contractual rights pertaining to the first product for which a NDA is filed containing BEMA Granisetron following the date of the Company’s December 30, 2009 settlement agreement with BioDelivery Sciences International, Inc (“BDSI”). As part of the convertible debt financing transaction, the Company issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of the Company’s common stock with an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like) with an expiration date of June 13, 2016.

Chapter 11 Plan of Reorganization:

On November 17, 2010 (the “Effective Date”), the Company successfully completed its reorganization and formally exited Chapter 11 as a fully restructured organization. Through the provisions of the Plan, the Company was able to restructure the majority of its debt into a combination of long-term notes and equity, while preserving common shares held by existing shareholders.

The following is a summary of certain material provisions of the Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Plan.

•

Laurus/Valens (Class 2): On the Effective Date, the Company issued to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”) (collectively, “Valens”), and LV Administrative Services, Inc., as administrative and collateral agent for Laurus, PSource, and Valens (“LV” and together with Laurus, PSource, Valens, and each of their respective affiliates, “Laurus/Valens”) security agreements and term notes in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in satisfaction of allowed claims prior to the Effective Date. Interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate). The Laurus/Valens Term Notes are secured by a lien on all of the Company’s assets, junior only to the liens granted under the Plan to holders of the Class 6 Plan Debentures (as defined below) and certain permitted liens. Also, the Company pledged to Laurus/Valens (a) all of the Company’s equity interests in Analytica and (b) 20,115,818 shares of Biovest common stock owned by the Company.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Chapter 11 Plan of Reorganization (continued):

•

Laurus/Valens (Class 2) (continued): On December 15, 2011, in connection with the Company’s sale of substantially all of the assets and business of Analytica, the Company entered into an agreement with Laurus/Valens, whereby Laurus/Valens, conditioned upon receipt of the upfront purchase price, as defined therein, in an amount of $4.0 million: (1) consented to the transactions contemplated by the purchase agreement pursuant to which we sold the assets and business of Analytica (the “Analytica Asset Purchase Agreement”), and released all liens and security interests on Analytica’s assets to be sold to the purchaser; (2) waived any right to any of the earnout payable pursuant to the Analytica Asset Purchase Agreement; (3) extended the maturity date of the Company’s Laurus/Valens Term Notes from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively; and (4) modified the obligation set forth in the Laurus/Valens Term Notes that previously required the Company to pay thirty percent (30%) of any capital raised by the Company to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes.

•

Credit Facility with Southwest Bank of St. Louis f/k/a Missouri State Bank (Class 3): On the Effective Date, the Company issued a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, the holder by assignment of the Company’s previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), in satisfaction of Southwest Bank’s approved pre-Effective Date secured claims. The Company is not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of the Company’s common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned by the Company. The Class 3 Plan Note matures on August 17, 2012 and interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time at a fixed rate of six percent (6%) per annum.

•

McKesson Corporation (Class 4): On the Effective Date, the Company issued a new promissory note in the original amount of $4,342,771 (the “Class 4 Plan Note”) to McKesson Corporation (“McKesson”) in satisfaction of McKesson’s approved pre-Effective Date secured claims. The Class 4 Plan Note is payable in cash in one installment on March 17, 2014 (unless earlier accelerated), and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of five percent (5%) per annum (with a ten percent (10%) per annum default rate) is due on such date. The Class 4 Plan Note is secured by a lien on 6,102,408 shares of Biovest common stock owned by the Company.

•

September 2006 Debentures and Warrants (Class 5): On the Effective Date, the Company issued, in satisfaction of the secured debentures dated September 29, 2006 outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original aggregate principal amount of $3,109,880. The Class 5 Plan Debentures mature on May 17, 2012. The Company may (but are not obligated to) pay the Class 5 Plan Debentures in cash, or the Company may elect to pay through the conversion of outstanding principal and accrued interest into shares of the Company’s common stock. Subject to certain conditions, the holders may elect to exchange amounts due pursuant to the Class 5 Plan Debentures for shares of Biovest common stock owned by the Company. Interest accrues and is payable on the outstanding principal amount under the Class 5 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum. On the Effective Date, the Company also executed and delivered warrants (the “Class 5 Plan Warrants”) to purchase up to 2,508,960 shares of the Company’s common stock or, subject to certain conditions, the holders may exercise by exchanging the Class 5 Plan Warrants for shares of Biovest common stock owned by the Company. The Class 5 Plan Warrants (a) have an exercise price of $1.50 per share (b) have an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 5 Plan Warrants. In connection with the Class 5 Plan Debentures and Class 5 Plan Warrants, the Company has pledged into an escrow account 14.4 million shares of the Biovest common stock held by the Company to be available to the holders (on a pro rata basis), to secure the repayment of the Class 5 Plan Debentures and the exercise of the Class 5 Plan Warrants. The pledge agreement provides that the total number of shares of Biovest common stock transferable by the Company to the holders of the Class 5 Plan Debentures, whether pursuant to the exchange of the Class 5 Plan Debentures or the exercise of the Class 5 Plan Warrants, may not exceed 14.4 million shares in the aggregate.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Chapter 11 Plan of Reorganization (continued):

•

February 2007 Notes and Warrants (Class 9): On the Effective Date, the Company issued, in satisfaction of the debentures dated February 28, 2007 outstanding prior to the Effective Date, new debentures (the “Class 9 Plan Debentures”) in the original aggregate principal amount of $19,109,554. The Company is not obligated to pay the Class 9 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock. The Class 9 Plan Debentures mature on November 17, 2012 (the “Class 9 Plan Debenture Maturity Date”) and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures. On the Effective Date, the Company also executed and delivered warrants (the “Class 9 Plan Warrants”) to purchase up to 3,154,612 shares of the Company’s common stock. The Class 9 Plan Warrants (a) have an exercise price of $1.50 per share, (b) have an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 9 Plan Warrants and the Plan.

•

January 2008 Notes and Warrants (Class 13): On the Effective Date, the Company issued, in satisfaction of the convertible preferred stock outstanding prior to the Effective Date, new promissory notes (the “Class 13 Plan Notes”) in the original aggregate principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 (the “Class 13 Plan Notes Maturity Date”), and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. The Company has the option, but have no obligation to pay the Class 13 Plan Notes in cash at maturity and instead may pay through the conversion by the holders into shares of the Company’s common stock. On the Effective Date, the Company also executed and delivered warrants (the “Class 13 Plan Warrants”) to purchase up to 1,072,840 shares of the Company’s common stock. The Class 13 Plan Warrants (a) have an exercise price of $1.50 per share, (b) have an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 13 Plan Warrants and the Plan.

•

June 2008 Debentures and Warrants (Class 6): On the Effective Date, the Company issued in satisfaction of the secured debentures dated June 17, 2008 outstanding prior to the Effective Date, new debentures (the “Class 6 Plan Debentures”) in the original aggregate principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest, at a fixed rate of eight and one-half percent (8.50%) per annum is due in cash on such date. Each of the Class 6 Plan Debentures is secured by a lien on certain of the Company’s assets. On the Effective Date, the Company also executed and delivered warrants (the “Class 6 Plan Warrants”) to purchase up to 2,979,496 shares of the Company’s common stock. The Class 6 Plan Warrants (a) have an exercise price of $1.50 per share, (b) have an expiration date of November 17, 2013, (c) can only be exercised for cash (no cashless exercise), and (d) are subject to certain call provisions set forth in the Class 6 Plan Warrants and the Plan.

•

Accentia Class 10 Plan Distributions: On the Effective Date, the Company became obligated to pay its unsecured creditors (holders of Class 10 claims under the Plan) approximately $2.4 million in cash (the “Class 10 Plan Distributions”). The Class 10 Plan Distributions mature on March 17, 2014, and the outstanding principal together with all accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 10 Plan Distributions at a fixed rate of five percent (5%) per annum.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

Biovest’s Chapter 11 Plan of Reorganization:

On November 17, 2010 (the “Biovest Effective Date”), Biovest emerged from Chapter 11 protection, and Biovest’s Plan of Reorganization (the “Biovest Plan”) became effective. In connection with its emergence from bankruptcy, Biovest entered into a $7.0 million exit financing with an accredited investor group. The exit financing provided Biovest with working capital for general corporate and research and development activities and provided Biovest with capital to meet its near-term obligations under the Biovest Plan.

The following is a summary of certain material provisions of the Biovest Plan. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Biovest Plan.

•

Exit Financing: On the Biovest Effective Date, Biovest issued secured convertible notes in the aggregate principal amount of $7.04 million to twelve accredited investors (the “Buyers”) along with two separate types of warrants to the investors. The Series A Warrants granted the right to purchase an aggregate of 8,733,096 shares of Biovest common stock at $1.20 per share and the Series B Warrants granted the investors the right to purchase 1,076,930 shares of Biovest common stock at $0.001 per share. On December 22, 2010, all of the Series B Exchange Warrants were exercised on a cashless basis and 1,075,622 shares of the Company’s common stock were issued to the Buyers.

•

Corps Real - Biovest: On the Biovest Effective Date, Biovest executed and delivered, in favor of Corps Real a secured convertible promissory note (the “Biovest Corps Real Note”) in an original principal amount equal to $2,291,560, which allows Biovest to draw up to an additional $0.9 million on the Biovest Corps Real Note. The Biovest Corps Real Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008. The Biovest Corps Real Note matures on November 17, 2012 and all principal and accrued but unpaid interest is due on such date. The Biovest Corps Real Note is secured by a first priority lien on all of Biovest’s assets.

•

Laurus/Valens Secured Claims: On the Biovest Effective Date, Biovest issued to Laurus/Valens two new term notes. One term note, in the original aggregate principal amount of $24.9 million, was issued in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term A Notes”). The Laurus/Valens Term A Notes mature on November 17, 2012. A second term note, in the original aggregate principal amount of $4.16 million, was also issued in compromise and satisfaction of secured claims prior to the Effective Date (the “Laurus/Valens Term B Notes”). The Laurus/Valens Term B Notes mature on November 17, 2013. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are secured by a lien on all of Biovest’s assets, junior only to the priority lien to Corps Real and to certain permitted liens. On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received from the Exit Financing (discussed above).

•

Plan Distributions to Unsecured Creditors (Class 8): On the Biovest Effective Date, Biovest became obligated to certain of its unsecured creditors approximately $2.7 million in cash together with interest at five percent (5%) per annum in one installment on March 27, 2014.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

3. Liquidity and management’s plans (continued):

The Qualifying Therapeutic Discovery Project:

On October 31, 2010, the Company and Biovest, separately received notices from the U.S. Internal Revenue Service (“IRS”) that the Company and Biovest were approved to receive a federal grant in the amount of approximately $0.24 million each under the Qualifying Therapeutic Discovery Project. The Qualifying Therapeutic Discovery Project tax credit is provided under new section 48D of the Internal Revenue Code enacted as part of the Patient Protection and Affordable Care Act of 2010. The credit is a tax benefit targeted to therapeutic discovery projects that show a reasonable potential to result in new therapies to treat areas of unmet medical need or prevent, detect or treat chronic or acute diseases and conditions, reduce the long-term growth of health care costs in the U.S., or significantly advance the goal of curing cancer within 30 years. Allocation of the credit will also take into consideration which projects show the greatest potential to create and sustain high-quality, high-paying U.S. jobs and to advance U.S. competitiveness in life, biological and medical sciences. The funds were awarded to support the advancement of Cyrevia™ and BiovaxID®.

Minneapolis (Coon Rapids), Minnesota Facility Lease:

On December 2, 2010, Biovest entered into a lease agreement (the “Lease”) with JMS Holdings, LLC (the “Landlord”) for continued use and occupancy of Biovest’s existing facility in Minneapolis (Coon Rapids), Minnesota. The Lease has an initial term of ten years, with provisions for extensions thereof, and will allow Biovest to continue and to expand its operations in the Minneapolis (Coon Rapids) facility which it has occupied for over 25 years. The Lease also contains provisions regarding a strategic collaboration whereby the Landlord, with cooperation in the form of loans from the City of Coon Rapids and the State of Minnesota, has agreed to construct certain improvements to the leased premises to allow Biovest to perform good manufacturing practices (“GMP”) manufacturing of biologic products in the Minneapolis (Coon Rapids) facility, with the costs of the construction to be amortized over the term of the Lease. In connection with this strategic agreement, Biovest issued to the Landlord a warrant (the “Warrant”) to purchase up to one million shares of Biovest common stock, vesting 60 days from the date of issuance, with an initial exercise price of $1.21 per share and a term of five years from the earlier to occur of (i) the date that the shares underlying the Warrant become registered (Biovest has agreed to file a registration statement including the shares underlying the Warrant within one year of the date of issuance) or (ii) the date that the shares become otherwise freely-tradable pursuant to Rule 144. Resale of the underlying shares is subject to restrictions pursuant to Rule 144 and certain agreed lock-up provisions.

Additional expected financing activity:

Management intends to attempt to meet its cash requirements through proceeds from its cell culture and instrument manufacturing activities, the use of cash on hand, trade vendor credit, short-term borrowings, debt and equity financings, and strategic transactions such as collaborations and licensing. The Company’s ability to continue present operations, pay its liabilities as they become due, and meet its obligations for vaccine development is dependent upon the Company’s ability to obtain significant external funding in the short term. Additional sources of funding have not been established; however, additional financing is currently being sought by the Company from a number of sources, including the sale of equity or debt securities, strategic collaborations, recognized research funding programs, as well as domestic and/or foreign licensing of the Company’s products. Management is currently in the process of exploring these various financing alternatives. There can be no assurance that the Company will be successful in securing such financing at acceptable terms, if at all. Accordingly, the Company’s ability to continue present operations, pay the Company’s existing liabilities as they become due, and the completion of the detailed analyses of the Company’s clinical trial is dependent upon its ability to obtain significant external funding in the near term, which raises substantial doubt about the Company’s ability to continue as a going concern. If adequate funds are not available from the foregoing sources in the near term, or if the Company determines it to otherwise be in the Company’s best interest, the Company may consider additional strategic financing options, including sales of assets, or the Company may be required to delay, reduce the scope of, or eliminate one or more of its research or development programs or curtail some or all of its commercialization efforts.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

4. Discontinued operations:

Disposition

On December 15, 2011, the Company closed on the definitive agreement selling substantially all of the assets and business of its wholly-owned subsidiary, Analytica.

The operating results for the three months ended December 31, 2011 and December 31, 2010 are reported as discontinued operations in the accompanying condensed consolidated statements of operations:

	For the Three Months Ended December 31,
	2011	2010
Net sales	$1,091,902	$1,149,832
Cost of sales	959,978	826,098

Gross margin	131,924	323,734
Operating expenses	280,534	185,264

Operating (loss) income	(148,610)	138,470
Gain on sale of assets	3,998,105	—
Other (expense) income	285	6,534

Income from discontinued operations	3,849,780	145,004
Income tax expense	(439,801)	—

	$3,409,979	$145,004

Account balances for September 30, 2011 are reported as discontinued operations in the accompanying condensed consolidated balance sheets:

September 30, 2011
Current assets:
Prepaid expenses	$ 64,365
Unbilled receivables	225,580

Total current assets	$ 289,945

Non-current assets:
Furniture, equipment and leasehold improvements, net	$ 32,126
Goodwill	893,000
Intangibles, net	611,958
Deposits	7,518

Total assets	$ 1,834,547

Current liabilities:
Customer deposits	$ 10,440
Deferred income	329,560

Total current liabilities	$ 340,000

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

5. Inventories:

Inventories consist of the following:

	December 31, 2011 (Unaudited)	September 30, 2011
Finished goods	$27,289	$70,096
Work-in-process	110,136	—
Raw materials	461,477	461,903

	$598,902	$531,999

6. Intangible assets:

Intangible assets consist of the following:

	December 31, 2011 (Unaudited)	September 30, 2011	Weighted Average Amortization Period
Amortizable intangible assets:
Noncompete agreements	$2,104,000	$2,104,000	3.5 years
Patents	103,244	103,244	3.0 years
Purchased customer relationships	—	666,463	10.0 years
Product rights	28,321	28,321	5.0 years
Software	258,242	438,329	3.5 years
Trademarks	135,960	1,285,960	3.0 years

	2,629,767	4,626,317
Less accumulated amortization	(2,618,755)	(4,001,145)

Net intangible assets before discontinued operations	$11,012	$625,172
Intangible assets included in discontinued operations	—	611,958

Intangible assets after discontinued operations	$11,012	$13,214

7. Reserve for unresolved claims:

Reserve for unresolved claims consists of disputed amounts in the Company’s Plan (Note 3). These claims remain outstanding before the Bankruptcy Court, and the Company anticipates each claim will be resolved during the current fiscal year.

On February 1, 2012, the Company settled a pre-petition claim. The claimant, Clinstar, LLC (“Clinstar”) had filed two identical proofs of claim in the amount of $0.385 million; one against the Company, in its Chapter 11 proceeding, and another against the Company’s majority owned subsidiary, Biovest, in Biovest’s Chapter 11 proceeding. Through an order by the Bankruptcy Court, Clinstar’s claim against Biovest was denied, and Clinstar’s claim against the Company was allowed, resulting in the issuance of 283,186 shares of the Company’s common stock in full satisfaction of the claim. The Company has recorded the settlement of this claim in the accompanying condensed, consolidated financial statements, resulting in a $0.16 million gain on reorganization for the three months ending December 31, 2011.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt:

Convertible promissory notes (net of discounts) consist of the following:

in thousands
	December 31, 2011	September 30, 2011
Accentia Class 3 Plan Note	$1,681	$2,241
Accentia Class 5 Plan Debentures	1,333	1,255
Accentia Class 6 Plan Debentures	6,860	6,860
Accentia Class 9 Plan Debentures	15,744	15,889
Accentia Class 13 Plan Notes	3,710	3,855
Biovest Class 8 Option C Promissory Notes	796	1,049
Biovest Exit Financing	198	118

	30,322	31,267
Less current maturities	(23,462)	(16,553)

	$6,860	$14,714

Accentia Class 3 Plan Note:

On November 17, 2010, the effective date of the Plan (the “Effective Date”), the Company issued, a new promissory note in an original principal amount of $4,483,284 (the “Class 3 Plan Note”) to Dennis Ryll, the holder by assignment of the Company’s previously-issued secured note to Southwest Bank of St. Louis f/k/a Missouri State Bank (“Southwest Bank”), in satisfaction of Southwest Bank’s approved pre-Effective Date secured claims. The Company is not obligated to pay the Class 3 Plan Note in cash, and instead may pay through quarterly conversions into shares of the Company’s common stock or, subject to certain conditions, by exchanging the quarterly conversion amounts into shares of Biovest common stock owned by the Company. The following are the material terms and conditions of the Class 3 Plan Note:

•	the Class 3 Plan Note matures on August 17, 2012;

•	interest accrues and is payable on the outstanding principal balance of the Class 3 Plan Note from time to time (the “Class 3 Interest”) at a fixed rate of six percent (6%) per annum;

•

on the Effective Date and on each of the following seven (7) quarterly anniversaries of the Effective Date (each, a “Class 3 Automatic Conversion Date”), provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 3 Plan Note and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 3 Plan Note plus the Class 3 Interest as of the Class 3 Automatic Conversion Date (the “Class 3 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the Class 3 Automatic Conversion Price per share of the Company’s common stock;

•

the Class 3 Plan Note is secured by a lien on 15.0 million shares of Biovest common stock owned by the Company (the “Class 3 Pledged Shares”), subject to the incremental release of a designated portion of such security upon each quarterly payment under the Class 3 Plan Note. As of December 31, 2011, there remains approximately 7.5 million Class 3 Pledged Shares;

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, Mr. Ryll may, at his election, may convert the Class 3 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share of the Company’s common stock; and

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Accentia Class 3 Plan Note (continued):

•

if, on any Class 3 Automatic Conversion Date, the Class 3 Automatic Conversion Price is less than $1.00 per share, and Mr. Ryll does not elect to convert the Class 3 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share of the Company’s common stock, then Company, at its election and upon written notice to Mr. Ryll, may either deliver the Class 3 Automatic Conversion Amount by one of the following four methods of payment or combination thereof:

(i)	the number of shares of the Company’s common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus after the payment, the difference between (a) the Class 3 Automatic Conversion Amount and (b) the product of the Class 3 Automatic Conversion Price on the Class 3 Automatic Conversion Date and the number of shares of the Company’s common stock issued (as determined above); or

(ii)	the number of shares of the Company’s common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus in order to pay the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above), that number of the Class 3 Pledged Shares that has a value equal to the remaining unpaid portion of the Class 3 Automatic Conversion Amount (as determined above), using a conversion rate equal to the average of the trading price of shares of Biovest common stock for the ten (10) consecutive trading days prior to the Class 3 Automatic Conversion Date (the “Biovest VWAP Price”); or

(iii)	the number of shares of the Company’s common stock determined by dividing the Class 3 Automatic Conversion Amount by $1.00 plus cash in an amount equal to the shortfall in the Class 3 Automatic Conversion Amount after the payment (as determined above); or

(iv)	the number of the Class 3 Pledged Shares that has a value equal to the Class 3 Automatic Conversion Amount, using a conversion rate equal to the Biovest VWAP Price., i.e., dividing the Automatic Conversion Amount by the Biovest VWAP Price.

As of December 31, 2011, approximately $2.8 million in Class 3 Plan Note principal and approximately $0.2 million in accrued interest had been converted into a combination of the Conversion Shares and Class 3 Pledged Shares at a conversion price equal to $0.36 to $1.36 per share, resulting in the delivery 4,766,828 shares of the Company’s common stock and 869,686 shares of Biovest common stock owned by the Company. The principal balance at December 31, 2011 was approximately $1.7 million.

Accentia Class 5 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the secured debentures dated September 29, 2006, outstanding prior to the Effective Date, new debentures (the “Class 5 Plan Debentures”) in the original aggregate principal amount of $3,109,880. The Company is not obligated to pay the Class 5 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock or, subject to certain conditions, by exchanging the Class 5 Plan Debentures for shares of Biovest common stock owned by the Company during the term of the Class 5 Plan Debentures which mature on May 17, 2012.

The following are the material terms and conditions of the Class 5 Plan Debentures:

•

the Class 5 Plan Debentures mature on May 17, 2012 (provided, however, in the event that the average of the trading price of shares of Biovest common stock (as determined in accordance with the Class 5 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding such maturity date is below $0.75, then the maturity date will automatically be extended for an additional twelve (12) months [May 17, 2013]), and the outstanding principal together with all accrued but unpaid interest is due on such maturity date;

•	interest accrues and is payable on the outstanding principal amount under the Class 5 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum;

•	each of the Class 5 Plan Debentures is secured by a lien on certain shares of Biovest common stock owned by the Company;

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Accentia Class 5 Plan Debentures and Warrants (continued):

•

at the option of a holder of Class 5 Plan Debentures, all or any portion of the then outstanding balance of such holder’s Class 5 Plan Debentures may be converted into shares of the Company’s common stock or exchanged for shares of Biovest common stock at the applicable conversion or exchange rate set forth in such holder’s Class 5 Plan Debenture; and

•

beginning August 15, 2011, if the trading price of the Company’s common stock (determined in accordance with the Class 5 Plan Debentures and the Plan) is at least 150% of the fixed conversion price for a holder of Class 5 Plan Debentures for any ten (10) consecutive trading days (in the case of a conversion into the Company’s common stock), or the trading price of shares of Biovest common stock (determined in accordance with the Class 5 Plan Debentures and the Plan) is at least $1.25 for any ten (10) consecutive trading days (in the case of an exchange for shares of Biovest common stock), the Company, at its option, may (a) convert the then outstanding balance of all of the Class 5 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to the fixed conversion price for each holder of Class 5 Plan Debentures, or (b) exchange the then outstanding balance of all of the Class 5 Plan Debentures into shares of Biovest common stock owned by the Company at a rate equal to $0.75 per share of Biovest common stock (with certain exceptions set forth in the Class 5 Plan Debentures and the Plan).

On the Effective Date, the Company also executed and delivered warrants (the “Class 5 Plan Warrants”) to purchase up to 2,508,960 shares of the Company’s common stock or up to 14.4 million shares of Biovest common stock owned by the Company. The Class 5 Plan Warrants: (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013; (b) can only be exercised for cash (no cashless exercise); and (c) are subject to certain call provisions set forth in the Class 5 Plan Warrants and the Plan.

As of December 31, 2011, approximately $1.4 million in Class 5 Plan Debentures principal and $0.05 million in accrued interest had been converted into Biovest common stock at a conversion price equal to $0.75 per share, resulting in the delivery of 1,960,700 shares of Biovest common stock owned by the Company to certain Class 5 Plan Debenture holders. The aggregate principal balance of the Class 5 Plan Debentures at December 31, 2011, was approximately $1.7 million.

Accentia Class 6 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the secured debentures dated June 17, 2008, outstanding prior to the Effective Date, new debentures (the “Class 6 Plan Debentures”) in the original aggregate principal amount of $9,730,459. The Class 6 Plan Debentures mature on November 17, 2013, and the outstanding principal together with all accrued but unpaid interest is due in cash on such date.

The following are the material terms and conditions of the Class 6 Plan Debentures:

•

interest accrues and is payable on the outstanding principal under the Class 6 Plan Debentures at a fixed rate of eight and one-half percent (8.50%) per annum and each of the Class 6 Plan Debentures is secured by a lien on certain assets of the Company;

•

at the option of a holder of Class 6 Plan Debentures, such holder may elect to convert all of the then outstanding balance of its Class 6 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to $1.10 per share of the Company’s common stock; and

•

commencing on May 15, 2011, if the trading price of the Company’s common stock (as determined in accordance with the Class 6 Plan Debentures and the Plan) is at least 150% of $1.10 per share for any ten (10) consecutive trading days, the Company, at its option, may convert the then outstanding balance of all of the Class 6 Plan Debentures into shares of the Company’s common stock at a conversion rate equal to $1.10 per share of the Company’s common stock.

On the Effective Date, the Company also executed and delivered warrants (the “Class 6 Plan Warrants”) to purchase up to 2,979,496 shares of the Company’s common stock. The Class 6 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 6 Plan Warrants and the Plan.

As of December 31, 2011, approximately $2.9 million in Class 6 Plan Debentures had been converted into the Company’s common stock at a conversion price equal to $1.10 per share, resulting in the issuance of approximately 2.6 million shares of the Company’s common stock. The aggregate principal balance of the Class 6 Plan Debentures at December 31, 2011, was approximately $6.9 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Accentia Class 9 Plan Debentures and Warrants:

On the Effective Date, the Company issued, in satisfaction of the debentures dated February 28, 2007, outstanding prior to the Effective Date, new debentures (the “Class 9 Plan Debentures”) in the original aggregate principal amount of $19,109,554. The Company is not obligated to pay the Class 9 Plan Debentures in cash, and instead may pay through the conversion by the holders into shares of the Company’s common stock. The Class 9 Plan Debentures mature on November 17, 2012 (the “Class 9 Plan Debenture Maturity Date”) and no interest will accrue on the outstanding principal balance of the Class 9 Plan Debentures.

The following are the material terms and conditions of the Class 9 Plan Debentures:

•

on the Effective Date and on each of the following seven quarterly anniversaries of the Effective Date (each, a “Class 9 Automatic Conversion Date”) provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 9 Automatic Conversion Date (the “Class 9 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original principal balance of the Class 9 Plan Debentures (the “Class 9 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the lesser of $1.25 per share or the Class 9 Automatic Conversion Price per share;

•

if, on any Class 9 Automatic Conversion Date, the Class 9 Automatic Conversion Price is less than $1.00 per share and therefore the automatic conversion described above does not occur, a holder of Class 9 Plan Debentures may elect to convert the Class 9 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share;

•

any principal amount outstanding under the Class 9 Plan Debentures at the Class 9 Plan Debenture Maturity Date will be due and payable in full, at the election of the Company, in either cash or shares of the Company’s common stock at a conversion rate equal to the average trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the Class 9 Plan Debenture Maturity Date (provided that the average trading price for such period is at least $.50 per share);

•

if, at any time during the term of the Class 9 Plan Debentures, the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) is at least $1.50 per share for ten (10) consecutive trading days, a holder of the Class 9 Debentures, at its option, may convert any or all of the then outstanding principal balance of its Class 9 Plan Debenture into shares of the Company’s common stock at a conversion rate equal to the Class 9 Automatic Conversion Price used for the initial conversion on the Effective Date but not to exceed $1.25 per share; and

•

if, at any time during the term of the Class 9 Plan Debentures, the trading price of the Company’s common stock (as determined in accordance with the Class 9 Plan Debentures and the Plan) is at least $1.88 per share for thirty (30) consecutive trading days, the Company, at its option, may require the conversion of up to $5.0 million of the then aggregate outstanding principal balance of the Class 9 Plan Debentures at a conversion rate equal to the Class 9 Automatic Conversion Price used for the initial conversion on the Effective Date but not to exceed $1.25 per share.

On the Effective Date, the Company also executed and delivered warrants (the “Class 9 Plan Warrants”) to purchase up to 3,154,612 shares of the Company’s common stock. The Class 9 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 9 Plan Warrants and the Plan.

As of December 31, 2011, approximately $3.4 million in Class 9 Plan Debentures principal had been converted into the Company’s common stock at an average conversion price of $1.17 per share, resulting in the issuance of approximately 2.9 million shares of the Company’s common stock. The aggregate principal balance of the Class 9 Plan Debentures at December 31, 2011 was approximately $15.7 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Accentia Class 13 Plan Notes and Warrants:

On the Effective Date, the Company issued, in satisfaction of the convertible preferred stock outstanding prior to the Effective Date of the Plan, new promissory notes (the “Class 13 Plan Notes”) in the original aggregate principal amount of $4,903,644. The Class 13 Plan Notes mature on November 17, 2012 (the “Class 13 Plan Notes Maturity Date”), and no interest will accrue on the outstanding principal balance of the Class 13 Plan Notes. The Company has no obligation to pay the Class 13 Plan Notes in cash at maturity, and instead may pay through the conversions by the holders into shares of the Company’s common stock.

The following are the material terms and conditions of the Class 13 Plan Notes:

•

on the Effective Date and on each of the following seven quarterly anniversaries of the Effective Date (each, a “Class 13 Automatic Conversion Date”), provided that the average of the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the then applicable Class 13 Automatic Conversion Date (the “Class 13 Automatic Conversion Price”) is at least $1.00 per share, one-eighth (1/8th) of the original balance of the Class 13 Plan Notes (the “Class 13 Automatic Conversion Amount”) will be automatically converted into shares of the Company’s common stock at a conversion rate equal to the Class 13 Automatic Conversion Price per share;

•

if, on any Class 13 Automatic Conversion Date, the Class 13 Automatic Conversion Price is less than $1.00 per share and therefore the automatic conversion described above does not occur, a holder of Class 13 Plan Notes may elect to convert the Class 13 Automatic Conversion Amount into shares of the Company’s common stock at a conversion rate equal to $1.00 per share;

•

any principal amount outstanding under the Class 13 Plan Notes at the Class 13 Plan Note Maturity Date will be due and payable in full, at the election of the Company, in either cash or shares of the Company’s common stock at a conversion rate equal to the greater of the average of the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) for the ten (10) consecutive trading days ending on the trading day that is immediately preceding the Class 13 Plan Notes Maturity Date or $1.00;

•

if, at any time during the term of the Class 13 Plan Notes, the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) is at least 125% of $1.25 per share for ten (10) consecutive trading days, a holder of Class 13 Plan Notes, at its option, may convert any or all of the then outstanding principal balance of its Class 13 Plan Notes into shares of the Company’s common stock at a conversion rate equal to the Class 13 Automatic Conversion Price used for the initial conversion on the Effective Date; and

•

if, at any time during the term of the Class 13 Plan Notes, the trading price of the Company’s common stock (as determined in accordance with the Class 13 Plan Notes and the Plan) is at least 150% of $1.25 per share for thirty (30) consecutive trading days, the Company, at its option, may require the conversion of all or any portion of the then aggregate outstanding principal balance of the Class 13 Plan Notes at a conversion rate equal to the Class 13 Automatic Conversion Price used for the initial conversion on the Effective Date.

On the Effective Date, the Company also executed and delivered warrants (the “Class 13 Plan Warrants”) to purchase up to 1,072,840 shares of the Company’s common stock. The Class 13 Plan Warrants (a) have an exercise price of $1.50 per share with a expiration date of November 17, 2013, (b) can only be exercised for cash (no cashless exercise), and (c) are subject to certain call provisions set forth in the Class 13 Plan Warrants and the Plan.

As of December 31, 2011, approximately $3.8 million in Class 13 Plan Notes principal had been converted into the Company’s common stock at an average conversion price of $1.90 per share, resulting in the issuance of approximately 2.0 million shares of the Company’s common stock. The aggregate principal balance of the Class 13 Plan Notes at December 31, 2011 was approximately $3.7 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Biovest Class 8 Option C Notes:

On November 17, 2010, the effective date (the “Biovest Effective Date”) of Biovest’s First Amended Plan of Reorganization (the “Biovest Plan”) Biovest became obligated to certain of its unsecured creditors in the aggregate principal amount of approximately $2.7 million. Each such unsecured creditor received an amount equal to 100% of such unsecured creditors’ allowed Class 8 unsecured claim (including post-petition interest under the Biovest Plan at the rate of three percent (3%) per annum) in a combination of debt and equity resulting in the issuance of a total of $1.8 million in new notes (the “Option C Notes”), as well as, 0.2 million shares of Biovest common stock, using a conversion rate equal to $1.66 per share. The Option C Notes bear interest at seven percent (7%) and are convertible into shares of Biovest common stock in seven quarterly installments beginning on February 17, 2011 as follows:

•

provided that the average of the volume weighted average prices for shares of Biovest common stock for the ten (10) consecutive trading days immediately preceding each quarterly conversion date (“Ten Day VWAP”) is at least $1.00 per share, one-eighth (1/8th) of the Option C Notes plus accrued interest will be automatically converted into shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP;

•

should the Ten Day VWAP be less than $1.00 per share, the Option C Notes will not automatically convert into shares of Biovest common stock, but will instead become payable at maturity (August 17, 2012), unless an Option C Notes holder elects to convert one-eighth (1/8th) of its Option C Notes plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.00 per share;

•

any portion of the Option C Notes and any Option C interest that are outstanding at maturity (August 17, 2012) will be due and payable in full, at Biovest’s election, in either cash or in shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP;

•

if, at any time prior to August 17, 2012, the Ten Day VWAP is at least $1.50 per share, an Option C Notes holder, at its option, may convert any or all of its Option C Notes, plus the then accrued and unpaid interest into shares of Biovest common stock at a conversion rate equal to the Ten Day VWAP used for the initial conversion on the Biovest Effective Date ($1.66 per share); and

•

if, at any time prior to August 17, 2012, the volume weighted average price for Biovest common stock is at least $1.88 per share for thirty (30) consecutive trading days, Biovest, at its option, may require the conversion of the then aggregate outstanding balance of the Option C Notes plus the then accrued and unpaid Option C interest at a conversion rate equal to the Ten Day VWAP used for the initial conversion on the Biovest Effective Date ($1.66 per share).

At each quarterly conversion date, from February 17, 2011 and through December 17, 2011 with the Ten Day VWAP at less than $1.00 per share, the holders of the Option C Notes elected to convert one-eighth (1/8th) of the Option C Notes plus accrued interest into shares of Biovest common stock at a conversion rate equal to $1.00 per share, resulting in the aggregate issuance of 1,173,252 shares of Biovest common stock.

Biovest Exit Financing:

On October 19, 2010, Biovest completed a financing as part of the Biovest Plan (the “Exit Financing”). Pursuant to the Exit Financing, Biovest issued secured convertible notes in the original aggregate principal amount of $7.0 million (the “Initial Notes”) and warrants to purchase shares of Biovest common stock to twelve accredited investors (the “Buyers”). Biovest issued two separate types of warrants to the Buyers, Series A Warrants (the “Initial Series A Warrants”) and Series B Warrants (the “Initial Series B Warrants”).

On the Biovest Effective Date and pursuant to the Biovest Plan: (a) the Initial Notes were exchanged for new unsecured convertible notes (the “Exchange Notes”) in the original aggregate principal amount of $7.04 million, (b) the Initial Series A Warrants were exchanged for new warrants to purchase a like number of shares of Biovest common stock (the “Series A Exchange Warrants”), and (c) the Initial Series B Warrants were exchanged for new warrants to purchase a like number of shares of Biovest common stock (the “Series B Exchange Warrants”).

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

8. Convertible long-term debt (continued):

Biovest Exit Financing (continued):

The following are the material terms and conditions of the Exchange Notes:

•	the Exchange Notes mature on November 17, 2012, and all principal and accrued but unpaid interest is due on such date;

•

interest accrues and is payable on the outstanding principal amount of the Exchange Notes at a fixed rate of seven percent (7%) per annum (with a fifteen percent (15%) per annum default rate), and is payable monthly in arrears. The first interest payment was paid on December 1, 2010;

•	interest payments are payable at Biovest’s election in either cash or subject to certain specified conditions, in shares of Biovest common stock;

•

Biovest may from time to time, subject to certain conditions, redeem all or any portion of the outstanding principal amount of the Exchange Notes for an amount, in cash, equal to 110% of the sum of the principal amount being redeemed and certain make-whole interest payments;

•

the Buyers may convert all or a portion of the outstanding balance of the Exchange Notes into shares of Biovest common stock at a conversion rate of $0.91 per share, subject to anti-dilution adjustments in certain circumstances; and

•

in the event that the average of the daily volume weighted average price of Biovest common stock is at least 150% of the then-effective conversion price for any ten (10) consecutive trading days, Biovest, at its option, may upon written notice to the Buyers, convert the then outstanding balance of the Exchange Notes into shares of Biovest common stock at the conversion price then in effect under the Exchange Notes.

The following are the material terms and conditions of the Series A Exchange Warrants:

•	the Series A Exchange Warrants give the Buyers the right to purchase an aggregate of 8,733,096 shares of Biovest common stock;

•	the Series A Exchange Warrants have an exercise price of $1.20 per share and expire on November 17, 2017; and

•

if Biovest issues or sells any options or convertible securities after the issuance of the Series A Exchange Warrants that are convertible into or exchangeable or exercisable for shares of common stock at a price which varies or may vary with the market price of the shares of Biovest common stock, including by way of one or more reset(s) to a fixed price, the Buyers have the right to substitute any of the applicable variable price formulations for the exercise price upon exercise of the warrants held.

On December 22, 2010, the Series B Exchange Warrants were exercised on a cashless basis and an aggregate of 1,075,622 shares of Biovest common stock were issued to the Buyers.

As of December 31, 2011, a total of $5.8 million in principal on the Exchange Notes had been converted to common stock, resulting in the issuance to the Buyers of 6.9 million shares of Biovest common stock. The remaining aggregate principal balance outstanding on the Exchange Notes is $1.3 million as of December 31, 2011.

The Exchange Notes and Series A Exchange and Series B Exchange Warrants contain conversion and adjustment features required to be classified as derivative instruments and recorded at fair value. As a result, the Exchange Notes have been recorded at a discount which will be amortized to interest expense over two years.

Future maturities of convertible debt are as follows:

in thousands
12 Months ending December 31,

2012	$24,923
2013	6,859

Total maturities	31,782
Less unamortized discount:	(1,460)

$30,322

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

9. Other long-term debt

Other long-term debt (net of discounts) consists of the following:

in thousands
	December 31, 2011	September 30, 2011
Accentia Class 2 Laurus/Valens Term Notes	$5,006	$8,669
Accentia Class 4 Promissory Note	4,343	4,343
Accentia Class 10 Plan Distributions	2,239	2,188
Biovest Laurus/Valens Term A and Term B Notes	27,627	27,626
Biovest Class 8 Plan Distributions	2,833	2,769
Biovest Minnesota MIF Loan	244	247
Biovest Coon Rapids EDA Loan	101	102

	42,393	45,944
Less current maturities	(23,481)	(3,680)

	$18,912	$42,264

Accentia Class 2 Laurus/Valens Term Notes:

On the Effective Date, the Company issued security agreements and term notes to Laurus Master Fund, Ltd. (in liquidation) (“Laurus”), PSource Structured Debt Limited (“PSource”), Valens Offshore SPV I, Ltd. (“Valens I”), Valens Offshore SPV II, Corp. (“Valens II”), Valens U.S. SPV I, LLC (“Valens U.S.”), and LV Administrative Services, Inc. (“Laurus/Valens”), in the original aggregate principal amount of $8.8 million (the “Laurus/Valens Term Notes”) in compromise and satisfaction of allowed secured claims prior to the Effective Date. The following were the original material terms and conditions of the Laurus/Valens Term Notes, prior to the December 15, 2011 modification:

•	the Laurus/Valens Term Notes mature on November 17, 2012 and may be prepaid at any time without penalty;

•

interest accrues on the Laurus/Valens Term Notes at the rate of eight and one-half percent (8.5%) per annum (with a twelve and one-half percent (12.5%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	the Company is required to make mandatory prepayments under the Laurus/Valens Term Notes as follows:

•

on May 17, 2012, a payment of principal, in cash, in the amount of $4.4 million, less the amount of any prior optional prepayments of principal by the Company and the amount of any other mandatory prepayments of principal under the Laurus/Valens Term Notes;

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by the Company) of certain capital raising transactions (with certain exclusions); and

•	all of the assets of Analytica, which secure a guaranty of Analytica as to the entire indebtedness under the Laurus/Valens Term Notes.

and

•

with the prior written consent of Laurus/Valens, the Company may convert all or any portion of the outstanding principal and accrued interest under the Laurus/Valens Term Notes into a number of shares of the Company’s common stock equal to (a) the aggregate portion of the principal and accrued but unpaid interest outstanding under the Laurus/Valens Term Note being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported for the Company’s common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

On August 1, 2011, upon receipt of the second $1.0 million tranche of the Accentia Corps Real Note, the Company paid Laurus/Valens, under the prepayment terms of the Laurus/Valens Term Note as noted above, the amount of $138,853 consisting of $131,012 in principal and $7,841 in accrued interest.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

9. Other long-term debt (continued):

Accentia Class 2 Laurus/Valens Term Notes (continued):

On December 15, 2011, in connection with the Company’s sale of substantially all of the assets and business of Analytica, the Company entered into an agreement with Laurus/Valens, whereby Laurus/Valens, conditioned upon receipt of the Company’s upfront purchase price of $4.0 million: (1) consented to the transactions contemplated by the purchase agreement pursuant to which the Company sold substantially all of the assets and business of Analytica (the “Analytica Purchase Agreement”) and released all liens and security interests on Analytica’s assets and business to be sold to the purchaser(s); (2) waived any right to any of the earnout, payable pursuant to the Analytica Purchase Agreement; (3) extended the maturity date of the Company’s outstanding Laurus/Valens Term Notes from May 17, 2012 and November 17, 2012 to May 17, 2013 and November 17, 2013, respectively; and (4) modified the obligation set forth in the Laurus/Valens Term Notes that previously required the Company to pay thirty percent (30%) of any capital raised by the Company to Laurus/Valens as a prepayment on the Laurus/Valens Term Notes. The $4.0 million payment consisted of approximately $3.7 in principal and $0.3 million in accrued interest.

The aggregate principal balance of the Laurus/Valens Term Notes at December 31, 2011 was approximately $5.0 million, with approximately $0.6 million now due on May 17, 2013 and $4.4 million now due on November 17, 2013 along with accrued interest.

Accentia Class 4 Promissory Note:

On the Effective Date, the Company issued, a new promissory note in the original principal amount of $4,342,771 (the “Class 4 Plan Note”) to McKesson Corporation (“McKesson”) in satisfaction of McKesson’s approved pre-Effective Date secured claims. The Class 4 Plan Note is payable in cash in one installment on March 17, 2014 (unless earlier accelerated, as described below), and the outstanding principal together with all accrued but unpaid interest is due on such date. The following are the material terms and conditions of the Class 4 Plan Note:

•	interest accrues and is payable on the outstanding principal amount under the Class 4 Plan Note at a fixed rate of five percent (5%) per annum (with a ten percent (10%) per annum default rate);

•	the Company may prepay all or any portion of the Class 4 Plan Note, without penalty, at any time; and

•	the Class 4 Plan Note is secured by a lien on 6,102,408 shares of Biovest common stock owned by the Company.

The principal balance of the Class 4 Plan Note at December 31, 2011 was approximately $4.3 million.

Accentia Class 10 Plan Distributions:

On the Effective Date, the Company became obligated to pay the Company’s unsecured creditors (the holders of Class 10 claims under the Plan) approximately $2.4 million in cash (the “Class 10 Plan Distributions”). The Class 10 Plan Distributions mature on March 17, 2014, and the outstanding principal together with all accrued but unpaid interest is due on such date. Interest accrues and is payable on the outstanding principal amount under the Class 10 Plan Distributions at a fixed rate of five percent (5%) per annum.

The aggregate principal balance of the Class 10 Plan Distributions at December 31, 2011 was approximately $2.2 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

9. Other long-term debt (continued):

Biovest Laurus/Valens Term Notes:

On the Biovest Effective Date and pursuant to the Biovest Plan, Biovest issued two new types of notes (the “Laurus/Valens Term A Notes” and the “Laurus/Valens Term B Notes”) in the aggregate original principal amount of $29.06 million to Laurus/Valens in compromise and satisfaction of secured claims prior to the Effective Date.

The following are the material terms and conditions of the Laurus/Valens Term A Notes:

•	the original aggregate principal amount of the Laurus/Valens Term A Notes was $24.9 million;

•	the Laurus/Valens Term A Notes are due in one installment of principal and interest due at maturity on November 17, 2012;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term A Notes, without penalty, at any time; and

•	Biovest is required to make mandatory prepayments under the Laurus/Valens Term A Notes as follows:

•

a prepayment equal to thirty percent (30%) of the net proceeds (i.e., the gross proceeds received less any investment banking or similar fees and commissions and legal costs and expenses incurred by Biovest) of certain capital raising transactions (with certain exclusions), but only up to the then outstanding principal and accrued interest under the Laurus/Valens Term A Notes;

•	from any intercompany funding by the Company to Biovest (with certain exceptions and conditions); and

•

a prepayment equal to fifty percent (50%) of the positive net cash flow of Biovest for each fiscal quarter after the Biovest Effective Date, less the amount of certain capital expenditures on certain biopharmaceutical products of Biovest made during such fiscal quarter or during any prior fiscal quarter ending after November 17, 2010.

On November 18, 2010, Biovest prepaid the Laurus/Valens Term A Notes in an amount equal to $1.4 million from the proceeds received in Biovest’s Exit Financing.

The following are the material terms and conditions of the Laurus/Valens Term B Notes:

•	The original aggregate principal amount of the Laurus/Valens Term B Notes was $4.16 million;

•	The Laurus/Valens Term B Notes mature on November 17, 2013;

•	interest accrues at the rate of eight percent (8%) per annum (with a twelve percent (12%) per annum default rate), and is payable at the time of any principal payment or prepayment of principal;

•	Biovest may prepay the Laurus/Valens Term B Notes, without penalty, at any time; and

•

provided that the Laurus/Valens Term A Notes have been paid in full, Biovest is required to make mandatory prepayments under the Laurus/Valens Term B Notes from any intercompany funding by the Company to Biovest (with certain exceptions and conditions), but only up to the amount of the outstanding principal and accrued interest under the Laurus/Valens Term B Notes.

With the prior written consent of Laurus/Valens, Biovest may convert all or any portion of the outstanding principal and accrued interest under either the Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes into shares of Biovest common stock. The number of shares of Biovest common stock issuable on such a conversion is equal to (a) an amount equal to the aggregate portion of the principal and accrued and unpaid interest thereon outstanding under the applicable Laurus/Valens Term A Notes or the Laurus/Valens Term B Notes being converted, divided by (b) ninety percent (90%) of the average closing price publicly reported (or reported by Pink Sheets, LLC) for shares of Biovest common stock for the ten (10) trading days immediately preceding the date of the notice of conversion.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

9. Other long-term debt (continued):

Biovest Laurus/Valens Term Notes (continued):

The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are secured by a lien on all of the assets of Biovest, junior only to the lien granted to Corps Real and to certain permitted liens by Biovest. The Laurus/Valens Term A Notes and the Laurus/Valens Term B Notes are guaranteed by the Company (the “Accentia Guaranty”), up to a maximum amount of $4,991,360. The Accentia Guaranty is secured by a pledge by the Company of 20,115,818 shares of Biovest common stock owned by the Company and by a guaranty from the Company’s subsidiary, Analytica and Analytica’s assets. On December 15, 2011, pursuant to the Analytica Asset Purchase Agreement, Biovest entered into an agreement with Laurus/Valens, modifying the Accentia Guaranty. The agreement terminated Analytica’s guaranty and security agreements under the Accentia Guaranty and released all liens and security interests on Analytica’s assets and business.

As of December 31, 2011, the indebtedness under the Laurus/Valens Term A Notes was $23.5 million. As of December 31, 2011, the outstanding principal amounts of the Laurus/Valens Term B Notes was $4.2 million.

Biovest Class 8 Option A Obligations:

On the Biovest Effective Date and under the Biovest Plan, Biovest became obligated to pay certain of its unsecured creditors approximately $2.7 million in cash together with interest at five percent (5%) per annum to be paid in one installment on March 27, 2014. The aggregate principal balance of Biovest Class 8 Option A Obligations increased by approximately $0.12 million due to an amendment made to Biovest’s listing of unsecured creditors, allowing a previously unfiled claim for professional services rendered with respect to the Phase 3 clinical trial of BiovaxID®, as well as the addition of an unsecured claim by the Biovest’s former landlord in St. Louis, Missouri. The claim by Biovest’s former landlord in St. Louis, Missouri had previously been recorded as unresolved claim on the Biovest’s consolidated balance sheet as of September 30, 2011. As the final Option A Obligation differed from the previously recorded liability, Biovest recorded a $0.07 million gain on reorganization for the period ended December 31, 2011.

Biovest Coon Rapids Economic Development Authority Loans (Minnesota MIF Loan and Coon Rapids EDA Loan):

On May 6, 2011, Biovest closed two financing transactions with the Economic Development Authority for the City of Coon Rapids, Minnesota and the Minnesota Investment Fund, which provide capital to help add workers and retain high-quality jobs in the State of Minnesota. Biovest issued two secured promissory notes (the “Minnesota Promissory Notes”) in the aggregate amount of $0.353 million, which amortize over 240 months, with a balloon payment of $0.199 million due on May 1, 2021 (the “Minnesota Promissory Notes”). The Minnesota Promissory Notes bear interest as follows, yielding an effective interest rate of 4.1%:

•	Months 1-60 at 2.5% interest

•	Months 61-80 at 5.0% interest

•	Months 81-100 at 7.0% interest

•	Months 101-120 at 9.0% interest

Biovest may prepay the Minnesota Promissory Notes at any time prior to maturity without penalty. Proceeds from the transaction in the amount of $0.353 million were used to fund capital improvements made to Biovest’s existing manufacturing facility in Minneapolis (Coon Rapids), Minnesota.

Future maturities of other long-term debt are as follows:

in thousands
12 Months ending December 31,
2012	$23,481
2013	9,180
2014	9,430
2015	15
Thereafter	287

$42,393

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

10. Derivative liabilities:

The following tabular presentation reflects the components of derivative financial instruments:

	December 31, 2011 (unaudited)	September 30, 2011
Embedded derivative instruments, bifurcated	$—	$697
Freestanding derivatives:
Warrants issued with settlement	388,800	466,400
Biovest investor share distribution	78,375	118,249
Biovest warrants issued with convertible debt	1,671,515	1,998,132

	$2,138,690	$2,583,478

Derivative gains (losses) in the accompanying condensed consolidated statements of operations relate to the individual derivatives as follows:

	December 31, 2011 (unaudited)	December 31, 2010
Embedded derivative instruments, bifurcated	$697	$(3,576,764)
Freestanding derivatives:
Biovest warrants issued with convertible debt	326,617	289,271
Warrants issued with term note payable	—	(1,583,088)
Default and investment put options, Biovest	—	(3,030)
Biovest investor share distribution	13,061	255,063
Warrants issued for settlement	77,600	545,168

	$ 417,975	$(4,073,380)

The following table summarizes assets and liabilities measured at fair value on a recurring basis for the periods presented:

	December 31, 2011 (unaudited)				September 30, 2011
Fair value measurements:	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$—	$2,138,690	$—	$2,138,690	$—	$2,583,478	$—	$2,583,478

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

11. Related party transactions:

Corps Real - Accentia:

On June 13, 2011, the Company entered into a convertible debt financing transaction with Corps Real, LLC (“Corps Real”) providing for aggregate loans to the Company in the maximum amount of $4.0 million. Corps Real is a shareholder and the senior secured lender to Biovest. Corps Real, as well as the majority owner of Corps Real are both managed by Ronald E. Osman, a shareholder of the Company, who is also a shareholder and director of Biovest. The majority owner of Corps Real is also a shareholder of the Company. The Company executed a secured promissory note, payable to Corps Real, in the maximum principal amount of $4.0 million (the “Accentia Corp Real Note”), under which Corps Real advanced $1.0 million to the Company on each of June 13, 2011, August 1, 2011 and November 15, 2011. Corps Real advanced an additional $1.0 million to the Company on January 15, 2012. The other material terms and conditions of the Accentia Corps Real Note are as follows:

•	The Accentia Corp Real Note will mature on June 13, 2016, at which time all indebtedness under will be due and payable;

•

Interest on the outstanding principal amount accrues and is payable at a fixed rate of five percent (5%) per annum. Interest began accruing on June 13, 2011 and is payable on a quarterly basis in arrears (as to the principal amount then outstanding). Interest payments may be paid in cash or, at the election of the Company, may be paid in shares of the Company’s common stock based on the volume-weighted average trading price of the Company’s common stock during the last ten trading days of the quarterly interest period;

•

At Corps Real’s option, at any time prior to the earlier to occur of (a) the date of the prepayment of the Accentia Corps Real Note in full or (b) the maturity date of the Accentia Corps Real Note, Corps Real may convert all or a portion of the outstanding balance of the Accentia Corps Real Note (including any accrued and unpaid interest) into shares of the Company’s common stock at a conversion rate equal to $0.34 per share;

•

If the Company’s common stock trades at $2.00 per share for ten consecutive trading days, then the Company may, within three trading days after the end of any such period, cause Corps Real to convert all or part of the then outstanding principal amount of the Accentia Corps Real Note at the then conversion price, plus accrued but unpaid interest;

•

Subject to certain exceptions, if the Company wishes to complete a follow-on equity linked financing during the twelve month period following June 13, 2011 at a price per share that is less than the conversion price under the Accentia Corps Real Note, then the Company’s full Board of Directors must first confer with Mr. Osman, the manager of Corps Real, and the Company must offer Corps Real the first right of refusal to provide or to participate in such equity linked financing;

•

The Company will not be permitted to effect a conversion of the Accentia Corps Real Note and Corps Real will not be permitted to convert the Accentia Corps Real Note to the extent that, after giving effect to an issuance after a conversion of the Accentia Corps Real Note, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of the Company’s common stock issuable upon conversion of the Accentia Corps Real Note;

•

The Company may prepay the Accentia Corps Real Note, in full, at any time without penalty, provided that the Company must provide ten days advance written notice to Corps Real of the date for any such prepayment, during which period Corps Real may exercise its right to convert into shares of the Company’s common stock; and

•

Corps Real may, among other things, declare the entire outstanding principal amount, together with all accrued interest and all other sums due under the Accentia Corps Real Note, to be immediately due and payable upon the failure of the Company to pay, when due, any amounts due under the Accentia Corps Real Note if such amounts remain unpaid for five business days after the due date or upon the occurrence of any other event of default described in the Security Agreement (as defined below).

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

11. Related party transactions (continued):

Corps Real – Accentia (continued):

To secure payment of the Accentia Corps Real Note, the Company and Corps Real also entered into a security agreement dated June 13, 2011 (the “Security Agreement”). Under the Security Agreement, all obligations under the Accentia Corps Real Note are secured by a first security interest in (a) 12.0 million shares of Biovest common stock owned by the Company, (b) all of the Company’s contractual rights pertaining to the first product for which a new drug application (“NDA”) is filed containing BEMA Granisetron following the date of the Company’s December 30, 2009 settlement agreement with BioDelivery Sciences International, Inc (“BDSI”); provided, however, that if BEMA Granisetron is not the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following that date, then the applicable product shall be the first BEMA-based product for which an NDA is filed with the FDA by or on behalf of BDSI following the date of the settlement agreement (as described below), and (c) all attachments, additions, replacements, substitutions, and accessions and all proceeds thereof in any form.

As part of the convertible debt financing transaction, the Company also issued to Corps Real a Common Stock Purchase Warrant to purchase 5,882,353 shares of the Company’s common stock (the “Accentia Corps Real Warrant”) for an exercise price of $0.47 per share (subject to adjustment for stock splits, stock dividends, and the like). The other material terms and conditions of the Accentia Corps Real Warrant are as follows:

•	The Accentia Corps Real Warrant is currently exercisable and will continue to be exercisable until the close of business on June 13, 2016;

•

If the fair market value of one share of the Company’s common stock is greater than the exercise price, in lieu of exercising the Accentia Corps Real Warrant for cash, Corps Real may elect to utilize the cashless exercise provisions of the Accentia Corps Real Warrant; and

•

The Company will not be permitted to effect any exercise of the Accentia Corps Real Warrant, and Corps Real will not be permitted to exercise any portion of the Accentia Corps Real Warrant, to the extent that, after giving effect to such issuance after exercise, Corps Real (together with Corps Real’s affiliates and any other person or entity acting as a group together with Corps Real or any of Corps Real’s affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the shares of the Company’s common stock issuable upon exercise of the Accentia Corps Real Warrant.

As of December 31, 2011, the outstanding principal balance of the Accentia Corp Real Note was $3.0 million. The discounted value of the Accentia Corps Real Note is classified as convertible notes payable, related party on the accompanying condensed consolidated balance sheets. The June 2011 and November 2011 advances of $1.0 million did not meet the prepayment requirements of the Laurus/Valens Notes. However, the August 2011 advance triggered a prepayment to Laurus/Valens of principal and accrued interest of approximately $0.2 million. An additional $1.0 million advance was received on January 15, 2012.

Corps Real – Biovest:

On the Biovest Effective Date and pursuant to the Biovest Plan, Biovest executed and delivered in favor of Corps Real, a secured convertible promissory note (the “Biovest Corps Real Note”), in an original principal amount equal to $2,291,560. The Biovest Corps Real Note also allows Biovest to draw up to an additional $0.9 million. The Biovest Corps Real Note replaces the $3.0 million secured line of credit promissory note dated December 22, 2008, which was previously executed in favor of Corps Real. The Biovest Corps Real Note matures on November 17, 2012 and all principal and accrued but unpaid interest is payable in cash on such date. Interest accrues and is payable on the outstanding principal amount of the Biovest Corps Real Note at a fixed rate of sixteen percent (16%) per annum, with interest in the amount of ten percent (10%) to be paid monthly and interest in the amount of six percent (6%) to accrue and be paid on the maturity date. Biovest may prepay the Biovest Corps Real Note in full, without penalty, at any time, and Corps Real may convert all or a portion of the outstanding balance of the Biovest Corps Real Note into shares of Biovest common stock at a conversion rate of $0.75 per share. The Biovest Corps Real Note is secured by a first priority lien on all of Biovest’s assets. The principal balance of the Biovest Corps Real Note at December 31, 2011 was approximately $2.3 million.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

11. Related party transactions (continued):

BDSI/Arius:

On February 17, 2010, the Bankruptcy Court entered an order approving an Emezine Settlement Agreement (the “Settlement Agreement”) between the Company and BDSI, entered into as of December 30, 2009. Parties to the Settlement Agreement are the Company, the Company’s wholly-owned subsidiary, TEAMM, BDSI, and BDSI’s wholly-owned subsidiary, Arius Pharmaceuticals, Inc. The purpose of the Settlement Agreement is to memorialize the terms and conditions of a settlement between the Company and BDSI regarding claims relating to a Distribution Agreement dated March 12, 2004 between Arius and TEAMM. The Settlement Agreement provides that the parties mutually release all claims that either may have against each other and, in connection therewith, the Company:

(a)	received $2.5 million from BDSI (the “$2.5 Million Payment”); and

(b)	received the following royalty rights (the “Product Rights”) from BDSI with respect to BDSI’s BEMA Granisetron product candidate (“BEMA Granisetron”) (or in the event it is not BEMA Granisetron, the third BDSI product candidate, excluding BEMA Bupremorphine, as to which BDSI files an NDA, which, together with BEMA Granisetron, shall be referred to hereinafter as the “Product”):

(i)	70/30 split (BDSI/Company) of royalty received if a third party sells the Product and 85/15 split on net sales if BDSI sells the Product; and

(ii)	BDSI will, from the sale of the Product, fully recover amounts equal to (1) all internal and external worldwide development costs of the Product (“Costs”) plus interest (measured on weighted average prime interest rate from first dollar spent until Product launch) and (2) the $2.5 Million Payment plus interest (measured on weighted average prime interest rate from the time of payment until Product launch) before the Company begins to receive its split as described in (b)(i) above; and

(c)	issued to BDSI a warrant (the “BDSI Warrant”) to purchase two million shares of Biovest common stock held by the Company, with an exercise price of $0.84 and an expiration date of March 4, 2017. During the initial two (2) year exercise period, any exercise of the BDSI Warrant by BDSI will be subject to approval by Biovest.

In the event that BDSI receives any sublicensing or milestone payments associated with the Product up to and including the NDA approval, BDSI will apply 30% of such payments toward payback of the Costs of the Product plus interest and the $2.5 Million Payment plus the interest.

In the event of a proposed sale of BDSI or its assets, BDSI has the right to terminate its Product Rights payment obligations to the Company under the Settlement Agreement upon the payment to the Company of an amount equal to the greater of (i) $4.5 million or (ii) the fair market value of the Product Rights as determined by an independent third party appraiser. Further, if the Product Right is terminated, the BDSI Warrant described above will be terminated if not already exercised, and, if exercised, an amount equal to the strike price will, in addition to the amount in (i) or (ii) above, be paid to the Company.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

12. Stockholders’ equity:

Stock options and warrants

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatilities are based on historical volatility of a peer company’s stock and other factors estimated over the expected term of the options. The expected term of options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. This method is used because the Company does not currently have adequate historical option exercise or forfeiture information as a basis to determine expected term. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the period of the expected term.

Stock options and warrants issued, terminated/forfeited and outstanding as of December 31, 2011 are as follows:

	Shares	Average Exercise Price Per Share	Intrinsic Value
Options:
Outstanding, October 1, 2011	25,156,998	$0.81
Granted	250,000	0.30
Expired vested	(4,567)	2.68
Expired unvested	(120,000)	0.44
Exercised	—	—

Outstanding December 31, 2011	25,282,431	$0.80	$553,200

Warrants:
Outstanding, October 1, 2011	16,905,762	$1.27
Granted	—	—
Terminated or forfeited	—	—
Exercised	—	—

Outstanding December 31, 2011	16,905,762	$1.27	$—

A summary of the status of the Company’s nonvested stock options as of December 31, 2011, and changes during the three months then ended, is summarized as follows:

Nonvested Shares	Shares	Intrinsic Value
Nonvested at September 30, 2011	1,865,000
Granted	250,000
Vested	(780,000)
Forfeited	(120,000)

Nonvested at December 31, 2011	1,215,000	$—

Share-based compensation expense was approximately $0.1 million for the quarter ended December 31, 2011 and $10.8 million for the quarter ended December 31, 2010. Approximately $0.4 million in stock compensation expense will be recognized over the next two years as a result of the vesting of shares.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

13. Commitments and contingencies:

Legal proceedings:

Bankruptcy proceedings

On November 10, 2008, the Company filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”). On August 16, 2010, the Company filed its First Amended Joint Plan of Reorganization and on October 25, 2010, the Company filed the First Modification to the First Amended Joint Plan of Reorganization (collectively and as amended and supplemented, the “Plan”). On November 2, 2010, the Bankruptcy Court entered an Order Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). The Company emerged from Chapter 11 protection, and the Plan became effective, on November 17, 2010 (the “Effective Date”). Notwithstanding the effectiveness of the Plan, the Bankruptcy Court retains jurisdiction to adjudicate any remaining issues regarding, inter alia, the validity, amount, and method of payment of claims filed in connection with the Company’s Chapter 11 proceeding. Accordingly, the Company anticipates that there may be ongoing proceedings before the Bankruptcy Court to resolve any filed objections or disputes as to claims filed in the Chapter 11 proceeding.

Biovest litigation

On August 4, 2008, Biovest was served with a summons and complaint filed in California Superior Court on behalf of Clinstar LLC (“Clinstar”) for breach of contract for non-payment of certain fees for clinical trial studies and pass-through expenses in the amount of $0.385 million. Upon the filing of Biovest’s Chapter 11 petition on November 10, 2008, this litigation was automatically stayed pursuant to provisions of federal bankruptcy law. Clinstar filed two identical proofs of claim regarding its breach of contract for non-payment litigation in the amount of $0.385 million, one against the Company, in its bankruptcy proceeding and another against Biovest, in its bankruptcy proceeding. Both the Company and Biovest objected to Clinstar’s filing of Clinstar’s proofs of claim. On January 31, 2012, by order of the Bankruptcy Court, Clinstar’s proof of claim against Biovest was denied and Clinstar’s proof of claim against the Company was allowed. Upon the full satisfaction of Clinstar’s proof of claim against the Company through the issuance of 283,186 shares of the Company’s common stock at a conversion price of $1.36 per share as required by the Plan, Clinstar shall have no further claims against the Company or Biovest for breach of contract for non-payment.

Other proceedings

Further, from time to time the Company is subject to various legal proceedings in the normal course of business, some of which are covered by insurance.

Facility leases:

The Company leases approximately 7,400 square feet of office space in Tampa, Florida, which is the Company’s principal executive and administrative offices. The Company also shares this office space with its subsidiaries. The lease will expire on December 31, 2014 is cancelable by either party with 120 days prior notice.

The Company’s wholly-owned subsidiary, Analytica, leased approximately 4,000 square feet of office space, located at 24 West 40th Street, New York, New York 10018 (the “New York Lease”) and office space located at Meeraner Platz 1, 79539 Lorrach, Germany, which is occupied by Analytica’s employees in Germany (the “Germany Lease”). On December 15, 2011, upon the Company’s closing of the sale of substantially all of the assets and business of Analytica, the Company assigned the New York and Germany Leases to the third-party purchaser. Rent expense under the New York and Germany Leases for the quarters ended December 31, 2011 and 2010 was approximately $0.1 million for each quarter.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

13. Commitments and contingencies (continued):

Facility leases (continued):

The Company’s majority-owned subsidiary, Biovest, leases approximately 35,000 square feet in Minneapolis (Coon Rapids), Minnesota, which Biovest uses for offices, a laboratory, manufacturing, and warehousing areas to support the production of perfusion cell culture equipment, and contract cell culture services. On December 2, 2010, Biovest entered into a lease agreement (the “Biovest Lease”) for approximately 35,000 square feet facility in Minneapolis (Coon Rapids), Minnesota, which is used for offices, a laboratory, manufacturing, and warehousing areas to support the production of perfusion cell culture equipment and contract cell culture services. The Biovest Lease has a ten year term and provides for certain improvements to the facility, which have been financed and performed principally by the landlord, as well as through government grant loans from city and state agencies in Minnesota. These improvements, which were completed as of September 30, 2011, include the construction of a good manufacturing practices (“GMP”) vaccine manufacturing space. Total rent payments for years 1-5 under the Biovest Lease will be $0.43 million per year. Total rent payments for years 6-10 under the Biovest Lease will be $0.5 million per year. Biovest also has the right to extend the term of the Biovest Lease for two additional five year periods at the greater of base rent in effect at the end of the ten year initial lease term, or market rates in effect at the end of the ten year initial lease term.

The Company plans to continue to evaluate its requirements for facilities during fiscal 2012. The Company anticipates that as its development of Cyrevia™ and/or BiovaxID® advances and as the Company prepares for the future commercialization of these products the Company’s facilities requirements will continue to change on an ongoing basis.

Cooperative Research and Development Agreement:

In September 2001, Biovest entered into a definitive cooperative research and development agreement (“CRADA”) with the National Cancer Institute (“NCI”) for the development and ultimate commercialization of patient-specific vaccines for the treatment of non-Hodgkin’s low-grade follicular lymphoma. The terms of the CRADA, as amended, included, among other things, a requirement to pay $0.5 million quarterly to NCI for expenses incurred in connection with the ongoing Phase 3 clinical trial. Since the transfer to Biovest of the IND for development of this vaccine, which occurred in April 2004, these payments to NCI have been reduced to a small fraction of this original obligation (approximately $0.2 million per year). Under the terms of the CRADA, Biovest is obligated to continue to provide vaccine to the NCI at no charge for purposes of the NCI’s studies that are within the scope of the CRADA if Biovest were to abandon work on the vaccine.

Employment agreements:

The Company has no employment agreements with officers and executives as of December 31, 2011.

Stanford University:

In September 2004, Biovest entered into an agreement with Stanford University (“Stanford”) providing for worldwide rights to use two proprietary hybridoma cell lines, that are used in the production of the BiovaxID® vaccine. This agreement gives Biovest exclusivity to these cell lines through 2019. Under the agreement with Stanford, Biovest is obligated to pay an annual maintenance fee of $0.01 million. If BiovaxID is approved by the FDA, the agreement provides for a $0.1 million payment to Stanford upon approval, and following approval, Stanford will receive a royalty of the greater of $50 per patient or 0.05% of the amount received by us for each BiovaxID patient treated using this cell line. This running royalty will be creditable against the yearly maintenance fee. The agreement with Stanford obligates Biovest to diligently develop, manufacture, market, and sell BiovaxID and to provide progress reports to Stanford regarding these activities. Biovest can terminate this agreement at any time upon 30 days prior written notice, and Stanford can terminate the agreement upon a breach of the agreement by Biovest that remains uncured for 30 days after written notice of the breach from Stanford.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

13. Commitments and contingencies (continued):

Food and Drug Administration:

The FDA has extensive regulatory authority over biopharmaceutical products (drugs and biological products), manufacturing protocols and procedures and the facilities in which mammalian proteins will be manufactured. Any new bioproduct intended for use in humans (including, to a somewhat lesser degree, in vivo biodiagnostic products), is subject to rigorous testing requirements imposed by the FDA with respect to product efficacy and safety, possible toxicity and side effects. FDA approval for the use of new bioproducts (which can never be assured) requires several rounds of extensive preclinical testing and clinical investigations conducted by the sponsoring pharmaceutical company prior to sale and use of the product. At each stage, the approvals granted by the FDA include the manufacturing process utilized to produce the product. Accordingly, Biovest’s cell culture systems used for the production of therapeutic or biotherapeutic products are subject to significant regulation by the FDA under the Federal Food, Drug and Cosmetic Act, as amended.

Product liability:

The contract production services for therapeutic products offered exposes an inherent risk of liability as the proteins or other substances manufactured, at the request and to the specifications of customers, could foreseeably cause adverse effects. The Company obtains agreements from contract production customers indemnifying and defending the Company from any potential liability arising from such risk. There can be no assurance, however, that the Company will be successful in obtaining such agreements in the future or that such indemnification agreements will adequately protect the Company against potential claims relating to such contract production services. The Company may also be exposed to potential product liability claims by users of its products. A successful partial or completely uninsured claim against the Company could have a material adverse effect on the Company’s operations.

Royalty agreements:

On the Biovest Effective Date, the Company, Biovest, and Laurus/Valens entered into several agreements, whereby the Company terminated and cancelled all of its royalty interest and Laurus/Valens reduced its royalty interest in BiovaxID® and Biovest’s other biologic products. As a result of the foregoing agreements, the aggregate royalty obligation on BiovaxID and Biovest’s other biologic products was reduced from 35.25% to 6.30%. Additionally, Laurus/Valens’s aggregate royalty obligation on the AutovaxID® instrument was reduced from 3.0% to no obligation, including the elimination of the $7.5 million minimum royalty obligation.

Sublicense agreement with related party:

On February 27, 2007, the Company entered into a perpetual sublicense agreement (the “Cyrevia Sublicense”) with Revimmune, LLC, which is affiliated with one of the Company’s directors and shareholders. Revimmune, LLC holds the exclusive license for the technology from Johns Hopkins University (the “JHU License”). Under the Cyrevia Sublicense, the Company was granted the exclusive world-wide rights to develop, market, and commercialize the Company’s Cyrevia™ therapy (High-Dose Pulsed Cytoxan) to treat MS and certain other autoimmune diseases.

Other material terms and conditions of the Cyrevia Sublicense are as follows:

•

The Company assumed certain future development, milestone and minimum royalty obligations of Revimmune, LLC under the JHU License. In connection with the Cyrevia Sublicense, the Company did not pay an upfront fee or reimbursement of expenses. The Company also agreed to pay to Revimmune, LLC a royalty of 4% on net sales, and in the event of a sublicense, to pay 10% of net proceeds received from any such sublicense to Revimmune, LLC.

•

Upon the approval of the sublicensed treatment in the U.S. for each autoimmune disease, the Company is required to issue to Revimmune, LLC vested warrants to purchase 0.8 million shares of the Company’s common stock. The warrant which will be granted at the approval of the first sublicensed product will have an exercise price of $8 per share and any subsequent warrant to be issued will have an exercise price equal to the average of the volume weighted average closing prices of the Company’s common stock during the ten trading days immediately prior to the grant of such warrant.

•	The Company will be responsible, at its sole cost and expense, for the development, clinical trial(s), promotion, marketing, sales and commercialization of the licensed products.

•

The Company has assumed the cost and responsibility for patent prosecution as provided in the license between Revimmune, LLC and JHU to the extent that the claims actually and directly relate to sublicensed products.

ACCENTIA BIOPHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010

13. Commitments and contingencies (continued):

Baxter Corporation Agreement:

To facilitate the Company’s development and commercialization of Cyrevia™, effective on November 29, 2010, the Company entered into an agreement (the “Baxter Agreement”) with Baxter Healthcare Corporation (“Baxter”), making Baxter the Company’s exclusive source of cyclophosphamide under an agreed-upon price structure. The Company believes that Baxter is the only current good manufacturing practice (“cGMP”) manufacturer approved in the U.S. by the FDA of injectable/infusion cyclophosphamide (under the brand name, Cytoxan®) used in the U.S. as referenced in the FDA Orange Book. Cytoxan is the active drug used in Cyrevia™ therapy, the Company’s proprietary system-of-care being developed for the treatment of a broad range of autoimmune diseases. The Baxter Agreement grants the Company the exclusive right to use Baxter’s regulatory file and drug history (“Drug Master File”) for Cytoxan, which the Company’s believes will advance the Company’s planned clinical trials and anticipated communications with the FDA.

The Baxter Agreement requires the Company to make quarterly payments to Baxter, in connection with net sales of products for the designated autoimmune indications, including without limitation any sales by subdistributors. Such quarterly payments will be calculated as 2.5% of sales of products sold by the Company incorporating Cytoxan. The Baxter Agreement also secures for the Company the exclusive right to purchase Baxter’s Cytoxan for the treatment of various autoimmune diseases, including autoimmune hemolytic anemia, multiple sclerosis, systemic sclerosis and the prevention of graft-versus-host disease following bone marrow transplanting connection with the designated autoimmune disease indications.

The initial term of the Baxter Agreement commenced on November 29, 2010 and will continue until the earlier of (a) the date that is five years following the first arms’ length commercial sale by the Company to a third party of products incorporating cyclophosphamide for an indication within the exclusive clinical field defined in the Baxter Agreement and (b) November 29, 2020. Upon the expiration of the initial term, the Baxter Agreement will be automatically renewed for successive two year periods unless either party terminates the Baxter Agreement upon at least twelve months written notice prior to the relevant termination date. The Baxter Agreement is subject to early termination by Baxter for various reasons, including a material breach of the Baxter Agreement by the Company, a change in control of the Company, the failure of the Company to file an IND within 24 months of the date of the Baxter Agreement for a product within the scope of the Company’s exclusivity under the Baxter Agreement, or the Company does not make its first commercial sale of such a product within six years of the date the first clinical trial patient is dosed with Cytoxan.

14. Variable Interest Entities:

Revimmune, LLC

Although the Company does not have an equity interest in Revimmune, LLC, the Company has the controlling financial interest of Revimmune, LLC, because of the sublicense agreement between the parties and is considered the primary beneficiary, and therefore, the financial statements of Revimmune, LLC has been consolidated with the Company as of February 27, 2007 and through December 31, 2011. As of December 31, 2011, Revimmune, LLC’s assets and equity were approximately $28,000. The Company had no non-controlling interest in earnings from Revimmune, LLC for the three months ended December 31, 2011.

15. Subsequent events:

On January 27, 2012, the Company sold 1,173,021 units (“Units”), with each Unit consisting of one share of the Company’s common stock and a warrant to purchase one-half of one share of the Company’s common stock, to REF Holdings, LLC for an aggregate purchase price of $400,000 (or $0.341 per Unit). This sale was made pursuant to a Subscription Agreement, dated January 27, 2012, between the Company and REF Holdings. Under the terms of the Subscription Agreement, the Company has agreed to use its best efforts to file, within thirty (30) calendar days following the closing of the purchase, a resale registration statement covering the shares of common stock underlying the Units and the shares of common stock issuable upon exercise of the warrant underlying the Units. The warrant gives REF Holdings the right to purchase up to 586,511 shares of the Company’s common stock at an exercise price of $0.40 per share (subject to adjustment for stock splits, stock dividends, certain other distributions, and the like). The warrant is immediately exercisable and will expire on January 27, 2017.

16. Reclassifications:

Since the original filing of the Form 10Q for the three months ended December 31, 2011, certain reclassifications have been made relating to the gain on sale of assets and income tax expense relating to discontinued operations. The reclassifications affected certain categories in the statement of operations and certain per share earnings amounts for the three months ended December 31, 2011, but did not affect net income or net income attributable to common shareholders.

                 Units

PROSPECTUS

                             , 2012

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than placement agent fees and expenses, payable by the registrant in connection with this offering. All amounts are estimates, except for the Securities and Exchange Commission registration fee and the FINRA filing fee. All of these costs and expenses will be borne by the registrant.

SEC filing fee		$581	(1)

FINRA filing fee	$	_______

Printing and engraving expenses	$	_______

Accountants’ fees and expenses	$	_______

Legal fees and expenses	$	_______

Miscellaneous	$	_______

Total	$	_______

(1)	Rounded up to nearest whole number. Previously paid in connection with the original filing.

Item 14.	Indemnification of Directors and Officers.

The Florida Business Corporation Act, or “FBCA,” permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, the FBCA provides that a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) an approval of an unlawful distribution, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent (a) violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability for unlawful distributions applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

We have adopted provisions in our articles of incorporation and bylaws providing that our directors and officers and our former directors and officers shall be indemnified to the fullest extent permitted by applicable law.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.	Recent Sales of Unregistered Securities

Since January 2009, we have issued the following securities which were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

1.         From January 2009 through December 2009, we granted stock options to our employees under our stock option plan covering an aggregate of 2,712,000 shares of our common stock (net of expirations and cancellations), at exercises prices ranging from $0.18 to $0.35 per share, with a weighted exercise price of $0.18 per share.

2.         From January 2010 through December 2010, we granted stock options to our employees under our stock option plan covering an aggregate of 16,330,000 shares of our common stock (net of expirations and cancellations), at an exercise price of $0.44 per share, with a weighted exercise price of $0.44 per share.

3.         In November 2010, pursuant to our Plan (with an Effective Date of November 17, 2010), we issued warrants to various creditors to purchase up to an aggregate of 9,715,908 shares of our common stock at an exercise price of $1.50 per share.

4.         Pursuant to our Plan (with an Effective Date of November 17, 2010) and Section 1145 of the United States Bankruptcy Code, we issued 18,483,749 shares of our common stock between the Effective Date and February 29, 2012, in satisfaction of allowed claims under our Plan, with conversion prices ranging from $0.54 to $1.84 per share.

5.         Pursuant to our Plan (with an Effective Date of November 17, 2010), on May 17, 2011, August 17, 2011, November 17, 2011 and February 17, 2012, we converted the principal and interest due on the Class 3 Plan Note into, and accordingly issued to Dennis Ryll, an aggregate of 3,118,227 shares of our common stock. These common stock shares were issued in lieu of cash for the aggregate payments of principal and interest totaling $1,323,336, with conversion prices ranging from $0.36 to $0.54 per share.

6.         Pursuant to our Amended and Restated 2008 Equity Incentive Plan, on November 17, 2010, we issued 1,500,000 shares of our common stock to our employees. These shares were issued for $1.50 per share.

7.         On November 18, 2010, we issued an incentive stock option award to an employee under our Amended and Restated 2008 Equity Incentive Plan. The incentive stock option award granted options to purchase 15,000 shares of our common stock at an exercise price of $0.98 per share.

8.         In December 2010, we issued 56,250 shares of our common stock to Rocke, Sbar & McLean, P.A., in consideration of legal services provided by Rocke, Sbar & McLean, P.A. These shares were issued in lieu of cash payments for legal services totaling approximately $40,500 (or $0.72 per share).

9.         We issued incentive stock option awards (“Option Awards”) to our employees, directors and consultants under our 2010 Equity Incentive Plan. The Option Awards granted options to purchase an aggregate of 3,740,000 shares of our common stock at exercise prices ranging from $0.30 to $0.81 per share. The Employee Option Awards were granted between January 1, 2011 and February 29, 2012.

10.         On January 10, 2011, we issued 66,000 shares of our common stock to Alan M. Pearce pursuant to the December 31, 2010 Resignation Settlement between us and Mr. Pearce. These shares were issued in consideration of the settlement of all claims by Mr. Pearce, including, but not limited to, claims under or arising out of Mr. Pearce’s employment agreement with us.

11.         On February 1, 2011, we issued an incentive stock option award (“Reardan Option Award”) to Dayton Reardan pursuant to the February 1, 2011 Consultant Agreement between us and Mr. Reardan. In consideration for services rendered to us by Mr. Reardan, the Reardan Option Award granted an option to purchase 100,000 shares of our common stock at an exercise price of $0.60 per share.

12.         On June 13, 2011, we issued a warrant to Corps Real, LLC to purchase up to 5,882,353 shares of our common stock at an exercise price of $0.47 per share. The warrant was issued pursuant to the convertible debt financing transaction with Corps Real, LLC, which provided for aggregate loans to us in the maximum amount of $4.0 million.

13.        On September 13, 2011 and December 13, 2011, pursuant to the Accentia Corps Real Note, we converted the interest due on the Accentia Corps Real Note into, and accordingly issued to Corps Real, 43,756 and, 100,661 shares of our common stock, respectively. These common stock shares were issued in lieu of cash for the payment of interest of $18,434 (or $0.42 per share) and $31,205 (or $0.31 per share), respectively.

14.        Pursuant to a subscription agreement, dated January 27, 2012, between us and REF Holdings, LLC, on January 27, 2012, we issued to REF Holdings, LLC, for an aggregate purchase price of $400,000, 1,173,021 shares of our common stock and a common stock purchase warrant to purchase up to 586,511 shares of our common stock. The common stock purchase warrant, which has an exercise price of $0.40 per share, is immediately exercisable and will expire on January 27, 2017.

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described in paragraphs 1, 2, 6, 7, 9 and 11 by virtue of Section 4(2) of the Securities Act and by virtue of Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. Such sales and issuances did not involve any public offering, were made without general solicitation or advertising, and each purchaser represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

We claimed exemption from registration under the Securities Act for the issuances of securities in the transactions described in paragraphs 3 and 4 above by virtue of Section 1145(a) of the United States Bankruptcy Code in that such issuances were made under our Bankruptcy Plan in exchange for claims against, or interests in, our company.

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the transactions described in paragraphs 5, 8, 10, 12, 13, and 14 above by virtue of Section 4(2) of the Securities Act in that such sales and issuances did not involve a public offering. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates and instruments issued in all such transactions. All recipients had adequate access, through their relationships with us, to information about us.

No underwriters were employed in any of the above transactions.

Item 16.	Exhibits and Financial Statement Schedules.

(a)       Exhibits. See Exhibit Index.

(b)       Financial Statement Schedules. All schedules have been omitted because the required information is not present in amounts sufficient to require submission of the schedules, or because the required information is included in the consolidated financial statements or notes thereto.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the placement agreement certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 15th day of March, 2012.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Samuel S. Duffey Samuel S. Duffey, Esq.		Chief Executive Officer; President; General Counsel (Principal Executive Officer)	March 15, 2012

/s/ Garrison J. Hasara Garrison J. Hasara, CPA		Acting Chief Financial Officer; Controller (Principal Accounting Officer and Principal Financial Officer)	March 15, 2012

/s/ * Francis E. O’Donnell, Jr., M.D.		Executive Chairman of the Board; Director	March 15, 2012

/s/ * Edmund C. King		Director	March 15, 2012

/s/ * David M. Schubert		Director	March 15, 2012

/s/ * William S. Poole		Director	March 15, 2012

/s/ * Christopher C. Chapman, M.D.		Director	March 15, 2012

* By:	/s/ Samuel S. Duffey Samuel S. Duffey Attorney-in-fact.

S-1

EXHIBIT INDEX

The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Form S-1:

Exhibit Number	Document Description

1.1*	Form of Placement Agent Agreement.

3.1	Amended and Restated Bylaws of Accentia Biopharmaceuticals, Inc. (“Accentia”), effective November 17, 2010 (filed as Exhibit 3.1 to Accentia’s Form 8-K filed November 23, 2010 and incorporated herein by reference).

3.2	Amended and Restated Articles of Incorporation of Accentia, effective November 17, 2010 (filed as Exhibit 3.2 to Accentia’s Form 8-K filed November 23, 2010 and incorporated herein by reference).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code (filed as Exhibit 10.1 to Accentia’s Form 8-K filed November 2, 2010 and incorporated herein by reference).

4.3	First Modification to First Amended Joint Plan of Reorganization of Accentia Biopharmaceuticals, Inc., Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code (filed as Exhibit 10.2 to Accentia’s Form 8-K filed November 2, 2010 and incorporated herein by reference).

4.4*	Form of Warrant.

5.1*	Opinion of Foley & Lardner LLP.

10.1	Exclusive Agreement, dated September 17, 2004, between Accentia and The Board of Trustees of the Leland Stanford Junior University (filed as Exhibit 10.3 to the Registration Statement on Form S-1 filed on February 11, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.2	Investment Agreement, dated April 10, 2003, between Accentia and Biovest International, Inc. (“Biovest”), as amended (filed as Exhibit 10.4 to the Registration Statement on Form S-1 filed on February 11, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.3	Cooperative Research and Development Agreement, dated May 27, 1999, between Accentia and The National Cancer Institute, as amended by that certain amendment dated April 6, 2005 (filed as Exhibit 10.12 to the Registration Statement on Form S-1 (Amendment No. 2) filed on May 16, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.4(a)	2003 Stock Option Plan, as amended (filed as Exhibit 10.23 to the Registration Statement on Form S-1 filed on February 11, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.5(a)	2005 Equity Incentive Plan (filed as Exhibit 10.35 to the Registration Statement on Form S-1 filed on February 11, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.6	Lease Agreement, dated November 2004, between Accentia and Bay Villa Developers, Inc., as General Partner for Hyde Park Plaza Associates, Ltd. (filed as Exhibit 10.64 to the Registration Statement on Form S-1 (Amendment No. 1) filed on April 6, 2005 (Registration No. 333-122769) and incorporated herein by reference).

10.7	Sublicense Agreement, dated February 28, 2007, between Accentia and Revimmune, LLC (filed as Exhibit 10.1 to Accentia’s Form 8-K filed February 28, 2007 and incorporated herein by reference).

10.8	Order Confirming First Amended Joint Plan of Reorganization of Accentia, Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., and Accentia Specialty Pharmacy, Inc. Under Chapter 11 of Title 11, United States Code dated as of August 16, 2010, as Modified, Pursuant to 11 U.S.C. §1129 (filed as Exhibit 10.3 to Accentia’s Form 8-K filed November 2, 2010 and incorporated herein by reference).

10.9	Notice of Effectiveness, dated November 17, 2010 (filed as Exhibit 10.1 to Accentia’s Form 8-K filed November 23, 2010 and incorporated herein by reference).

10.10(b)	Agreement, with effective date of November 29, 2010, between Accentia and Baxter Healthcare Corporation (filed as Exhibit 10.1 to Accentia’s Form 8-K filed December 3, 2010 and incorporated herein by reference).

10.11	Addendum to Agreement, with effective date of November 29, 2010, between Accentia and Baxter Healthcare Corporation (filed as Exhibit 10.2 to Accentia’s Form 8-K filed December 3, 2010 and incorporated herein by reference).

10.12(a)	2010 Equity Incentive Plan (filed as Exhibit 10.182 to Accentia’s Form 10-K filed December 14, 2010 and incorporated herein by reference).

10.13	Term Loan and Security Agreement, dated November 17, 2010, between Accentia and among LV Administrative Services, Inc., the Lenders (filed as Exhibit 10.2 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.14	Secured Term Note, dated November 17, 2010, between Accentia and Erato Corp. (filed as Exhibit 10.3 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.15	Secured Term Note, dated November 17, 2010, between Accentia and PSource Structured Debt Limited (filed as Exhibit 10.4 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.16	Secured Term Note, dated November 17, 2010, between Accentia and Valens Offshore SPV II, Corp. (filed as Exhibit 10.5 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.17	Secured Term Note, dated November 17, 2010, between Accentia and Valens U.S. SPV I, LLC (filed as Exhibit 10.6 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.18	Warrant Termination Agreement, dated November 17, 2010, between Accentia and Laurus Master Fund, Ltd. (in liquidation) (filed as Exhibit 10.7 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.19	Warrant Termination Agreement, dated November 17, 2010, between Accentia and Valens Offshore SPV I, Ltd. (filed as Exhibit 10.8 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.20	Warrant Termination Agreement, dated November 17, 2010, between Accentia and Valens U.S. SPV I, LLC (filed as Exhibit 10.9 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.21	Guaranty, dated November 17, 2010, among LV Administrative Services, Inc., the Lenders and Analytica International, Inc. (filed as Exhibit 10.10 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.22	Stock Pledge Agreement (Biovest Common Stock), dated November 17, 2010, between Accentia and LV Administrative Services, Inc. (filed as Exhibit 10.11 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.23	Stock Pledge Agreement (Analytica Common Stock), dated November 17, 2010, between Accentia and LV Administrative Services, Inc. (filed as Exhibit 10.12 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.24	Security Agreement, dated November 17, 2010, between Analtyica International, Inc. and LV Administrative Services, Inc. (filed as Exhibit 10.13 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.25	Grant of Security Interest in Intellectual Property Agreement, dated November 17, 2010, between Analtyica International, Inc. and LV Administrative Services, Inc. (filed as Exhibit 10.14 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.26	Grant of Security Interest in Intellectual Property Agreement, dated November 17, 2010, between Accentia and LV Administrative Services, Inc. (filed as Exhibit 10.15 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.27	Form of 8.5% Secured Convertible Debenture Due May 17, 2012, dated November 17, 2010 (Class 5) (filed as Exhibit 10.16 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.28	Form of Common Stock Purchase Warrant (Class 5), dated November 17, 2010 (filed as Exhibit 10.17 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.29	Form of Pledge Agreement, dated November 17, 2010 (Class 5) (filed as Exhibit 10.18 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.30	Form of Subsidiary Guarantee, dated November 17, 2010 (Class 5) (filed as Exhibit 10.19 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.31	Form of 8.5% Secured Convertible Debenture Due November 17, 2012, dated November 17, 2010 (Class 6) (filed as Exhibit 10.20 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.32	Form of Common Stock Purchase Warrant (Class 6), dated November 17, 2010 (filed as Exhibit 10.21 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.33	Form of Security Agreement (Class 6), dated November 17, 2010 (filed as Exhibit 10.22 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.34	Form of Subsidiary Guarantee (Class 6), dated November 17, 2010 (filed as Exhibit 10.23 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.35	Form of Convertible Debenture Due November 17, 2012, dated November 17, 2010 (Class 9) (filed as Exhibit 10.24 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.36	Form of Common Stock Purchase Warrant (Class 9), dated November 17, 2010 (filed as Exhibit 10.25 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.37	Form of Class 13 Plan Convertible Note, dated November 17, 2010 (filed as Exhibit 10.26 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.38	Form of Common Stock Purchase Warrant (Class 13), dated November 17, 2010 (filed as Exhibit 10.27 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.39	Resignation Settlement, dated December 31, 2010, between Accentia and Alan M. Pearce (filed as Exhibit 10.28 to Accentia’s Form 10-Q filed February 11, 2011 and incorporated herein by reference).

10.40	Lease, dated December 2, 2010, between Biovest and JMS Holdings, LLC (filed as Exhibit 10.212 to Accentia’s Form S-1 filed February 18, 2011 and incorporated herein by reference).

10.41(a)	Amended and Restated 2008 Equity Incentive Plan (filed as Exhibit 4.3 to Accentia’s Form S-8 filed March 25, 2011 and incorporated herein by reference).

10.42	Secured Promissory Note, dated June 13, 2011, between Accentia and Corps Real, LLC (filed as Exhibit 10.1 to Accentia’s Form 8-K filed June 14, 2011 and incorporated herein by reference).

10.43	Common Stock Purchase Warrant, dated June 13, 2011, issued by Accentia to Corps Real, LLC (filed as Exhibit 10.2 to Accentia’s Form 8-K filed June 14, 2011 and incorporated herein by reference).

10.44	Security Agreement, dated June 13, 2011, by Accentia in favor of Corps Real, LLC (filed as Exhibit 10.3 to Accentia’s Form 8-K filed June 14, 2011 and incorporated herein by reference).

10.45	Escrow Agreement, dated June 13, 2011 among Accentia, Corps Real, LLC, and Escrow Agent thereto (filed as Exhibit 10.4 to Accentia’s Form 8-K filed June 14, 2011 and incorporated herein by reference).

10.46	Plan Convertible Promissory Note, dated November 17, 2010, between Accentia and Dennis Ryll (filed as Exhibit 10.1 to Accentia’s Form 10-Q filed August 12, 2011 and incorporated herein by reference).

10.47	Stock Pledge Agreement, dated November 17, 2010, between Accentia and Dennis Ryll (filed as Exhibit 10.1 to Accentia’s Form 10-Q filed August 12, 2011 and incorporated herein by reference).

10.48	Royalty Termination Agreement, dated November 17, 2010, between Biovest and Accentia (filed as Exhibit 10.57 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.49	Class 4 Plan Promissory Note, dated November 17, 2010, between Accentia and McKesson Corporation (filed as Exhibit 10.58 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.50	Stock Pledge Agreement, dated November 17, 2010, between Accentia and McKesson Corporation (filed as Exhibit 10.59 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.51(b)	Asset Purchase Agreement, dated October 31, 2011, between Accentia, Analytica International, Inc., LA-SER Alpha Group Sarl and a wholly owned subsidiary of LA-SER Alpha Group Sarl (filed as Exhibit 10.60 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.52	Agreement, dated November 2, 2011, between Accentia, Laurus Master Fund, Ltd. (in liquidation), PSource Structured Debt Limited, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., Valens U.S. SPV I, LLC, Erato, and LV Administrative Services, Inc. (filed as Exhibit 10.61 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.53	Loan Security Termination Agreement, dated December 15, 2011, between Biovest, LV Administrative Services, Inc., as Administrative and Collateral Agent for Laurus Master Fund Ltd. (In Liquidation), Calliope Capital Corp., as assignee of Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., and Valens Offshore SPV II, Corp. (filed as Exhibit 10.62 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.54	Loan Prepayment, Modification and Security Termination Agreement, dated December 15, 2011, between Accentia, LV Administrative Services, Inc., as Administrative and Collateral Agent for Calliope Capital Corp., as assignee of Erato Corp., PSource Structured Debt Limited, Valens U.S. SPV I, LLC, and Valens Offshore SPV II, Corp. (filed as Exhibit 10.63 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.55	Amended and Restated Secured Term Note, dated December 15, 2011, between Accentia and Calliope Capital Corp., as successor by merger to Erato Corp. (filed as Exhibit 10.64 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.56	Amended and Restated Secured Term Note, dated December 15, 2011, between Accentia and PSource Structured Debt Limited (filed as Exhibit 10.65 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.57	Amended and Restated Secured Term Note, dated December 15, 2011, between Accentia and Valens Offshore SPV II, Corp. (filed as Exhibit 10.66 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.58	Amended and Restated Secured Term Note, dated December 15, 2011, between Accentia and Valens U.S. SPV I, LLC (filed as Exhibit 10.67 to Accentia’s Form 10-K for the year ended September 30, 2011, filed on December 19, 2011, and incorporated herein by reference).

10.59	Subscription Agreement, dated January 27, 2012, by and between Accentia and REF Holdings, LLC (filed as Exhibit 10.1 to Accentia’s Form 8-K filed on February 2, 2012 and incorporated herein by reference).

10.60	Common Stock Purchase Warrant, dated January 27, 2012, issued by Accentia to REF Holdings, LLC (filed as Exhibit 10.2 to Accentia’s Form 8-K filed on February 2, 2012 and incorporated herein by reference).

21	Subsidiaries of Accentia.

23.1	Consent of Cherry, Bekaert & Holland, L.L.P.

23.2*	Consent of Foley & Lardner LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages hereto).

*	To be filed by amendment.
(a)	Indicates management contract or compensatory plan.
(b)	Portions of this exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.